As filed with the Securities and Exchange Commission on April 17, 2026
Registration No. 333-283571

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 7 to
Form S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

JLL Income Property Trust, Inc.
(Exact Name of Registrant as Specified in Governing Instruments)

333 West Wacker Drive
Chicago, Illinois 60606
(312) 897-4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

C. Allan Swaringen
Chief Executive Officer, President and Director
Gordon G. Repp
General Counsel
333 West Wacker Drive
Chicago, Illinois 60606
(312) 897-4000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:
Lindsey L. G. Magaro
Alston & Bird LLP
1201 West Peachtree Street
Atlanta, Georgia 30309
(404) 881-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.
☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 7 consists of the following:
1.The Registrant’s prospectus dated April 17, 2026 (the “Prospectus”), which supersedes the Registrant’s previous prospectus dated June 6, 2025 and all supplements thereto;
2.Supplement No. 1 dated April 17, 2026 to the Prospectus, included herewith, which will be delivered as an unattached document along with the Prospectus;
3.Part II, included herewith; and
4.Signatures, included herewith.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-283571
JLL Income Property Trust, Inc.
Maximum Offering of $1,500,000,000

JLL Income Property Trust, Inc. is a real estate investment trust, (“REIT”), that owns and manages a diversified portfolio of high quality, income-producing healthcare, industrial, residential, and retail properties and real estate-related assets located in the United States. Over time our real estate portfolio may be further diversified through the acquisition of properties and real estate-related assets located outside of the United States. We are managed by our advisor, LaSalle Investment Management, Inc., (“LaSalle”) a subsidiary of our sponsor, Jones Lang LaSalle Incorporated (NYSE: JLL) (“JLL” or our “Sponsor”), a leading professional services firm that specializes in real estate and investment management. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
We are offering to the public on a continuous basis four classes of shares of our common stock pursuant to this prospectus: Class A common stock (“Class A shares”), Class M common stock (“Class M shares”), Class A-I common stock (“Class A-I shares”) and Class M-I common stock (“Class M-I shares”). We are offering up to $1,500,000,000 in shares of our classes of common stock, consisting of up to $1,200,000,000 in shares in our primary offering and up to $300,000,000 in shares pursuant to our distribution reinvestment plan (the “DRIP”). The four share classes have different minimum investment amounts and associated selling commissions and ongoing stockholder servicing fees. We are offering to sell any combination of Class A shares, Class M shares, Class A-I shares and Class M-I shares with a dollar value up to the maximum offering amount. The per share purchase price for each share class varies from day-to-day and, on each day, equals our net asset value (“NAV”), per share for each class of common stock, plus, for Class A shares and Class A-I shares only, applicable selling commissions. The minimum initial investment in Class A shares and Class M shares is $10,000, and the minimum initial investment in Class A-I shares and Class M-I shares is $1,000,000, subject in each case to certain exceptions. This is a “best efforts” offering, which means that LaSalle Investment Management Distributors, LLC, our dealer manager for this offering (the “Dealer Manager”), will use its best efforts but is not required to sell or purchase any specific amount of shares. We intend to offer shares on a continuous basis for an indefinite period of time by filing a new registration statement before the end of each offering, subject to regulatory approval.
We do not intend to list our shares of common stock for trading on an exchange or other trading market. In an effort to provide our stockholders with limited liquidity in respect of their investment in our shares, we have adopted a share repurchase plan (the “SRP”) whereby, after a one-year holding period and subject to certain limitations, holders of shares of our common stock may request on a daily basis that we repurchase all or any portion of their shares. Shares are not eligible for repurchase for the first year after purchase except for death or disability, under certain circumstances following the departure of key persons and shares issued under the DRIP. We are not obligated to repurchase shares under the SRP. The repurchase price per share for each class of our common stock under the SRP will be equal to our NAV per share for such class on the date of repurchase.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 28 for risks to consider before buying our shares, including:
•Since there is no public trading market for shares of our common stock, repurchase of shares by us after a one-year holding period will likely be the only way to dispose of your shares, although we are not obligated to repurchase your shares.
•We limit the amount of shares that may be repurchased under the SRP to approximately 20% of our NAV per annum. Because our assets consist primarily of properties that generally cannot be readily liquidated, we may not have sufficient liquid resources to satisfy repurchase requests. We are not obligated to repurchase any shares under the SRP and may choose to repurchase only some, or even none, of the shares that have been requested to be repurchased. Further, our board of directors may modify or suspend the SRP for any period of time or indefinitely if it deems such action to be in the best interest of our stockholders. As a result, our shares have limited liquidity and at times may be illiquid.
•The purchase and repurchase price for shares of our common stock is based on the NAV of each class of common stock and is not based on any public trading market. Because valuation of properties is inherently subjective, our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day.
•We are dependent on LaSalle to conduct our operations. We pay substantial fees to LaSalle which increases your risk of loss.
•LaSalle faces conflicts of interest as a result of, among other things, time constraints, allocation of investment opportunities and the substantial fees it receives for services rendered to us.
•The amount of distributions we may make is uncertain. We may pay distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds. If we do so, we will have less cash available for investments, and your overall return may be reduced.
•Our use of leverage increases the risk of your investment.
•If we fail to maintain our status as a REIT and no relief provisions apply, we would be subject to corporate taxes at regular rates and our NAV and cash available for distribution to our stockholders could materially decrease.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete, or determined whether the offering can be sold to any or all purchasers in compliance with existing or future suitability or conduct standards. The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful. The use of forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the amount or certainty of any cash benefits or tax consequences which may result from an investment in our common stock.

	Per Share	Total Maximum(1)
Gross offering proceeds(2)(3)		$1,500,000,000
Public offering price, Class A shares	$11.58
Public offering price, Class M shares	$11.25
Public offering price, Class A-I shares	$11.44
Public offering price, Class M-I shares	$11.25
Selling commissions(3)	$0.34	$35,233,161
Proceeds to us, before expenses	$11.24	$1,464,766,839
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(1)Includes shares of common stock being offered under the DRIP, for which investors do not pay selling commissions. We reserve the right to reallocate the offering amount between the primary offering and the DRIP.
(2)The price per share shown represents the price per share for each class on April 16, 2026. The price per share for each class in this offering will equal the daily NAV per share for such class, plus, for Class A shares and Class A-I shares sold in the primary offering, applicable selling commissions.
(3)The table assumes that all shares sold in the primary offering are Class A shares. We will pay selling commissions on Class A shares of up to 3.0% of the NAV per share on the date of purchase and selling commissions on Class A-I shares of up to 1.5% of the NAV per share on the date of purchase. Selling commissions may be reduced or eliminated for certain categories of purchasers. We will not pay selling commissions on Class M shares or Class M-I shares. We will pay our Dealer Manager a stockholder servicing fee equal to up to 1/365th of (1) 0.85% of our NAV for our Class A shares for each day, (2) 0.30% of our NAV for our Class M shares for each day and (3) 0.30% of our NAV for our Class A-I shares for each day. We will not pay any stockholder servicing fee in connection with our Class M-I shares. The total amount of stockholder servicing fees that will be paid over time depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will cease paying the stockholder servicing fee with respect to shares sold in this offering on the date following the completion of the primary portion of this offering in which we, with the assistance of our Dealer Manager, determine that total underwriting compensation paid with respect to this offering equals 10% of the gross proceeds from the primary portion of this offering. See “Plan of Distribution.”
The date of this prospectus is April 17, 2026

HOW TO SUBSCRIBE
Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” below. Investors seeking to purchase shares of our common stock must proceed as follows:
•Read this entire prospectus, including any documents incorporated by reference herein, and any appendices and supplements accompanying this prospectus.
•Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A. Subscription agreements may be executed manually or by electronic signature except in states in which the use of such electronic signature has not been approved. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic symbol or process associated with a record and adopted by you with your intent to sign such record.
•Deliver a check or submit a wire transfer for the full purchase price of the shares being subscribed for along with the completed subscription agreement to your registered selling representative or investment advisor. Your check should be made payable, or wire transfer directed, to “JLL Income Property Trust, Inc.” After you have satisfied the applicable minimum initial purchase requirements for the class of stock you are purchasing, additional purchases must be in increments of $1,000, except for purchases made pursuant to the DRIP.
•By executing the subscription agreement and paying the total purchase price for the shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and otherwise agrees to be bound by all of its terms.
Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. We are not permitted to accept a subscription for shares of our common stock until at least five business days after the date you receive this prospectus. Any subscription may be canceled at any time before it has been accepted. See “Plan of Distribution” for additional information regarding subscriptions for shares of our common stock in this offering. We may accept electronic subscriptions that supplement or replace our current subscription procedure, provided that a participating broker-dealer adopts a process that complies with all applicable laws, rules and regulations, but any such electronic subscription method would require all the same information and representations required by our paper subscription method.
An approved trustee must process and forward to us subscriptions made through individual retirement accounts (“IRAs”), Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.
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SUITABILITY STANDARDS
The shares of common stock we are offering are suitable only as a long-term investment for persons of adequate financial means who do not need liquidity of this investment. Because there is no public market for our shares, it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares repurchased through our SRP which, except for repurchases due to death or disability, under certain circumstances following the departure of key persons or shares issued under our DRIP, is not available until one year after you purchase your shares, although we are not obligated to repurchase any shares and may choose to only repurchase some, or even none, of the shares that have been requested to be repurchased. Our SRP may be modified or suspended by our board of directors.
In consideration of these factors, we require that a purchaser of shares of our common stock have either:
•a minimum net worth of at least $350,000; or
•a minimum gross annual income of at least $100,000 and a minimum net worth of at least $100,000.
For purposes of determining whether you satisfy the above standards, your net worth should be calculated excluding the value of your home, home furnishings and automobiles. In addition, except as otherwise defined below “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Alabama Investors: In addition to the general suitability standards, Alabama investors aggregate investment in us and other non-traded direct participation programs shall not exceed 10% of their liquid net worth at the time of their investment in us; provided that, this concentration limit shall not apply to (i) investments made as a result of participation in our DRIP and (ii) any investor that is an accredited investor as defined in Rule 501(a) of Regulation D. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. “Direct participation programs” include REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act.
Arkansas Investors: In addition to the general suitability standards, Arkansas investors aggregate investment in us and other non-traded direct participation programs shall not exceed 10% of their liquid net worth at the time of their investment in us; provided that, this concentration limit shall not apply to (i) investments made as a result of participation in our DRIP and (ii) any investor that is an accredited investor as defined in Rule 501(a) of Regulation D. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. “Direct participation programs” include REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act.
Iowa Investors: In addition to the general suitability standards, Iowa investors aggregate investment in us and other non-traded direct participation programs shall not exceed 10% of their liquid net worth at the time of their investment in us; provided that, this concentration limit shall not apply to (i) investments made as a result of participation in our DRIP and (ii) any investor that is an accredited investor as defined in Rule 501(a) of Regulation D. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. “Direct participation programs” include REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act.
Kansas Investors: The Securities Commissioner of Kansas recommends that Kansas investors limit their aggregate investment in our securities and other similar investments to not more than 10 percent of their liquid net worth.

Kentucky Investors: In addition to the general suitability standards, Kentucky investors aggregate investment in us and other non-traded direct participation programs shall not exceed 10% of their liquid net worth at the time of their investment in us; provided that, this concentration limit shall not apply to (i) investments made as a result of participation in our DRIP and (ii) any investor that is an accredited investor as defined in Rule 501(a) of Regulation D. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. “Direct participation programs” include REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act.
Maine Investors: In addition to the general suitability standards, the Maine Office of Securities recommends that a Maine investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Massachusetts Investors: Massachusetts investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a Massachusetts investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.
Missouri Investors: No more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities being registered in this offering.
Nebraska Investors: In addition to the general suitability standards, a Nebraska investor may not invest more than 10% of their liquid net worth in us and other similar programs, including direct participation programs, with “liquid net worth” being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.
New Jersey Investors: New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.
New Mexico Investors: In addition to the general suitability standards, a New Mexico investor may not invest, and we may not accept from an investor more than ten percent (10%) of that investor’s liquid net worth in shares of us, our affiliates, and in other public, non-listed real estate investment trusts. “Liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities. Investors who are accredited investors, as defined by Rule 501(a) of Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit.
North Dakota Investors: In addition to the general suitability standards, a North Dakota investor must represent that they have a net worth of at least 10 times their investment in us.
Ohio Investors: In addition to the general suitability standards, it shall be unsuitable for an Ohio investor’s aggregate investment in our shares and other non-traded real estate investment programs to exceed ten percent (10%) of his or her liquid net worth. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. This condition also does not apply to purchasers who meet the definition of an accredited investor as defined in rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.
Oregon Investors: In addition to the general suitability standards, a non-accredited Oregon investor may not invest more than 10% of such investor’s liquid net worth in us. For purposes of Oregon’s suitability standard, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings and automobiles) minus total liabilities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph.
Pennsylvania Investors: In addition to the general suitability standards, a Pennsylvania investor may not invest more than 10% of such investor’s net worth in us. “Net worth” for this purpose is exclusive of home, furnishings and automobiles.
Puerto Rico Investors: In addition to the general suitability standards, a Puerto Rico investor may not invest more than 10% of such investor’s liquid net worth in us, our affiliates and other public, non-listed REITs. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.
Tennessee Investors: In addition to the general suitability standards, Tennessee investors may not invest more than 10% of their net worth in us. “Net worth” for this purpose is exclusive of an investor’s home, home furnishings and automobiles. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.
Vermont Investors: In addition to the general suitability standards, non-accredited Vermont Investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering.
In the case of sales to fiduciary accounts (such as an individual retirement account, or IRA, Keogh plan or pension or profit sharing plan), these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account. Notwithstanding the foregoing, with respect to participant-directed purchases under a 401(k) or other defined contribution plan, our board of directors has passed a resolution requiring that these suitability standards must be met by the investor, by the donor or grantor who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.
Our Sponsor, our Dealer Manager and each participating broker-dealer must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. In making this determination, our Sponsor and our Dealer Manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Each participating broker-dealer is required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder. Each participating broker-dealer will ascertain that each investor who purchases shares of common stock through such participating broker-dealer:
•meets the minimum income and net worth standards set forth above for purchasing shares of our common stock;
•can reasonably benefit from an investment in shares of our common stock based on the prospective investor’s overall investment objectives and portfolio structure;

•is able to bear the economic risk of the investment based on the prospective investor’s overall financial situation; and
•has an apparent understanding of the fundamental risks of the investment, the risk that the prospective investor may lose the entire investment, the lack of liquidity of the shares, the restrictions on transferability of the shares, and the tax consequences of the investment.
By signing the subscription agreement required for purchases of our common stock, manually or electronically, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and gross annual income requirements described above. Our Sponsor and each person selling shares on our behalf has an obligation to take reasonable efforts to determine that the purchase of our shares is a suitable and appropriate investment for each stockholder. In fulfilling this obligation, our Sponsor and the dealer manager rely, in part, on your representations and warranties regarding your receipt of this prospectus and regarding your net worth and annual gross income. In the event you or another stockholder or a regulatory authority attempt to hold us liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you do not waive any rights that you may have under federal or state securities laws.
The SEC adopted Regulation Best Interest, which establishes a new standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. A retail customer is any natural person, or the legal representative of such person, who receives a recommendation of any securities transaction or investment strategy involving securities from a broker-dealer and uses the recommendation primarily for personal, family, or household purposes. Regulation Best Interest includes the general obligation that broker-dealers and their associated persons shall act in the “best interest” of retail customers in making any recommendation of any securities transaction or investment strategy, without putting the financial or other interests of the broker-dealer or the associated person ahead of the retail customer. This enhances the previous “suitability” standard of care applicable to investment recommendations.
To satisfy Regulation Best Interest’s general obligation, broker-dealers must comply with each of the four component obligations:
•Disclosure Obligation: The broker-dealer must, before or at the time of the recommendation, provide full and fair disclosure in writing of all material facts about the recommendation and the relationship between the broker-dealer and the retail customer.
•Care Obligation: The broker-dealer must exercise reasonable diligence, care, and skill in making the recommendation.
•Conflict of Interest Obligation: The broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest associated with recommendations to retail customers.
•Compliance Obligation: The broker-dealer must establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest.
As part of the Care Obligation described above, broker-dealers must evaluate reasonably available alternatives in the best interests of their clients. There are likely less costly alternatives to us that are reasonably available to you, through your broker or otherwise, and those alternatives may have a lower investment risk. Under Regulation Best Interest, broker-dealers participating in the offering must consider whether such alternatives are in the best interests of their clients. Like existing suitability obligations, the component obligations of Regulation Best Interest contain a quantitative standard, referring to the amount you are invested in a single product. Such quantitative standard may
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be more restrictive of the amount of shares you can hold under Regulation Best Interest than under the suitability standard. You should discuss all of this with your financial professional.
In addition to Regulation Best Interest, certain states may adopt state-level standards that seek to further enhance the broker-dealer standard of conduct to a fiduciary standard for all broker-dealer recommendations made to retail customers in their states.
In addition to Regulation Best Interest and any state fiduciary standards of care, broker-dealers are required to provide retail investors a brief relationship summary, or Form CRS, that summarizes for the investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains information regarding this offering and our company.
The impact of Regulation Best Interest on broker-dealers cannot be determined at this time as little administrative or case law exists under Regulation Best Interest, and the full scope of its applicability is uncertain.

ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus, including the documents incorporated by reference herein, and any accompanying prospectus supplements, which we refer to collectively as the prospectus. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
In this prospectus, the term “our Operating Partnership” refers to JLLIPT Holdings LP, of which JLL Income Property Trust, Inc. is a limited partner and JLLIPT Holdings GP, LLC (a wholly owned subsidiary of JLL Income Property Trust, Inc.) is the sole general partner. The words “company,” “we,” “us,” “our” and “JLL Income Property Trust” refer to JLL Income Property Trust, Inc. and our subsidiaries, including our Operating Partnership, unless the context requires otherwise. The term “LaSalle” refers to LaSalle Investment Management, Inc., our advisor. The term “Sponsor” or “JLL” refers to Jones Lang LaSalle Incorporated. The term “affiliates” when used with respect to LaSalle or JLL includes entities that are controlled or managed by LaSalle or JLL, respectively.
This prospectus is part of a registration statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplements, together with the additional information described under “Incorporation by Reference.”
The daily purchase price of the shares of common stock sold in this offering will be equal to the daily NAV per share for each class of our common stock, as determined as soon as reasonably practicable after the end of each business day, plus, for Class A shares and Class A-I shares only, applicable selling commissions. As soon as reasonably practicable after the end of each business day, we will (i) post our NAV per share for our Class A shares, Class M shares, Class A-I shares and Class M-I shares for such day on our website, www.JLLIPT.com, and (ii) make our NAV per share for all four share classes for such day available on our toll-free, automated telephone line, (855) 652-0277. In addition, as soon as reasonably practicable following the end of each month, we will file with the SEC a prospectus supplement disclosing our NAV per share for each of our outstanding share classes being sold within this offering for each business day in the preceding month. Our website will also contain this prospectus and any prospectus supplements that have not been superseded by a subsequent supplement.
IMPORTANT NOTE FOR BROKER-DEALERS: This prospectus will be supplemented each month with respect to the NAV per share for each share class for each business day in the preceding month, which we refer to as pricing supplements, and from time to time with respect to other information. All sales literature used in connection with this offering must be accompanied by the current prospectus and all prospectus supplements that have not been superseded by a subsequent supplement.

RISK FACTOR SUMMARY
We are subject to numerous risks and uncertainties, that could cause our actual results and future events to differ materially from those set forth or contemplated in our “Cautionary Note Regarding Forward-Looking Statements” below. The following list of risks and uncertainties is only a summary of some of the most important factors and is not intended to be exhaustive. This risk factor summary should be read together with the more detailed discussion of risks and uncertainties set forth under “Risk Factors” below.
Risks Related to Investing in Shares of Our Common Stock
•There is no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to the repurchase of shares by us which generally will not be available during the first year after the purchase. If you do sell your shares to us, they may receive less than the price paid.
•Our ability to repurchase shares may be limited, and our board of directors may modify or suspend the SRP at any time.
•We have a history of operating losses and cannot assure you that we will sustain profitability.
•The availability, timing and amount of cash distributions to you is uncertain.
•Your overall return may be reduced if we pay distributions from sources other than our cash from operations.
•Your purchase price may be more or less than the actual NAV if our NAV is incorrectly calculated.
•Our NAV per share may suddenly change if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.
•The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.
Risks Related to Conflicts of Interest
•LaSalle will face a conflict of interest with respect to the allocation of investment opportunities and competition for tenants between us and other real estate programs that it advises.
•LaSalle faces a conflict of interest because the fees it receives for services performed are based on our NAV, for which LaSalle is ultimately responsible for calculating.
•LaSalle’s management personnel face conflicts of interest relating to time management and there can be no assurance that LaSalle’s management personnel will devote adequate time to our business activities or that LaSalle will be able to hire adequate additional employees.
Risks Related to Adverse Changes in General Economic Conditions
•Changes in economic and capital markets conditions, including periods of generally deteriorating real estate industry fundamentals, may significantly affect our results of operations and returns to our stockholders.
•Any market deterioration may cause the value of our real estate investments to decline.
•Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our ability to achieve our investment objectives.

•Inflation or deflation may adversely affect our financial condition and results of operations.
Risks Related to Our General Business Operations and Our Corporate Structure
•We depend on LaSalle and the key personnel of LaSalle, and we may not be able to secure suitable replacements in the event that we fail to retain their services.
•LaSalle’s inability to retain the services of key real estate professionals could negatively impact our performance.
•We may change our investment and operational policies without stockholder consent.
•Cybersecurity risks and data protection could result in the loss of data, interruptions in our business, damage to our reputation, and subject us to regulatory actions, increased costs and financial losses, each of which could have a material adverse effect on our business and results of operations.
Risks Related to Investments in Real Property
•We depend on tenants for our revenue, and accordingly, lease terminations and/or tenant defaults, particularly by one of our significant tenants, could adversely affect the income produced by our properties, which may harm our operating performance, thereby limiting our ability to pay distributions to our stockholders.
•Our revenues will be significantly influenced by the economies and other conditions of the healthcare, industrial, residential, retail and other markets in general and the specific geographic markets in which we operate where we have high concentrations of these types of properties.
•Our operating results are affected by economic and regulatory changes that impact the real estate market in general.
•Our retail properties may decline in rental revenue and/or occupancy as a result of co-tenancy provisions contained in certain tenant’s leases.
•We face considerable competition in the leasing market and may be unable to renew existing leases or re-let space on terms similar to the existing leases, or we may expend significant efforts to re-let space, which may adversely affect our operating results.
•Competition in acquiring properties may reduce our profitability and the return on your investment.
Risks Related to Investments in Real Estate-Related Assets
•Our investments in real estate-related assets will be subject to the risks related to the underlying real estate.
•The real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.
•The value of the real estate-related securities that we may invest in may be volatile.
•We may invest in mezzanine debt, which is subject to greater risks of loss than senior loans secured by real properties, and may result in losses to us.
•We may invest in an illiquid securities portfolio, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

•Interest rate and related risks may cause the value of our real estate-related assets to be reduced.
Risks Related to Debt Financing
•We have incurred and are likely to continue to incur mortgage or other indebtedness, which may increase our business risks, could hinder our ability to pay distributions and could decrease the value of your investment.
•Renewed uncertainty and volatility in the credit markets could affect our ability to obtain debt financing on reasonable terms, or at all, which could reduce the number of properties we may be able to acquire and the amount of cash distributions we can make to our stockholders.
•Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to pay distributions to our stockholders.
•If we draw on our line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.
•Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.
Federal Income Tax Risks
•Failure to qualify as a REIT would have significant adverse consequences to us.
•Legislative, regulatory or administrative changes could adversely affect us or our stockholders.
•To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.
•Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.
•We may be subject to tax liabilities that reduce our cash flow and our ability to pay distributions to you even if we qualify as a REIT for federal income tax purposes.
•Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.
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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements included or incorporated by reference in this prospectus that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events or our investments and results of operations could differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “will,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.
The forward-looking statements included or incorporated by reference herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:
•our ability to raise proceeds in our ongoing public and private offerings of shares of our common stock;
•our ability to effectively deploy the proceeds raised in our ongoing public and private offerings of shares of our common stock;
•changes in global economic conditions generally and the real estate and capital markets specifically;
•business opportunities that may be presented to and pursued by us;
•supply and demand for properties in our current and any proposed market areas;
•tenant and mortgage loan delinquencies, defaults and tenant bankruptcies;
•availability and creditworthiness of prospective tenants;
•legislative or regulatory changes (including changes to the laws governing the taxation of REITs);
•the availability of capital;
•demand for repurchases under the SRP;
•interest rates; and
•changes to U.S. generally accepted accounting principles (“GAAP”).
Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included or incorporated by reference in this prospectus. All forward-looking statements are made as of the date of this prospectus and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included or incorporated by reference in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING
Set forth below are some of the more frequently asked questions and accompanying answers related to our structure, our management, our business and an offering of this type. They are not a substitute for disclosures elsewhere in this prospectus. You are encouraged to read “Prospectus Summary,” “Risk Factors” and the remainder of this prospectus in their entirety for more detailed information about this offering before deciding to purchase shares of our common stock.
Q:    What is a real estate investment trust, or REIT?
A:    In general, a REIT is a company that:
•combines the capital of many investors to acquire or provide financing for real estate investments;
•offers the benefits of a diversified real estate portfolio under professional management;
•can avoid “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a regular (or “C”) corporation because a REIT is generally not subject to federal corporate income taxes on the portion of its net income (excluding net capital gain) that it distributes to its stockholders; and
•is required to distribute dividends to stockholders equal to at least 90% of its taxable income (calculated without regard to its dividends paid deduction and excluding its net capital gain) for each year.
Q:    What is JLL Income Property Trust, Inc.?
A:    JLL Income Property Trust is an institutionally managed REIT that owns and manages a diversified portfolio of healthcare, industrial, residential and retail properties located in the United States. Over time our real estate portfolio may be further diversified through the acquisition of properties and real estate-related assets located outside of the United States. We were originally incorporated on May 28, 2004 under the laws of the State of Maryland. We believe that we have operated in such a manner to qualify to be taxed as a REIT for federal income tax purposes commencing with the taxable year ended December 31, 2004, when we elected REIT status. We are structured as an “UPREIT” and own substantially all of our interests in our investments through our Operating Partnership and its subsidiaries. In addition, after the payment of fees and expenses attributable to our offerings and operations, we intend to contribute all or substantially all of the proceeds received from our public and private offerings of common stock to our Operating Partnership in exchange for partnership units, or OP Units. As of December 31, 2025, we owned interests in a total of 140 properties and 2,440 single-family rental homes located in 27 states.
Q:    What is a perpetual-life REIT?
A:    We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration focused on real estate properties and other real estate-related assets, the shares of common stock of which are generally intended to be sold and repurchased by the issuer daily on a continuous basis. Public and private pension plan sponsors, endowments, foundations and other pension funds avail themselves of similarly structured, perpetual-life vehicles as one option for allocating a portion of their portfolio to direct investments in real estate. As a perpetual-life, publicly-offered REIT, we intend to offer a similar investment option to a broader universe of investors through this offering.
Q:    Why should I consider an investment in real estate?
A:    Allocating a portion of your investment portfolio to real estate may provide you with a steady source of income, portfolio diversification, reduction of overall risk, a hedge against inflation and attractive risk-adjusted returns.

For these reasons, individual and institutional investors have embraced real estate as a significant asset class for purposes of asset allocations within their investment portfolios.
We believe that individual investors can benefit from adding a diversified real estate component to their investment portfolios. An investment in our shares may differ from other direct investments in real estate because, among other reasons, we intend to allocate a portion of our portfolio to debt and equity interests backed principally by real estate, we may pay different fees for the management of our company and the distribution of our shares and, as a public reporting company, we may incur additional costs. You and your investment advisor should determine whether investing in shares of our common stock as a means to gain exposure to private direct real estate would benefit your investment portfolio.
Q:    How is an investment in shares of your common stock different from publicly listed REITs?
A:    While investing in REITs whose shares are listed on a national securities exchange is one alternative for investing in real estate, shares of listed REITs generally fluctuate in value with both the real estate market and the stock market as a whole. We do not intend to list our shares for trading on a national securities exchange and, as such an investment in shares of our common stock generally differs from listed REITs because:
•the daily NAV per share for each class of our common stock is based on the fair value of our assets less our outstanding liabilities, while shares of listed REITs are priced by the public trading market, which generally causes a listed REIT’s stock price to fluctuate based on factors such as supply (number of sellers) and demand (number of buyers) of shares, based on shifting preferences among various sectors of the global economy as well as other market forces;
•most listed REITs focus on select property types or geographic markets, which means that in order to own a well-diversified property portfolio through owning shares of listed REITs, you would need to own shares of several listed REITs. Our investment strategy allows stockholders to obtain an allocation to a well-diversified portfolio of various commercial property types in different geographic markets, in addition to complementary debt and equity interests backed principally by real estate, which we refer to collectively as “real estate-related assets,” by owning our shares;
•industry benchmarks that track the value of direct investments in real estate properties have demonstrated a low correlation with the benchmarks for traditional asset classes, such as publicly listed stocks and bonds. Academic and empirical studies have shown that utilizing lower correlated assets in a diversified long-term investment portfolio can increase portfolio efficiency and may generate higher total returns while decreasing overall risk because the various asset classes may react to changing market conditions differently; and
•an investment in our shares has limited or no liquidity and the SRP may be modified or suspended. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange when the markets are open, subject to the REIT’s trading not being halted.
Q:    What is your investment strategy and what will you do with the proceeds raised in this offering?
A:    The cornerstone of our investment strategy is to provide investors seeking a general commercial real estate allocation with a broadly diversified portfolio of income-producing real estate properties and real estate-related assets. We believe that a broadly diversified portfolio may potentially offer investors significant benefits for a given level of risk relative to a more concentrated portfolio. We intend to achieve our investment objectives by selecting investments across property types and geographic regions in an attempt to achieve portfolio stability, diversification and favorable risk-adjusted returns. To a lesser degree, we also intend to invest in real estate-related assets. See “Investment Objectives and Strategy—Global Target Markets.” We intend to use the net proceeds from this offering, after we pay the fees and expenses attributable to this offering and our operations, to (1) grow and further diversity our portfolio by making investments in accordance with our investment strategy and policies, (2) repay indebtedness incurred under various financing instruments and (3) fund repurchases of our shares under the SRP. See “Estimated Use of Proceeds.”
Q:    Who is Jones Lang LaSalle Incorporated?
A:    Jones Lang LaSalle Incorporated (NYSE: JLL), our Sponsor, is a New York Stock Exchange-listed leading professional services firm that specializes in real estate and investment management with a portfolio of approximately 5.7 billion square feet worldwide. JLL provides real estate and investment management services to leading corporate and institutional owners and occupiers of real estate around the world. As of December 31, 2025, JLL had approximately 320 corporate offices and operations in more than 1,000 locations in over 80 countries and approximately 113,000 employees worldwide. JLL Income Property Trust is the first public program or public REIT sponsored by our Sponsor; therefore, we have no information to provide regarding prior programs of our Sponsor that have disclosed a date or time period for when a program might be liquidated and whether such programs liquidated on or around that date or time period. Where appropriate, LaSalle leverages the global resources of JLL, its parent company, to serve our investment goals and objectives. We believe that LaSalle’s access to the local market knowledge and expertise of JLL’s global real estate professionals is a key competitive strength for our global real estate investment and management activities. LaSalle hires our Sponsor for property management, leasing, financing, capital markets and other services only when LaSalle determines that our Sponsor’s credentials in the property type and geographic market are superior to third party alternatives.
As of April 16, 2026, JLL and its affiliates owned an aggregate of 2,521,801 Class M-I shares and 8,726,003 Class N shares of our common stock (“Class N shares”), which were issued for cash at a price per share equal to the most recently reported NAV per share as of the purchase date. See “Stock Ownership of Certain Beneficial Owners—Ownership by Our Sponsor and its Affiliates” for a description of the terms of these investments. As a result of this significant investment in us, JLL has a strong economic incentive to support our company.
Q:    Who is LaSalle Investment Management, Inc.?
A:    LaSalle Investment Management, Inc., our advisor, is a registered investment advisor with the SEC. LaSalle was established and began managing real estate assets for institutional clients in 1980 and is one of the world’s largest managers of institutional capital invested in real estate and real estate-related assets. LaSalle specializes in providing comprehensive multi-disciplinary real estate investment services to a broad range of institutional and individual investors, including pension funds, foundations, endowments, corporations, insurance companies, sovereign wealth funds and money managers for high net worth individuals. LaSalle has over 30 years of real estate investment experience in public and private real estate markets in North America and Europe and more than a decade of experience in Asia Pacific. As of December 31, 2025, LaSalle managed approximately $86 billion of public and private real estate assets and had over 825 employees in 23 offices in 13 countries. Pursuant to the Advisory Agreement among us, LaSalle and our Operating Partnership and as described under “Management—The Advisory Agreement,” LaSalle is responsible for managing our affairs on a day-to-day basis and for identifying, making and managing investments on our behalf.
We believe that access to LaSalle’s investment expertise, research capabilities and property acquisition sourcing and due diligence capabilities will enable us to successfully execute our investment strategy and objectives. LaSalle has substantial experience in acquiring, owning, managing, financing and operating commercial real estate across diverse property types around the world as well as significant experience in asset allocation across a diverse range of portfolio types. In sourcing and evaluating potential investment opportunities for our portfolio, LaSalle will utilize its relevant business segment investment committees established by LaSalle for the segment in which it operates. These committees are comprised of senior members of its global management organization, each of whom has between 15 and 40 years of real estate investment experience. Where appropriate, LaSalle will leverage the worldwide resources of JLL, its parent company and our Sponsor, to serve our investment goals and objectives. We believe that the local market knowledge and expertise of JLL’s international network of real estate professionals will provide us with a significant competitive advantage in executing our investment strategy.

Q:    What type of person might benefit from an investment in your shares?
A:    An investment in our shares may be appropriate for you if you:
•meet the minimum suitability standards described above under “Suitability Standards;”
•seek to allocate a portion of your investment portfolio to a direct, long-term investment in a broadly diversified portfolio of real estate and real estate-related assets;
•seek to receive current income through our distribution payments;
•wish to obtain the potential benefit of long-term capital appreciation; and
•are able to hold your shares as a long-term investment and do not need liquidity from this investment within the first year.
We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need to be able to sell their shares quickly in the future since the opportunity to have your shares repurchased under the SRP may not always be available. We are not obligated to repurchase any shares of our common stock and may choose to only repurchase some, or even none, of the shares requested to be repurchased. See “Share Repurchase Plan.”
Q:    What is the difference between the classes of shares of common stock being offered?
A:    We are offering to the public four classes of shares of our common stock: Class A shares, Class M shares, Class A-I shares and Class M-I shares. The difference between the share classes relates to selling commissions and ongoing fees applicable to each class, the categories of investors eligible to purchase each class and the minimum initial investment amount for each class. See “Description of Capital Stock” and “Plan of Distribution” for a discussion of the differences between our share classes.
Class A shares and Class A-I shares are generally available for purchase in this offering through brokerage and transactional-based accounts and by other categories of investors that we may determine in our sole discretion. Class M shares and Class M-I shares are generally available for purchase in this offering (1) through fee-based programs, also known as wrap accounts, of investment dealers, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisors, (4) through bank trust departments who charge fiduciary fees on the shares or any other organization or person authorized to act in a fiduciary capacity for its clients or customers for a fee, (5) by endowments, foundations, pension funds and other institutional investors, (6) by our executive officers and directors and their immediate family members, as well as officers and employees of LaSalle, our Sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or LaSalle, joint venture partners, consultants and other service providers, and (7) by other categories of investors that we may determine in our sole discretion. If you are eligible to purchase more than one class of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commissions attributable to the Class A shares and Class A-I shares and whether you qualify for any selling commission discounts if you elect to purchase Class A shares or Class A-I shares and the different stockholder servicing fees attributable to each class of shares. Before making your investment decision, please consult with your investment advisor regarding your account type and the classes of common stock you may be eligible to purchase.
Q:    What is the per share purchase price?
A:    The per share purchase price for each share class varies from day-to-day and, on each day, equals our NAV per share for each class, plus, for Class A shares and Class A-I shares only, applicable selling commissions. Each class of shares may have a different NAV per share because certain fees differ with respect to each class.

LaSalle has delegated responsibility for the calculation of our NAV to a third party administration provider, ALPS Fund Services Inc. (“ALPS”). ALPS calculates our NAV daily under the supervision of LaSalle, which retains ultimate responsibility for the calculation of our NAV.
Q:    What is the per share repurchase price?
A:    The repurchase price per share on any business day equals our NAV per share of the class of shares being repurchased. No shares may be repurchased within one year after the date of purchase, except for repurchases related to the death or disability of a stockholder, under certain circumstances following the departure of key persons or shares issued under the DRIP. We are not obligated to repurchase any shares of our common stock and may choose to only repurchase some, or even none, of the shares requested to be repurchased. See “Share Repurchase Plan.”
Q:    How will you communicate the daily NAV per share?
A:    As soon as reasonably practicable after the end of each business day, we will post on our website, www.JLLIPT.com, and make available on our toll-free, automated telephone line, (855) 652-0277, our NAV per share for such day for each outstanding share class. In addition, as soon as reasonably practicable following the end of each month, we will file with the SEC a prospectus supplement disclosing our NAV per share for each share class for each business day in the preceding month.
Q:    Will I be charged selling commissions?
A:    If you purchase Class A shares or Class A-I shares, you may, subject to exceptions for certain categories of purchasers. Investors in Class A shares will pay selling commissions of up to 3.0% of the NAV per share on the date of purchase, and investors in Class A-I shares will pay selling commissions of up to 1.5% of the NAV per share on the date of purchase. Selling commissions may be lower for certain participating broker-dealers and may vary from one participating broker-dealer to another. Discounts are also available for certain volume purchases in the primary offering. See “Plan of Distribution.” Stockholders will not pay selling commissions on Class M shares or Class M-I shares or when purchasing shares of any class pursuant to the DRIP.
Q:    What is the term or expected life of this offering?
A:    We intend to conduct a continuous offering that will not have a predetermined duration, subject to continued compliance with the rules and regulations of the SEC and applicable state laws. We presently intend but are under no obligation to file a new registration statement to register additional shares of common stock with the SEC prior to the end of each three-year period following the commencement of this offering described in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), so that we may continuously offer shares of common stock over an unlimited time period. This offering will terminate on June 6, 2027 unless extended under applicable SEC rules. We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.
We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our stock until such filings are declared effective, if at all.
Q:    What is the recommended period over which I should plan to hold my shares in the company?
A:    You should view your investment in our shares as long term with an intended holding period of five to seven years or longer. Given the generally illiquid nature of commercial real estate, we recommend an extended holding period in order to realize the performance benefits associated with this type of investment. Notwithstanding the foregoing, you and your investment advisor should determine the optimal holding period for your investment based on your individual objectives and overall portfolio.

Q:    What are the risks associated with this offering?
A:    An investment in our shares involves risk. These risks include, among others: (1) there is no public trading market for shares of our common stock and your ability to dispose of your shares will likely be limited to our repurchase plan and we are not obligated to repurchase any shares of our common stock and may choose to only repurchase some, or even none, of the shares requested to be repurchased; (2) the amount of distributions we make is uncertain, and we may pay distributions from sources such as borrowings or offering proceeds, which means we would have less cash available for investments and your overall returns may be reduced; (3) you will not have the opportunity to evaluate future investments we will make prior to purchasing shares of our common stock; (4) your purchase will be based on our daily NAV per share, which may change suddenly or may not reflect changes in our NAV that are not immediately quantifiable; and (5) we will pay substantial fees and expenses to LaSalle and its affiliates for this offering, which were not negotiated at arm’s length and may be higher than fees payable to unaffiliated third parties. See “Risk Factors.”
Q:    Is there any minimum investment required?
A:    The minimum initial investment in Class A shares and Class M shares is $10,000, and the minimum initial investment in Class A-I shares and Class M-I shares is $1,000,000, provided that the minimum investment amount for each class may be reduced in the discretion of our Dealer Manager and by LaSalle with respect to investments by our executive officers and directors and their immediate family members and officers and employees of LaSalle, our Sponsor or other affiliates. After you have satisfied the minimum initial investment amount requirement, any subsequent investment in shares of any class must be in amounts of at least $1,000, provided that the minimum subsequent investment amount for all share classes does not apply to purchases made pursuant to the DRIP.
Q:    How do I subscribe for shares?
A:    If you choose to purchase shares in this offering, in addition to reading this prospectus, you will need to complete and sign, either manually or by electronic signature (except in states where the use of electronic signature has not been approved and, in the case of electronic signature, provided that a participating broker-dealer adopts a process that complies with all applicable laws, rules and regulations), a subscription agreement, similar to the one contained in this prospectus as Appendix A. After you become a stockholder, you may purchase additional shares by completing and signing, either manually or by electronic signature (except in states where the use of electronic signature has not been approved and, in the case of electronic signature, provided that a participating broker-dealer adopts a process that complies with all applicable laws, rules and regulations), an additional investment subscription agreement, similar to the one contained in this prospectus as Appendix B.
Q:    If I buy shares, will I receive distributions and how often?
A:    We intend to pay distributions to our stockholders on a monthly basis. Any distributions we make will be at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. Our board of directors’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to distribute aggregate annual dividends to our stockholders equal to at least 90% of our REIT taxable income (determined without regard to the dividends-paid deduction and excluding net capital gains). See “Description of Capital Stock— Distributions,” “Selected Information Regarding Our Operations” and “Federal Income Tax Considerations.”
Q:    Will the distributions I receive be taxable as ordinary income?
A:    The U.S. federal income tax treatment of distributions that you receive, including distributions that are reinvested pursuant to the DRIP, depends upon various factors. Your distributions will be treated as dividends to the extent such distributions are paid from our current or accumulated earnings and profits. Distributions from REITs that are treated as dividends but are not designated as “qualified dividend income” or capital gain dividends are treated as ordinary income. Dividends received from REITs are generally not eligible to be taxed at the lower capital gain rates applicable to individuals for “qualified dividend income” from taxable corporations. For taxable years beginning before January 1, 2026, “qualified REIT dividends” (REIT dividends that are not designated as “qualified dividend income” or capital gain dividends) are taxed as ordinary income but are eligible for a deduction of up to 20% of the amount of the dividend in the case of non-corporate U.S. stockholders.
In addition, we may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets. In certain circumstances, we may designate a portion of our distributions as qualified dividend income, such as if we receive qualified dividend income from a C corporation, including a taxable REIT subsidiary, or “TRS”, of ours, but we do not expect to designate a substantial portion of our distributions as qualified dividend income.
A portion of your distributions may be considered nondividend distributions (return of capital) for tax purposes. These amounts will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are repurchased, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, we suggest you consult with your tax advisor. See “Federal Income Tax Considerations.”
Q:    May I reinvest my cash distributions in additional shares?
A:    Yes. We have adopted a DRIP whereby stockholders (other than other than residents of Alabama, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Tennessee, Vermont and Washington; and clients of certain participating broker-dealers that do not permit automatic enrollment in the DRIP) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Residents of Alabama, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Tennessee, Vermont and Washington; and clients of certain participating broker-dealers that do not permit automatic enrollment in the DRIP will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. If you participate in the DRIP, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under the DRIP will be equal to our NAV per share of that share class on the date that the distribution is payable. Stockholders will not pay selling commissions when purchasing shares under the DRIP. See “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding reinvestment of distributions you may receive from us. If you participate in the DRIP, you will be treated for federal income tax purposes as if you received a distribution (taxable as described in the previous Q&A) in an amount equal to the value of the additional shares you receive, so that you may have a tax liability that you will have to fund from other sources.
Q:    Can I be certain that I will be able to liquidate my investment immediately at the time of my choosing?
A:    No. After an initial one-year holding period, stockholders may request on a daily basis that we repurchase all or any portion of their shares of our common stock pursuant to the SRP, however we are not obligated to repurchase any shares of our common stock and may choose to only repurchase some, or even none, of the shares requested to be repurchased. Our ability to fulfill repurchase requests is subject to a number of limitations. As a result, share repurchases may not be available at all times. Shares purchased in this offering are not eligible for repurchase for the first year after the date of purchase, except upon death or disability of a stockholder or under certain circumstances following the departure of key persons; provided, however, that shares issued pursuant to the DRIP are not subject to the one-year holding period and we may waive the one-year holding period for certain feeder vehicles formed to hold shares or as otherwise may be approved by our board of directors. The SRP, to the extent we choose to repurchase shares, limits repurchases during any calendar quarter to shares with an aggregate value (based on the repurchase price per share on the day the repurchase is effected) of 5% of the combined NAV of all classes of shares as of the last day of the previous calendar quarter, which means that in any 12-month period, we limit repurchases to approximately 20% of our total NAV. As a result of the volume limitations on repurchases being calculated on an aggregate basis for shares of all classes of our common stock outstanding, we may receive repurchase requests in a given quarter that exceed the repurchase limit for that quarter, and the liquidity available to stockholders whose shares have not been repurchased may be substantially reduced. See “Share Repurchase Plan—Repurchase Limitations.”
The vast majority of our assets will consist of properties that cannot generally be liquidated quickly. Therefore, we may not always have sufficient liquid resources to satisfy repurchase requests. In order to provide liquidity for repurchases, we generally intend to maintain under normal circumstances an aggregate allocation to cash, cash equivalents and other short-term investments and certain types of real estate-related assets that can be liquidated more readily than properties of up to 15% of the overall value of our portfolio. Should repurchase requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on stockholders whose shares are not repurchased, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of our company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Further, our board of directors may modify or suspend the SRP if it deems such action to be in the best interest of our stockholders. Upon a suspension of the SRP, our board of directors will consider at least quarterly whether the continued suspension of the SRP remains in our best interest and the best interest of our stockholders. However, our board of directors is not required to authorize the recommencement of the SRP within any specified period of time. See “Share Repurchase Plan —Repurchase Limitations.” Our board of directors may also determine to terminate the SRP if required by applicable law or in connection with a transaction in which our stockholders receive liquidity for their shares of our common stock, such as a sale or merger of our company or listing of our shares on a national securities exchange.
Q:    If I purchase shares, can I later convert them into a different share class?
A:    If a holder of Class A shares, Class A-I shares, or Class M shares has a change in circumstances (including for example a change in broker-dealer, financial advisor, or type of account in which the shares are held, or availability of a lower fee share class) and, in each case, satisfies the eligibility requirements to hold either Class A-I shares, Class M shares, or Class M-I shares, such holder may exchange his or her Class A shares, Class A-I shares, or Class M shares into an equivalent NAV amount of Class A-I shares, Class M shares, or Class M-I shares, as eligible. Before making a decision regarding a share exchange, please consult with your investment adviser regarding your account type and the classes of common stock you may be eligible to exchange.
Q:    Will I be notified of how my investment is doing?
A:    Yes. We will provide you with periodic updates on the performance of your investment with us, including:
•three quarterly financial reports;
•an annual report;
•in the case of certain U.S. stockholders, an annual IRS Form 1099-DIV or Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S; and
•a quarterly statement providing material information regarding your participation in the DRIP and an annual statement providing tax information with respect to income earned on shares under the plan for the calendar year.
Depending on legal requirements, we may post this information on our website, www.JLLIPT.com, or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information about us will also be available on the SEC’s website at www.sec.gov.

Q:    When will I get my detailed tax information?
A:    In the case of certain U.S. stockholders, your Form 1099-DIV and 1099-B tax information, if required, will be mailed by February 15 of each year.
Q:    Where can I find updated information regarding the Company?
A:    You may find updated information on our website, www.JLLIPT.com. Information contained on our website does not constitute part of this prospectus. In addition, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which requires us to file reports, proxy statements and other information with the SEC. See “Where You Can Find More Information” for a description of how you may read and copy the registration statement, the related exhibits and the reports, proxy statements and other information we file with the SEC.
Q:    Who can help answer my questions?
A:    If you have further questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or our transfer agent at:
JLL Income Property Trust, Inc.
c/o SS&C GIDS, Inc.
P.O. Box 219165
Kansas City, MO 64121-9165
Phone: (855) 652-0277
Fax: (855) 223-2473

PROSPECTUS SUMMARY
This prospectus summary highlights certain information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.
JLL Income Property Trust, Inc.
We own and manage a diversified portfolio of high quality, income-producing real estate properties located in the United States and debt and equity interests backed principally by real estate, which we refer to as “real estate-related assets,” located in the United States. Over time our portfolio may be further diversified through the acquisition of properties, and real estate-related assets backed by properties, located outside of the United States. As of December 31, 2025, we owned interests in a total of 140 properties and 2,440 single-family rental homes located in 27 states.
We own all or substantially all of our assets through our Operating Partnership, of which we are a limited partner. JLLIPT Holdings GP, LLC, our wholly owned subsidiary, is the sole general partner of our Operating Partnership (the “General Partner”). The use of our Operating Partnership to hold all or substantially all of our assets is referred to as an “Umbrella Partnership Real Estate Investment Trust” (“UPREIT”). After the payment of fees and expenses attributable to our public and private offerings and operations, we intend to contribute all or substantially all of the offering proceeds to our Operating Partnership in exchange for partnership units (“OP Units”). This UPREIT structure is intended to facilitate tax-free contributions of properties to our Operating Partnership in exchange for OP Units. A transfer of property directly to a REIT in exchange for shares of common stock of a REIT is generally a taxable transaction to the transferring property owner. In an UPREIT structure, a property owner who desires to defer taxable gain on the disposition of the property may transfer the property to our Operating Partnership in exchange for OP Units and defer taxation of gain until the OP Units are disposed of in a taxable transaction. We believe that using an UPREIT structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results. Please see “—Our Operating Partnership” below for more information regarding our Operating Partnership.
From our inception in May 2004 through December 31, 2025, we have raised an aggregate of approximately $7.6 billion of gross proceeds from private and public offerings of shares of our common stock. In addition to this continuous public offering, we are also offering (i) Class N shares and beneficial interests in certain Delaware Statutory Trusts (“DSTs”) to accredited investors in private offerings and (ii) Class S common stock (“Class S shares”), Class D common stock (“Class D shares”), Class Z common stock (“Class Z shares”) and Class I common stock (“Class I shares”) to accredited investors in a continuous private offering. Please see “—Class N Shares Private Offering,” “—DST Program” and “—Continuous Private Offering” below for more information.
As of April 16, 2026, 75,828,649 Class A shares, 18,929,347 Class M shares, 2,781,431 Class A-I shares, 96,687,590 Class M-I shares, 11,133,373 Class N shares, 1,151,812 Class S shares, 0 Class D shares, 0 Class Z shares and 853,991 Class I shares were outstanding and held by a total of 19,721 stockholders for a total of approximately $7.1 billion in gross proceeds. As of April 16, 2026, JLL and its affiliates owned an aggregate of 2,521,801 Class M-I shares and 8,726,003 Class N shares.
We were originally incorporated on May 28, 2004 under the laws of the State of Maryland. We intend to continue to operate in a manner to qualify to be taxed as a REIT for federal income tax purposes. We intend to conduct our operations so that the company and its subsidiaries are not required to register as an investment company under the Investment Company Act. Our primary corporate office is located at 333 West Wacker Drive, Chicago, Illinois 60606 and our main telephone number is (855) 652-0277.

Investment Objectives
Our primary investment objectives are to:
•generate an attractive level of current income for distribution to our stockholders;
•preserve and protect our stockholders’ capital investments;
•achieve appreciation of our NAV over time; and
•enable stockholders to utilize real estate as an asset class in diversified, long-term investment portfolios.
We cannot assure you that we will achieve our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. In most cases these limitations cannot be changed unless our charter is amended, which may require the approval of our stockholders.
Investment Strategy
The cornerstone of our investment strategy is to provide investors seeking a general real estate allocation with a broadly diversified portfolio of income-producing real estate properties and real estate-related assets. We believe that a broadly diversified portfolio may potentially offer investors significant benefits for a given level of risk relative to a more concentrated portfolio. We intend to achieve our investment objectives by selecting investments across property types and geographic regions in an attempt to achieve portfolio stability, diversification and favorable risk-adjusted returns. Although we intend to continue to invest primarily in real estate properties, to a lesser degree we also invest in real estate-related assets. Over time our portfolio may be further diversified through the acquisition of properties, and real estate-related assets backed by properties, located outside of the United States. We believe that an allocation to international investments that meet our investment policies and objectives will contribute meaningfully to the diversification of our portfolio and the potential for achieving attractive risk-adjusted returns. Since most real estate markets are cyclical in nature, we believe that a broadly diversified investment strategy, including exposure to investments outside the United States, will allow us to more effectively deploy capital into property types and geographic regions where the underlying investment fundamentals are relatively strong and away from those sectors where such fundamentals are relatively weak. We will employ a research-based investment philosophy focused on building a portfolio of commercial properties and real estate-related assets that we believe have the potential to out-perform the market averages over an extended holding period.
Our board of directors has adopted investment guidelines that LaSalle is responsible for implementing. Our board of directors formally reviews our investment guidelines on an annual basis and our portfolio on a quarterly basis or, in each case, more often as it deems appropriate. Changes to our investment guidelines must be approved by our board of directors, including a majority of our independent directors. The investment guidelines delegate to LaSalle the authority to execute (1) property acquisitions and dispositions and (2) investments in other real estate-related assets, in each case so long as such investments are consistent with the investment guidelines. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to LaSalle with respect to acquisition, disposition and investment transactions. See “Investment Objectives and Strategy” for more details regarding our investment strategy and guidelines.
Our Real Estate Properties
The following tables provide summary information regarding our 140 real estate properties and 2,440 single-family rental homes as of December 31, 2025. For additional information regarding our real estate properties, see “Our Real Estate Properties.”

The following table shows statistics by property sector for our consolidated properties as of December 31, 2025:

	Number of Properties/Portfolios(1)	Total Area (Sq. Ft.)	% of Total Area	Stabilized Occupancy %	% of the Aggregate Market Value of our Consolidated Properties	Average Minimum Base Rent per Occupied Sq. Ft.(2)
Consolidated Properties
Healthcare	26	1,699,000	6%	96%	11%	$34.49
Industrial	66	16,628,000	56	97	40	7.62
Residential	22	8,989,000	31	92	37	21.15
Retail	15	2,010,000	7	96	12	22.36
Other	1	130,000	—	N/A	—	N/A
Total	130	29,456,000	100%	95%	100%	$14.33
__________________
(1)Residential includes 2,440 single-family rental homes in the Single-Family Rental Portfolio I and II.
(2)Amount calculated as in-place minimum base rent for all occupied space at December 31, 2025 and excludes any above- and below-market lease amortization, straight-line rents, tenant recoveries and percentage rent revenues divided by total area.
The following table shows statistics by property sector for our unconsolidated properties as of December 31, 2025:

	Number of Properties/Portfolios	Total Area (Sq. Ft.)	% of Total Area	Stabilized Occupancy %	% of the Aggregate Market Value of our Unconsolidated Properties	Average Minimum Base Rent per Occupied Sq. Ft.(1)
Unconsolidated Properties
Healthcare	1	308,000	10%	32%	9%	$28.32
Residential	4	795,000	26	94	66	38.00
Retail	6	1,787,000	59	78	22	39.15
Other	1	167,000	5	N/A	3	N/A
Total	12	3,057,000	100%	77%	100%	$38.22
__________________
(1)Amount calculated as in-place minimum base rent for all occupied space at December 31, 2025 and excludes any above- and below-market lease amortization, straight-line rents, tenant recoveries and percentage rent revenues divided by total area.
Leverage
We expect to maintain a targeted company leverage ratio, calculated as our share of total liabilities (excluding future stockholder servicing fees and investor servicing fees) divided by our share of the fair value of total assets, of between approximately 30% and 50% of the gross value of our assets, inclusive of property and entity level debt. Our company leverage ratio was 32% at December 31, 2025. Our board of directors may from time to time modify our borrowing policy in light of then-current economic conditions, the relative costs of debt and equity capital, the fair values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our charter restricts the amount of indebtedness that we may incur to 300% of our net assets, which approximates 75% of the cost of our investments, but does not restrict the amount of indebtedness we may incur with respect to any single investment. Notwithstanding the foregoing, our aggregate indebtedness may exceed the limit set forth in our charter, but only if such excess is approved by a majority of our board of directors, including a majority of our independent directors. As of December 31, 2025, our indebtedness expressed as a percentage of our net assets was 47% or approximately 33% of the cost of our investments, which is in compliance with our charter. See “Investment Objectives and Strategy—Borrowing Policies” for more details regarding our borrowing policies.

This Offering
We are offering to the public four classes of shares of our common stock: Class A shares, Class M shares, Class A-I shares and Class M-I shares. The four share classes offered hereby have different associated selling commissions and ongoing stockholder servicing fees (as discussed below). The per share purchase price for each share class varies from day-to-day and, on each day, equals our NAV per share for each class, plus, for Class A shares and Class A-I shares only, applicable selling commissions. The minimum initial investment in our Class A shares and Class M shares is $10,000, and the minimum initial investment our Class A-I shares and Class M-I shares is $1,000,000, provided that the minimum investment amount for each class may be reduced in the discretion of our Dealer Manager and by LaSalle with respect to investments by our executive officers and directors and their immediate family members and officers and employees of LaSalle, our Sponsor or other affiliates. After you have satisfied the minimum initial investment amount requirement, any subsequent investment in shares of any class must be in amounts of at least $1,000, provided that the minimum subsequent investment amount for all share classes does not apply to purchases made pursuant to the DRIP.
Class A shares and Class A-I shares are generally available for purchase in this offering through brokerage and transactional-based accounts and by other categories of investors that we may determine in our sole discretion. Class M shares and Class M-I shares are generally available for purchase in this offering (1) through fee-based programs, also known as wrap accounts, of investment dealers, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments who charge fiduciary fees on the shares or any other organization or person authorized to act in a fiduciary capacity for its clients or customers for a fee, (5) by endowments, foundations, pension funds and other institutional investors, (6) by our executive officers and directors and their immediate family members, as well as officers and employees of LaSalle, our Sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or LaSalle, joint venture partners, consultants and other service providers and (7) by other categories of investors that we may determine in our sole discretion. If you are eligible to purchase more than one class of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commissions attributable to the Class A shares and Class A-I shares and the different stockholder servicing fees attributable to each class of shares. Before making your investment decision, please consult with your investment advisor regarding your account type and the classes of common stock you may be eligible to purchase.
The table below summarizes the fees payable to our Dealer Manager with respect to the shares sold in this offering and does not include the advisory fee payable to LaSalle described below. The selling commission is a percentage of our NAV per Class A share and Class A-I share on the date of purchase, and the stockholder servicing fee accrues daily in an amount equal to up to 1/365th of the percentage of our NAV for such day set forth below on a continuous basis, subject to certain limitations under applicable rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

	Class A	Class M	Class A-I	Class M-I
Selling Commission	Up to 3%	None	Up to 1.5%	None
Stockholder Servicing Fee	0.85%	0.30%	0.30%	None
As a result of the different ongoing fees, each share class may have different NAV per share amounts. This will result in different amounts of net distributions being paid with respect to each class of shares.
Estimated Use of Proceeds
We estimate that after paying selling commissions and organization and offering expenses, the net proceeds from this offering will be $1,471,306, or approximately 98.1% of the gross proceeds from this offering, assuming that we sell the maximum primary offering amount and that 40% of the gross offering proceeds in the primary offering are from the sale of Class A shares, 10% of the gross offering proceeds in the primary offering are from the sale of Class M shares, none of the gross offering proceeds in the primary offering are from the sale of Class A-I shares and 50% of the gross offering proceeds in the primary offering are from the sale of Class M-I shares. These percentages are representative of the allocation of proceeds in our previous offering. We expect to use the net proceeds of this offering to (1) grow and further diversify our portfolio by making investments in accordance with our investment strategy and policies, (2) repay indebtedness incurred under various financing instruments and (3) fund repurchases under the SRP.
Generally, our policy will be to pay distributions from cash flow from operations. However, we may pay distributions from any other source, including, without limitation, the sale of assets, borrowings, net offering proceeds and the deferral of fees and expense reimbursements by LaSalle in its sole discretion. We have not established a limit on the amount of offering proceeds we may use to fund distributions. See “Estimated Use of Proceeds.”
Fees and Expenses
We will pay LaSalle, our Dealer Manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us related to this offering and the Continuous Private Offering and for the investment and management of our assets and operations. We do not intend to pay acquisition, disposition or financing fees to LaSalle in connection with the purchase or sale of our investments, although our charter authorizes us to do so. In addition, LaSalle and its affiliates receive fees and expense reimbursements in connection with our DST Program and Continuous Private Offering as described in “Investment Objectives and Strategy—DST Program” and “Description of Capital Stock.”

Type of Compensation—Recipient	Determination of Amount	Estimated Amount
Selling Commissions—Our Dealer Manager and Your Investment Advisor
We pay our Dealer Manager selling commissions of (i) up to 3.0% of the NAV per Class A share on the date of purchase and (ii) up to 1.5% of the NAV per Class A-I share on the date of purchase. All or a portion of the selling commissions may be waived at the discretion of our Dealer Manager, reallowed to participating broker-dealers and reduced for volume purchases.
We do not pay selling commissions with respect to purchases of Class M shares or Class M-I shares or shares of any class sold pursuant to the DRIP.

The actual amount will depend on the number of Class A shares and Class A-I shares sold, the NAV per Class A share and Class A-I share and the type of accounts that purchase Class A shares and Class A-I shares. Aggregate selling commissions will equal approximately $14,093,000, assuming that we sell the maximum offering, 40% of the shares sold are Class A shares, 10% of the shares sold are Class M shares, 0% of the shares sold are Class A-I shares and 50% of the shares sold are Class M-I shares, the maximum selling commission is paid for each primary offering share and there is no reallocation of shares between our primary offering and the DRIP.

Stockholder Servicing Fee— Our Dealer Manager and Your Investment Advisor
We pay our Dealer Manager a stockholder servicing fee that accrues daily on a continuous basis from year to year in an amount up to 1/365th of (1) 0.85% of our NAV for each of our outstanding Class A shares for such day, (2) 0.30% of our NAV for each of our outstanding Class A-I shares for such day, and (3) 0.30% of our NAV for each of our outstanding Class M shares for such day, including any shares of each such class issued pursuant to the DRIP. We do not pay any stockholder servicing fee in connection with our Class M-I shares. The stockholder servicing fee is payable in arrears on a quarterly basis. Our Dealer Manager may reallow a portion of the stockholder servicing fee to participating broker-dealers that meet certain thresholds of our shares under management and certain other metrics and for services that such broker-dealers perform in connection with the distribution of our shares. Because the stockholder servicing fee is calculated based on our NAV for all outstanding Class A shares, Class A-I shares and Class M shares, it reduces the NAV with respect to the shares of each such class, including shares issued under the DRIP.

Actual amounts depend upon our daily NAV, when shares of each class are purchased and the actual amount of the stockholder servicing fee incurred. The stockholder servicing fee will equal approximately $4,320,000 per annum, assuming that we sell the maximum offering on the date this offering commences, we do not repurchase any shares, 40% of the shares sold are Class A shares, 10% of the shares sold are Class M shares, 0% of the shares sold are Class A-I shares and 50% of the shares sold are Class M-I shares and the maximum amount of the stockholder servicing fee is incurred. Based on these same assumptions, the aggregate stockholder services fee that will be paid over the initial two-year offering period will equal approximately $8,640,000.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount

We will cease paying the stockholder servicing fee with respect to shares sold in this offering on the date following the completion of the primary portion of this offering in which we, with the assistance of our Dealer Manager, determine that total underwriting compensation paid with respect to this offering equals 10% of the gross proceeds from the primary portion of this offering. On such date, Class A shares, Class A-I shares and Class M shares sold in this offering will automatically convert into the number of Class M-I shares based on the then-current applicable NAV of each class.

Organization and Offering Expense Reimbursement—Our Dealer Manager and LaSalle
LaSalle and our Dealer Manager agreed to fund our organization and offering expenses related to this offering through June 6, 2025, the date this offering commenced. We are reimbursing LaSalle and our Dealer Manager for such organization and offering expenses in equal monthly installments over a period of 36 months through June 5, 2028. We will pay directly, or reimburse LaSalle and our Dealer Manager if they pay on our behalf, any organization and offering expenses incurred during the offering period (other than selling commissions and the stockholder servicing fee) as and when incurred. After the termination of the primary offering and again after termination of the offering under the DRIP, LaSalle has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

Actual amounts depend upon the amount raised in this offering. We estimate our organization and offering expenses for this offering through the three-year offering period to be approximately $14,600,500 if we sell the maximum offering.

Acquisition Expense Reimbursement—LaSalle	We do not pay LaSalle any acquisition, financing or other similar fees in connection with making investments, though our charter authorizes us to do so. We reimburse LaSalle for out-of-pocket expenses in connection with the selection and acquisition of properties, real estate-related assets and other investments, whether or not such investments are acquired.	The actual amount will depend upon actual expenses incurred and, therefore, cannot be determined at this time.

Operating Expense Reimbursement—LaSalle
We reimburse LaSalle for out-of-pocket expenses in connection with providing services to us, including our allocable share of LaSalle’s overhead, such as rent, utilities and personnel costs for individuals that provide services to us; provided, that LaSalle does not currently intend to seek reimbursement for any portion of the compensation payable to our executive officers. If LaSalle subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual report filed pursuant to SEC requirements.
Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount
Advisory Fee—LaSalle
Our Operating Partnership pays LaSalle an advisory fee equal to (1) a fixed component that accrues daily in an amount equal to 1/365th of 1.25% of our Operating Partnership’s NAV for each class of outstanding OP Units for such day, payable monthly in arrears, and (2) a performance component calculated for each class of OP Units on the basis of the total return attributable to that class in any calendar year, such that for any year in which the total return per OP Unit for such class exceeds 7% per annum, LaSalle will receive 10% of the excess total return allocable to that class.
To the extent we hold assets outside of our Operating Partnership (“excluded assets”), we also pay LaSalle an advisory fee equal to (1) a fixed component that accrues daily in an amount equal to 1/365th of 1.25% of the NAV of the excluded assets attributable to each class of outstanding shares for such day, payable monthly in arrears, and (2) a performance component calculated for each class of shares on the basis of our total return from the excluded assets (excluding certain distributions attributable to our ownership of OP Units or other interest in our Operating Partnership) attributable to that class in any calendar year, such that for any year in which the total return per share for such class exceeds 7% per annum, LaSalle will receive 10% of the excess total return allocable to that class. Notwithstanding the foregoing, effective during the period from October 7, 2025 through December 31, 2026 (the “Waiver Period”), LaSalle has agreed to waive 20% of the fixed component of the advisory fees described above otherwise payable to LaSalle by our Operating Partnership and us, respectively, with respect to (i) the NAV of our Operating Partnership attributable to Class S, Class D, Class Z and Class I OP Units (corresponding to Class S, Class D, Class Z and Class I shares), and (ii) the NAV of any excluded assets attributable to Class S, Class D, Class Z and Class I shares, effectively reducing the amount of such fixed component advisory fees from 1.25% to 1.0% of the applicable NAV over the Waiver Period. LaSalle will not seek payment of any waived fees at any time in the future. The Waiver Period will end as of December 31, 2026, will not be extended and following such date the fixed component of the advisory fee will be 1.25% of the applicable NAV of the Operating Partnership and us.
Actual amounts depend upon our daily NAV per share and NAV per OP Unit and future distributions and, therefore, cannot be determined at this time

Type of Compensation—Recipient	Determination of Amount	Estimated Amount
In the event the NAV per OP Unit or share for any class decreases below $10.00, the performance component will not be earned on any increase in NAV per OP Unit or share up to $10.00 with respect to that class. See “Management—The Advisory Agreement— Advisory Fee.”

Fees from Other Services—Affiliates of our Advisor
We retain certain of LaSalle’s affiliates, from time to time, for services relating to our investments or our operations, including but not limited to, property management services, leasing services, capital market brokerage services and debt brokerage services. Any fees paid to LaSalle’s affiliates for any such services will not reduce the advisory fee. Any such arrangements will be at market rates.
Actual amounts depend on to what extent affiliates of LaSalle are actually engaged to perform such services.
Continuous Private Offering
On October 7, 2025, we commenced a continuous private offering (the “Continuous Private Offering”) of an unlimited number of Class D shares, Class I shares, Class S shares, and Class Z shares to “accredited investors,” as that term is defined under the Securities Act and Regulation D promulgated thereunder. As of April 16, 2026, we have issued 0 Class D shares, 853,991 Class I shares, 1,151,812 Class S shares, and 0 Class Z shares in the Continuous Private Offering for aggregate gross proceeds of $22.6 million. We intend to continue to offer shares of our common stock in the Continuous Private Offering on a continuous basis for an indefinite period of time. We intend to use the net offering proceeds from the Continuous Private Offering to make investments in accordance with our investment strategy and policies, repay indebtedness, and fund the repurchase of shares of all classes of our common stock under the SRP. We have not allocated specific amounts of the net proceeds from the Continuous Private Offering for any specific purpose.
Class N Shares Private Offering
In March 2015, we commenced a private offering of up to $350 million in Class N shares (the “Class N Private Offering”) including up to $50 million in Class N shares to be issued pursuant to the DRIP to “accredited investors,” as that term is defined under the Securities Act and Regulation D promulgated thereunder. As of April 16, 2026, we have issued 16,239,284 of Class N shares in the Class N Private Offering for aggregate gross proceeds of $98.2 million. We intend to continue the Class N Private Offering until an aggregate of $350 million in Class N shares has been sold, provided that our board of directors may increase the maximum offering amount in its sole discretion. The Class N Private Offering has an indefinite duration, provided that our board of directors may terminate the Class N Private Offering at any time in its discretion. We intend to use the net offering proceeds from the Class N Private Offering to make investments in accordance with our investment strategy and policies, reduce our borrowings and repay indebtedness, and fund the repurchase of shares of all classes of our common stock under the SRP and the redemption of OP Units. We have not allocated specific amounts of the net proceeds from the Class N Private Offering for any specific purpose. Effective as of October 1, 2025, all of our issued and outstanding Class D shares were renamed Class N shares.
DST Program
On October 16, 2019, we, through our Operating Partnership, initiated a program (the “DST Program”) to raise up to $500 million, which our board of directors increased to $3 billion on August 6, 2024, in private placements exempt from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder through the sale of beneficial interests to “accredited investors” in specific DSTs real properties (“DST Properties”) which may be sourced from our real properties or from third parties. Each DST Property is leased back by a wholly owned subsidiary of our Operating Partnership on a long-term basis of up to ten years pursuant to a master lease agreement. The master lease agreements are expected to be guaranteed by our Operating Partnership. As of December 31, 2025, we have raised approximately $2.3 billion of aggregate gross proceeds from our DST Program.
Our Operating Partnership retains a fair market value purchase option giving it the right, but not the obligation, to acquire the beneficial interests in the DSTs from the investors any time after two years from the closing of the applicable DST offering in exchange for OP Units or cash (the “FMV Option”). After a one-year holding period, investors who acquire OP Units (other than us and the General Partner) generally have the right to cause our Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both (the “Redemption Right”).
The DST Program gives an attractive investment product for investors that may be seeking replacement properties to complete like-kind exchange transactions under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”). We intend to use the net offering proceeds from the DST Program to make investments in accordance with our investment strategy and policies, reduce our borrowings and repay indebtedness, and fund the repurchase of shares of all classes of our common stock under the SRP. We have not allocated specific amounts of the net proceeds from the DST Program for any specific purpose. See “Investment Objectives and Strategy—DST Program” for additional information.
Conflicts of Interest
LaSalle and its affiliates, officers and directors will experience conflicts of interests in connection with the management of our business, including those listed below.
•LaSalle must determine which investment opportunities are allocated to us and the other real estate funds and separate accounts advised or managed by LaSalle or one of its affiliates, including the DST Program, some of which may have investment objectives and strategies comparable to ours.
•The managers, directors, officers and other personnel of LaSalle must allocate their time between advising us and managing other real estate programs or business activities in which they may be involved.
•The compensation payable by us to LaSalle and our Dealer Manager may not be on terms that would result from arm’s-length negotiations between unaffiliated parties.
•LaSalle faces a conflict of interest because the fees it receives from us for the services it performs are based on our NAV, which LaSalle is ultimately responsible for calculating.
•Our Dealer Manager is an affiliate of LaSalle, and the conflict of interest associated with calculating our NAV described above will also relate to the stockholder servicing fee we pay to our Dealer Manager which is also based on our NAV. In addition, you do not have the benefit of the independent third-party due diligence review of this offering which would be available if we and the dealer manager were unaffiliated.
•Subsidiaries of our Sponsor provide property management, leasing and other services to property owners, and currently provide certain of these services to us with respect to a portion of our properties, and we may engage subsidiaries of our Sponsor to perform additional property or construction management, leasing and other services for us. The fees, commissions and expense reimbursements paid to our Sponsor in connection with these services are not determined with the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.
Our charter contains provisions, and LaSalle has adopted policies and procedures, that are designed to eliminate or mitigate many of the various conflicts of interest, including a prohibition on acquiring investments from, or selling investments to, any affiliate of LaSalle. See “Conflicts of Interest.”

Our Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained LaSalle to manage our day-to-day affairs and our portfolio of investments, subject to our board of directors’ supervision. Our directors are elected annually by our stockholders. We currently have nine directors, five of whom are independent of us, LaSalle and its affiliates. The names, ages and biographical information of our directors are set forth under “Management—Directors and Executive Officers.”
Our Sponsor
Jones Lang LaSalle Incorporated (NYSE: JLL), our Sponsor, is a New York Stock Exchange-listed leading professional services firm that specializes in real estate and investment management with a portfolio of approximately 5.7 billion square feet worldwide. Our Sponsor provides real estate and investment management services to leading corporate and institutional owners and occupiers of real estate around the world. As of December 31, 2025, JLL had approximately 320 corporate offices and operations in more than 1,000 locations in over 80 countries and over 113,000 employees worldwide. Where appropriate, LaSalle will leverage the global resources of JLL, its parent company, to serve our investment goals and objectives. We believe that LaSalle’s access to the local market knowledge and expertise of our Sponsor’s global real estate professionals is a key competitive strength for our global real estate investment and management activities. LaSalle hires our Sponsor for property management, leasing, financing, capital markets and other services only when LaSalle determines that our Sponsor’s credentials in the property type and geographic market are superior to third party alternatives.
Our Advisor
LaSalle, our advisor, is a registered investment advisor with the SEC. LaSalle was established and began managing real estate assets for institutional clients in 1980 and is one of the world’s largest managers of institutional capital invested in real estate and real estate-related assets. LaSalle specializes in providing comprehensive multi-disciplinary real estate investment services to a broad range of institutional and individual investors, including pension funds, foundations, endowments, corporations, insurance companies, sovereign wealth funds and money managers for high net worth individuals. LaSalle and its affiliates have over 40 years of real estate investment experience in public and private real estate markets in North America and Europe and 20 years of experience in Asia Pacific. As of December 31, 2025, LaSalle managed approximately $86 billion of public and private real estate assets and had over 825 employees in 23 offices in 13 countries.
LaSalle manages all of our day-to-day operations pursuant to an advisory agreement among us, our Operating Partnership and LaSalle (the “Advisory Agreement”). LaSalle is responsible, subject to oversight by our board of directors, for sourcing our investment opportunities and for making decisions related to the acquisition, management and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations. LaSalle has contractual and fiduciary responsibilities to us and our stockholders pursuant to the Advisory Agreement. For so long as the Advisory Agreement is in effect, LaSalle has the right to nominate, subject to the approval of such nomination by our board of directors, three affiliated directors to the slate of directors to be voted on by the stockholders at our annual meeting of stockholders; provided, however, that such number of director nominees shall be reduced as necessary by a number that will result in a majority of directors being independent directors. Our board of directors must also consult with LaSalle in connection with (i) its selection of each independent director for nomination to the slate of directors to be voted on at the annual meeting of stockholders, and (ii) filling any vacancies created by the removal, resignation, retirement or death of any director. See “Management.” LaSalle also serves as the manager for the DST Program.
Our Dealer Manager
LaSalle Investment Management Distributors, LLC, our Dealer Manager, is distributing the shares of our common stock in this offering on a best efforts basis. Our Dealer Manager was formed in 2012 and is a member of FINRA, and is an affiliate of LaSalle. Our Dealer Manager coordinates our distribution effort, manages our relationships with participating broker-dealers and provides assistance in connection with compliance matters relating to marketing this offering. Our Dealer Manager also serves as the dealer manager for the Class N Private Offering, the Continuous Private Offering and the DST Program on a “best efforts” basis.
Stock Ownership by Our Sponsor and its Affiliates
As of April 16, 2026, JLL and its affiliates owned an aggregate of 2,521,801 Class M-I shares and 8,726,003 Class N shares, which were issued for cash at a price per share equal to the most recently reported NAV per share as of the purchase dates. As a result of its significant investment in us, our Sponsor has a strong economic incentive to support our company.
For so long as we are externally managed and advised by LaSalle or an affiliate of our Sponsor, neither our Sponsor nor any of its affiliates may, without the prior written consent of our board of directors, including a majority of our independent directors, submit any request for the repurchase of any Class M-I shares or sell, transfer, pledge, assign or otherwise dispose of such shares to any person or entity, other than to a subsidiary, parent company or company under common control with JLL, to the extent that any such repurchase, sale, transfer, assignment or disposition would cause JLL to be the beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) of less than 1,025,078 Class M-I shares.
The Class N shares held by Jones Lang LaSalle Co-Investments, Inc. are subject to a three-year lock up through January 2, 2028, and thereafter are eligible for repurchase on a quarterly basis in an amount up to $12.5 million per quarter. Such Class N shares are not subject to, nor eligible for repurchase under the terms of the SRP. However, our independent directors must approve the repurchase of any Class N shares held by Jones Lang LaSalle Co-Investments, Inc. during any quarter in which the share repurchase requests submitted pursuant to the SRP would cause us to exceed the quarterly repurchase limit under the SRP. If repurchase requests through our SRP exceed our 5% quarterly repurchase limit, then any repurchase of class N shares from Jones Lang LaSalle Co-Investments, Inc. during such quarter requires prior approval from our independent directors, with any such approval based upon their finding that an approval in such circumstances is consistent with their duties under Maryland law. See “Stock Ownership of Certain Beneficial Owners—Ownership by Our Sponsor and its Affiliates” and “Share Repurchase Plan.”

Our Structure
The following chart shows our current ownership structure and our relationship with LaSalle and our Dealer Manager as of April 16, 2026.
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(1)Includes entities controlled or managed by JLL.
(2)As of April 16, 2026, affiliates of JLL owned approximately 5.4% of our outstanding common stock.
(3)As of April 16, 2026, our limited partner interest in the operating partnership was approximately 69%, with the remaining approximately 31% owned by third-party OP Unit holders.

Share Repurchase Plan
There is no regular trading market for shares of our common stock, and we do not expect that such a market will ever develop. While you should view your investment as long term with limited liquidity, we have adopted an SRP, whereby on a daily basis holders of our shares may request that we repurchase all or any portion of their shares, however we are not obligated to repurchase any shares of our common stock and may choose to only repurchase some, or even none, of the shares requested to be repurchased. No shares may be repurchased within one year after the date of purchase, except for repurchases related to the death or disability of a stockholder or under certain circumstances following the departure of key persons. In addition, shares issued pursuant to the DRIP are not subject to the one-year holding period and we may waive the one-year holding period for certain feeder vehicles formed to hold shares or as otherwise may be approved by our board of directors. The SRP, to the extent we choose to repurchase shares, limits repurchases during any calendar quarter to shares with an aggregate value (based on the repurchase price per share on the day the repurchase is effected) of 5% of the combined NAV of all classes of shares as of the last day of the previous calendar quarter, which means that in any 12-month period, we limit repurchases to approximately 20% of our total NAV.
We may not always be able to repurchase your shares under the SRP. If a repurchase request is made and accepted, the repurchase price per share will be equal to our NAV per share on the date of repurchase of the class of shares being repurchased. The vast majority of our assets will consist of properties, which cannot generally be liquidated quickly. Therefore, we may not always have sufficient liquid resources to satisfy repurchase requests. We may maintain under normal circumstances an aggregate allocation to cash, cash equivalents and other short-term investments and certain types of real estate-related assets that can be liquidated more readily than properties of up to 15% of the overall value of our portfolio. Should repurchase requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on stockholders whose shares are not repurchased, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of the company as a whole, then our board of directors may modify or suspend the SRP if it deems such action to be in the best interest of our stockholders. Our board of directors will assess the overall level of liquidity available in our portfolio and the need for available funds prior to taking any action that will result in limiting our repurchases. See “Share Repurchase Plan—Repurchase Limitations.”
Distributions
We currently are, and expect that in the future we will continue to be, organized and operated in a manner intended to qualify to be taxed as a REIT for U.S. federal income tax purposes. We first elected REIT status for our taxable year ended December 31, 2004. In order to qualify to be taxed as a REIT, we are required to distribute dividends equal to at least 90% of our annual REIT taxable income to our stockholders. For these purposes, REIT taxable income is determined without regard to the dividends-paid deduction and excludes net capital gain. Further, REIT taxable income does not necessarily equal net income as calculated in accordance with GAAP.
We intend to accrue and pay distributions on a monthly basis. However, we reserve the right to adjust the periods during which distributions accrue and are paid. We expect that our board of directors will authorize a monthly distribution of a certain dollar amount per share of common stock for each month. For purposes of calculating our NAV to account for any declared distributions, we will accrue as our liability on the day after the record date (the distribution adjustment date) the amount of the declared distributions. Distributions will be payable only to stockholders of record on the business day immediately preceding the distribution adjustment date. See “Share Repurchase Plan.”
Our policy is generally to pay distributions from cash flow from operations. However, we are authorized to fund distributions from any other source, including, without limitation, the sale of assets, borrowings, net offering proceeds and the deferral of fees and expense reimbursements by LaSalle in its sole discretion. Distributions may constitute a return of capital. In most previous years in which we paid distributions, our total distributions for the year exceeded our GAAP earnings due to the fact that GAAP earnings are reduced by non-cash charges for depreciation and amortization expenses and impairment of real estate. For the same reasons, we anticipate that we will pay distributions in excess of our earnings in the future. We have not established a minimum distribution level. The amount of any distributions will be determined by our board of directors and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board of directors.
Since we commenced our initial public offering in October 2012, we have declared quarterly distributions for our stockholders every quarter through March 31, 2026. Effective for the quarter commencing April 1, 2026, our board of directors has authorized the issuance of monthly instead of quarterly distributions. We bear all expenses incurred in our operations, which are deducted from cash funds generated from operations prior to computing the amount of cash for distribution to stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital or other purposes. See “Selected Information Regarding Our Operations—Distribution Information.” Any future distributions will be made at the discretion of our board of directors and will depend on our earnings, financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time.
Distribution Reinvestment Plan
We have adopted the DRIP whereby stockholders (other than residents of Alabama, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Tennessee, Vermont and Washington; and clients of certain participating broker-dealers that do not permit automatic enrollment in the DRIP) will have their cash distributions automatically reinvested in additional shares of our common stock unless they elect to receive their distributions in cash. Residents of Alabama, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Tennessee, Vermont and Washington; and clients of certain participating broker-dealers that do not permit automatic enrollment in the DRIP will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. If you participate in the DRIP, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. Shares are issued pursuant to the DRIP at the NAV per share applicable to that class, calculated as of the distribution date. Stockholders will not pay selling commissions when purchasing shares pursuant to the DRIP. For the complete terms of the DRIP, see Appendix C to this prospectus.
Investment Company Act of 1940 Considerations
We intend to conduct our operations so that neither we, nor our Operating Partnership or any of our respective subsidiaries are investment companies under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We will continuously monitor our holdings on an ongoing basis to determine our compliance with Section 3(a)(1)(C).
In addition, we believe that neither we nor our Operating Partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our Operating Partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our or our Operating Partnership’s wholly owned or majority-owned subsidiaries, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of purchasing or otherwise acquiring real property, mortgages and other interests in real estate.

The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by that person, or by another company which is a majority-owned subsidiary of that person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.
A change in the value of any of our assets could cause us, our Operating Partnership or one or more of our respective wholly or majority-owned subsidiaries to fall within the definition of “investment company” and, thus, be required to register under the Investment Company Act. To ensure that we are not required to register the company or any of our subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. LaSalle will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.
To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of “investment company,” we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.
If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that would restrict our activities and significantly increase our operating expenses. See “Risk Factors—Risks Related to Our General Business Operations and Our Corporate Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

RISK FACTORS
You should carefully consider the risks and uncertainties described below as well as any cautionary language or other information contained or incorporated by reference in this prospectus. The risks discussed below are those that we consider to be the most significant to your decision whether to buy shares of our common stock.
Risks Related to Investing in Shares of Our Common Stock
There is no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to the repurchase of shares by us which generally will not be available during the first year after you purchase your shares. If you do sell your shares to us, you may receive less than the price you paid.
There is no current public trading market for shares of our common stock, and we do not expect that such a public market will ever develop. Therefore, the repurchase of shares by us will likely be the only way for you to dispose of your shares, however we are not obligated to repurchase any shares of our common stock and may choose to only repurchase some, or even none, of the shares requested to be repurchased. To the extent we choose to repurchase shares, we will repurchase shares at a price equal to our NAV per share of the class of shares being repurchased on the date of repurchase, and not based on the price at which you initially purchased your shares. Shares are not eligible for repurchase for the first year after purchase, except upon death or disability of a stockholder or under certain circumstances following the departure of key persons; provided, however, that shares issued pursuant to the DRIP are not subject to the one-year holding period and we may waive the one-year holding period for certain feeder vehicles formed to hold shares or as otherwise may be approved by our board of directors. In addition, we may repurchase your shares if you fail to maintain a minimum balance of $5,000 in shares, even if your failure to meet the minimum balance is caused solely by a decline in our NAV. As a result of these terms of the SRP, you may receive less than the price you paid for your shares when you sell them to us pursuant to the SRP. In addition, as a perpetual-life REIT, we are not required to and do not intend to pursue a strategic transaction such as a listing on a national securities exchange or a sale of our company that would provide liquidity to our stockholders.
Our ability to repurchase shares may be limited, and our board of directors may modify or suspend the SRP at any time.
The SRP limits the funds we may use to purchase shares each calendar quarter to 5% of the combined NAV of all classes of shares as of the last day of the previous calendar quarter, which means that in any 12-month period, to the extent we choose to repurchase shares, we limit repurchases to approximately 20% of our total NAV. We are not obligated to repurchase any shares of our common stock and may choose to only repurchase some, or even none, of the shares requested to be repurchased. The vast majority of our assets consist of properties that cannot generally be liquidated quickly. Therefore, we may not always have a sufficient amount of cash to immediately satisfy repurchase requests. Our board of directors may modify or suspend for any period of time or indefinitely the SRP should repurchase requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our investment operations or pose a risk of having a material adverse impact on stockholders whose shares are not repurchased, or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of our company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased, or none at all. Because our board of directors is not required to authorize the recommencement of the SRP within any specified period of time, our board of directors may effectively terminate the plan by suspending it indefinitely. As a result, your ability to have your shares repurchased by us may be limited and at times no liquidity may be available for your investment. See “Share Repurchase Plan—Repurchase Limitations.”
We have a history of operating losses and cannot assure you that we will sustain profitability.
As a consequence of recognizing depreciation in connection with the properties we own, we have a history of operating losses and cannot assure you that we will sustain profitability. As a result, since our inception in 2004, we have experienced net losses (calculated in accordance with GAAP) over a number of years. The extent of our future operating losses are highly uncertain, and we may not sustain profitability.

The availability, timing and amount of cash distributions to you are uncertain.
Our board of directors is not obligated to authorize, and we are not obligated to declare, monthly dividends for our stockholders in any specific amounts or at all. We bear all expenses incurred in our operations, which are deducted from cash funds generated from operations prior to computing the amount of cash for distribution to stockholders. In addition, our board of directors, in its discretion, may retain any portion of such funds for working capital or other purposes.
To the extent our distributions represent a return of capital for tax purposes, our stockholders could recognize an increased capital gain upon a subsequent sale of our common stock.
Distributions in excess of our current and accumulated earnings and profits and not treated by us as a dividend will not be taxable to a stockholder to the extent those distributions do not exceed the stockholder’s adjusted tax basis in his or her common stock. Instead, the distribution will constitute a return of capital and will reduce the stockholder’s adjusted basis. (Such distributions to non-U.S. stockholders may be subject to withholding, which may be refundable.) If distributions exceed the stockholder’s adjusted basis, then his or her adjusted basis will be reduced to zero, and the excess will be treated as capital gain to the stockholder. In addition, if distributions result in a reduction of a stockholder’s adjusted basis in his or her common stock, then subsequent sales of such stockholder’s common stock potentially will result in recognition of an increased capital gain.
Your overall return may be reduced if we pay distributions from sources other than our cash from operations.
To date, all of the distributions we have paid to stockholders have been funded through a combination of cash flows from our operations and investing activities. We may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore, we may choose to use cash flows from investing activities such as sales of real estate investments or interests in joint ventures. We may also choose to use financing activities, which include borrowings (including borrowings secured by our assets), net proceeds of this offering or other sources to fund distributions to our stockholders. For the year ended December 31, 2024, 88% of our distributions were funded from cash flows from operations and 12% from investing activities and for the year ended December 31, 2025, 78% of our distributions were funded from cash flows from operations and the remaining 22% was funded from investing activities. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform as anticipated, our expenses are greater than expected or due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources. Using certain of these sources may result in a liability to us, which would require a future repayment. The use of these sources for distributions and the ultimate repayment of any liabilities incurred could adversely impact our ability to pay distributions in future periods, decrease our NAV and NAV per share, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment in our shares of common stock.
Your purchase price may be more or less than the actual NAV if our NAV is incorrectly calculated.
If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth more or less than the purchase or repurchase price.
You will not have the opportunity to evaluate future investments we will make with the proceeds raised in this offering prior to purchasing shares of our common stock.
We have not identified all of the investments that we will make with the proceeds of this offering or our other offerings. As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our future investments prior to purchasing shares of our common stock. You must rely on LaSalle and our board of directors to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because you cannot evaluate all of the investments we will make in advance of purchasing shares of our common stock, this additional risk may hinder your ability to achieve your own personal investment objectives related to portfolio diversification, risk-adjusted investment returns and other objectives.
Our ability to implement our investment strategy is dependent, in part, upon the ability of our Dealer Manager to successfully conduct this offering, which makes an investment in us more speculative.
We have retained LaSalle Investment Management Distributors, LLC, an affiliate of LaSalle, to conduct our offerings. The success of this offering, and our ability to implement our business strategy, is dependent upon the ability of our Dealer Manager to build and maintain a network of broker-dealers to sell our shares to their clients. If our Dealer Manager is not successful in establishing, operating and managing this network of broker-dealers, our ability to raise proceeds through this offering will be limited, and we may not have adequate capital to execute our investment strategy. If we are unsuccessful in executing our investment strategy, you could lose all or a part of your investment.
The performance component of the advisory fee is calculated for each class of our common stock and each class of OP Units on the basis of the total return attributable to that class over a calendar year, so it may differ among classes and it may not be consistent with the return on our shares over a longer or shorter time frame.
The performance component of the advisory fee paid to LaSalle is calculated for each class of our common stock and for each class of OP Units on the basis of the total return attributable to that class over a calendar year. As a result, LaSalle may be entitled to receive the performance component with respect to one class of shares or OP Units but not another and may be entitled to receive compensation under the performance component of the advisory fee for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share. Similarly, stockholders who request that we repurchase their shares during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated performance component of the advisory fee, even if no performance component is ultimately payable to LaSalle at the end of such calendar year. In addition, if the NAV of our classes of common stock or classes of OP Units remains above certain threshold levels, LaSalle’s ability to earn the performance fee in any year will not be affected by poor performance in prior years. Furthermore, LaSalle will not be obligated to return any portion of advisory fees paid based on our subsequent performance. See “Management—The Advisory Agreement.”
Valuations and appraisals of our properties and real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value.
For the purposes of calculating our NAV after the close of business on each business day, our properties will initially be valued at cost upon their acquisition which we expect to represent fair value at that time. Thereafter, valuations of properties, which will be based in part on appraisals of each of our properties by our independent valuation advisor at least once during every calendar quarter after the calendar quarter in which we owned each respective property, will be performed in accordance with our valuation guidelines. Likewise, our investments in real estate-related assets will initially be valued at cost upon their acquisition, and thereafter will be valued quarterly, or in the case of liquid securities, daily, as applicable, at fair value. See “Net Asset Value Calculation and Valuation Guidelines.” Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties will involve subjective judgments regarding such factors as comparable sales, rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate analysis. Valuations and appraisals of our properties and real estate-related assets will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic and other conditions beyond our control and the control of LaSalle and independent valuation advisor.
Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. Therefore, the valuations of our properties and our investments in real estate-related assets may not correspond to the timely realizable value upon a sale of those assets. There will be no retroactive adjustment in the valuation of such assets, the price of our shares of common stock, the price we paid to repurchase shares of our common stock or NAV-based fees we paid to LaSalle and dealer manager to the extent such valuations prove to not accurately reflect the true estimated value and are not a precise measure of realizable value. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be repurchased by us pursuant to the SRP, are based on our estimated NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.
No rule, regulation, or industry practice requires that we calculate our NAV in a certain way, and our board of directors, including a majority of our independent directors, may adopt changes to our valuation guidelines.
There are no existing rules or regulatory bodies that specifically govern the manner in which we calculate our NAV and there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and repurchase price. As a result, it is important that you pay particular attention to the specific methodologies and assumptions we use to calculate our NAV, as other public REITs may use different methodologies or assumptions to determine their NAV. For example, we do not fair value our mortgage notes and other debt payable. In addition, our board of directors, including a majority of our independent directors, will review the appropriateness of our valuation guidelines at least annually and may, at any time, adopt changes to our valuation guidelines. See “Net Asset Value Calculation and Valuation Guidelines” for more details regarding our valuation guidelines.
Our NAV per share may suddenly change if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.
Each of our properties will be appraised at least once per quarter and, under normal circumstances, will not be appraised more frequently than once per quarter. Properties may be valued more frequently than quarterly if LaSalle or independent valuation advisor believes that the value of such property has changed materially since the most recent quarterly valuation. As such, when these appraisals are reflected in our NAV calculation, there may be a sudden change in our NAV per share for each class of our common stock. These changes in a property’s value may be as a result of property-specific events or as a result of more general changes to real estate values resulting from local, national or global economic changes.
In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a sudden increase or decrease in the NAV per share amounts. We accrue estimated income and expenses on a daily basis based on our budgets. On an ongoing basis, we adjust the income and expenses we accrued to reflect the income and expenses actually earned and incurred. We do not retroactively adjust the NAV per share of each class for each day. Therefore, because the actual results from operations may be better or worse than what we previously budgeted, the adjustment to reflect actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.
The NAV per share that we publish may not necessarily reflect changes in our NAV that are not immediately quantifiable.
From time to time, we may experience events with respect to our investments that may have a material impact on our NAV. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially. The NAV per share of each class of our common stock as published on any given day may not reflect such extraordinary events to the extent that their financial impact is not immediately quantifiable. As a result, the NAV per share of each class published after the announcement of a material event may differ significantly from our actual NAV per share for such class until such time as the financial impact is quantified and our NAV is appropriately adjusted in accordance with our valuation guidelines. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are repurchased or new stockholders, depending on whether our published NAV per share for such class is overstated or understated.

Due to daily fluctuations in our NAV, the price at which your purchase is executed could be higher than our NAV per share at the time you submit your subscription, and the price at which your repurchase is executed could be lower than our NAV per share at the time you submit your repurchase request.
The purchase and repurchase price for shares of our common stock will not be based on any established trading price. Your accepted subscription will be executed at a price equal to our NAV per share for the class of shares being purchased next determined after your subscription is received in proper form and processed, plus, for Class A shares and Class A-I shares only, any applicable selling commissions. As a result of this process, you will not know the purchase price per share at which your subscription will be executed at the time you submit your subscription. The purchase price per share at which your subscription is executed could be higher than the NAV per share on the date you submitted your subscription and if this is the case, you could receive fewer shares than initially anticipated. If the purchase price per share at which your subscription agreement is lower than the NAV per share on the date you submitted your subscription, you could receive more shares than initially anticipated. For example, if a subscription is processed and accepted on a business day and before the close of business (4:00 p.m. Eastern time) on that day, the subscription will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on that day, plus, for Class A shares and Class A-I shares, any applicable selling commissions.
If a subscription is processed and accepted on a business day, but after the close of business on that day, the subscription will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus, for Class A shares and Class A-I shares only, any applicable selling commissions. See “Plan of Distribution—Buying Shares.” Similarly, received and processed repurchase requests will be effected at a repurchase price equal to the next-determined NAV per share for the class of shares being repurchased. See “Share Repurchase Plan—General.” Investors who subscribe for shares will not know the purchase price at the time they submit their subscription. Because stockholders will not know the repurchase price that will apply at the time that repurchase requests are submitted, the repurchase price per share at which your repurchase request is executed could be lower than the NAV per share on the date you submitted your repurchase request. If our NAV per share increases, purchasers of Class A shares and Class A-I shares will pay a higher selling commission per share and if our NAV per share decreases, purchasers of Class A shares and Class A-I shares will pay a lower selling commission per share, as the amount of commissions is calculated as a percentage of NAV per share.
We have broad discretion in how we use the proceeds from our offerings, and we may use the proceeds in ways with which you disagree.
We expect to use the net proceeds of our public and private offerings to (1) grow and further diversify our portfolio by making investments in accordance with our investment strategy and policies, (2) repay indebtedness incurred under various financing instruments and (3) fund repurchases under the SRP. See “Estimated Use of Proceeds.” We have not allocated specific amounts of the net proceeds from our public and private offerings for any specific purpose. Accordingly, our management will have significant flexibility in applying the net proceeds of our public and private offerings, including the ability to apply net proceeds to the payment of distributions. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. In addition, it is possible that the net proceeds will be invested in a way that does not yield a favorable return, or any, return for us or our stockholders. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.
Future offerings of debt securities, which would be senior to our common stock upon liquidation, or equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of distributions, may adversely affect the value of our common stock.
In the future, we may attempt to increase our capital resources by making additional offerings of debt or equity securities, including medium term notes, senior or subordinated notes and classes of preferred or common stock.

Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock.
Additionally, holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue 2 billion shares of common stock. Our board of directors may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of common stock or the number of authorized shares of capital stock of any class or series without stockholder approval. After you purchase shares of our common stock, our board of directors may elect, without stockholder approval, to: (1) sell additional shares in current or future public or private offerings; (2) issue equity interests in private offerings; (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares to LaSalle, or its successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or to reimburse expenses paid on our behalf or (5) issue shares to sellers of properties we acquire in connection with an exchange of limited partnership interests of our Operating Partnership. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, our stockholders bear the risk of our future offerings reducing the market price of our common stock and diluting their proportionate ownership.
If you purchase shares of common stock you may experience immediate dilution in the net tangible book value per share.
Net tangible book value is used as a measure of net worth that reflects certain dilution in the value of our common stock from the issue price as a result of (i) accumulated depreciation and amortization of real estate investments, (ii) fees paid in connection with the offering and (iii) the fees and expenses paid to LaSalle and its affiliates in connection with the selection, acquisition, management and sale of our investments. Net tangible book value does not reflect our estimated value per share nor does it necessarily reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. As of December 31, 2025, our net tangible book value per share was $5.50, calculated as our net tangible book value as of December 31, 2025 divided by the 212,020,063 shares of our common stock outstanding as of December 31, 2025, as compared to our share price of $11.26, $11.27, $11.29, $11.27, $11.27, $11.25, and $11.27 per Class A shares, Class M shares, Class A-I shares, Class M-I shares, Class I shares, Class N shares, and Class S shares, respectively, on such date. See “Dilution.”
Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in our current public offering, which would harm our ability to achieve our investment objectives.
Broker-dealers must comply with Regulation Best Interest, which, among other requirements, contains a standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The full impact of Regulation Best Interest on participating dealers cannot be determined at this time, and it may negatively impact whether participating dealers and their associated persons recommend our current public offering to certain retail customers, or the amount of shares which are recommended to such customers. In particular, under SEC guidance concerning Regulation Best Interest, a broker-dealer recommending an investment in our shares should consider a number of factors, including but not limited to cost and complexity of the investment and reasonably available alternatives in determining whether there is a reasonable basis for the recommendation. Broker-dealers may recommend a more costly or complex product as long as they have a reasonable basis to believe it is in the best interest of a particular retail customer. However, if broker-dealers instead choose alternatives to our shares, many of which likely exist, our ability to raise capital may be adversely affected. If Regulation Best Interest reduces our ability to raise capital in our current public offering, it would harm our ability to create a diversified portfolio of investments and ability to achieve our investment objectives.

Risks Related to Conflicts of Interest
LaSalle will face a conflict of interest with respect to the allocation of investment opportunities and competition for tenants between us and other real estate programs that it advises.
LaSalle’s officers and key real estate professionals identify potential investments in properties and other real estate-related assets that are consistent with our investment guidelines for our possible acquisition. However, LaSalle may not acquire an investment in a property unless it has reviewed and approved presenting it to us in accordance with its allocation policies. LaSalle and its affiliates advise other investment programs that invest in properties and real estate-related assets in which we may be interested, including the DST Program. LaSalle could face conflicts of interest in determining which programs will have the opportunity to acquire and participate in such investments as they become available. As a result, other investment programs advised by LaSalle may compete with us with respect to certain investments that we may want to acquire. LaSalle also has discretion to choose which of our properties to syndicate in the DST Program, which presents conflicts because LaSalle and the dealer manager earn fees from the DST Program.
In addition, we may acquire properties in geographic areas where other investment programs advised by LaSalle own properties. Therefore, our properties may compete for tenants with other properties owned by such investment programs. If one of such investment programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays locating another suitable tenant.
LaSalle faces a conflict of interest because the fees it receives for services performed are based on our NAV, for which LaSalle is ultimately responsible for calculating.
LaSalle is paid a fee for its services based on our daily NAV, which is calculated by ALPS under the supervision of LaSalle. The calculation of our NAV includes certain subjective judgments of LaSalle and our independent valuation advisor, including estimates of fair value of particular assets, and therefore may not correspond to realizable value upon a sale of those assets. LaSalle may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock or the price paid for the repurchase of your shares of common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price or more than the repurchase price.
LaSalle’s management personnel face conflicts of interest relating to time management and there can be no assurance that LaSalle’s management personnel will devote adequate time to our business activities or that LaSalle will be able to hire adequate additional employees.
All of LaSalle’s management personnel, other employees, affiliates and related parties may also provide services to other affiliated entities of LaSalle. We are not able to estimate the amount of time that such management personnel will devote to our business. As a result, certain of LaSalle’s management personnel may have conflicts of interest in allocating their time between our business and their other activities which may include advising and managing various other real estate programs and ventures, which may be numerous and may change as programs are closed or new programs are formed. During times of significant activity in other programs and ventures, the time they devote to our business may decline and be less than we would require. There can be no assurance that LaSalle’s affiliates will devote adequate time to our business activities or that LaSalle will be able to hire adequate additional employees.

LaSalle and its affiliates, including our officers and some of our directors, face conflicts of interest caused by compensation arrangements with us and other LaSalle affiliated entities, which could result in actions that are not in our stockholders’ best interests.
LaSalle and its affiliates receive substantial fees from us in return for their services and these fees could influence LaSalle’s advice to us. Among other matters, the compensation arrangements could affect their judgment with respect to:
•the continuation, renewal or enforcement of our agreements with LaSalle and its affiliates, including the Advisory Agreement;
•the decision to adjust the value of our real estate portfolio or the value of certain portions of our portfolio of other real estate-related assets, or the calculation of our NAV;
•public and private offerings of equity by us, which may result in increased advisory fees paid to the advisor;
•competition for tenants from affiliated programs that own properties in the same geographic area as us;
•whether to sell interests in certain of our real properties through the DST Program and the selection of properties to be sold through the DST Program; and
•asset sales, which may allow LaSalle or its affiliates to earn disposition fees and commissions.
We currently have, and may enter into additional, agreements with subsidiaries of our Sponsor to perform certain services for our real estate portfolio.
Subsidiaries of our Sponsor provide property management, leasing and other services to property owners, and currently provides certain services to us with respect to a portion of our properties, and we may engage subsidiaries of our Sponsor to perform additional property or construction management, leasing and other services related to our real estate portfolio. The fees, commissions and expense reimbursements paid to our Sponsor in connection with these services have not and will not be determined with the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties. Even though all such agreements will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could receive from a third party.
The time and resources that affiliates of LaSalle devote to us may be diverted and we may face additional competition due to the fact that such affiliated entities are not prohibited from raising money for another entity that makes the same types of investments that we target.
Affiliates of LaSalle are not prohibited from raising money for another investment entity that makes the same types of investments as those we target. As a result, the time and resources they could devote to us may be diverted. In addition, we may compete with any such investment entity for the same investors and investment opportunities. We may also co-invest with any such investment entity. Even though all such co-investments will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could achieve co-investing with a third party.
LaSalle may have conflicting fiduciary obligations if we acquire properties with its affiliates or other related entities; as a result, in any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.
LaSalle has in the past and may in the future cause us to acquire an interest in a property from its affiliates or through a joint venture with its affiliates or to dispose of an interest in a property to its affiliates. In these circumstances, LaSalle will have a conflict of interest when fulfilling its fiduciary obligation to us. In any such transaction we may not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties. Even though all such agreements will be subject to approval by our independent directors, they could be on terms not as favorable to us as those we could receive from a third party.
The fees we pay to affiliates in connection with our offerings of securities and in connection with the management of our investments were not determined on an arm’s-length basis, and therefore, we do not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties.
LaSalle, our Dealer Manager and other affiliates, including our Sponsor, have earned and will continue to earn fees, commissions and expense reimbursements from us. The fees, commissions and expense reimbursements paid and to be paid to LaSalle, our Dealer Manager and other affiliates for services they provided us in connection with this offering and our other securities offerings were determined without the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties. See “Conflicts of Interest.”
Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of LaSalle face conflicts of interest related to their positions or interests in affiliates of LaSalle, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.
Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of LaSalle may also be involved in the management of other real estate businesses, including other entities affiliated with LaSalle, and separate accounts established for institutional investors, each of which invests in real estate or real estate-related assets. As a result, they owe fiduciary duties to each of these entities and their investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our investment strategy. These individuals face conflicts of interest in allocating their time among us and such other funds, investors and activities. These conflicts of interest could cause these individuals to allocate less of their time to us than we may require, which may adversely impact our operations.
You may not have the benefit of an independent due diligence review in connection with this offering, which would increase the risk of your investment.
Because our Dealer Manager is an affiliate of LaSalle, investors will not have the benefit of an independent due diligence review and investigation by our Dealer Manager of the type normally conducted by an unaffiliated, independent underwriter in connection with a securities offering. Accordingly, you will have to rely on your own broker-dealer to make an independent due diligence review of the terms of this offering. The absence of a due diligence review of us and this offering by an independent underwriter increases the risk you face as a stockholder.
Risks Related to Adverse Changes in General Economic Conditions
Changes in economic and capital markets conditions, including periods of generally deteriorating real estate industry fundamentals, may significantly affect our results of operations and returns to our stockholders..
We are subject to risks generally incident to the ownership of real estate investments, including changes in global, national, regional or local economic, demographic or capital market conditions, including economic impacts resulting from actual or perceived instability in the U.S. banking system, disruptions in the labor market (including labor shortages and unemployment), stock market volatility, trade conflict, civil unrest, national and international security events, geopolitical events, military conflicts and war (including ongoing conflicts in the Middle East and Ukraine), as well as other factors particular to the locations of our investments. The threat or imposition of new tariffs may create uncertainty in real estate markets, increase construction costs, slow economic growth, lead to job losses, shift demand for industrial properties, and increase costs of retail goods impacting consumer spending, resulting in potential reduction in demand for related property types. A recession could adversely impact our investments as a result of, among other items, increased tenant defaults under our leases, lower demand for rentable space, as well as potential oversupply of rentable space, each of which could lead to increased concessions, tenant improvement expenditures or reduced rental rates to maintain occupancies. These conditions could also adversely impact the financial condition of the tenants that occupy our real properties and, as a result, their ability to pay us rents.
To the extent that a general economic slowdown is prolonged or becomes more severe or real estate fundamentals deteriorate, it may have a significant and adverse impact on the values of our assets, revenues, results from operations, financial condition, liquidity, overall business prospects and ultimately our ability to pay distributions to our stockholders.
Uncertainty about U.S. federal initiatives could negatively impact our business, financial condition and results of operations.
There is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. The current U.S. presidential administration’s changes to U.S. policy may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Additionally, recent policy proposals aimed at limiting institutional investors from buying single-family housing could reduce our ability to acquire certain single-family housing, increase regulatory uncertainty, and reduce the number of buyers for single-family housing, which may adversely affect market dynamics and valuations. Although we cannot predict the impact, if any, of these changes to our business, they could adversely affect our business, financial condition, operating results and cash flows. Until we know what policy changes are made and how those changes effect our business and the business of our competitors over the long term, we will not know the impact of them.
Changes to U.S. tariff and import/export regulations may have an adverse effect on our business, financial condition and results of operations.
There have been significant changes, and continue to be ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs, creating significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and have a material adverse effect on our business, financial condition and results of operations.
Any market deterioration may cause the future value of our real estate investments to decline.
If the current economic or real estate environment were to worsen in the markets where our properties are located, our NAV per share of our common stock may experience more volatility or decline as a result. Volatility in the fair value and operating performance of commercial real estate has made estimating cash flows from our real estate investments difficult, since such estimates are dependent upon our judgment regarding numerous factors, including, but not limited to, current and potential future refinancing availability, fluctuations in regional or local real estate values and fluctuations in regional or local rental or occupancy rates, real estate tax rates and other operating expenses.
We cannot assure our stockholders that we will not have to realize or record impairment charges, or experience disruptions in cash flows and/or permanent losses related to our real estate investments or decreases in our NAV per share of our common stock in future periods. In addition, to the extent that volatile markets persist, these conditions could adversely impact our ability to potentially sell our real estate investments at a price and with terms acceptable to us or at all.

Economic events that may cause our stockholders to request that we repurchase their shares may materially adversely affect our cash flow and our ability to achieve our investment objectives.
Economic events affecting the U.S. and global economies, such as the general negative performance of the real estate sector (including as a result of inflation or higher interest rates), disruptions in the labor market (including labor shortages and unemployment) and stock market volatility, trade conflict, civil unrest, national and international security events, geopolitical events, military conflicts and war (including ongoing conflicts in the Middle East and Ukraine) could cause our stockholders to seek to have us repurchase their shares pursuant to the SRP. The SRP limits the amount of funds we may use for repurchases during each calendar quarter to 5% of the combined NAV of all classes of shares as of the last day of the previous calendar quarter. Even if we are able to satisfy all resulting repurchase requests, our cash flow could be materially adversely affected.
In addition, if we determine to sell assets to satisfy repurchase requests, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by property type and location, moderate financial leverage, conservative operating risk and an attractive level of current income, could be adversely affected.
Inflation or deflation may adversely affect our financial condition and results of operations.
Although neither inflation nor deflation has materially impacted our operations in the recent past, increased inflation could have an adverse impact on our floating rate mortgages and interest rates and general and administrative expenses, as these costs could increase at a rate higher than our rental and other revenue. Inflation could also have an adverse effect on consumer spending which could impact our tenants’ revenues and, in turn, our percentage rents, where applicable. Conversely, deflation could lead to downward pressure on rents and other sources of income.
Changes in accounting standards or inaccurate estimates or assumptions in the application of accounting policies could adversely affect our financial results.
Our accounting policies and methods are fundamental to how we record and report our financial condition and results of operations. Some of these policies require use of estimates and assumptions that may affect the reported value of our assets or liabilities and financial results and are critical because they require management to make difficult, subjective, and complex judgments about matters that are inherently uncertain. Accounting standard setters and those who interpret the accounting standards (such as the Financial Accounting Standards Board (the “FASB”), the SEC, and our independent registered public accounting firm) may amend, clarify, interpret or even reverse their previous interpretations or positions on how these standards should be applied. In some cases, we could be required to apply a new or revised standard retrospectively, resulting in the revision of prior period financial statements. Changes in accounting standards can be hard to predict and can materially impact how we record and report our financial condition and results of operations.
Risks Related to Our General Business Operations and Our Corporate Structure
We depend on LaSalle and the key personnel of LaSalle, and we may not be able to secure suitable replacements in the event that we fail to retain their services.
Our success is dependent upon our relationships with, and the performance of, LaSalle and the key real estate professionals of LaSalle for the acquisition and management of our investment portfolio and our corporate operations. Any of these parties may suffer or become distracted by adverse financial or operational problems in connection with their business and activities unrelated to us and over which we have no control.
Should any of these parties fail to allocate sufficient resources to perform their responsibilities to us for any reason, we may be unable to achieve our investment objectives. In the event that, for any reason, the Advisory Agreement is terminated, or LaSalle is unable to retain its key personnel, it may be difficult for us to secure suitable replacements on acceptable terms, which would adversely impact the value of your investment.

LaSalle’s inability to retain the services of key real estate professionals could negatively impact our performance.
Our success depends to a significant degree upon the contributions of certain key real estate professionals employed by LaSalle, each of whom would be difficult to replace. Neither we nor LaSalle have employment agreements with these individuals, and they may not remain associated with us or LaSalle. If any of these persons were to cease their association with us or LaSalle, our operating results could suffer. Our future success depends, in large part, upon LaSalle’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If LaSalle loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.
We are required to pay substantial compensation to LaSalle and its affiliates, which may be increased or decreased during this offering or future offerings by a majority of our board of directors, including a majority of the independent directors.
Pursuant to our agreements with LaSalle and its affiliates, including our Sponsor, we are obligated to pay substantial compensation to LaSalle and its affiliates. Subject to limitations in our charter, the fees, expense reimbursements and other payments that we are required to pay to LaSalle and its affiliates may increase or decrease during this offering or future offerings from those described elsewhere in this prospectus if such change is approved by a majority of our board of directors, including a majority of the independent directors. See “Management—The Advisory Agreement.” These payments to LaSalle and its affiliates will decrease the amount of cash we have available for operations and new investments and could negatively impact our NAV, our ability to pay distributions and your overall return.
We may change our investment and operational policies without stockholder consent.
We may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than is currently contemplated. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could materially affect our ability to achieve our investment objectives.
Our board of directors will not approve each investment selected by LaSalle.
Our board of directors has approved investment guidelines that delegate to LaSalle the authority to execute (1) acquisitions and dispositions of real property and (2) investments in other real estate-related assets, in each case so long as such investments are consistent with the investment guidelines. Our directors review our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, as often as they deem appropriate. The prior approval of our board of directors will be required only for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our directors will rely primarily on information provided to them by LaSalle. Furthermore, transactions entered into on our behalf by LaSalle may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.
We are and may continue to be subject to litigation, which could have a material adverse effect on our financial condition.
We currently are, and are likely to continue to be, subject to litigation. Some of these claims may result in significant defense costs and potentially significant judgments against us. We cannot be certain of the ultimate outcomes of currently asserted claims or of those that arise in the future. Resolution of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, would adversely impact our earnings and cash flows, thereby impacting our ability to service debt and make monthly distributions to our stockholders. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could adversely impact our results of operations and cash flows, expose us to increased risks that would be uninsured, and/or adversely impact our ability to attract officers and directors.
The limits on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could otherwise benefit our stockholders.
Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of our outstanding capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock. A person that did not acquire more than 9.8% of our shares may become subject to our charter restrictions if repurchases by other stockholders cause such person’s holdings to exceed 9.8% of our outstanding shares. Any attempt to own or transfer shares of our common stock in excess of the ownership limit without the consent of our board of directors will be void, or will result in those shares being transferred by operation of law to a charitable trust, and the person who acquired such excess shares will not be entitled to any distributions thereon or to vote those excess shares. Our 9.8% ownership limitation may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.
Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.
Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. As a result, you and our company may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, or LaSalle and its affiliates, for any liability or loss suffered by them or hold our directors, LaSalle and its affiliates harmless for any liability or loss suffered by us, unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, LaSalle and its affiliates, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from our stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents.”
Certain provisions in our organizational documents and Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.
Our charter and bylaws contain provisions that could delay or prevent a change of control of our company or changes in our board of directors that our stockholders might consider favorable. For example, our charter authorizes the issuance of preferred stock which can be created and issued by our board of directors without prior stockholder approval, with rights senior to those of our common stock, and prohibits our stockholders from filling board vacancies. In addition, for so long as the Advisory Agreement is in effect, LaSalle has the right to nominate, subject to the approval of such nomination by our board of directors, three affiliated directors to the slate of directors to be voted on by the stockholders at our annual meeting of stockholders. Furthermore, our board of directors must also consult with LaSalle in connection with (i) its selection of each independent director for nomination to the slate of directors to be voted on at the annual meeting of stockholders, and (ii) filling any vacancies created by the removal, resignation, retirement or death of any director. These and other provisions in our charter and bylaws could make it more difficult for stockholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by our then-current board of directors, including a merger, tender offer or proxy contest involving our company.
In addition, certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with: (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of our outstanding voting stock, which we refer to as an “interested stockholder;” (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of our then outstanding stock, which we also refer to as an “interested stockholder;” or (3) an affiliate of an interested stockholder. These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder or an affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding voting stock, and two-thirds of the votes entitled to be cast by holders of our voting stock other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ best interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by a majority of our board of directors, including a majority of our independent directors.
Our UPREIT structure may result in potential conflicts of interest with our Operating Partnership or limited partners in our Operating Partnership whose interests may not be aligned with those of our stockholders.
Conflicts of interest exist or could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and our Operating Partnership or any partner thereof, on the other. Our directors and officers have duties to our company under applicable Maryland law in connection with their direction of the management of our company. At the same time, we, as the sole member of the General Partner, have duties to the General Partner which, in turn, as general partner of our Operating Partnership, has duties to our Operating Partnership and to the limited partners thereof under Delaware law in connection with the management of our Operating Partnership.
Under Delaware law, the general partner of a Delaware limited partnership has fiduciary duties of care and loyalty, and an obligation of good faith, to the partnership and its partners. While these duties and obligations cannot be eliminated entirely in the limited partnership agreement, Delaware law permits the parties to a limited partnership agreement to specify certain types or categories of activities that do not violate the General Partner’s duty of loyalty and to modify the duty of care and obligation of good faith, so long as such modifications are not unreasonable. Our duties, as the sole member of our General Partner, to the Operating Partnership and its partners may come into conflict with the interests of our company. Under the partnership agreement of our Operating Partnership, upon the admission of a person other than one of our subsidiaries as a limited partner in our Operating Partnership, the limited partners of our Operating Partnership expressly agree that the General Partner is acting for the benefit of our Operating Partnership, itself and our stockholders, collectively. The General Partner is under no obligation to give priority to the separate interests of the limited partners in deciding whether to cause our Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of us or our stockholders, on the one hand, and the interests of the limited partners of our Operating Partnership other than us or our subsidiaries, on the other, that cannot be resolved in a manner not adverse to either, the partnership agreement provides that such conflict will be resolved in favor of our stockholders and the General Partner will not be liable for losses sustained by the limited partners in connection with such decisions provided the General Partner acted in good faith.

Additionally, the partnership agreement of our Operating Partnership expressly limits our liability by providing that we and our directors, officers, agents and employees, will not be liable or accountable to our Operating Partnership or its partners for monetary damages.
In addition, our Operating Partnership is required to indemnify us, our directors, officers and employees, the General Partner and its trustees, officers and employees, employees of our Operating Partnership and any other persons whom the General Partner may designate from and against any and all claims arising from operations of our Operating Partnership in which any indemnitee may be involved, or is threatened to be involved, as a party or otherwise unless it is established that the act or omission of the indemnitee constituted fraud, intentional harm or gross negligence on the part of the indemnitee, the claim is brought by the indemnitee (other than to enforce the indemnitee’s rights to indemnification or advance of expenses) or the indemnitee is found to be liable to our Operating Partnership, and then only with respect to each such claim. The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.
Tax protection agreements could limit our ability to sell or otherwise dispose of property contributed to our Operating Partnership.
In connection with a contribution of property to our Operating Partnership, our Operating Partnership may enter into a tax protection agreement with the contributor of such property that provides that if we dispose of any interest in the contributed property in a taxable transaction within a certain time period, subject to certain exceptions, we may be required to indemnify the contributor for its tax liabilities attributable to the built-in gain that exists with respect to such property interests, and the tax liabilities incurred as a result of such tax protection payment. Therefore, although it may be in our stockholders’ best interests that we sell the contributed property, it may be economically prohibitive for us to do so because of these obligations.
Tax protection agreements may require our Operating Partnership to maintain certain debt levels that otherwise would be different from what is required to operate our business.
Our Operating Partnership may enter into tax protection agreements with persons who contribute property to the operating partnership. Under those tax protection agreements, our Operating Partnership may provide the contributor of property the opportunity to guarantee debt or enter into a deficit restoration obligation so as to allow the contributor to maintain a certain minimum amount of liability with respect to the contributed property. If we fail to make such opportunities available, we may be required to deliver to such contributor a cash payment intended to approximate the contributor’s tax liability resulting from our failure to make such opportunities available to that contributor and the tax liabilities incurred as a result. These obligations may require our Operating Partnership to maintain more or different amounts of indebtedness than we would otherwise require for our business.
The DST Program could subject us to liabilities from litigation or otherwise.
The DST Program raises capital in private placements exempt from registration under the Securities Act through the sale of beneficial interests to “accredited investors” in specific DSTs holding DST Properties. We expect that the DST Program will give us the opportunity to expand and diversify our capital-raising strategies by offering what we believe to be an attractive investment product for investors that may be seeking replacement properties to complete like-kind exchange transactions under Section 1031 of the Code.
There is no guarantee that the DST Program will provide the tax benefits expected by investors. Investors who acquire beneficial interests pursuant to such private placements may be seeking certain tax benefits that depend on the interpretation of, and compliance with, federal and state income tax laws and regulations. As the sole member and manager of the General Partner of our Operating Partnership, we may become subject to liability, from litigation or otherwise, as a result of the DST Program, including in the event an investor fails to qualify for any desired tax benefits.

The DST Program will not shield us from risks related to the performance of the DST Properties held through such structures.
Pursuant to the DST Program, certain of our existing real properties and real properties acquired from third parties may be placed into DSTs, the beneficial interests of which will be sold to investors. We will hold long-term leasehold interests in each DST Property pursuant to a master lease, which is intended to be fully guaranteed by our Operating Partnership. Under each master lease we will be responsible for subleasing the DST Property to occupying tenants until the earlier of the expiration of the master lease or our Operating Partnership’s exercise of the FMV Option, which means that we bear the risk that the underlying cash flow from a DST Property may be less than the master lease payments. Therefore, even though we will no longer own the DST Property, because of the fixed terms of the master lease guaranteed by our Operating Partnership, negative performance by the DST Property could affect cash available for distributions to our stockholders and will likely have an adverse effect on our results of operations. In addition, although our Operating Partnership will hold a FMV Option to reacquire each DST Property, the purchase price will be based on the then-current fair market value of the DST Property, without regard for the rental terms fixed by the master lease. Therefore, we may pay more for the DST Property upon the FMV Option exercise if it appreciates while held by the DST than if we had not placed such property in the DST Program.
We may own beneficial interests in trusts owning DST Properties that will be subject to the agreements under our DST Program, which may have an adverse effect on our results of operations, relative to if the DST Program agreements did not exist.
In connection with the launch of our DST Program, we may own beneficial interests in DSTs owning DST Properties that are subject to the terms of the agreements provided by our DST Program. The DST Program agreements may limit our ability to encumber, lease or dispose of our beneficial interests. Such agreements could affect our ability to turn our beneficial interests into cash and could affect cash available for distributions to our stockholders. The DST Program agreements, and in some cases the financing documents, used in connection with the DST Program could also impair our ability to take actions that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse effect on our results of operations and NAV, relative to if the DST Program agreements did not exist.
DST Properties may be less liquid than other assets, which could impair our ability to utilize cash proceeds from sales of such DST Properties for other purposes such as paying down debt, distributions or additional investments.
DST Properties may later be reacquired through the exercise of our Operating Partnership’s FMV Option. In such cases the investors who become limited partners in our Operating Partnership will generally still be tied to the DST Property in terms of basis and built-in gain. As a result, if the DST Property is subsequently sold, unless we effectuate a like-kind exchange under Section 1031 of the Code, then tax will be triggered on the investors’ built-in-gain. Although we are not contractually obligated to do so, we may consider executing a 1031 Exchange in such situations. Any replacement property acquired in connection with a 1031 exchange will similarly be tied to the investors with similar considerations if such replacement property ever is sold. As a result of these factors, placing real properties into the DST Program may limit our ability to access liquidity from such real properties or replacement properties through sale without triggering taxes due to the built-in gain tied to investors in the DST Program. Such reduced liquidity could impair our ability to utilize cash proceeds from sales for other purposes such as paying down debt, distributions or additional investments.
Cash payments to redeem OP Units will reduce cash available for distribution to our stockholders or to honor their repurchase requests under our SRP.
Following a one-year holding period, the holders of OP Units (other than us and the General Partner) generally have the right to cause our Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both. An election to redeem OP Units for cash may reduce funds available for distribution to our stockholders or to honor our stockholders’ repurchase requests under our SRP.

Determining to exercise the FMV Option for DST Properties may cause us to incur significant additional non-cash interest expense that could materially impact our GAAP earnings and our funds from operations (“FFO”).
When we determine it is probable that we will exercise a DST Property’s FMV Option we will need to begin recording additional non-cash interest expense, which will reduce GAAP earnings and FFO. If we exercise the FMV Option prior to the end of the master lease, we record, as a lump sum, non-cash interest expense for the difference between the fair market value of the property and the sum of the mortgage debts outstanding balance and the financing obligation, in the quarter in which we exercise the FMV Option. The lump sum non-cash interest expense could have a very material negative impact on our GAAP earnings and FFO.
Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.
We intend to conduct our operations so that neither we nor our Operating Partnership or our respective subsidiaries are investment companies under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. We believe that neither we nor our Operating Partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our Operating Partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our Operating Partnership’s wholly owned or majority-owned subsidiaries, we and our Operating Partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property, mortgages and other interests in real estate. We believe that we, our Operating Partnership and our respective subsidiaries will satisfy this exclusion.
Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
A change in the value of any of our assets could cause us, our Operating Partnership or one or more of our respective subsidiaries to fall within the definition of “investment company” and, thus, be required to register under the Investment Company Act. To ensure that we are not required to register the company or any of our subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may be unable to purchase securities we would otherwise want to purchase. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.
LaSalle will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.
However, if we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:
•limitations on capital structure;
•restrictions on specified investments;
•restrictions or prohibitions on retaining earnings;

•restrictions on leverage or senior securities;
•restrictions on unsecured borrowings;
•requirements that our income be derived from certain types of assets;
•prohibitions on transactions with affiliates; and
•compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.
If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.
Registration with the SEC as an investment company would be costly, would subject our company to a host of complex regulations, and would divert the attention of management from the conduct of our business. In addition, the purchase of real estate that does not fit our investment guidelines and the purchase or sale of investment securities or other assets to preserve our status as a company not required to register as an investment company could materially adversely affect our NAV, the amount of funds available for investment and our ability to pay distributions to our stockholders.
Rapid changes in the values of potential investments in real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or our exception from the Investment Company Act.
If the market value or income potential of our real estate-related investments declines, including as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income or liquidate our non-qualifying assets in order to maintain our REIT qualification or our exception from registration under the Investment Company Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.
Cybersecurity risks and data protection could result in the loss of data, interruptions in our business, damage to our reputation, and subject us to regulatory actions, increased costs and financial losses, each of which could have a material adverse effect on our business and results of operations.
Our operations are highly dependent on our information systems and technology, and we rely heavily on JLL’s and LaSalle’s financial, accounting, treasury, communications and other data processing systems. Such systems may fail to operate properly or become disabled as a result of tampering or a breach of the network security systems or otherwise. In addition, such systems are from time to time subject to cyberattacks which are continually evolving and may increase in sophistication and frequency in the future. Attacks on JLL, LaSalle, their affiliates and their third-party service providers’ systems could involve and, in some instances, have in the past involved, attempted attacks that are intended to obtain unauthorized access to our proprietary information or personal identifying information of our stockholders, destroy data or disable, degrade or sabotage our systems, through the introduction of computer viruses or other malicious code.
Cyber security incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. Our information and technology systems as well as those of JLL, LaSalle, their affiliates and their third-party service providers, may be vulnerable to damage or interruptions from cyber security breaches, computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and other security breaches, usage errors by their respective professionals or service providers, power, communications or other service outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes. Cyberattacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. There has been an increase in the frequency and sophistication of the cyber and security threats JLL and LaSalle face, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target JLL or LaSalle because they hold a significant amount of confidential and sensitive information about their investors and potential investments. As a result, JLL and LaSalle may face a heightened risk of a security breach or disruption with respect to this information. If successful, these types of attacks on JLL’s or LaSalle’s network or other systems could have a material adverse effect on our business and results of operations, due to, among other things, the loss of investor or proprietary data, interruptions or delays in the operation of our business and damage to our reputation. There can be no assurance that measures JLL or LaSalle take to ensure the integrity of its systems will provide protection, especially because cyberattack techniques used change frequently or are not recognized until successful.
If unauthorized parties gain access to such information and technology systems, they may be able to steal, publish, delete or modify private and sensitive information including nonpublic personal information related to stockholders (and their beneficial owners) and material nonpublic information. Although JLL and LaSalle have implemented various measures to manage risks relating to these types of events, such systems could prove to be inadequate and, if compromised, could become inoperable for extended periods of time, cease to function properly or fail to adequately secure private information. JLL and LaSalle do not control cyber security plans and systems put in place by third-party service providers, and such third-party service providers may have limited indemnification obligations to JLL or LaSalle, each of which could be negatively impacted as a result. Breaches such as those involving covertly introduced malware, impersonation of authorized users and industrial or other espionage may not be identified even with sophisticated prevention and detection systems, potentially resulting in further harm and preventing them from being addressed appropriately. The failure of these systems or of disaster recovery plans for any reason could cause significant interruptions in JLL’s, LaSalle’s, their affiliates’ or our operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to stockholders, material nonpublic information and the intellectual property and trade secrets and other sensitive information in the possession of JLL and LaSalle. We, JLL or LaSalle could be required to make a significant investment to remedy the effects of any such failures, harm to their reputations, legal claims that they and their respective affiliates may be subjected to, regulatory action or enforcement arising out of applicable privacy and other laws, adverse publicity and other events that may affect their business and financial performance.
In addition, JLL and LaSalle operate in businesses that are highly dependent on information systems and technology. The costs related to cyber or other security threats or disruptions may not be fully insured or indemnified by other means. In addition, we are reliant on third-party service providers for certain aspects of our business, including for administrative services, as well as for certain information systems and technology, including cloud-based services. These third-party service providers could also face ongoing cybersecurity threats and compromises of their systems and as a result, unauthorized individuals could gain access to certain confidential data.
Our Sponsor’s and LaSalle’s increasing reliance on AI technology introduces risks relating to our dependency on the accuracy and reliability of AI-generated outputs, the potential for data privacy and security breaches, and challenges in complying with rapidly evolving AI regulations. Specifically, the rapid adoption of AI tools exposes us to risks of inaccurate or misleading outputs, which could lead to flawed business analysis. Furthermore, the use of generative AI may create uncertainty around intellectual property ownership of both inputs and outputs, and could increase the risk of inadvertent disclosure of confidential investor or Company information.
While our Sponsor and advisor have implemented policies and safeguards governing the use of AI technology and protection of our intellectual property and sensitive information, we cannot guarantee complete adherence by their employees, contractors, or other agents. The misuse or improper implementation of AI could lead to erroneous decisions, biased outcomes, regulatory fines, or reputational damage.
The legal and regulatory landscape surrounding AI also is rapidly evolving and fragmented. Jurisdictions are beginning to implement distinct regulatory frameworks which could impose varying and potentially conflicting compliance obligations on our operations. Navigating these changes may require significant resources to ensure compliance with both U.S. and non-U.S. laws, potentially impacting our operations and financial performance.
In addition, cybersecurity has become a top priority for regulators around the world. The SEC recently adopted amendments to its rules that relate to cybersecurity risk management, strategy, governance, and incident reporting for entities that are subject to Exchange Act reporting requirements. Many jurisdictions in which JLL and LaSalle operate have laws and regulations relating to data privacy, cybersecurity and protection of personal information. Some jurisdictions have also enacted laws requiring companies to notify individuals of data security breaches involving certain types of personal data. Breaches in security could potentially jeopardize JLL, LaSalle, its employees’ or our investors’ or counterparties’ confidential and other information processed and stored in, and transmitted through JLL’s or LaSalle’s computer systems and networks, or otherwise cause interruptions or malfunctions in its, its employees’, our investors’, our counterparties’ or third-parties’ operations, which could result in significant losses, increased costs, disruption of JLL’s or LaSalle’s business, liability to our investors and other counterparties, regulatory intervention or reputational damage.
If JLL or LaSalle fails to comply with the relevant laws and regulations, it could result in regulatory investigations and penalties, which could lead to negative publicity and may cause our investors to lose confidence in the effectiveness of our, JLL’s or LaSalle’s security measures.
Finally, we depend on JLL’s headquarters in Chicago, Illinois for the continued operation of our business. A disaster or a disruption in the infrastructure that supports our business, including a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or directly affecting our headquarters, could have a material adverse impact on our ability to continue to operate our business without interruption. JLL’s disaster recovery programs may not be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses, if at all.
We are subject to risks associated with artificial intelligence and machine learning technology.
AI and its current and potential future applications including in the private investment and financial industries, as well as the legal and regulatory frameworks within which AI operates, continue to rapidly evolve.
Recent technological advances in AI pose risks to us, LaSalle, and our properties. We could also be exposed to the risks of AI if third-party service providers or any counterparties, whether or not known to us, also use AI in their business activities. We may not be in a position to control the use of AI technology in third-party products or services.
Use of AI could include the input of confidential information in contravention of applicable policies, contractual or other obligations or restrictions, resulting in such confidential information becoming accessible by other third-party AI applications and users. While LaSalle does not currently use AI to make investment recommendations, the use of AI could also exacerbate or create new and unpredictable risks to our business, and LaSalle’s business, including by potentially significantly disrupting the markets in which we operate or subjecting us and LaSalle to increased competition and regulation, which could materially and adversely affect the business, financial condition or results of operations of us and LaSalle. In addition, the use of AI by bad actors could heighten the sophistication and effectiveness of cyber and security attacks experienced by properties our and LaSalle.
Independent of its context of use, AI technology is generally highly reliant on the collection and analysis of large amounts of data, and it is not possible or practicable to incorporate all relevant data into the model that AI technology utilizes to operate. Certain data in such models will inevitably contain a degree of inaccuracy and error—potentially materially so—and could otherwise be inadequate or flawed, which would be likely to degrade the effectiveness of AI technology. To the extent that we are exposed to the risks of AI use, any such inaccuracies or errors could have adverse impacts on us or our investments.

AI technology and its applications, including in the private investment and financial sectors, continue to develop rapidly, and it is impossible to predict the future risks that may arise from such developments.
Risks Related to Investments in Real Property
We depend on tenants for our revenue, and accordingly, lease terminations and/or tenant defaults, particularly by one of our significant tenants, could adversely affect the income produced by our properties, which may harm our operating performance, thereby limiting our ability to pay distributions to our stockholders.
The success of our investments depends on the financial stability of our tenants, any of whom may experience a change in their business at any time, including as a result of global economic and geopolitical events, military conflicts and war (including ongoing conflicts in the Middle East and Ukraine), natural disasters, public health or pandemic crises, labor shortages, elevated consumer prices, or broad inflationary pressures. Our tenants may delay lease commencements, decline to extend or renew their leases upon expiration, fail to make rental payments when due, or declare bankruptcy. Any of these actions could result in the termination of the tenants’ leases, or expiration of existing leases without renewal, and the loss of rental income attributable to the terminated or expired leases. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as a landlord and may incur substantial costs in protecting our investment and re-letting our property. If significant leases are terminated or defaulted upon, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. In addition, significant expenditures, such as mortgage payments, real estate taxes and insurance and maintenance costs, are generally fixed and do not decrease when revenues at the related property decrease.
The occurrence of any of the situations described above, particularly if it involves one of our significant tenants, could seriously harm our operating performance. If any of these significant tenants were to default on its lease obligation(s) to us or not extend current leases as they mature, our results of operations and ability to pay distributions to our stockholders could be adversely affected. The revenues generated by the properties these tenants occupy are substantially dependent upon the financial condition of these tenants and, accordingly, any event of bankruptcy, insolvency, or a general downturn in the business of any of these tenants may result in the failure or delay of such tenant’s rental payments, which may have a substantial adverse effect on our operating performance.
Our revenues will be significantly influenced by the economies and other conditions of the healthcare, industrial, residential, retail and other markets in general and the specific geographic markets in which we operate where we have high concentrations of these types of properties.
As of December 31, 2025, our diversification of current fair value of our consolidated properties by property type consisted of 11% in the healthcare property sector, 40% in the industrial property sector, 37% in the residential property sector, 12% in the retail property sector and less than 1% in the other property sector. As of December 31, 2025, we also owned an interest in unconsolidated properties in the healthcare, residential, retail and other property sectors. Because our portfolio consists primarily of healthcare, industrial, residential and retail properties, we are subject to risks inherent in investments in these property types and in particular the risk that e-commerce poses to retail. This concentration exposes us to risk of economic downturns in these property sectors to a greater extent than if our portfolio included other sectors in the real estate industry.
Additionally, as of December 31, 2025, approximately 38%, 29% and 24% of the current fair value of our consolidated properties was geographically concentrated in the western, southern and eastern United States, respectively. Moreover, our properties located in California, Arizona and Texas accounted for approximately 15%, 11% and 11% of our consolidated revenues, respectively. As a result, we are particularly susceptible to adverse market conditions in these particular areas, including the current economic conditions, the reduction in demand for healthcare, industrial, residential or retail properties, industry slowdowns, relocation of businesses and changing demographics.
Adverse economic or real estate developments in the markets in which we have a concentration of properties, or in any of the other markets in which we operate, or any decrease in demand for healthcare, industrial, residential or retail space resulting from the local or national business climate, could adversely affect our rental revenues and operating results.
Our operating results are affected by economic and regulatory changes that impact the real estate market in general.
Real estate historically has experienced significant fluctuations and cycles in value that have resulted in reductions in the value of properties. Real estate will continue to be subject to such fluctuations and cycles in value in the future that may negatively impact the value of our properties. The value of our properties will depend on many factors beyond our control. The value of our properties depends upon our ability to operate the real properties in a manner sufficient to maintain or increase revenues in excess of operating expenses and debt service. Revenues and the values of our properties may be adversely affected by:
•changes in national or international economic conditions;
•the cyclicality of real estate;
•changes in local market conditions due to changes in general or local economic conditions and neighborhood characteristics;
•the financial condition of tenants, buyers and sellers of properties;
•acts of God, earthquakes, hurricanes, climate change and other natural disasters, acts of war, acts of terrorism (any of which may result in uninsured losses), national and international security events, epidemics and pandemics;
•competition from other properties offering the same or similar services;
•changes in interest rates and in the availability, cost and terms of mortgage debt;
•access to capital;
•the impact of present or future environmental legislation and compliance with environmental laws;
•the ongoing need for capital improvements (particularly in older structures);
•changes in real estate tax rates and other operating expenses;
•adverse changes in governmental rules and fiscal policies;
•trade conflict;
•civil unrest;
•adverse changes in zoning laws; and
•other factors that are beyond our control.
All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and pay distributions to stockholders.

Consequences of climate change and related regulations could impact our properties and financial performance.
The impact of climate change presents a significant risk. Damage to our properties caused by extreme weather events linked to climate change is becoming more evident, highlighting the fragility of the global infrastructure. These physical effects of climate change could have a material adverse effect on our properties, operations and business, including a decline in demand for our properties and an increase in operation costs related to repairs and insurance. In addition, the adoption of regulations at the federal, state and local levels designed to address climate change, including building performance standards, may present additional costs and compliance risks as more markets move toward carbon neutral goals.
We anticipate the potential effects of climate change will increasingly impact the decisions and analysis LaSalle makes with respect to buying and selling properties, as climate change considerations can impact the relative desirability of locations and the cost of operating and insuring acquired properties, with the possibility that insurance may not be available, or on terms we find acceptable, for some properties in the future. Legislation that requires specific performance levels for building operations could make non-compliant buildings obsolete or costly to obtain compliance, which could materially affect the performance of our existing and future investments. In addition, capital improvements required to mitigate the potential impacts of climate risk could have an impact on our financial performance.
Our retail properties may decline in rental revenue and/or occupancy as a result of co-tenancy provisions contained in certain tenant’s leases.
Tenants of certain of our retail properties have leases that contain certain co-tenancy provisions that require either certain tenants and/or certain amounts of square footage to be occupied and open for business. If these co-tenancy provisions are not satisfied then other tenants of these properties may have the right to, among other things, pay reduced rents and/or terminate the lease. As a result the loss of a single tenant on these properties, and the triggering of these co-tenancy provisions, could result in reduced rental income and/or reduced occupancy with respect to these properties, which could have a material adverse effect on our business, financial condition and results of operations.
We face considerable competition in the leasing market and may be unable to renew existing leases or re-let space on terms similar to the existing leases, or we may expend significant capital in our efforts to re-let space, which may adversely affect our operating results.
Leases (excluding our residential properties) representing approximately 7% and 7% of the annualized minimum base rent from our consolidated properties, as of December 31, 2025, were scheduled to expire in 2026 and 2027, respectively. Because we compete with a number of other developers, owners and managers of healthcare, industrial, residential and retail properties, we may be unable to renew leases with our existing tenants and, if our current tenants do not renew their leases, we may be unable to re-let the space to new tenants. To the extent that we are able to renew leases that are scheduled to expire in the short-term or re-let such space to new tenants, heightened competition resulting from adverse market conditions may require us to utilize rent concessions and tenant improvements to a greater extent than we historically have. Further, leases of long-term duration or which include renewal options that specify a maximum rate increase may not result in fair market lease rates over time if we do not accurately estimate inflation or market lease rates. If we are subject to below-market lease rates on a significant number of our properties pursuant to long-term leases, our cash flow from operations and financial position may be adversely affected. In addition, historic economic turmoil led to foreclosures and sales of foreclosed properties at depressed values, and we may have difficulty competing with competitors who purchase properties in the foreclosure process, because their lower cost basis in their properties may allow them to offer space at reduced rental rates.
If our competitors offer space at rental rates below current market rates or below the rental rates we currently charge our tenants, we may lose potential tenants, and we may be pressured to reduce our rental rates below those we currently charge in order to retain tenants upon expiration of their existing leases. Even if our tenants renew their leases or we are able to re-let the space, the terms and other costs of renewal or re-letting, including the cost of required renovations, increased tenant improvement allowances, leasing commissions, declining rental rates, and other potential concessions, may be less favorable than the terms of our current leases and could require significant capital expenditures. If we are unable to renew leases or re-let space in a reasonable time, or if rental rates decline or tenant improvement, leasing commissions, or other costs increase, our financial condition, cash flows, cash available for distribution, value of our common stock, and ability to satisfy our debt service obligations could be materially adversely affected.
Competition in acquiring properties may reduce our profitability and the return on your investment.
We face competition from various entities for investment opportunities in properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships, and developers. We may also face competition from real estate programs sponsored by our Sponsor and its affiliates. Many third party competitors have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. Additionally, disruptions and dislocations in the credit markets may materially impact the cost and availability of debt to finance real estate acquisitions, which is a key component of our acquisition strategy. A lack of available debt could result in a further reduction of suitable investment opportunities and create a competitive advantage for other entities that have greater financial resources than we do. In addition, the number of entities and the amount of funds competing for suitable investments may continue to increase. In addition to third party competitors, other programs sponsored by LaSalle may raise additional capital and seek investment opportunities under LaSalle’s allocation policy. If we acquire properties and other investments at higher prices or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.
To the extent we acquire properties, our operating results may depend on the availability of, and LaSalle’s ability to identify, acquire and manage, appropriate real estate investment opportunities. It may take considerable time for us or LaSalle to identify and acquire appropriate investments. In general, the availability of desirable real estate opportunities and our investment returns will be affected by the level and volatility of interest rates, conditions in the financial markets and general, national and local economic conditions. Further, rapid advances in artificial intelligence may intensify competition and disrupt traditional operating models, creating pressures and operational uncertainties across industries. No assurance can be given that we will be successful in identifying, underwriting and then acquiring investments which satisfy our return objectives or that such investments, once acquired, will perform as intended. The real estate industry is competitive and we compete for investments with traditional equity sources, both public and private, as well as existing funds, or funds formed in the future, with similar investment objectives. If we cannot effectively compete with these entities for investments, our financial performance may be adversely affected.
Potential losses or damage to our properties may not be covered by insurance.
Our tenants are required to maintain property insurance coverage for the properties under net leases and we carry comprehensive liability, fire, extended coverage, business interruption and rental loss insurance covering all of the properties in our portfolio not insured by our tenants under a blanket policy. LaSalle will select policy specifications and insured limits that it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits which may not be sufficient to cover losses. In addition, we share certain policy risk with other clients of LaSalle and it is possible that they may draw those limits leaving no coverage for a claim by us. If we or one or more of our tenants experience a loss which is uninsured or which exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.

Our real properties are subject to property and other taxes that may increase in the future, which could adversely affect our cash flow.
Our real properties are subject to real and personal property and other taxes that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. Certain of our leases provide that the property taxes, or increases therein, are charged to the lessees as an expense related to the real properties that they occupy while other leases will generally provide that we are responsible for such taxes. In any case, as the owner of the properties, we are ultimately responsible for payment of the taxes to the applicable governmental authorities. If property taxes increase, our tenants may be unable to make the required tax payments, ultimately requiring us to pay the taxes even if otherwise stated under the terms of the lease. If we fail to pay any such taxes, the applicable taxing authorities may place a lien on the property and the property may be subject to a tax sale. In addition, we will generally be responsible for property taxes related to any vacant space.
We rely on third party property managers to operate our properties and leasing agents to lease vacancies in our properties.
Although LaSalle has hired and may hire JLL to manage and lease certain of our properties, we also rely on third party property managers and leasing agents to manage and lease vacancies in most of our properties. The third party property managers have significant decision-making authority with respect to the management of our properties. Our ability to direct and control how our properties are managed on a day-to-day basis may be limited because we will engage third parties to perform this function. Thus, the success of our business may depend in large part on the ability of our third party property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by our property managers or leasing agents could adversely impact the operation and profitability of our properties.
We may not have sole decision-making authority over some of our real property investments and may be unable to take actions to protect our interests in these investments.
A component of our investment strategy includes entering into joint venture agreements with partners in connection with certain property acquisitions. As of December 31, 2025, we had interests in eight joint ventures that collectively own 15 properties and 2,440 single-family rental homes across the United States accounting for 20% of our total assets. We may co-invest in the future with third parties through partnerships or other entities, which we collectively refer to as joint ventures, acquiring non-controlling interests in or sharing responsibility for managing the affairs of the joint venture. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers. In addition, our lack of control over the properties in which we invest could result in us being unable to obtain accurate and timely financial information for these properties and could adversely affect our internal control over financial reporting.
We may not have funding for future tenant improvements, which may adversely affect the value of our assets, our results of operations and returns to our stockholders.
When a tenant at one of our real properties does not renew its lease or otherwise vacates its space in one of our buildings, it is likely that, in order to attract one or more new tenants, we will be required to expend substantial funds to construct new tenant improvements in the vacated space. We do not anticipate that we will maintain permanent working capital reserves and do not currently have an identified funding source to provide funds that may be required in the future for tenant improvements and tenant refurbishments in order to attract new tenants. If we do not establish sufficient reserves for working capital or obtain adequate financing to supply necessary funds for capital improvements or similar expenses, we may be required to defer necessary or desirable improvements to our real properties. If we defer such improvements, the applicable real properties may decline in value, and it may be more difficult for us to attract or retain tenants to such real properties or the amount of rent we can charge at such real properties may decrease. We cannot assure our stockholders that we will have any sources of funding available to us for repair or reconstruction of damaged real property in the future.
The costs of compliance with governmental laws and regulations may adversely affect our financial condition and results of operations.
Real estate and the operations conducted on properties are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Tenants’ ability to operate and generate income to pay their lease obligations may be affected by permitting and compliance obligations arising under such laws and regulations. Some of these laws and regulations may impose joint and several liability on tenants, owners, or managers for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may hinder our ability to sell, rent, or pledge such property as collateral for future borrowings.
Compliance with new laws or regulations or stricter interpretation of existing laws by agencies or the courts may require us to incur material expenditures. Future laws, ordinances, or regulations may impose material environmental liability. Additionally, our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties such as the presence of underground storage tanks or activities of unrelated third parties may affect our properties. In addition, there are various local, state, and federal fire, health, life-safety, and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance. Any material expenditures, fines, or damages we must pay will reduce our cash flows and ability to pay distributions and may reduce the value of our shares of common stock.
As the present or former owner or manager of real property, we could become subject to liability for environmental contamination, regardless of whether we caused such contamination.
We could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or managers for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances, and regulations, a current or former owner or manager of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes, or petroleum products on, under, from, or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or manager knew of, or was responsible for, the presence of such contaminates. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or manager of a property for damages based on personal injury, natural resources, or property damage and/or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties. There can be no assurance that these laws, or changes in these laws, will not have a material adverse effect on our business, results of operations or financial condition.
Future terrorist attacks may result in financial losses for us and limit our ability to obtain terrorism insurance.
Our portfolio maintains significant holdings in areas that are located in or around major population centers that may be high-risk geographical areas for terrorism and threats of terrorism. Future terrorist attacks and the anticipation of any such attacks, or the consequences of the military or other response by the United States and its allies, could severely impact the demand for, and value of, our properties. Terrorist attacks in and around any of the major metropolitan areas in which we own properties also could directly impact the value of our properties through damage, destruction, loss, or increased security costs, and could thereafter materially impact the availability or cost of insurance to protect against such acts. A decrease in demand could make it difficult to renew or re-lease our properties at lease rates equal to or above historical rates. To the extent that any future terrorist attacks otherwise disrupt our tenants’ businesses, it may impair our tenants’ ability to make timely payments under their existing leases with us, which would harm our operating results.
In addition, the events of September 11, 2001 created significant uncertainty regarding the ability of real estate owners of high profile properties to obtain insurance coverage protecting against terrorist attacks at commercially reasonable rates, if at all. With the enactment of the Terrorism Risk Insurance Act, which has been extended through 2027, insurers must make terrorism insurance available under their property and casualty insurance policies, but this legislation does not regulate the pricing of such insurance. The absence of affordable insurance coverage may affect the general real estate lending market, lending volume and the market’s overall loss of liquidity may reduce the number of suitable investment opportunities available to us and the pace at which its investments are made. We currently carry terrorism insurance under our master insurance program on all of our investments.
We may be subject to additional risks from our international investments.
We do not own any properties located outside the United States as of December 31, 2025 but may purchase investments located outside the United States, and may make or purchase loans or participations in loans secured by property located outside the United States. These investments may be affected by factors peculiar to the laws and business practices of the jurisdictions in which the properties are located. These laws and business practices may expose us to risks that are different from and in addition to those commonly found in the United States. Foreign investments could be subject to the following additional risks:
•the burden of complying with a wide variety of foreign laws;
•changing governmental rules and policies, including changes in land use and zoning laws, more stringent environmental laws or changes in such laws;
•existing or new laws relating to the foreign ownership of real property or loans and laws restricting the ability of foreign persons or companies to remove profits earned from activities within the country to the person’s or company’s country of origin;
•the potential for expropriation;
•possible currency transfer restrictions;
•imposition of adverse or confiscatory taxes;
•changes in real estate and other tax rates and changes in other operating expenses in particular countries;
•possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments;

•adverse market conditions caused by terrorism, civil unrest and changes in national or local governmental or economic conditions;
•the willingness of domestic or foreign lenders to make loans in certain countries and changes in the availability, cost and terms of loan funds resulting from varying national economic policies;
•general political and economic instability in certain regions;
•the potential difficulty of enforcing obligations in other countries; and
•our limited experience and expertise in foreign countries relative to our experience and expertise in the United States.
Investments in properties or other real estate investments outside the United States subject us to foreign currency risks, which may adversely affect distributions and our REIT status.
Revenues generated from any properties or other real estate investments we acquire or ventures we enter into relating to transactions involving assets located in markets outside the United States likely will be denominated in the local currency. Therefore any investments we make outside the United States may subject us to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. As a result, changes in exchange rates of any such foreign currency to U.S. dollars may affect our revenues, operating margins and distributions and may also affect the book value of our assets and the amount of stockholders’ equity.
Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank accounts in foreign currency that are not considered cash or cash equivalents may adversely affect our status as a REIT.
Inflation in foreign countries, along with government measures to curb inflation, may have an adverse effect on our investments.
Certain countries have in the past experienced extremely high rates of inflation. Inflation, along with governmental measures to curb inflation, coupled with public speculation about possible future governmental measures to be adopted, has had significant negative effects on the certain international economies in the past and this could occur again in the future. The introduction of governmental policies to curb inflation can have an adverse effect on our business. High inflation in the countries in which we purchase real estate or make other investments could increase our expenses and we may not be able to pass these increased costs onto our tenants.
Lack of compliance with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.
We are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including potential competitors, are not subject to these prohibitions. Fraudulent practices, including corruption, extortion, bribery, payoffs, theft and others, occur from time-to-time in countries in which we may do business. If people acting on our behalf or at our request are found to have engaged in such practices, severe penalties and other consequences could be imposed on us that may have a material adverse effect on our business, results of operations, cash flows and financial condition and our ability to pay distributions to our stockholders and the value of our shares of common stock.

Risks Related to Investments in Real Estate-Related Assets
Our investments in real estate-related assets will be subject to the risks related to the underlying real estate.
Real estate loans secured by properties are subject to the risks related to underlying real estate. The ability of a borrower to repay a loan secured by a property typically is dependent upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Any default on the loan could result in our acquiring ownership of the property, and we would bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. In addition, foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed loan.
We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties decline, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in mortgage-backed securities, collateralized debt obligations and other real estate-related investments may be similarly affected by property values.
The real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.
We may invest in common and preferred stock of both publicly listed and private real estate companies, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s properties. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate discussed in this prospectus.
The value of the real estate-related securities that we may invest in may be volatile.
The value of real estate-related securities, including those of publicly listed REITs, fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer, multiple issuers within an industry, the economic sector or geographic region, or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements. In addition, the value of a REIT’s equity securities can depend on the capital structure and amount of cash flow generated by the REIT.
We may invest in mezzanine debt, which is subject to greater risks of loss than senior loans secured by real properties, and may result in losses to us.
We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than first-lien mortgage loans secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on our mezzanine loan or debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan will be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.
We may invest in illiquid real estate-related securities and we may not be able to adjust our portfolio in response to changes in economic and other conditions.
We may purchase real estate-related securities in connection with privately negotiated transactions that are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater risk of our inability to recover loaned amounts in the event of a borrower’s default.
Interest rate and related risks may cause the value of our real estate-related assets to be reduced.
We are subject to interest rate risk with respect to our investments in fixed income securities such as preferred equity and debt securities, and to a lesser extent dividend paying common stocks. Interest rate risk is the risk that these types of securities will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the fair value of such securities will decline, and vice versa. Our investment in such securities means that our NAV may decline if market interest rates rise. During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as “call risk” or “prepayment risk.” If this occurs, we may be forced to reinvest in lower yielding securities. This is known as “reinvestment risk.” Preferred equity and debt securities frequently have call features that allow the issuer to redeem the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our securities investments.
Risks Related to Debt Financing
We have incurred and are likely to continue to incur mortgage or other indebtedness, which may increase our business risks, could hinder our ability to pay distributions and could decrease the value of your investment.
As of December 31, 2025, we had total outstanding indebtedness of $1.93 billion. Our company leverage ratio, calculated as our share of total liabilities (excluding future stockholder servicing fees and investor servicing fees) divided by our share of the fair value of total assets, was 32% as of December 31, 2025. We may obtain mortgage loans and pledge some or all of our properties as security for these loans to acquire the property secured by the mortgage loan, acquire additional properties or pay down other debt. We may also use our line of credit as a flexible borrowing source to cover short-term capital needs, for new property acquisitions and for working capital.
If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage loans on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your shares of our common stock. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the loan secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage loans to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the loan if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders may be adversely affected.
Renewed uncertainty and volatility in the credit markets could affect our ability to obtain debt financing on reasonable terms, or at all, which could reduce the number of properties we may be able to acquire and the amount of cash distributions we can make to our stockholders.
The U.S. and global credit markets have historically experienced severe dislocations and liquidity disruptions, which caused volatility in the credit spreads on prospective debt financings and constrained the availability of debt financing due to the reluctance of lenders to offer financing at high leverage ratios. Renewed uncertainty in the credit markets, including as a result of global economic events, natural disasters and public health or pandemic crises, may adversely impact our ability to access additional debt financing on reasonable terms or at all, which may adversely affect investment returns on future acquisitions or our ability to make acquisitions.
If mortgage debt is unavailable on reasonable terms as a result of increased interest rates, increased credit spreads, decreased liquidity or other factors, we may not be able to finance the initial purchase of properties. In addition, when we incur mortgage debt on properties, we run the risk of being unable to refinance such debt upon maturity, or of being unable to refinance on favorable terms. As of December 31, 2025, we had $1.47 billion in aggregate outstanding mortgage notes payable, which had maturity dates through June 1, 2055.
If interest rates are higher or other financing terms, such as principal amortization, the need for a corporate guaranty, or other terms are not as favorable when we refinance debt or issue new debt, our income could be reduced. To the extent we are unable to refinance debt on reasonable terms, or at appropriate times or at all, we may be required to sell properties on terms that are not advantageous to us, or could result in the foreclosure of such properties. If any of these events occur, our cash flow would be reduced. This, in turn, would reduce cash available for distribution to our stockholders and may hinder our ability to raise more capital by borrowing more money.
Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to pay distributions to our stockholders.
Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to pay distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments.
If we draw on our line of credit to fund repurchases or for any other reason, our financial leverage ratio could increase beyond our target.
We may use our line of credit to provide for a ready source of liquidity to fund repurchases of shares of our common stock in the event that repurchase requests exceed net proceeds from our offerings. If we borrow under a line of credit to fund repurchases of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our offerings or sell some of our assets to repay outstanding indebtedness.
Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to pay distributions to our stockholders.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. Loan documents we enter into may contain covenants that limit our ability to further mortgage the property or discontinue insurance coverage. In addition, loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. These or other limitations may adversely affect our flexibility and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to pay distributions to our stockholders.
Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.
Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.
Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. We have adopted a policy relating to the use of derivative financial instruments to hedge interest rate risks related to our variable rate borrowings. This policy is set forth under “Investment Objectives and Strategy—Derivative Instruments and Hedging Activities.” Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.
Federal Income Tax Risks
Failure to qualify as a REIT would have significant adverse consequences to us.
We are organized and operated in a manner intended to permit us to qualify to be taxed as a REIT for U.S. federal income tax purposes. We first elected REIT status for our taxable year that ended December 31, 2004. REIT qualification requires ongoing satisfaction of various requirements regarding our organization, the nature of our gross income and assets and the amount of dividends we distribute. In addition, future legislative, judicial or administrative changes to the federal income tax laws, which could be applied retroactively, could result in our disqualification as a REIT. If the Internal Revenue Service (the “IRS”) determines that we do not qualify as a REIT or if we qualify as a REIT and subsequently lose our REIT qualification, we will be subject to serious tax consequences that would cause a significant reduction in our cash available for distribution for each of the years involved and our NAV because:
•we would be subject to federal and applicable state and local corporate income taxation on our taxable income;
•we would not be permitted to take a deduction for dividends paid to stockholders in computing our taxable income; and
•we could not re-elect to be taxed as a REIT for four taxable years following the year during which we were disqualified (unless we were entitled to relief under applicable statutory provisions).
In addition, if we do not qualify as a REIT, we will not be required to pay distributions to stockholders. As a result of all these factors, our failure to qualify as a REIT also could hinder our ability to raise capital and grow our business.

Legislative, regulatory or administrative changes could adversely affect us or our stockholders.
Legislative, regulatory or administrative changes could be enacted or promulgated at any time, either prospectively or with retroactive effect, and may adversely affect us and/or our stockholders.
The One Big Beautiful Bill Act, which was signed into law on July 4, 2025, made significant changes to the U.S. federal income tax laws in various areas. Among the notable changes, the One Big Beautiful Bill Act permanently extended certain tax provisions that were enacted in the Tax Cuts and Jobs Act of 2017, many of which were set to expire after December 31, 2025. There can be no assurance that future tax law changes will not increase income tax rates, impose new limitations on deductions, credits or other tax benefits, or make other changes that may adversely affect our business, cash flows or financial performance or a stockholder's investment in us.
We urge you to consult with your own tax advisor with respect to the impact of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.
To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.
To maintain our status as a REIT, we generally must distribute annually to our stockholders dividends equal to at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gain. We will be subject to regular corporate income taxes on any undistributed REIT taxable income, including undistributed net capital gain, each year.
Additionally, we will be subject to a 4% non-deductible excise tax on any amount by which dividends paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under the SRP generally will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to pay distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.
Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.
To maintain our status as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to pay distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.
Compliance with REIT requirements may force us to liquidate otherwise attractive investments.
To maintain our status as a REIT, at the end of each calendar quarter, at least 75% of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than securities that are qualifying assets for purposes of the 75% asset test and securities of our taxable REIT subsidiaries), if any, generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer. Additionally, no more than 5% of the value of our assets (other than securities that are qualifying assets for purposes of the 75% asset test and securities of our taxable REIT subsidiaries) can consist of the securities of any one issuer, and for taxable years ending on or before December 31, 2025, no more than 20% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries. For taxable years beginning after December 31, 2025, no more than 25% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries. Finally, no more than 25% of our assets may consist of debt instruments that are issued by "publicly offered REITs" and that would not otherwise be treated as qualifying real estate assets. In order to satisfy these requirements, we may be forced to liquidate otherwise attractive investments.
The IRS may take the position that the gain from one or more sales of our properties is subject to a 100% prohibited transaction tax.
From time to time, we may sell assets to fund repurchase requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements, or for other purposes. The IRS may deem one or more sales of our properties to be “prohibited transactions.” If the IRS takes the position that we have engaged in a “prohibited transaction” (i.e., we sell a property that has been held by us primarily for sale in the ordinary course of our trade or business and we do not qualify for a statutory safe harbor), the gain we recognize from such sale would be subject to a 100% tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax; however, there is no assurance that we will be able to qualify at all times for the safe harbor. We do not intend to hold our properties for sale in the ordinary course of business, but there is no assurance that our position will not be challenged by the IRS, especially if we make frequent property sales or frequent sales of property in which we have short holding periods.
Non-U.S. holders may be required to file U.S. federal income tax returns and pay U.S. federal income tax upon their disposition of shares of our common stock or upon their receipt of certain distributions from us.
In addition to any potential withholding tax on ordinary dividends (including with regard to a repurchase of our common stock to the extent not treated as a sale or exchange), a non-U.S. holder other than a “qualified shareholder” or a “qualified foreign pension fund,” as each is defined for purposes of the Code, that disposes of a “United States real property interest” (“USRPI”) (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), is generally required to report such income on U.S. federal income tax returns and is subject to U.S. federal income tax at regular U.S. federal income tax rates under the Foreign Investment in Real Property Tax Act of 1980, as amended (“FIRPTA”), on the gain from such disposition. FIRPTA gains must be reported on U.S. federal income tax returns and are taxable at regular U.S federal income tax rates. Such tax does not apply, however, to the gain on disposition of stock in a REIT that is “domestically controlled.” Generally, a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as or that we will remain a domestically controlled REIT. If we were to fail so to qualify, amounts received by a non-U.S. holder on certain dispositions of shares of our common stock (including a redemption) would be subject to tax under FIRPTA, unless (i) our shares of common stock were regularly traded on an established securities market and (ii) the non-U.S. holder did not, at any time during a specified testing period, hold more than 10% of our common stock. We currently do not expect that any class of our shares of common stock will be regularly traded on an established securities market.
Even if we are domestically controlled, a non-U.S. holder other than a “qualified shareholder” or a “qualified foreign pension fund,” that receives a distribution from a REIT that is attributable to gains from the disposition of a USRPI as described above, including in connection with a repurchase of our common stock, is generally subject to U.S. federal income tax under FIRPTA to the extent such distribution is attributable to gains from such disposition, regardless of whether the difference between the fair market value and the tax basis of the USRPI giving rise to such gains is attributable to periods prior to or during such non-U.S. holder’s ownership of our common stock. An exception applies if the relevant class of stock is regularly traded on an established securities market in the United States and such non-U.S. holder did not own more than 10% of such class at any time during the one-year period ending on the date of such distribution. In addition, a repurchase of our common stock, to the extent not treated as a sale or exchange, may be subject to withholding as an ordinary dividend.
We seek to act in the best interests of our company as a whole and not in consideration of the particular tax consequences to any specific holder of our stock. Potential non-U.S. holders should inform themselves as to the U.S. tax consequences, and the tax consequences within the countries of their citizenship, residence, domicile, and place of business, with respect to the purchase, ownership and disposition of shares of our common stock.

Investments outside the United States may subject us to additional taxes and could present additional complications to our ability to satisfy the REIT qualification requirements.
Non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes. In addition, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are typically structured differently than they are in the U.S. or are subject to different legal rules may complicate our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements.
We may be subject to tax liabilities that reduce our cash flow and our ability to pay distributions to you even if we qualify as a REIT for federal income tax purposes.
We may be subject to federal and state taxes on our income or property even if we qualify as a REIT for federal income tax purposes, including, but not limited to, situations as those described below:
•in order to maintain our status as a REIT, we are required to distribute as dividends annually at least 90% of our REIT taxable income (determined without regard to the dividends-paid deduction and excluding net capital gain) to our stockholders. If we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to corporate income tax on the undistributed income, including undistributed net capital gains;
•we will be required to pay a 4% non-deductible excise tax on the amount, if any, by which the distributions we make to our stockholders in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years;
•if we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be required to pay a tax on that income at the highest corporate income tax rate; and
•any gain we recognize on the sale of a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business would be subject to the 100% “prohibited transaction” tax unless we qualify for a safe harbor exception.
Restrictions on the deduction of our interest expense could prevent us from satisfying the REIT distribution requirement and avoiding the incurrence of income or excise taxes.
Section 163(j) of the Code may limit our ability (and the ability of entities that are not treated as disregarded entities for U.S. federal income tax purposes and in which we hold an interest) to deduct interest expense. The deduction for business interest expense may be limited to the amount of the taxpayer’s business interest income plus 30% of the taxpayer’s “adjusted taxable income” unless the taxpayer’s gross receipts do not exceed $25 million per year during the applicable testing period or the taxpayer qualifies to elect and elects to be treated as an “electing real property trade or business.” A taxpayer’s adjusted taxable income will start with its taxable income and add back items of non-business income and expense, depreciation, amortization or depletion, business interest income and business interest expense, net operating losses and any deductions for “qualified business income.” A taxpayer that is exempt from the interest expense limitation as an electing real property trade or business is ineligible for certain expensing benefits and is subject to less favorable depreciation rules for real property.
The rules for business interest expense will apply to us and at the level of each entity in which or through which we invest that is not a disregarded entity for U.S. federal income tax purposes. To the extent that our interest expense is not deductible, our taxable income will be increased as will our REIT distribution requirement and the amounts we need to distribute to avoid incurring income and excise taxes.

Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.
Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is not in our best interest to qualify as a REIT. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net taxable income to our stockholders, which may cause a reduction in the total return to our stockholders.
You may have current tax liability on distributions you elect to reinvest in our common stock.
If you participate in the DRIP, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.
We may choose to pay dividends in our own stock, in which case our stockholders may be required to pay income taxes in excess of the cash dividends received.
Under IRS Revenue Procedure 2017-45, as a publicly offered REIT, we may give stockholders a choice, subject to various limits and requirements, of receiving a dividend in cash or in our common stock. As long as at least 20% of the total dividend is available to be paid in cash and certain other requirements are satisfied, the IRS will treat the stock distribution as a dividend (to the extent applicable rules treat such distribution as being made out of the REIT’s earnings and profits). Taxable stockholders receiving such dividends will be required to include in income for federal income tax purposes the full amount of the dividend income to the extent of our current and accumulated earnings and profits. As a result, a U.S. stockholder may be required to pay income taxes with respect to such dividends in excess of the cash dividends received. If a U.S. stockholder sells the stock it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our stock at the time of the sale. Furthermore, with respect to non-U.S. stockholders, we may be required to withhold U.S. tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in stock.
Generally, ordinary dividends payable by REITs do not qualify for the reduced U.S. federal income tax rates that apply to “qualified dividend income.”
The maximum U.S. federal income tax rate applicable to “qualified dividend income” payable by U.S. corporations to individual U.S. stockholders (as such term is defined under “Federal Income Tax Considerations” below) is 20% (excluding the 3.8% Medicare Tax). However, dividends payable by REITs that are not designated as capital gain dividends or qualified dividend income (referred to herein as “qualified REIT dividends”) generally are not eligible for the reduced rates applicable to qualified dividend income and are taxed at ordinary income tax rates. Non-corporate U.S. stockholders, however, are entitled to a deduction of up to 20% of the amount of their qualified REIT dividends, subject to certain limitations. Nevertheless, non-corporate investors may perceive investments in REITs to be relatively less attractive than investments in the stocks of other corporations whose dividends are taxed at lower rates as qualified dividend income.
The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to qualify as a REIT.
The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. To the extent that any of our investments in loans secured by interests in pass-through entities do not satisfy all of the requirements for reliance on the safe harbor set forth in the

Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.
If certain sale-leaseback transactions are not characterized by the IRS as “true leases,” we may be subject to adverse tax consequences.
We may purchase investments in properties and lease them back to the sellers of these properties. If the IRS does not characterize these leases as “true leases,” the rental payments would not be treated as rents from real property which could affect our ability to satisfy the REIT gross income tests and qualify as a REIT.
If our Operating Partnership failed to qualify as a partnership or is not otherwise disregarded for U.S. federal income tax purposes, we would cease to qualify as a REIT.
If the IRS were to successfully challenge the status of our Operating Partnership as a partnership or disregarded entity for U.S. federal income tax purposes, it would be taxable as a corporation. In the event that this occurs, it would reduce the amount of distributions that our Operating Partnership could make to us. This would also result in our failing to qualify as a REIT and becoming subject to a corporate-level tax on our income, which would substantially reduce our cash available to pay distributions and the yield on your investment.
Retirement Plan Risks
If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to civil (and criminal, if the violation was willful) penalties.
There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, or IRAs, or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that:
•the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;
•the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;
•the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;
•the investment will not impair the liquidity of the trust, plan or IRA;
•the investment will not produce “unrelated business taxable income” for the plan or IRA;
•our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and
•the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil (and criminal, if the violation was willful) penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Investors that are governmental plans or foreign plans may be subject to laws that are similar to the aforementioned provisions of ERISA and the Code or that otherwise regulate the purchase of our shares.
If we were at any time deemed to hold “plan assets” under ERISA or the Code, stockholders subject to ERISA and the related excise tax provisions of the Code may be subject to adverse financial and legal consequences.
Stockholders subject to ERISA or the Code should consult their own advisors as to the effect of an investment in the shares. As discussed under “Certain ERISA Considerations,” our assets may not be deemed to constitute “plan assets” of stockholders that are subject to the fiduciary provisions of ERISA or the prohibited transaction rules of Section 4975 of the Code (“Plans”). If we were deemed to hold “plan assets” of Plans (i) ERISA’s fiduciary standards would apply to, and might materially affect, our operations if any such Plans are subject to ERISA and (ii) any transaction we enter into could be deemed a transaction with each Plan and transactions we might enter into in the ordinary course of business could constitute prohibited transactions under ERISA and/or Section 4975 of the Code. Holding plan assets may negatively impact our results.

ESTIMATED USE OF PROCEEDS
The following table presents information about how we intend to use the proceeds raised in this offering assuming that we sell (1) the maximum primary offering amount of $1,200,000,000 and no shares under the DRIP and (2) the maximum primary offering amount of $1,200,000,000 and the maximum DRIP offering amount of $300,000,000. In each case, the table assumes that 40% of the gross offering proceeds in the primary offering are from the sale of Class A shares, 10% of the gross offering proceeds in the primary offering are from the sale of Class M shares, none of the gross offering proceeds in the primary offering are from the sale of Class A-I shares and 50% of the gross offering proceeds in the primary offering are from the sale of Class M-I shares. These percentages are representative of the allocation of proceeds in our previous offering. Because no selling commissions are paid with respect to shares sold in the DRIP, it is not necessary to make any assumptions regarding the number of shares of any class sold in the DRIP. We are offering up to $1,200,000,000 in shares of our common stock in our primary offering in any combination of Class A shares, Class M shares, Class A-I shares and Class M-I shares. We may reallocate the shares of our common stock we are offering between the primary offering and the DRIP. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner approved by our board of directors, who serve as fiduciaries to our stockholders.
The amount of selling commissions in the table below is an estimate. The actual amount of selling commissions, however, will vary from the estimated amounts shown because the number of Class M shares and Class M-I shares, for which no selling commissions are paid, that we will sell is uncertain and the selling commission may be reduced or eliminated in connection with certain categories of sales of Class A shares and Class A-I shares, such as sales for which a volume discount applies. Any reduction in selling commissions will be accompanied by a corresponding reduction in the Class A shares or Class A-I per share purchase price, but will not affect the amounts available to us for investment. Because amounts in this table are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.
We intend to use the net proceeds from this offering, which are not used to pay the fees and other expenses attributable to our operations, to (1) grow and further diversify our portfolio by making investments in accordance with our investment strategy and policies, (2) repay indebtedness incurred under various financing instruments and (3) fund repurchases under the SRP. See “Our Real Estate Investments—Mortgage Financing” for information about our existing mortgage indebtedness.
Generally, our policy will be to pay distributions from cash flow from operations. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from other sources, including, without limitation, the sale of assets, borrowings, offering proceeds, and the deferral of fees and expense reimbursements by LaSalle in its sole discretion. We have not established a limit on the amount of offering proceeds we may use to fund distributions.

	Maximum Primary Offering		Maximum Primary Offering and Distribution Reinvestment Plan
	Amounts	Percent	Amounts	Percent
Gross Offering Proceeds	$1,200,000,000	100.0%	$1,500,000,000	100.0%
Less:
Selling Commissions	14,093,264	1.2	14,093,264	0.9
Organization and Offering Expenses(1)	14,600,500	1.2	14,600,500	1.0
Amount Available for Investment	$1,171,306,236	97.6%	$1,471,306,236	98.1%
__________________
(1)The organization and offering expense numbers shown above represent our estimates of expenses incurred in connection with the offering (other than selling commissions and the stockholder servicing fee), including legal, accounting, printing, mailing and filing fees and expenses, amounts paid to reimburse our Dealer Manager for amounts it may pay to reimburse the bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses, reimbursements to LaSalle for costs in connection with preparing sales materials, the cost of educational conferences held by us and attendance fees and costs reimbursement for employees of our affiliates to attend training and educational conferences sponsored by us and seminars conducted by participating broker-dealers.

INVESTMENT OBJECTIVES AND STRATEGY
Investment Objectives
Our primary investment objectives are:
•to generate an attractive level of current income for distribution to our stockholders;
•to preserve and protect our stockholders’ capital investments;
•to achieve appreciation of our NAV over time; and
•to enable stockholders to utilize real estate as an asset class in diversified, long-term investment portfolios.
We cannot assure you that we will achieve our investment objectives. Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. In most cases these limitations cannot be changed unless our charter is amended, which may require the approval of our stockholders.
Investment Strategy
The cornerstone of our investment strategy is to acquire and manage income-producing real estate properties and real estate-related assets around the world. We believe this strategy will enable us to provide stockholders with a portfolio that is well-diversified across property type, geographic region and industry, both in the United States and internationally. It is our belief that adding international investments to our portfolio over time will serve as an effective tool to construct a well-diversified portfolio designed to provide our stockholders with stable distributions and attractive long-term risk-adjusted returns.
We believe that our broadly diversified portfolio will benefit investors by providing:
•diversification of sources of income;
•access to attractive real estate opportunities currently in the United States and, over time, around the world; and
•exposure to a return profile that should have lower correlations with other investments.
Since real estate markets are often cyclical in nature, our strategy will allow us to more effectively deploy capital into property types and geographic regions where the underlying investment fundamentals are relatively strong or strengthening and away from those property types and geographic regions where such fundamentals are relatively weak or weakening. We intend to meet our investment objectives by selecting investments across multiple property types and geographic regions to achieve portfolio stability, diversification, current income and favorable risk-adjusted returns. To a lesser degree, we also invest in debt and equity interests backed principally by real estate, which we refer to collectively as “real estate-related assets.”
We will leverage LaSalle’s broad real estate research and strategy platform and capabilities to employ a research-based investment philosophy focused on building a portfolio of real estate properties and real estate-related assets that we believe have the potential to provide stable income streams and outperform market averages over an extended holding period. Furthermore, we believe that having access to LaSalle and JLL’s international organization and platform, with real estate professionals living and working full time throughout our global target markets, will be a valuable resource to us when considering and executing upon international investment opportunities.

Investment Management Capabilities: The LaSalle Investment Management Platform
LaSalle, our advisor, is a registered investment advisor with the SEC. Headquartered in Chicago, Illinois, LaSalle is the U.S. investment management arm of the global LaSalle investment management platform. LaSalle was established and began managing real estate assets for institutional clients in 1980 and has become one of the world’s largest managers of institutional capital invested in real estate and real estate-related assets. LaSalle specializes in providing comprehensive multi-disciplinary real estate investment services to a broad range of institutional and individual investors, including pension funds, foundations, endowments, corporations, insurance companies, sovereign wealth funds and money managers for high net worth individuals. LaSalle and its affiliates have over 40 years of real estate investment experience in public and private real estate markets in North America and Europe and 20 years of experience in Asia Pacific. As of December 31, 2025, LaSalle managed approximately $86 billion of public and private real estate assets and had approximately 825 employees in 23 offices in 13 countries. Pursuant to the Advisory Agreement, and as described under “Management—The Advisory Agreement,” LaSalle is responsible for managing our affairs on a day-to-day basis and for identifying, making and managing acquisitions on our behalf.
We believe that access to LaSalle’s investment expertise, research capabilities and property acquisition sourcing and due diligence capabilities will enable us to successfully execute our investment strategy and objectives. LaSalle has substantial experience in acquiring, owning, managing, financing and operating real estate across diverse property types around the world as well as significant experience in asset allocation across a diverse range of portfolio types. In sourcing and evaluating potential investment opportunities for our portfolio, LaSalle will utilize its regional investment committees in each region of the world in which it operates. These committees are comprised of senior members of its global management organization, each of whom has between 15 and 40 years of real estate investment experience. See “Management—Investment Committees.” Where appropriate, LaSalle will leverage the worldwide resources of JLL, its parent company and our Sponsor, to serve our investment goals and objectives. We believe that the local market knowledge and expertise of JLL’s international network of real estate professionals will provide us with a significant competitive advantage in executing our investment strategy.
Global Real Estate Services Capabilities: JLL
Jones Lang LaSalle Incorporated (NYSE: JLL), our Sponsor and the parent company of LaSalle, is a New York Stock Exchange-listed leading professional services firm that specializes in real estate and investment management with a portfolio of approximately 5.7 billion square feet worldwide. JLL provides real estate and money management services to leading corporate and institutional owners and occupiers of real estate around the world. As of December 31, 2025, JLL had approximately 320 corporate offices and operations in more than 1,000 locations in 80 countries and has approximately 113,000 employees worldwide. Where appropriate, LaSalle will leverage the global resources of JLL, its parent company and our Sponsor, to serve our investment goals and objectives. We believe that the local market knowledge developed globally and shared by JLL’s real estate professionals with LaSalle provides us with a key competitive strength in connection with our global real estate investment and management activities. LaSalle also hires our Sponsor for property management, leasing, financing, capital markets and other services at certain of our properties where LaSalle determines that our Sponsor’s credentials in the property type and geographic market are superior to third party alternatives.
As of April 16, 2026, JLL and its affiliates owned an aggregate of 2,521,801 Class M-I shares and 8,726,003 Class N shares, which were issued for cash at a price per share equal to the most recently reported NAV per share as of the purchase date. See “Stock Ownership of Certain Beneficial Owners—Ownership by Our Sponsor and its Affiliates” for a description of the terms of these investments. As a result of this significant investment in us, JLL has a strong economic incentive to support our company. We believe that our Sponsor’s status as a publicly traded, investment grade global corporation provides us with financial and reputational competitive advantages in addition to access to Jones Lang LaSalle’s global real estate services platform.

Real Estate as a Diversifying Asset Class
We make direct investments in real properties in multiple sectors consisting primarily of healthcare, industrial, residential and retail properties. Other real property types may include, but are not limited to parking facilities, hospitality, single family rentals, student housing, medical office, mixed-use and other property types. While all of our real property investments are currently in the United States, we anticipate that in the future a portion of our investments may be located outside of the United States.
Historically, real estate has offered attractive returns compared to bonds, and lower volatility compared to equities, which makes it an attractive asset class to consider as a component of a diversified, long-term investment portfolio. Individual and institutional investors have embraced real estate as a significant asset class for purposes of asset allocations within their investment portfolios. Institutional investors include an allocation to real estate in their portfolios for a variety of reasons or goals, which generally include improving portfolio diversification, reducing overall portfolio risk and volatility, attempting to hedge against inflation, or enhancing risk-adjusted returns. Survey data reported by PREA indicates that investment in real estate by pension plans has been steadily increasing since 2000 with a significant percentage of the pension plans having a target allocation to real estate of 10% or more of their overall investment portfolios. Furthermore, according to a report published in 2013 by National Association of Real Estate Investment Trusts (“NAREIT”), an optimized portfolio combining a blend of direct investments in real estate and publicly traded REITs produced better risk-adjusted returns than either direct investments in real estate or publicly traded REITs alone. Blended portfolios resulted in positive average annual returns for all rolling five-year holding periods over the past 24 years, even during periods of dramatic property valuation declines (e.g. 2008, 2009 and 2010). “Direct investments” refers to owning real estate through an investment vehicle that does not have its equity interests listed for trading on a national securities exchange.
While investing in REITs whose shares are listed on a national securities exchange is one alternative for investing in real estate, shares of listed REITs generally fluctuate in value with the stock market as a whole. Alternatively, a significant number of public and corporate pension plan sponsors as well as endowments, foundations and other institutions have allocated a portion of their portfolio to direct investments in real estate either through separate account arrangements or commingled funds.
Direct investments in real estate (particularly those held by institutional investors) generally differ from listed REITs in that the value of direct real estate investments is typically based directly on professional assessments of the fair value of the real estate owned by the entity. In contrast, shares of listed REITs are priced by the public trading market, which generally causes a company’s stock price to fluctuate based on factors such as supply (number of sellers) and demand (number of buyers) of shares as well as other market forces. An investment in our shares may differ from other direct investments in real estate because, among other reasons, we intend to allocate a portion of our portfolio to real estate-related assets, we may pay different fees for the management of our company and the distribution of our shares and, as a public reporting company, we may incur additional costs.
Industry benchmarks that track the value of direct investments in real estate properties have demonstrated a low correlation with the benchmarks for traditional asset classes, such as publicly traded stocks and bonds. Academic and empirical studies have shown that utilizing lower correlated assets in a diversified, long-term investment portfolio can increase portfolio efficiency and may generate higher total returns while decreasing overall risk because the various asset classes may react to changing market conditions differently.
We believe that individual investors can benefit from adding a diversified real estate component to their investment portfolios. As such, our objective is to offer a similar investment option to a broad universe of investors through this offering.
Investment Portfolio Allocation Targets
Our board of directors has adopted investment guidelines for LaSalle to implement and actively monitor in order to allow us to achieve and maintain diversification in our overall investment portfolio. Our board of directors formally reviews our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, more often as they deem appropriate. Our board of directors will review the investment guidelines to ensure that the guidelines are being followed and are in the best interests of our stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of our board of directors. Changes to our investment guidelines must be approved by our board of directors, including a majority of our independent directors, and do not require notice to or the vote of our stockholders.
We will seek to invest:
•up to 95% of our assets in properties;
•up to 25% of our assets in real estate-related assets; and
•up to 15% of our assets in cash, cash equivalents and other short-term investments.
Notwithstanding the above, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, a lack of attractive investment opportunities or an increase in anticipated cash requirements for repurchase requests.
Sustainability and Climate Risk
We actively work to promote our growth and operations in a sustainable and responsible manner across our portfolio. Our sustainability strategy focuses on delivering long-term value to our stockholders while operating our properties in a manner to contribute to positive outcomes for our tenants and the communities we serve.
We tailor our approach to each asset, working to protect and enhance financial returns today and in the future. We examine a range of sustainability factors for each asset that have the potential to enhance accretive value drivers, such as tenant marketability, lower operating expenses and greater appeal to future buyers, as well as to fortify defensive value protectors, such as regulatory compliance, physical climate risk and insurance premium risk, among others. The relative importance of these factors for any given investment opportunity will vary for many reasons including but not limited to the investment type, market, sector, tenant profile, the expected investment period and the local regulatory environment. By tailoring our approach, LaSalle aims to develop an action plan to maximize the financial performance of our investments. This sustainability strategy complements our investment strategy and furthers our core investment thesis.
LaSalle’s dedicated sustainability team consists of a global head of climate and a sustainability officer for each of LaSalle’s four business segments, with additional staff supporting each. This well-established, highly experienced in-house global team is comprised of 17 full-time employees, as well as six employees spending a portion of their time, dedicated to driving the implementation of sustainability work and goals. The team supporting us receives strategic guidance from LaSalle’s Americas Sustainability Committee, and support from business segment task forces in asset management and due diligence. The sustainability team directly advises and supports us on an ongoing basis and regularly joins fund and asset sector team meetings. The asset management team is directly responsible for the implementation of efficiency projects at their properties, with the sustainability team directly advising and supporting on an ongoing basis.

We are focused on acquiring and maintaining high-performing, resilient properties that fit our investment strategy, while simultaneously looking for ways to mitigate operational costs and the potential external impacts of energy, water, waste, and climate change. Sustainability factors are incorporated throughout the investment lifecycle. Prior to the acquisition of a property, LaSalle collects key sustainability and climate risk information at the allocations stage,and then conducts an in-depth investigation as part of the due diligence process. During ownership, we actively pursue resource efficiency projects across the portfolio, and obtain sustainability certifications at properties as warranted by market demand.
Every year, LaSalle considers the energy performance level of each property and the sustainability related capital and operating activities are integrated into the annual budget process. In order to identify opportunities to increase efficiency, LaSalle conducts energy audits on properties located in jurisdictions with sustainability regulations, as well as on properties with low energy performance or with significant planned capital work that will impact energy-using systems.
Climate change is a risk to us, our tenants and our other stakeholders and will require us to evaluate these risks in our long-term strategic business decisions. The risks that are focus areas for us include transitional risks such as policy, market, technology and reputational concerns, as well as physical risks such as severe weather.
LaSalle addresses climate risk by evaluating climate change scenarios and adapting its acquisition and portfolio review processes to address climate change vulnerabilities resulting from potential future climate scenarios. Physical and transition risks that may result from climate change could have a material adverse effect on our properties, operations and business. Our role in assessing and managing these climate-related risks and initiatives is spread across multiple teams within LaSalle, including executive leadership and the sustainability team, acquisitions, risk management, asset management, legal and compliance and research departments.
In 2018, we became the first NAV REIT to submit to Global Real Estate Sustainability Benchmark, a leading global provider of real estate environmental, social and governance benchmarking and performance assessments. Over the past year, twenty-three energy efficiency related capital and operational projects were completed across the portfolio, including ENERGY STAR appliance installations, LED lighting, submetering, cooling tower rebuilds, HVAC, water heater replacements, low-flow water fixtures, and roof replacements. In 2025, we rolled out a standardized pool efficiency policy to reduce energy use through consistent seasonal operations and temperature setpoints. The Huntington and The Tremont’s solar installation is now operational and generated an annual rent revenue of $29 in 2025. The on-site solar project at Rancho Temecula Town Center was also completed this year and generated $8 in partial year rent (annual rent will be $18 with 2% escalation). In addition, our properties achieved or maintained BREEAM In-Use Certifications for 29 buildings, 7 LEED Certifications, 23 ENERGY STAR Certifications, and 32 WELL Health Safety Ratings.
Investments in Properties
We generally invest in properties located in large metropolitan areas that are well-leased with a stable tenant base and that are expected to generate predictable income. However, we may make investments in properties with other characteristics if we believe that the investments have the potential to enhance portfolio diversification or investment returns, as further described below under “-Value Creation Opportunities.” There is no limitation on the amount we may invest in any single property.
We intend to manage risk through constructing and managing a broadly diversified portfolio of properties in developed markets around the world. We believe that a broadly diversified investment portfolio may offer investors significant benefits for a given level of risk relative to a more concentrated investment portfolio. In addition, we believe that assembling a diversified tenant base by investing in multiple properties and property types across multiple markets and geographic regions may mitigate the economic impacts associated with releasing properties or tenants potentially defaulting under their leases, since lease revenues represent the primary source of income from our real estate investments.

We will focus on acquiring and managing a portfolio of properties that provides tenants and residents with modern functionality and location desirability in order to avoid near-term obsolescence. We will generally invest in well-designed buildings that we believe present an attractive appearance, have been and are properly maintained and require minimal capital improvements in the near term. We generally do not intend to materially invest in higher risk properties in need of significant renovation, development or new construction; however, we may invest in these types of properties if we believe attractive risk-adjusted investment returns can be achieved through proactive management techniques or value-add programs, as further described below under “-Value Creation Opportunities.”
Our board has adopted investment guidelines that delegate authority for determining the consideration paid for each property we acquire to LaSalle, so long as LaSalle complies with such investment guidelines. The investment guidelines limit the types of properties and investment amounts that may be acquired or disposed of without the specific approval of our board of directors. Our board of directors may change from time to time the scope of authority delegated to LaSalle.
Subject to limitations contained in our charter, we may issue, or cause to be issued, shares of our stock or OP Units in any manner (and on such terms and for such consideration) in exchange for real estate. Our existing stockholders have no preemptive rights to purchase any such shares of our stock or OP Units, and any such issuance might cause a dilution of a stockholder’s investment. We may enter into additional contractual arrangements with contributors of property under which we would agree to repurchase a contributor’s OP Units for shares of our common stock or cash, at the option of the contributor, at specified times.
Property Types
We will continue to primarily invest in the following property types:
Healthcare Properties. Healthcare sector properties principally consist of outpatient medical buildings (aka “medical office”) and also include life-science (lab) facilities. Similar to our other holdings, we seek to invest in high-quality, well-located healthcare properties and also tend to focus on assets affiliated with strong health systems and patient bases. Healthcare properties will generally feature longer-term leases and tenant investments in their spaces, and are less correlated to market factors than other sectors, leading to more durable and growing income over time. We believe that the healthcare property sector is characterized by attractive income, strong fundamentals and strong long-term demand drivers. As our traditional office allocation has been purposefully reduced, decreasing from approximately 50% at fund inception in 2012 to less than 3% as of the date hereof, we have conversely increased our allocation to healthcare properties.
Industrial Properties. Industrial properties are generally categorized as warehouse/distribution centers, research and development facilities, flex space or manufacturing. The performance of industrial properties is typically dependent on the proximity to economic centers and the movement of global trade and goods. In addition, industrial properties typically utilize a triple-net lease structure pursuant to which the tenant is generally responsible for property operating expenses in addition to base rent which can help mitigate the risks associated with rising expenses. We intend to invest in industrial properties that are located in major distribution hubs and near transportation nodes such as port facilities, airports, rail lines and major highway systems as well as facilities located in close proximity to major centers of population.
Residential Properties. Residential properties include multifamily apartments and single family rental properties. Apartments are generally defined as having five or more dwelling units that are part of a single complex and offered for rental use as opposed to detached single family residential properties. There are three main types of apartment properties: garden-style (mostly two to four story apartments), mid-rise and high-rise. Apartments generally have the lowest vacancy rates of any property type, with the better performing properties typically located in suburban markets in strong school districts, or in urban locations with strong employment and demographic dynamics. We plan to invest in apartment properties that are located in such areas. or near employment centers with favorable potential for employment growth and conveniently situated with access to transportation and retail and service amenities. Traditional apartment properties are generally leased by apartment unit to individual tenants for one year terms. Single family rentals properties differ from apartments in that single family rental units are detached, singular homes, usually featuring private yards and garages, as opposed to multi-unit apartments with shared common areas. Tenants in single family rentals tend to stay longer, about 3 years, and are on average an older demographic of approximately 40 years old, versus multifamily renters whose average age is in the lower 30s. In addition, single family rental homes typically offer larger individual living spaces, at approximately 1,900 square feet per home versus 900 square feet for multifamily (but not featuring the shared amenities of Class A multifamily such as a resident center, outdoor pool, fitness facility, business center, etc.). Single family rentals is a growing institutional segment within the broader residential sector, and we believe that it offers a meaningful opportunity to scale.
Retail Properties. The retail sector is comprised of five main formats: neighborhood retail, community centers, regional centers, super-regional centers and single-tenant stores. Location, convenience, accessibility and tenant mix are generally considered to be among the key criteria for successful retail investments. Retail leases tend to range from three to five years for small tenants and ten to fifteen years for large anchor tenants. Leases, particularly for anchor tenants, may include a base payment plus a percentage of retail sales. Household incomes and population density are generally considered to be key drivers of local retail demand. We will seek investments in retail properties, primarily ones in neighborhood and community centers anchored by a grocery tenant and located within densely populated residential areas with favorable demographic characteristics and near other retail and service amenities.
Other Properties. The “other” property sector is currently comprised of parking facilities. The parking industry is a large and fragmented sector and includes facilities that provide short-term parking spaces for vehicles on an hourly, daily, weekly, or monthly basis. Parking structures can range from surface lots to larger multi-level buildings. Location and the local trade area are critically important to the performance of parking facilities. In addition to location, parking rates offered at a facility have a significant influence on a driver’s decision to use a particular facility. We will seek to invest principally in parking facilities in densely populated urban areas with high barriers to entry for new competition and multiple demand drivers.
Global Target Markets
In general, we seek to invest in properties in well-established locations within larger metropolitan areas and with the potential for above average population or employment growth. Although we have and expect to continue to focus on investing primarily in developed markets throughout the United States, we may also invest a portion of the proceeds of this offering in markets outside of the United States. We believe that an allocation to international investments that meet our investment objectives and guidelines will contribute meaningfully to the diversification of our portfolio, the ability for us to identify favorable income-generating investments and the potential for achieving attractive long-term risk-adjusted returns. We believe that opportunities for attractive risk-adjusted returns exist both within the United States and globally. Most of our investments outside of the United States will be in core properties in stabilized, well-developed markets within Europe and the Asia Pacific region. We believe that our strategy to acquire properties on a global basis will provide for a well-diversified portfolio that will generate attractive current returns and optimize long-term value for our stockholders.
We believe that having access to our Sponsor’s global real estate services business, with approximately 113,000 employees in 1,000 locations in 80 countries will be a valuable resource to LaSalle when sourcing and evaluating potential international investment opportunities. However, we cannot assure investors that we will be able to successfully manage the various risks associated with, and unique to, investing in foreign markets.
Ownership Interest
Our Operating Partnership or one or more subsidiary entities controlled by our Operating Partnership will acquire properties on our behalf. Although we generally seek to acquire the entire equity ownership interest in properties in which we invest, we also have entered and may continue to enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with other investors to acquire properties. In most cases in which less than the entire equity ownership interest is acquired, we seek to obtain critical elements of control. We will generally acquire fee simple interests for the properties (in which we own both the land and the building improvements), but may consider leased fee and leasehold interests if we believe the investment is consistent with our investment strategy and objectives.
Tenancy and Leasing
In general, we will seek a favorable mix of tenants in properties in our portfolio to achieve greater economic diversification than is afforded by geographic and property type considerations alone. We will strive to maintain a stable blend of national and international credit tenants and creditworthy regional and local tenants. Tenancy criteria and diversification are applied at the property level as well as at the portfolio level.
The length of tenancy generally will reflect local market conditions for each property. However, if possible, we will seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are included. We will attempt to manage lease rollover risk on a portfolio basis. Where appropriate, we will also seek leases that provide for operating expenses, or expense increases, to be paid by the tenants.
Due Diligence
LaSalle will perform a comprehensive due diligence review on each property that it proposes to purchase on our behalf. As part of this review, LaSalle will obtain an environmental site assessment for each property (which at a minimum includes a Phase I assessment) and structural condition reports. LaSalle will not continue consideration of the purchase of any property unless it is generally satisfied with the physical and environmental status of the property as well as the property’s tenancy. LaSalle will also generally seek to condition our obligation to acquire the property on the delivery and verification of certain documents from the seller or developer, including, where appropriate:
•plans and specifications;
•surveys;
•evidence of marketable title;
•title and liability insurance policies;
•asbestos, soil, physical, structural and engineering reports;
•evidence of compliance with zoning, the ADA, and fair housing laws;
•tenant leases and other relevant legal documents; and
•financial statements covering recent operations of properties having operating histories.
Value Creation Opportunities
We may periodically seek to enhance investment returns through various value creation opportunities. While there are no specific limitations on the nature or amount of these types of investments, in the aggregate they are not expected to materially change the risk profile of the overall portfolio. Examples of likely value creation investments include properties with significant leasing risk, forward purchase commitments, redevelopment or repositioning opportunities and nontraditional or mixed-use property types. These investments generally have a higher risk and higher return profile than our primarily core strategy.

Disposition Policy
We anticipate that we will hold most of our properties for an extended period. However, we may determine to sell a property before the end of its anticipated holding period. We will monitor each investment within the portfolio and the overall portfolio composition for appropriateness in meeting our investment objectives. LaSalle may determine to sell a property if:
•an opportunity has arisen to enhance overall investment returns by reallocating capital;
•there are diversification benefits associated with disposing of the property and rebalancing our investment portfolio;
•in the judgment of LaSalle, the value of the property might decline or underperform as compared to our investment objectives;
•an opportunity has arisen to pursue a more attractive investment;
•the property was acquired as part of a portfolio acquisition and does not meet our investment guidelines;
•there exists a need to generate liquidity to satisfy repurchase requests, to pay distributions to our stockholders or for working capital; or
•in the judgment of LaSalle, the sale of the property is in the best interests of our stockholders.
Generally, we intend to reinvest proceeds from the sale, financing or other disposition of properties in a manner consistent with our investment strategy and guidelines, although we may be required to distribute such proceeds to stockholders in order to comply with REIT requirements or we may make distributions for other reasons.
Investments in Real Estate-Related Assets
We invest a portion of our portfolio in real estate-related assets other than properties. These assets may include the common and preferred stock of publicly listed real estate-related companies, preferred equity interests, mortgage loans and other real estate-related equity and debt instruments. Up to 25% of our overall portfolio may be invested in real estate-related assets. We believe that LaSalle’s ability to acquire real estate-related assets in conjunction with acquiring a portfolio of properties may provide us with additional liquidity and further diversification, which provides greater financial flexibility and discretion to construct an investment portfolio designed to achieve our investment objectives. Our charter requires that any investment in equity securities (other than equity securities traded on a national securities exchange or included for quotation on an inter-dealer quotation system) not within the specific parameters of our investment guidelines adopted by our board of directors must be approved by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction as being fair, competitive and commercially reasonable.
Subject to certain restrictions contained in our charter, we may invest in mortgage loans consistent with the requirements for qualification as a REIT, and we may originate or acquire interests in mortgage loans, generally on the same types of properties we might otherwise buy. These mortgage loans may pay fixed or variable interest rates or have “participating” features described below. Normally, mortgage loans will be secured by income-producing properties. They typically will be non-recourse, which means they will not be the borrower’s personal obligations. We expect that most will be first mortgage loans, with first priority liens on the property. These loans may provide for payments of principal and interest or may provide for interest-only payments, with a balloon payment at maturity.
We may make mortgage loans that permit us to participate in the revenues from or appreciation of the underlying property consistent with the rules applicable for qualification as a REIT. These participations may entitle us to receive additional interest, usually calculated as a percentage of the gross income the borrower receives from operating, selling or refinancing the property. We may also receive an option to buy an interest in the property securing the participating loan.
Subject to the percentage of ownership limitations and gross income and asset requirements required for REIT qualification, we may invest in equity securities of companies engaged in real estate activities, including for the purpose of exercising control over such entities. Companies engaged in real estate activities may include, for example, REITs that either own properties or make real estate loans, real estate developers, entities with substantial real estate holdings such as limited partnerships, funds and other commingled investment vehicles, and other companies whose products and services are related to the real estate industry, such as mortgage lenders or mortgage servicing companies. We may acquire all or substantially all of the securities or assets of companies engaged in real estate activities where such investment would be consistent with our investment policies and our status as a REIT. We may also acquire exchange traded funds and mutual funds focused on REITs and real estate companies. In any event, we do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act, and we intend to generally divest appropriate securities before any such registration would be required.
Cash, Cash Equivalents and Other Short-Term Investments
We may invest up to 15% of our assets in cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our qualification as a REIT:
•money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest- bearing time deposits and credit rated corporate debt securities);
•U.S. government or government agency securities; and
•credit rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit rated debt securities of foreign governments or multi-national organizations.
Other Investments
We may, but do not presently intend to, make investments other than as previously described. At all times, we intend to make investments in such a manner that is consistent with maintaining our qualification as a REIT under the Code.
Borrowing Policies
We expect to maintain a company leverage ratio, calculated as our share of total liabilities (excluding future stockholder servicing fees and investor servicing fees) divided by our share of the fair value of total assets, of between approximately 30% and 50% of the gross value of our assets, inclusive of property and entity level debt.
Borrowings under our line of credit may be used to fund acquisitions or for any other corporate purpose.
Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of shares of our common stock will generally cause our leverage as a percentage of the gross value of our assets or our company leverage ratio, to decrease, at least temporarily, while significant outflows of equity as a result of repurchases of shares of our common stock will generally cause our company leverage ratio to increase, at least temporarily. Our company leverage ratio will also increase or decrease with decreases or increases, respectively, in the value of our portfolio. If we borrow under our line of credit, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net offering proceeds or sell some of our assets to repay outstanding indebtedness.

Our board of directors will review our aggregate borrowings at least quarterly. In connection with such review, our board of directors may determine to modify our financial leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors. With respect to our line of credit, we will consider actual borrowings when determining whether or not we are at our leverage target, but not unused borrowing capacity. If, therefore, we are within our target company leverage ratio range of between 30% and 50% of the gross value of our assets and we borrow additional amounts under our line of credit, or if the value of our portfolio decreases, our company leverage could exceed 30% to 50% of the gross value of our assets. In the event that our leverage ratio exceeds our target range, regardless of the reason, we will thereafter endeavor to manage our leverage back down to within our target range. Our company leverage ratio was 32% at December 31, 2025.
There is no limitation on the amount we may invest in any single improved real property. However, we are precluded from borrowing more than approximately 75% of the sum of the cost of our investments (before non-cash reserves and depreciation), which is based upon the limit specified in our charter our borrowings may not exceed 300% of the cost of our net assets. “Net assets” is defined as our total assets other than intangibles valued at cost (prior to deducting depreciation, reserves for bad debts or other non-cash reserves) less total liabilities. However, we may temporarily borrow in excess of these amounts if such excess is approved by a majority of our board, including a majority of our independent directors, and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. As of December 31, 2025, our indebtedness expressed as a percentage of our net assets was 47% or approximately 33% of the cost of our investments, which is in compliance with our charter.
Our charter prohibits us from obtaining loans from any of our directors, LaSalle, our Sponsor or any of their affiliates, unless approved by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and on terms not less favorable than comparable loans between unaffiliated parties under the same circumstances.
Transactions with Affiliates
We may not acquire or lease any properties from our directors, LaSalle, our Sponsor or any of their affiliates without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that the terms of the transaction are fair and reasonable and at a price to us no greater than the cost of the property to such director, our Sponsor, LaSalle or affiliate thereof unless there is substantial justification for such excess amount and such excess is reasonable. In all cases in which real property is acquired from LaSalle, our Sponsor, any of our directors or any of their affiliates, the fair market value of the property shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.
In addition, we may not make any loans to our directors, LaSalle, our Sponsor or any of their affiliates except for certain mortgages described in“—Charter Imposed Limitations” below or loans to wholly owned subsidiaries and we may not sell or lease assets to our directors, LaSalle, our Sponsor or any of their affiliates unless a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction approve the transaction as fair and reasonable to us. Our charter also prohibits us from investing in mortgage loans or making mortgage loans in which the transaction is with LaSalle, our Sponsor, our directors or any of their affiliates unless an appraisal is obtained from an independent appraiser or that are subordinate to any mortgage or equity interest of LaSalle, our Sponsor, our directors or any of their affiliates.
Our charter prohibits us from borrowing funds from LaSalle, our Sponsor, any of our directors or any of their affiliates unless approved by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and on terms not less favorable than comparable loans between unaffiliated parties under the same circumstances. This prohibition on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers, LaSalle, our Sponsor or their affiliates.
We may not enter into joint venture or co-ownership arrangements with our Sponsor, LaSalle, any of our directors or any of their affiliates, unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to us and on substantially the same terms and conditions as those received by the other joint venturers, in each case consistent with the limitations otherwise applicable to transactions with LaSalle and their affiliates described above.
Derivative Instruments and Hedging Activities
In the normal course of our business, we are exposed to the effect of interest rate changes, price changes and currency fluctuations and may seek to limit these risks by following established risk management policies and procedures including the use of derivatives. To mitigate exposure to variability in interest rates, derivatives may be used primarily to fix the rate on debt based on floating-rate indices and manage the cost of borrowing obligations.
We may use a variety of commonly used derivative products, including interest rate swaps, caps, collars, floors and currency hedging. We have a policy of entering into contracts with only major financial institutions based upon minimum credit ratings and other factors. We will periodically review the effectiveness of each hedging transaction. We will attempt to conduct our hedging activities in a manner consistent with the REIT qualification requirements.
DST Program
On October 16, 2019, through our Operating Partnership, we initiated the DST Program to raise up to $3 billion in private placements exempt from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder through the sale of beneficial interests to “accredited investors” in specific DSTs holding DST Properties, which may be sourced from our real properties or from third parties. Each DST Property is leased back by a wholly owned subsidiary of our Operating Partnership on a long-term basis of up to ten years pursuant to a master lease. The master lease agreements are expected to be guaranteed by our Operating Partnership. As of December 31, 2025, we have raised approximately $2.3 billion of aggregate gross proceeds from our DST Program.
Our Operating Partnership retains an FMV Option giving it the right, but not the obligation, to acquire the beneficial interests in the DSTs from the investors any time after two years from the closing of the applicable DST offering in exchange for OP Units or cash. After a one-year holding period, investors who acquire OP Units (other than us and the General Partner) generally have a Redemption Right to cause our Operating Partnership to redeem all or a portion of their OP Units for, at our sole discretion, shares of our common stock, cash, or a combination of both.
We expect that the DST Program gives us the opportunity to expand and diversify our capital-raising strategies by offering what we believe to be an attractive investment product for investors that may be seeking replacement properties to complete like-kind exchange transactions under Section 1031 of the Code. We intend to use the net offering proceeds from the DST Program to make investments in accordance with our investment strategy and policies, reduce our borrowings and repay indebtedness, and fund the repurchase of shares of all classes of our common stock under the SRP and the redemption of OP Units. We have not allocated specific amounts of the net proceeds from the DST Program for any specific purpose.
LaSalle Investment Management Distributors, LLC, the dealer manager for this offering, also serves as the dealer manager for the DST Program on a “best efforts” basis. Our taxable REIT subsidiary, which is a wholly owned subsidiary of our Operating Partnership, will pay the dealer manager upfront selling commissions, upfront stockholder servicing fees and placement fees of up to 5.0%, 1.0% and 1.0%, respectively, of the gross purchase price per unit of beneficial interest sold in the DST Program. All or a portion of the upfront selling commissions and stockholder servicing fees may be waived at the discretion of our Dealer Manager or reallowed to participating broker-dealers. In addition, the dealer manager may receive an ongoing investor servicing fee or stockholder servicing fees, as applicable, that is calculated daily on a continuous basis from year to year equal to 1/365th of (a)

0.25% of the total, gross equity offering at the time of syndication, payable by the DSTs; (b) 0.85% of the NAV of each outstanding Class S OP Unit, 0.30% of the NAV of each outstanding Class Z OP Unit and 0.30% of the NAV of each outstanding Class D OP Unit for such day issued in connection with the FMV Option, payable by our Operating Partnership; and (c) 0.85% of the NAV of each outstanding Class S share, 0.30% of the NAV of each outstanding Class Z share and 0.30% of the NAV of each outstanding Class D share for such day issued in connection with the Redemption Right, payable by us. The investor servicing fee or stockholder servicing fees, as applicable, may continue for so long as the investor in the DST Program holds beneficial interests, Class Z, Class D, Class I or Class S OP Units or Class Z, Class D, Class I or Class S shares that were issued in connection with the DST Program.
LaSalle also serves as the manager for the DST Program. Each DST may pay LaSalle, as the manager, a management fee equal to a to-be-agreed upon percentage of the initial equity of such DST. Additionally, our Operating Partnership may earn a disposition fee equal to 1.0% of the gross sales proceeds upon the sale or other disposition of a DST Property, which it may reduce or waive in its sole discretion, and receive reimbursement of certain expenses associated with the establishment, maintenance and operation of the DST and DST Properties.
Investment Company Act Considerations
We intend to conduct our operations so that neither we nor our Operating Partnership or any of our respective subsidiaries is an investment company under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. We will continuously monitor our holdings on an ongoing basis to determine our compliance with Section 3(a)(1)(C).
In addition, we believe that neither we nor our Operating Partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our Operating Partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our or our Operating Partnership’s wholly owned or majority-owned subsidiaries, we and our Operating Partnership will be primarily engaged in the non-investment company business of purchasing or otherwise acquiring real property, mortgages and other interests in real estate.
The determination of whether an entity is a majority-owned subsidiary of our company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat entities in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries for purposes of the 40% test. We have not requested that the SEC staff approve our treatment of any entity as a majority-owned subsidiary and the SEC staff has not done so. If the SEC staff were to disagree with our treatment of one or more subsidiary entities as majority-owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to comply with the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.
A change in the value of any of our assets could cause us, our Operating Partnership or one or more of our respective subsidiaries to fall within the definition of “investment company” and, thus, be required to register under the Investment Company Act. To ensure that we are not required to register the company or any of our subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may be unable to purchase securities we would otherwise want to purchase. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.
LaSalle will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. See “Risk Factors—Risks Related Our Corporate Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”
To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of “investment company,” we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.
If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that would restrict our activities and significantly increase our operating expenses. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure—Risk Factors—Risks Related Our Corporate Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”
Charter-Imposed Investment Limitations
Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. Pursuant to our charter, we may not, among other things:
•make investments in unimproved real property or mortgage loans on unimproved real property in excess of 10% of our total assets. “Unimproved real property” means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year;
•invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate-related assets;
•invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;
•make or invest in individual mortgage loans (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property except for those mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines and in all cases in which the transaction is with LaSalle, our Sponsor, any of our directors or any of their affiliates, the appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;
•invest in indebtedness secured by a mortgage on real property that is subordinate to any lien or other indebtedness of any of our directors, our Sponsor, LaSalle or their affiliates;
•issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to the SRP), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt or (3) options or warrants to the directors, our Sponsor, LaSalle, or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public. Options or warrants may be issued to persons other than the directors, our

Sponsor, LaSalle, or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant. Any options or warrants issuable to LaSalle, our directors, our Sponsor or any of their affiliates shall not exceed an amount equal to 10% of the outstanding shares of our common stock on the date of grant;
•make or invest in mortgage loans, including construction loans but excluding any investment in commercial mortgage-backed securities or residential mortgage-backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;
•issue equity securities on a deferred payment basis or other similar arrangement;
•engage in the business of securities trading, underwriting or the agency distribution of securities issued by other persons;
•make any investment that we believe will be inconsistent with our objectives of qualifying and remaining qualified as a REIT unless and until our board of directors determines, in its sole discretion, that REIT qualification is not in our best interests; or
•acquire interests or equity securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system.

OUR REAL ESTATE INVESTMENTS
Real Estate Portfolio
Our investments in real estate assets as of December 31, 2025 consisted of our interest in properties, including interests in eight joint ventures. As of December 31, 2025, our real estate portfolio was comprised of interests in 140 total properties and 2,440 single family rental homes, located in 27 states. As of December 31, 2025, our real estate portfolio was approximately 95% leased. Our real estate portfolio includes an aggregate original investment amount of approximately $6.3 billion and consists of interests in:
•27 healthcare properties, aggregating approximately 2,007,000 net rentable square feet, our interests in which represent approximately 11% of the aggregate estimated market value of our portfolio;
•66 industrial properties, aggregating approximately 16,628,000 net rentable square feet, our interests in which represent approximately 38% of the aggregate estimated market value of our portfolio;
•24 residential properties and 2,440 single-family rental homes, aggregating approximately 9,784,000 net rentable square feet, our interests in which represent approximately 39% of the aggregate estimated market value of our portfolio;
•21 retail properties, aggregating approximately 3,797,000 net rentable square feet, our interests in which represent approximately 12% of the aggregate estimated market value of our portfolio; and
•2 parking facility properties, aggregating approximately 297,000 net rentable square feet, our interest in which represents approximately less than 1% of the aggregate estimated market value of our portfolio.
The following tables provide information regarding our consolidated and unconsolidated properties as of December 31, 2025. All properties are 100% owned unless otherwise specified.
Consolidated Properties:

Property Name	Location	Net Rentable Square Feet	Leased as of December 31, 2025	Original Investment Amount (in thousands)	% of Minimum Base Rent as of December 31, 2025 (1)
Healthcare Segment:
Monument IV at Worldgate	Herndon, VA	228,000	100%	$59,600	2.5%
140 Park Avenue(1)	Florham Park, NJ	100,000	100	45,600	0.8
San Juan Medical Center	San Juan Capistrano, CA	40,000	93	26,400	0.4
Genesee Plaza
9333 Genesee Ave	San Diego, CA	80,000	90	44,500	1.0
9339 Genesee Ave	San Diego, CA	81,000	90	44,500	1.0
Fountainhead Corporate Park	Tempe, AZ	295,000	85	61,500	2.0
170 Park Avenue	Florham Park, NJ	147,000	100	46,600	0.9
9101 Stony Point Drive	Richmond, VA	87,000	100	52,200	0.7
North Tampa Surgery Center	Odessa, FL	13,000	100	8,500	0.1
Duke Medical Center	Durham, NC	60,000	98	37,100	0.5
KC Medical Office Portfolio
8600 NE 82nd Street	Kansas City, MO	11,000	100	5,500	0.1
1203 SW 7 Highway	Blue Springs, MO	10,000	100	3,400	0.1
Roeland Park Medical Office	Roeland Park, KS	30,000	100	13,300	0.2
South Reno Medical Center	Reno, NV	32,000	100	14,000	0.2
Sugar Land Medical Office	Sugar Land, TX	37,000	100	18,400	0.3
Cedar Medical Center	Flagstaff, AZ	26,000	100	17,200	0.2

Property Name	Location	Net Rentable Square Feet	Leased as of December 31, 2025	Original Investment Amount (in thousands)	% of Minimum Base Rent as of December 31, 2025 (1)
North Boston Medical Center	Haverhill, MA	30,000	100	22,500	0.3
North Charlotte Medical Center	Stanley, NC	25,000	100	12,500	0.2
Grand Rapids Medical Center	Wyoming, MI	25,000	80	9,300	0.1
Glendale Medical Center	Los Angeles, CA	20,000	100	18,200	0.2
6300 Dumbarton Circle	Fremont, CA	44,000	100	38,000	0.9
6500 Kaiser Drive	Fremont, CA	88,000	100	42,500	0.6
Greater Sacramento Medical Center	Rancho Cordova, CA	18,000	100	11,100	0.2
Naperville Medical Center	Naperville, IL	39,000	100	16,300	0.3
3000 University Center Drive	Tampa, FL	133,000	100	21,100	0.5
Total Healthcare		1,699,000		$689,800	14.3%
Industrial Segment:
Kendall Distribution Center	Atlanta, GA	409,000	100%	$18,800	0.4%
Suwanee Distribution Center	Suwanee, GA	559,000	100	38,000	0.8
Grand Prairie Distribution Center(1)
3325 West Trinity Boulevard	Grand Prairie, TX	277,000	100	17,200	0.5
3324 West Trinity Boulevard	Grand Prairie, TX	145,000	100	16,200	0.3
Charlotte Distribution Center	Charlotte, NC	347,000	100	25,600	0.5
DFW Distribution Center(1)
4050 Corporate Drive	Grapevine, TX	441,000	100	26,000	0.9
4055 Corporate Drive	Grapevine, TX	202,000	100	18,000	0.4
O’Hare Industrial Portfolio
200 Lewis Drive	Wood Dale, IL	31,000	100	6,300	0.1
1225 Michael Drive	Wood Dale, IL	109,000	100	9,800	0.3
1300 Michael Drive	Wood Dale, IL	71,000	100	9,500	0.2
1301 Mittel Drive	Wood Dale, IL	53,000	100	10,000	0.1
1350 Michael Drive	Wood Dale, IL	56,000	100	7,000	0.1
2501 Allan Drive	Elk Grove, IL	198,000	100	17,000	0.5
2601 Allan Drive	Elk Grove, IL	124,000	100	11,000	0.3
Tampa Distribution Center	Tampa, FL	386,000	100	28,300	0.8
Aurora Distribution Center	Aurora, IL	305,000	100	27,700	0.4
Valencia Industrial Portfolio
28150 West Harrison Parkway	Valencia, CA	87,000	100	11,400	0.3
28145 West Harrison Parkway	Valencia, CA	114,000	100	15,000	0.4
28904 Paine Avenue	Valencia, CA	117,000	100	15,400	0.4
25045 Tibbitts Avenue	Santa Clarita, CA	142,000	100	18,700	0.4
Mason Mill Distribution Center	Buford, GA	340,000	100	31,000	0.4
Fremont Distribution Center
45275 Northport Court	Fremont, CA	117,000	100	22,200	0.6
45630 Northport Loop East	Fremont, CA	120,000	100	22,700	0.6
Taunton Distribution Center(1)	Taunton, MA	200,000	100	25,700	0.6
Chandler Distribution Center(1)
1725 East Germann Road	Chandler, AZ	122,000	100	18,000	0.4
1825 East Germann Road	Chandler, AZ	89,000	100	13,000	0.3
Fort Worth Distribution Center	Fort Worth, TX	351,000	100	24,100	0.5
Whitestown Distribution Center
4993 Anson Boulevard	Whitestown, IN	280,000	100	27,300	0.3
5102 E 500 South	Whitestown, IN	440,000	100	35,000	0.5
Louisville Distribution Center(1)	Shepherdsville, KY	1,040,000	100	95,000	1.2

Property Name	Location	Net Rentable Square Feet	Leased as of December 31, 2025	Original Investment Amount (in thousands)	% of Minimum Base Rent as of December 31, 2025 (1)
Southeast Phoenix Distribution Center
6511 West Frye Road	Chandler, AZ	102,000	100	20,000	0.2
6565 West Frye Road	Chandler, AZ	118,000	100	25,000	0.3
6615 West Frey Road	Chandler, AZ	136,000	100	23,000	0.3
6677 West Frye Road	Chandler, AZ	118,000	100	23,000	0.3
6635 West Frye Road	Chandler, AZ	105,000	100	25,600	0.2
6575 West Frye Road	Chandler, AZ	140,000	100	33,900	0.3
Louisville Airport Distribution Center	Louisville, KY	284,000	100	32,100	0.4
13500 Danielson Street(2)	Poway, CA	73,000	100	20,100	0.4
4211 Starboard Drive(2)	Fremont, CA	130,000	100	30,400	0.7
5 National Way	Durham, NC	188,000	100	31,800	0.4
47 National Way(1)	Durham, NC	187,000	100	30,500	0.3
Friendship Distribution Center
4627 Distribution Pkwy	Buford, GA	126,000	100	10,200	0.2
4630 Distribution Pkwy	Buford, GA	149,000	100	27,800	0.2
4646 Distribution Pkwy	Buford, GA	102,000	100	16,400	0.2
4651 Distribution Pkwy	Buford, GA	272,000	100	40,500	0.4
South San Diego Distribution Center
2001 Sanyo Avenue	San Diego, CA	320,000	17	56,100	0.8
2055 Sanyo Avenue	San Diego, CA	209,000	58	72,800	0.5
2065 Sanyo Avenue	San Diego, CA	136,000	100	27,900	0.3
1755 Britannia Drive(1)	Elgin, IL	80,000	100	13,400	0.1
2451 Bath Road(1)	Elgin, IL	327,000	100	33,300	0.5
687 Conestoga Parkway	Shepherdsville, KY	327,000	100	39,500	0.5
2840 Loker Avenue(2)	Carlsbad, CA	104,000	100	26,000	0.4
15890 Bernardo Center Drive(2)	San Diego, CA	48,000	100	15,200	0.3
Northeast Atlanta Distribution Center	Jefferson, GA	459,000	100	54,100	0.6
West Phoenix Distribution Center	Glendale, AZ	1,200,000	100	135,000	1.6
Puget Sound Distribution Center	Lacey, WA	142,000	73	23,800	0.2
Louisville Logistics Center(1)	Shepherdsville, KY	1,043,000	100	81,500	1.1
Minneapolis Distribution Center	Maple Grove, MN	443,000	100	66,500	1.0
Richmond Distribution Center	Richmond, VA	279,000	100	40,700	0.6
Glendale Distribution Center(1)	Glendale, AZ	1,024,000	100	140,200	1.9
West Raleigh Distribution Center
895 Gateway Drive	Apex, NC	138,000	100	25,700	0.1
875 Gateway Drive	Apex, NC	176,000	100	31,800	0.1
3550 Brightleaf Lane	Apex, NC	138,000	100	28,000	0.1
3560 Brightleaf Lane	Apex, NC	206,000	27	39,000	0.8
3530 Brightleaf Lane	Apex, NC	327,000	100	65,700	0.7
Total Industrial		16,628,000		$2,067,400	30.5%
Residential Segment:
Townlake of Coppell(1)	Coppell, TX	351,000	94%	$43,200	2.0%
AQ Rittenhouse	Philadelphia, PA	92,000	90	51,100	0.8
Lane Parke Apartments	Mountain Brook, AL	263,000	92	73,300	1.9
Dylan Point Loma(3)	San Diego, CA	204,000	94	90,000	1.8

Property Name	Location	Net Rentable Square Feet	Leased as of December 31, 2025	Original Investment Amount (in thousands)	% of Minimum Base Rent as of December 31, 2025 (1)
The Penfield	St. Paul, MN	245,000	94	65,500	1.4
Jory Trail at the Grove(1)	Wilsonville, OR	315,000	93	74,800	2.0
The Reserve at Johns Creek	Johns Creek, GA	244,000	94	47,300	1.3
Villas at Legacy	Plano, TX	340,000	95	57,800	1.8
Summit at San Marcos	Chandler, AZ	257,000	92	71,800	1.3
Haven North Andover(1)	North Andover, MA	204,000	95	72,400	1.6
The Preserve at the Meadows	Fort Collins, CO	208,000	95	64,900	1.2
The Rockwell	Berlin, MA	233,000	93	84,200	1.7
Miramont Apartments(1)	Fort Collins, CO	212,000	95	57,400	1.1
Pinecone Apartments(1)	Fort Collins, CO	176,000	93	51,600	1.1
Reserve at Venice	North Venice, FL	268,000	76	93,000	1.2
Woodside Trumbull(1)	Trumbull, CT	207,000	92	98,000	1.8
Jefferson Lake Howell	Casselberry, FL	374,000	93	154,100	2.3
Oak Street Lofts(1)	Tigard, OR	162,000	94	81,500	1.3
Molly Brook on Belmont	North Haledon, NJ	177,000	92	89,500	1.5
Creekview Crossing	Sherwood, OR	217,000	93	61,300	1.1
Single-Family Rental Portfolio I(2)	Various	3,382,000	94	677,500	10.5
Single-Family Rental Portfolio II(2)	Various	858,000	93	152,300	2.9
Total Residential		8,989,000		$2,312,500	43.6%
Retail Segment:
The District at Howell Mill(2)	Atlanta, GA	306,000	98%	$69,200	1.0%
Grand Lakes Marketplace(2)	Katy, TX	131,000	99	43,000	0.8
Rancho Temecula Town Center	Temecula, CA	165,000	88	60,000	1.1
Skokie Commons(1)	Skokie, IL	97,000	95	48,500	0.7
Whitestone Market(1)	Austin, TX	145,000	98	51,500	0.7
Maui Mall	Kahului, HI	235,000	88	91,100	1.2
Silverstone Marketplace	Scottsdale, AZ	78,000	89	47,000	0.7
Kierland Village Center(1)	Scottsdale, AZ	118,000	100	34,500	0.5
Timberland Town Center	Beaverton, OR	92,000	97	42,600	0.7
Montecito Marketplace	Las Vegas, NV	190,000	100	63,600	1.1
Milford Crossing	Milford, MA	159,000	100	42,100	0.7
Patterson Place	Durham, NC	25,000	89	14,500	0.2
Silverado Square	Las Vegas, NV	48,000	98	24,400	0.4
Woodlawn Point(1)	Marietta, GA	98,000	100	35,000	0.5
Westbury Square	Huntsville, AL	123,000	100	32,400	0.6
Total Retail		2,010,000		$699,400	10.9%
Other Segment:
South Beach Parking Garage(4)	Miami Beach, FL	130,000	N/A	$22,100	0.7%
Total Other		130,000		$22,100	0.7%
Total		29,456,000		$5,791,200	100.0%
______________
(1)This property is included in our DST Program.
(2)We own a majority interest in the joint venture that owns a fee simple interest in this property or portfolio of single-family rental houses.
(3)This property was classified as held for sale as of December 31, 2025 and sold on January 27, 2026.
(4)The parking garage contains 343 stalls. This property is owned leasehold.

Unconsolidated Properties:

Property Name	Type	Location	Net Rentable Square Feet	Leased as of December 31, 2025	Original Investment Amount (in thousands)
NYC Retail Portfolio(1)(2)	Retail	NY/NJ	1,787,000	78%	$153,400
Chicago Parking Garage(3)	Other	Chicago, IL	167,000	N/A	16,900
Pioneer Tower(4)	Healthcare	Portland, OR	308,000	32	121,800
The Tremont(5)	Residential	Burlington, MA	175,000	94	55,100
The Huntington(5)	Residential	Burlington, MA	115,000	96	36,300
Siena Suwanee Town Center(6)	Residential	Suwanee, GA	226,000	95	70,200
Kingston at McLean Crossing(5)(7)	Residential	McLean, VA	279,000	93	96,000
Total			3,057,000		$549,700
_______________
(1)We own an approximate 14% interest in a portfolio of 6 urban infill retail properties located in the greater New York City area.
(2)We have elected the fair value option to account for this investment.
(3)We own a condominium interest in the building that contains a 366 stall parking garage.
(4)We own a condominium interest in the building that contains a 17 story multi-tenant healthcare property.
(5)We own a majority interest in the joint venture that owns a fee simple interest in this property.
(6)We own a condominium interest in the project that contains a 240-unit residential property.
(7)This property was sold on January 30, 2026.
Geographic Concentration
The following table provides information regarding the geographic concentration of our real estate portfolio as of December 31, 2025:

	Consolidated Properties			Unconsolidated Properties			Consolidated and Unconsolidated Properties
Market	Number of Properties/ Portfolios(1)	Net Rentable Square Feet	Estimated Percent of Fair Value	Number of Properties/ Portfolios	Net Rentable Square Feet	Estimated Percent of Fair Value	Number of Properties/ Portfolios(1)	Net Rentable Square Feet	Estimated Percent of Fair Value
West	49	8,420,000	38%	1	308,000	12%	50	8,728,000	36%
South	30	7,172,000	30	1	226,000	1	31	7,398,000	28
East	28	6,655,000	23	9	2,356,000	81	37	9,011,000	27
Midwest	21	2,969,000	9	1	167,000	6	22	3,136,000	9
Total	128	25,216,000	100%	12	3,057,000	100%	140	28,273,000	100%
__________________
(1)Excludes 2,440 single-family rental houses located in various markets across the United States.

Operating Statistics
The following table shows our operating statistics by property sector for our consolidated properties as of December 31, 2025:

	Number of Properties/ Portfolios(1)	Total Area (Sq. Ft.)	% of Total Area	Stabilized Occupancy %	% of the Aggregate Market Value of our Consolidated Properties	Average Minimum Base Rent per Occupied Sq. Ft.(2)
Consolidated Properties
Healthcare	26	1,699,000	6%	96%	11%	$34.49
Industrial	66	16,628,000	56	97	40	7.62
Residential	22	8,989,000	31	92	37	21.15
Retail	15	2,010,000	7	96	12	22.36
Other	1	130,000	—	N/A	—	N/A
Total	130	29,456,000	100%	95%	100%	$14.33
__________________
(1)Residential includes 2,440 single-family rental homes in the Single-Family Rental Portfolio I and II.
(2)Amount calculated as in-place minimum base rent for all occupied space at December 31, 2025 and excludes any above- and below-market lease amortization, straight-line rents, tenant recoveries and percentage rent revenues divided by total area.
As of December 31, 2025, our average effective annual rent per square foot, calculated as average minimum base rent per occupied square foot less tenant concessions and allowances, was $13.07 for our consolidated properties.
The following table shows our operating statistics by property sector for our unconsolidated properties as of December 31, 2025:

	Number of Properties/ Portfolios	Total Area (Sq. Ft.)	% of Total Area	Stabilized Occupancy %	% of the Aggregate Market Value of our Unconsolidated Properties	Average Minimum Base Rent per Occupied Sq. Ft.(1)
Unconsolidated Properties
Healthcare	1	308,000	10%	32%	9%	$28.32
Residential	4	795,000	26	94	66	38.00
Retail	6	1,787,000	59	78	22	39.15
Other	1	167,000	5	N/A	3	N/A
Total	12	3,057,000	100%	77%	100%	$38.22
___________________
(1)Amount calculated as in-place minimum base rent for all occupied space at December 31, 2025 and excludes any above- and below-market lease amortization, straight-line rents, tenant recoveries and percentage rent revenues divided by total area.

As of December 31, 2025, the scheduled lease expirations at our consolidated properties are as follows (dollar amounts in thousands):

Year	Number of Leases Expiring	Annualized Minimum Base Rent(1)	Square Footage	Percentage of Annualized Minimum Base Rent (1)
2026 (2)	63	$15,384	1,985,000	7%
2027	78	16,124	954,000	7
2028	76	24,964	2,605,000	11
2029	55	18,578	1,616,000	8
2030	72	35,520	3,354,000	16
2031 and thereafter	165	112,007	8,982,000	51
Total	509	$222,577	19,496,000	100%
__________________
(1)Amount calculated as annualized in-place minimum base rent excluding any above- and below-market lease amortization, straight line rents, tenant recoveries and percentage rent revenues as of December 31, 2025 presented in the year of lease expiration.
(2)Does not include 6,702 leases totaling approximately 8,308,000 square feet and approximately $175,715 in annualized minimum base rent associated with the residential properties and single-family rental houses we owned as of December 31, 2025.
As of December 31, 2025, the scheduled lease expirations at our unconsolidated properties were as follows (dollar amounts in thousands):

Year	Number of Leases Expiring	Annualized Minimum Base Rent(1)	Square Footage	Percentage of Annualized Minimum Base Rent(1)
2026 (2)	16	$12,891	473,000	48%
2027	10	4,234	325,000	16
2028	6	5,217	45,000	19
2029	1	14	192,000	—
2030	3	953	257,000	4
2031 and thereafter	11	3,592	355,000	13
Total	47	$26,901	1,647,000	100%
__________________
(1)Amount calculated as annualized in-place minimum base rent excluding any above- and below-market lease amortization, straight-line rents, tenant recoveries and percentage rent revenues as of December 31, 2025 presented in the year of lease expiration.
(2)Does not include 806 leases totaling approximately 749,000 square feet and approximately $28,500 in annualized minimum base rent associated with the unconsolidated residential investments.

Mortgage Financing and Line of Credit
The following is a summary of the mortgage debt for our consolidated properties as of December 31, 2025 (dollar amounts in thousands):

Property	Interest Rate	Maturity Date	Principal Balance	Principal Balance at Maturity	Amortization Period (Years)	Prepayment Provisions
Maui Mall	3.64%	June 2026	$32,813	$32,417	30	Yield maintenance
Rancho Temecula Town Center	4.02	July 2026	28,000	28,000	Interest Only	Yield maintenance
Dylan Point Loma (2)	3.83	September 2026	37,175	36,602	30	Yield maintenance
4211 Starboard Drive	5.29	September 2026	20,164	20,164	Interest Only	None
13500 Danielson Street	5.29	September 2026	10,751	10,751	Interest Only	None
2840 Loker Ave	5.29	September 2026	14,005	14,005	Interest Only	None
15890 Bernardo Center Drive	5.29	September 2026	8,513	8,513	Interest Only	None
Lane Parke Apartments	3.18	November 2026	37,000	37,000	Interest Only	Yield maintenance
The District at Howell Mill	5.30	March 2027	25,290	24,099	30	Yield maintenance
San Juan Medical Center	3.35	October 2027	16,730	16,730	Interest Only	Yield maintenance
Whitestown Distribution Center	2.95	February 2028	34,000	34,000	Interest Only	Yield maintenance
Townlake of Coppell	2.41	April 2028	36,030	36,030	Interest Only	Yield maintenance
Single-Family Rental Portfolio I	4.70	April 2028	386,174	386,174	Interest Only	None
Southeast Phoenix Distribution Center	2.70	June 2028	49,000	49,000	Interest Only	Yield maintenance
Grand Lakes Marketplace	6.12	October 2028	23,900	23,900	Interest Only	Yield maintenance
Jefferson Lake Howell	6.16	July 2029	53,535	53,535	Interest Only	Yield maintenance
Reserve at Johns Creek	3.58	December 2029	25,521	23,471	30	Yield maintenance
Haven North Andover	3.28	April 2030	35,900	35,900	Interest Only	Yield maintenance
Glendale Distribution Center	5.04	August 2030	50,000	50,000	Interest Only	Yield maintenance
West Phoenix Distribution Center	4.99	September 2030	62,000	62,000	Interest Only	None
Montecito Marketplace	5.35	September 2030	37,710	37,710	Interest Only	Yield maintenance
Mason Mill Distribution Center	3.25	October 2030	17,500	16,445	30	Yield maintenance
The Penfield	2.50	November 2030	35,434	31,406	30	Yield maintenance
West Raleigh Distribution Center	5.03	December 2030	35,750	35,750	Interest Only	Yield maintenance
South San Diego Distribution Center	3.18	January 2031	72,500	64,808	30	Yield maintenance
Woodside Trumbull	3.03	January 2031	34,500	31,059	30	Yield maintenance
Villas at Legacy	5.82	September 2031	37,500	37,500	Interest Only	Yield maintenance
The Preserve at the Meadows	2.57	October 2031	32,400	32,400	Interest Only	Yield maintenance
The Rockwell	2.62	October 2031	46,310	46,310	Interest Only	Yield maintenance
Reserve at Venice	2.98	March 2032	55,800	49,714	30	Yield maintenance
West Boston Medical Center	3.58	March 2033	19,290	19,290	Interest Only	None
Summit at San Marcos	5.71	April 2034	37,000	37,000	Interest Only	Yield maintenance
Molly Brook on Belmont	3.31	August 2042	51,222	24,783	30	Yield maintenance
Creekview Crossing	3.09	June 2055	25,253	109	30	Yield maintenance
Total mortgage notes payable			$1,524,670
__________________
(1)A yield maintenance prepayment provision requires the borrower who prepays the loan to pay a premium equal to an amount that allows the lender to attain the same yield as if the borrower had made all scheduled payments until maturity.
(2)The property associated with this mortgage note payable was classified as held for sale as of December 31, 2025 and sold on January 27, 2026. The loan was retired as part of the sale.
On April 28, 2022, we entered into a credit agreement which was amended on March 12, 2026, providing for a $1 billion revolving line of credit and unsecured term loan (collectively, the “Credit Facility”) with a syndicate of ten lenders led by JPMorgan Chase Bank. The Credit Facility provides us with the ability, from time to time, to increase the size of the Credit Facility up to a total of $1.3 billion subject to receipt of lender commitments and other conditions. The Credit Facility consists of a $600 million revolving credit facility (the “Revolving Credit Facility”) and a $400 million term loan (“Term Loan”). The primary interest rate for the Revolving Credit Facility is based on one-month term secured overnight financing rate (“SOFR”), plus a margin ranging from 1.25% to 1.95%, depending on our total leverage ratio. The primary interest rate for the Term Loan is based on one-month SOFR (“Term SOFR”), plus a margin ranging from 1.20% to 1.90%, depending on our total leverage ratio. The maturity date of both the Revolving Credit Facility and the Term Loan is March 13, 2028. The credit facility contains three, twelve-month extension options at our election. Based on our current total leverage ratio, we can elect to borrow at Term SOFR plus 1.30% and Term SOFR plus 1.25% for the Revolving Credit Facility and Term Loan, respectively, or alternatively, we can choose to borrow at a “base rate” equal to (i) the highest of (a) the Federal Funds Rate plus 0.5%, (b) the prime rate announced by JPMorgan Chase Bank, N.A., and (c) Term SOFR plus 1.0%, plus (ii) a margin ranging from 0.30% to 0.95% for base rate loans under the Revolving Credit Facility or a margin ranging from 0.20% to 0.90% for base rate loans under the Term Loan. If the “base rate” is less than 0.0%, it will be deemed to be 0.0% for purposes of the Credit Facility. As of April 16, 2026, we believe no material adverse effects had occurred. As our mortgage notes mature, we will explore refinancing and paying off the loans as well as full or partial sales of the properties. To accomplish these refinancings and paydowns, we would use cash on hand, our Credit Facility, cash from future property operations and capital from the proceeds of this Offering and the DST Program.
Borrowings under the Credit Facility are guaranteed by us and certain of our subsidiaries. The Credit Facility requires the maintenance of certain financial covenants, including: (i) unencumbered property pool leverage ratio; (ii) debt service coverage ratio; (iii) maximum total leverage ratio; (iv) fixed charges coverage ratio; (v) minimum NAV; (vi) maximum secured debt ratio; (vii) maximum secured recourse debt ratio; (viii) maximum permitted investments; and (ix) unencumbered property pool criteria. The Credit Facility provides the flexibility to move assets in and out of the unencumbered property pool during the term of the Credit Facility.
At December 31, 2025, we had $85 million outstanding under the Revolving Credit Facility at Adjusted Term SOFR plus 1.35% and $400 million outstanding under the Term Loan at Adjusted Term SOFR plus 1.30%. We entered into swap and collar agreements for $650 million of the Credit Facility to fix the floating rate SOFR at an average of 3.87% (all in rate of 5.17% to 5.22% at December 31, 2025). The interest rate swap and collar agreements mature on April 28, 2027.
At December 31, 2025, we were in compliance with all debt covenants.
Insurance
Although we believe our investments are currently adequately covered by insurance consistent with the level of coverage that is standard in our industry, we cannot provide assurance that all losses will be covered or predict at this time if we will be able to obtain adequate coverage at a reasonable cost in the future.
Competition
We face competition when attempting to make real estate investments, including competition from domestic and foreign financial institutions, other REITs, life insurance companies, pension funds, partnerships and individual investors. The leasing of real estate is highly competitive. Our properties compete for tenants with similar properties primarily on the basis of location, total occupancy costs (including base rent and operating expenses), services provided and the design and condition of the improvements. For more information regarding the competition that we face and the related risks, see “Risk Factors—Risks Related to Investments in Real Property.”

SELECTED INFORMATION REGARDING OUR OPERATIONS
Funds from Operations and Adjusted Funds from Operations
Consistent with real estate industry and investment community preferences, we consider funds from operations (“FFO”) as a supplemental measure of the operating performance for a REIT and a complement to GAAP measures because it facilitates an understanding of the operating performance of our properties. NAREIT defines FFO as net income attributable to the company (computed in accordance with GAAP), excluding gains or losses from cumulative effects of accounting changes, extraordinary items, impairment write-downs of depreciable real estate and sales of properties, plus real estate related depreciation and amortization and after adjustments for these items related to noncontrolling interests and unconsolidated affiliates.
FFO does not give effect to real estate depreciation and amortization because these amounts are computed to allocate the cost of a property over its useful life. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO provides stockholders with an additional view of our operating performance. We also use Adjusted FFO (“AFFO”) as a supplemental measure of operating performance. We define AFFO as FFO adjusted for straight-line rental income, amortization of above- and below-market leases, amortization of net premium or discount on assumed debt, gains or losses on derivative instruments and the extinguishment or modification of debt, adjustments for investments accounted for under the fair value option, net unrealized change in fair value of investments in marketable securities, acquisition expenses and adjustments for DST Properties. Because values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, we believe that FFO and AFFO provide investors with an additional view of our operating performance.
In order to provide a better understanding of the relationship between FFO, AFFO and GAAP net income, the most directly comparable GAAP financial reporting measure, we have provided reconciliations of GAAP net income attributable to JLL Income Property Trust, Inc. to FFO and FFO to AFFO. FFO and AFFO do not represent cash flow from operating activities in accordance with GAAP, should not be considered as an alternative to GAAP net income is not a measure of liquidity or an indicator of the company’s ability to make cash distributions. We believe that to more comprehensively understand its operating performance, FFO and AFFO should be considered along with its reported net income attributable to JLL Income Property Trust, Inc. and its cash flows in accordance with GAAP, as presented in our consolidated financial statements. Our presentations of FFO and AFFO are not necessarily comparable to the similarly titled measures of other REITs due to the fact that not all REITs use the same definitions. The amounts in the tables are in thousands, except shares and per share data.

The following table presents a reconciliation of net income to NAREIT FFO for the periods presented (amounts in thousands):

	Year ended December 31,
	2025	2024
Reconciliation of net income to NAREIT FFO
Net (loss) income attributable to JLL Income Property Trust, Inc.	$(25,808)	$19,839
Real estate depreciation and amortization(1)	129,577	127,431
Loss (gain) on disposition of property and unrealized loss (gain) on investment in unconsolidated real estate affiliate(1)	898	(59,387)
Impairment of depreciable real estate(1)	950	36,606
NAREIT FFO attributable to JLL Income Property Trust, Inc. Common Stockholders	$105,617	$124,489
Weighted average shares outstanding, basic and diluted	219,247,509	223,648,138
NAREIT FFO per share, basic and diluted	$0.48	$0.56
_________________
(1)Includes amounts attributable to our ownership of both non-controlling interests and unconsolidated real estate affiliates for all periods.
The following table presents a reconciliation of FFO to AFFO for the periods presented:
Reconciliation of NAREIT FFO to AFFO

	Year ended December 31,
	2025	2024
NAREIT FFO attributable to JLL Income Property Trust, Inc.	$105,617	$124,489
Straight-line rental income(1)	(5,373)	(3,579)
Amortization of above- and below-market leases(1)	(3,643)	(4,126)
Amortization of net premium/(discount) on assumed debt(1)	733	93
Loss (gain) on derivative instruments and extinguishment or modification of debt(1)	9,711	(1,084)
Adjustment for investments accounted for under the fair value option(2)	2,091	7,986
Net unrealized change in fair value of investment in marketable securities (1)	—	4,260
Acquisition expenses(1)	58	—
Adjustment for DST Properties(3)	(11,393)	(33,123)
AFFO attributable to JLL Income Property Trust, Inc. Common Stockholders	$97,801	$94,916
Weighted average shares outstanding, basic and diluted	219,247,509	223,648,138
AFFO per share, basic and diluted	$0.45	$0.42
__________________
(1)Includes amounts attributable to our ownership share of both consolidated properties and unconsolidated real estate affiliates for all periods.
(2)Represents the normal and recurring AFFO reconciling adjustments for the NYC Retail Portfolio and Single-Family Rental Portfolio I prior to consolidation on April 23, 2025.
(3)Adjustments to reflect the AFFO attributable to the Company for DST Properties including non-cash interest expense and unrealized losses related to the FMV Option.
Distributions
Since we commenced our initial public offering in October 2012, we have declared quarterly distributions for our stockholders every quarter through March 31, 2026. Effective for the quarter commencing April 1, 2026, our board of directors has authorized the issuance of monthly, instead of quarterly, distributions. While we intend to continue to pay regular monthly distributions to our stockholders, there can be no assurance that sufficient cash will be available to pay distributions to our stockholders in the future or that the amount of the distributions will not either decrease or fail to increase over time. Any future distributions will be made at the discretion of our board of directors and will depend on our earnings, financial condition, maintenance of our REIT status and such other factors as our board of directors may deem relevant from time to time.
The following table summarizes the source of our distributions paid for the periods presented (amounts in thousands):

	Year ended December 31,
	2025	2024
Distributions:
Paid in cash (1)	$93,096	$75,743
Reinvested in shares	75,632	80,600
Total distributions	168,728	156,343
Source of distributions:
Cash flow from operating activities	93,096	75,743
DRIP (2)	75,632	80,600
Total sources of distributions	$168,728	$156,343
__________________
(1)Includes distributions paid on common stock and OP Units.
(2)Common stockholders and OP Unitholders may elect to have their distributions reinvested in shares of common stock through our DRIP.
The payment of distributions from sources other than cash flows from operations may be dilutive because it may reduce the amount of proceeds available for investment or operations or cause us to incur additional interest expense as a result of borrowed funds. See “Risk Factors—Your overall return may be reduced if we pay distributions from sources other than our cash from operations.”
We intend to accrue distributions monthly and pay distributions on a monthly basis. However, we reserve the right to adjust the periods during which distributions accrue and are paid. We cannot provide assurance with respect to the amount of distributions, if any, that we will pay in the future. Our board of directors and LaSalle will periodically review the distribution policy to determine the appropriateness of our dividend rate relative to our current and forecasted cash flows. Stockholders are advised to consult with their tax advisors about the specific tax treatment of distributions we paid. See “Description of Capital Stock—Distributions” and “Risk Factors—To the extent our distributions represent a return of capital for tax purposes, our stockholders could recognize an increased capital gain upon a subsequent sale of our common stock.”

Share Repurchases
We adopted an SRP whereby on a daily basis stockholders may request we repurchase all or a portion of their shares of common stock at that day’s NAV per share. See “Share Repurchase Plan” for details about the SRP. As of December 31, 2025, we have neither deferred nor rejected any request for repurchase under the SRP. All repurchases were paid out through a combination of cash flows from our operations, investing activities such as sales of real estate investments, borrowings, and offering proceeds. During the year ended December 31, 2025, we fulfilled 100% of repurchase requests and repurchased shares of our common stock pursuant to the SRP as follows:

Period	Total Number of Shares Purchased	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Repurchases as a Percentage of NAV(1)	Maximum Number of Shares that May Yet Be Purchased Pursuant to the Program(2)
January 1 - March 31, 2025	8,445,514	$11.50	8,445,514	3.9%	—
April 1 - June 30, 2025	8,919,264	11.44	8,919,264	4.0	—
July 1 - September 30, 2025	8,065,416	11.39	8,065,416	3.7	—
October 1 - December 31, 2025	8,861,675	11.34	8,861,675	4.0	—
__________________
(1)Represents aggregate NAV of the shares repurchased under the SRP over aggregate NAV of all shares outstanding, in each case, based on the NAV as of the last calendar day of the prior quarter end.
(2)Repurchases are limited as described in “Share Repurchase Plan” below.
Compensation Paid to LaSalle and its Affiliates
The following table sets forth the fees paid, and the total amount of expenses reimbursed, to LaSalle and its affiliates during the year ended December 31, 2025 (amounts in thousands):

Year ended December 31, 2025
Fixed advisory fee	$40,893
Performance advisory fee	—
Reimbursement of organization and offering expenses(1)	13,521
Reimbursement of acquisition expenses	213
Reimbursement of other expenses	2,087
Selling commissions	454
Stockholder servicing fee	11,785
Property management fees	2,143
Brokerage fees	505
Leasing services	3,800
___________________
(1)As of December 31, 2025, LaSalle had paid approximately $3.0 million of organization and offering costs for this offering for which it has not yet been paid.
The following table sets forth the fees paid to our Dealer Manager by our taxable REIT subsidiary during the year ended December 31, 2025 (amounts in thousands):

Year ended December 31, 2025
Selling commissions	$6,409
Dealer management fees	373
Placement fees	6,488
Investor Servicing Fees	3,057

The following table sets forth the fees paid to LaSalle, as manager, by our DST Program during the year ended December 31, 2025 (amounts in thousands):

Year ended December 31, 2025
Management fee	$1,834
Disposition fee	—
Historical NAV Per Share
LaSalle calculates our NAV for each class of our common stock after the end of each business day that the New York Stock Exchange is open for unrestricted trading. Our valuation guidelines provide that, for purposes of calculating NAV per share on a daily basis, mortgage debt payable will be valued at the outstanding loan balance. For more information regarding how we will calculate our NAV on a daily basis, see “Net Asset Value Calculation and Valuation Guidelines.”
The following table presents our historical NAV per share of common stock for each date listed below:

Quarter Ended	NAV per Share
	Class A	Class M	Class A-I	Class M-I
December 31, 2025	$11.26	$11.27	$11.29	$11.27
September 30, 2025	11.29	11.31	11.32	11.30
June 30, 2025	11.35	11.37	11.38	11.36
March 31, 2025	11.40	11.42	11.43	11.41
December 31, 2024	11.46	11.48	11.49	11.47
September 30, 2024	11.57	11.58	11.60	11.58
June 30, 2024	11.71	11.72	11.74	11.72
March 31, 2024	12.01	12.03	12.04	12.02
December 31, 2023	12.48	12.50	12.51	12.49
September 30, 2023	13.09	13.10	13.12	13.10
June 30, 2023	13.32	13.34	13.35	13.33
March 31, 2023	13.76	13.78	13.79	13.77

Components of NAV
The following table provides a breakdown of the major components of our NAV as of December 31, 2025 (dollar in thousands, except per share amounts):

	December 31, 2025
Component of NAV	Class A Shares	Class M Shares	Class A-I Shares	Class M-I Shares	Private Shares(1)	Total
Real estate investments(2)	$1,338,544	$326,495	$44,972	$1,657,678	$196,911	$3,564,600
Debt	(517,953)	(126,338)	(17,402)	(641,443)	(76,196)	(1,379,332)
Other assets and liabilities, net	76,063	18,553	2,555	94,199	11,190	202,560
Estimated enterprise value premium	None assumed	None assumed	None assumed	None assumed	None assumed	None assumed
NAV	$896,654	$218,710	$30,125	$1,110,434	$131,905	$2,387,828
Number of outstanding shares	79,656,280	19,403,439	2,668,862	98,568,618	11,722,864
NAV per share(3)	$11.26	$11.27	$11.29	$11.27	$11.25
__________________
(1)Private Shares represent the collective total for Class D shares, Class I shares, Class N shares, Class S shares and Class Z shares being offered in a continuous private offering.
(2)The value of our real estate investments was less than the historical cost by approximately 1.6% as of December 31, 2025.
(3)NAV per share for Private Shares represents the average share price for Class D shares, Class I shares, Class N shares, Class S shares and Class Z shares collectively.
The following are key assumptions (shown on a weighted-average basis) that are used in the discounted cash flow models to estimate the value of our real estate investments as of December 31, 2025:

	Healthcare	Industrial	Office	Residential	Retail	Other(1)	Total Company
Exit capitalization rate	5.9%	5.7%	6.9%	5.3%	6.0%	6.5%	5.6%
Discount rate/internal rate of return (IRR)	7.3	7.4	8.6	7.0	7.5	8.3	7.3
Annual market rent growth rate	3.0	3.1	2.6	3.2	3.0	3.0	3.1
Holding period (years)	10.0	10.3	10.0	10.0	10.0	18.1	10.2
__________________
(1)Other includes two standalone parking garages. South Beach Parking Garage is subject to a ground lease and the appraisal incorporates discounted cash flows over its remaining lease term and therefore does not utilize an exit capitalization rate.
While we believe our assumptions are reasonable, a change in these assumptions would impact the calculation of the value of our real estate investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our real estate investment value as of December 31, 2025:

Input	Hypothetical Change	Portfolio Value
Discount Rate - weighted average	0.25% increase	(1.9)%
Exit Capitalization Rate - weighted average	0.25% increase	(2.7)%
Annual market rent growth rate - weighted average	0.25% decrease	(1.7)%
The fair value of our mortgage notes and other debt payable was estimated to be approximately $68 million lower than the carrying values at December 31, 2025. The NAV per share would have decreased by $0.23 at December 31, 2025 if we were to have included the fair value of our mortgage notes and other debt payable in our methodology to determine NAV.

The following table reconciles stockholders’ equity to our NAV as of December 31, 2025 (dollar in thousands):

December 31, 2025
Stockholders' equity under GAAP	$1,344,264
Adjustments:
Accrued stockholder servicing fees (1)	201,251
Organization and offering costs (2)	400
Unrealized real estate appreciation (3)	81,381
Accumulated depreciation, amortization and other (4)	760,532
NAV	$2,387,828
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(1)Accrued stockholder servicing fees represents the accrual for future stockholder servicing fees for Class A shares, Class M shares, Class A-I shares, Class D shares, Class S shares and Class Z shares. We accrue for future stockholder servicing fees at the time such shares are sold as an offering cost. For Class A shares, Class M shares and Class A-I shares, we accrue for future stockholder servicing fees up to the 10% regulatory limit. For Class D shares, Class S shares and Class Z shares, we accrue for future stockholder servicing fees based on an estimated life of the shares held by stockholders of such share classes as of December 31, 2025 as an offering cost.  For NAV calculation purposes, stockholder servicing fees are accrued daily, on a continuous basis equal to 1/365th of the stated fee.
(2)The Advisor agreed to advance organization and offering costs for this offering on our behalf through June 6, 2025, and all such costs will be reimbursed to the Advisor ratably over 36 months through June 6, 2028. Under GAAP, organization costs are expensed as incurred and offering costs are charged to equity as such amounts are incurred. For NAV, such costs will be recognized as a reduction to NAV ratably over 36 months.
(3)Our investments in real estate are presented under historical cost in our GAAP Consolidated Financial Statements. As such, any increases in the fair market value of our investments in real estate are not included in our GAAP results. For purposes of determining our NAV, our investments in real estate are recorded at fair value.
(4)We depreciate our investments in real estate and amortize certain other assets and liabilities in accordance with GAAP. Such depreciation and amortization is not recorded for purposes of determining our NAV. Additionally, we make other fair value adjustments to our NAV to account for differences with historical cost GAAP, an example would be straight-line rent revenue.
Limitations and Risks
As with any valuation methodology, our methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Our valuation methodology may not result in the determination of the fair value of our net assets as our mortgage notes and other debt payable are valued at cost. Different parties with different assumptions and estimates could derive a different NAV per share.
Accordingly, with respect to our NAV per share, we can provide no assurance that:
•a stockholder would be able to realize this NAV per share upon attempting to resell his or her shares;
•we would be able to achieve for our stockholders the NAV per share upon a listing of our shares of common stock on a national securities exchange, selling our real estate portfolio, or merging with another company; or
•the NAV per share, or the methodologies relied upon to estimate the NAV per share, will be found by any regulatory authority to comply with any regulatory requirements.
Furthermore, the NAV per share was calculated as of a particular point in time. The NAV per share will fluctuate over time in response to, among other things, changes in real estate market fundamentals, capital markets activities and attributes specific to the properties and leases within our portfolio.

MANAGEMENT
Board of Directors
We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors is responsible for the management and control of our affairs. Our board of directors has retained LaSalle to manage our day-to-day affairs and our portfolio of investments, subject to our board of directors’ supervision.
We have a nine-member board. Our board of directors may change the size of the board, but not to fewer than three or, unless our bylaws are amended, more than 15 members. Our charter provides that a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of such independent director’s successor. An independent director is a director who is not and has not for the last two years been associated, directly or indirectly, with LaSalle or our Sponsor. A director is deemed to be associated with LaSalle or Sponsor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with LaSalle, our Sponsor, or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs organized by our Sponsor or advised by LaSalle. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our Sponsor, LaSalle, and any of their affiliates exceeds five percent of (i) the director’s annual gross revenue derived from all sources during either of the last two years or (ii) the director’s net worth on a fair market value basis. Our charter requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. Our charter and bylaws have been ratified by our board of directors, including a majority of our independent directors.
Each director will be elected by the stockholders to serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Under the provisions of the Maryland General Corporation Law, our charter and our bylaws, any director may resign at any time or, subject to the rights of holders of any class or series of preferred stock to elect or remove one or more directors, may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of a special meeting called to remove a director must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.
Except as provided by our board of directors in setting the terms of any class or series of preferred stock, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and, in the case of election of an independent director, after nomination of a replacement by a majority of the remaining independent directors in consultation with LaSalle. If there are no remaining independent directors, then a majority vote of the remaining directors shall be sufficient to fill a vacancy among the independent directors’ positions. If at any time there are no directors in office, then successor directors shall be elected by the stockholders. Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.
For so long as the Advisory Agreement is in effect, LaSalle has the right to nominate, subject to the approval of such nomination by our board of directors, three affiliated directors to the slate of directors to be voted on by the stockholders at our annual meeting of stockholders; provided, however, that such number of director nominees shall be reduced as necessary by a number that will result in a majority of the directors being independent directors. Our board of directors must also consult with LaSalle in connection with (i) its selection of each independent director for nomination to the slate of directors to be voted on at the annual meeting of stockholders, and (ii) filling any vacancies created by the removal, resignation, retirement or death of any director.
In fulfilling his or her duties to us, each director will be bound by our charter, which was reviewed and ratified by a unanimous vote of the directors and of the independent directors. The directors are required to devote the time to our affairs as their duties may require, but they are not required to devote all of their time to our business. Our board of directors will generally meet quarterly or more frequently if necessary, in addition to meetings of the various committees of our board of directors described below. It is not expected that the directors will be required to devote a substantial portion of their time to discharge their duties as directors. Consequently, in the exercise of their fiduciary responsibilities, the directors will rely heavily on LaSalle. Our board of directors is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.
Responsibilities of Directors
The responsibilities of our board of directors include the following:
•It reviews and adopts valuation guidelines to be used in connection with the calculation of our NAV, monitoring LaSalle’s compliance with the valuation guidelines, and approving the independent valuation firm selected by LaSalle;
•It approves and oversees our overall investment strategy, which consists of elements such as (i) allocation percentages of capital to be invested in real properties and real estate-related assets, (ii) diversification strategies, (iii) investment selection criteria for real property and real estate-related assets, and (iv) asset disposition strategies;
•It establishes and adopts investment guidelines that govern our property acquisitions and dispositions and limit the types of properties that may be purchased or sold, and depending on the type of transaction, limits the transaction amounts that may be approved without specific approval of our board. Our board of directors has delegated to LaSalle the authority to approve the consideration that we pay for each property we acquire, so long as the acquisition is consistent with the investment guidelines. Our board may change from time to time the scope of authority delegated to LaSalle. The consideration we pay for each property acquired will ordinarily be based on the fair market value of the property. However, in connection with an acquisition of a property from LaSalle, our Sponsor, a director or any affiliate, and in connection with any other acquisition in which a majority of our independent directors determines to be appropriate, the fair market value of the property acquired will be determined by an independent appraiser selected by our independent directors;
•It approves an asset allocation framework for investing in real estate-related assets consisting primarily of components such as (i) target mix of securities across a range of risk/reward characteristics, (ii) exposure limits to individual securities and debt related investments and (iii) exposure limits to securities and debt related investment subclasses such as common equities and other securities, including foreign securities;
•It approves specific discretionary limits and authority granted to LaSalle in connection with the purchase and disposition of real estate-related assets that fit within the asset allocation framework;
•It approves and oversees our debt financing strategies;
•It has oversight of risks, including those from cybersecurity threats;
•It determines our distribution policy and authorizes distributions from time to time; and
•It approves amounts available for repurchases of shares of our common stock and oversees the SRP.
The directors have established and will periodically review written policies on investments and borrowings consistent with our investment objectives and will monitor our administrative procedures, investment operations and performance and those of LaSalle to assure that such policies are carried out.
The independent directors are also responsible for reviewing our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of the stockholders.

In order to reduce or eliminate certain potential conflicts of interest, our charter requires that a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction approve any transaction with any of our directors, our Sponsor, LaSalle or any of their affiliates and find that such transaction is fair and reasonable and to us and on terms and conditions not less favorable to us than those from unaffiliated parties. The independent directors will also be responsible for reviewing the performance of LaSalle and determining that the compensation to be paid to LaSalle is reasonable in relation to the nature and quality of services performed and that the provisions of the Advisory Agreement are being carried out. See “—the Advisory Agreement—Review of Compensation.”
Board Leadership Structure
Our board of directors has structured itself in a manner that it believes allows it to perform its oversight function effectively. A majority of our directors are independent pursuant to the definition of independence established by our charter and the standards of the NYSE. Although neither our governance documents nor board of directors require the separation of the offices of the Chair of the Board and the Chief Executive Officer, our board of directors currently operates under a leadership structure with separate roles for our Chair of the Board and our Chief Executive Officer. Ms. Thurber, as our Chair of the Board, presides over meetings of our board of directors and is responsible for reviewing the agenda for the meetings of our board of directors and the annual meetings of stockholders, and Mr. Swaringen, as our Chief Executive Officer, is responsible for the general management of our business, financial affairs and day-to-day operations.
In addition, although Ms. Thurber has not had day-to-day responsibilities with LaSalle since her retirement as its Chief Executive Officer in 2006, our board of directors has determined that since the Chair of the Board is not an independent director, there should be a lead independent director appointed by a majority of our independent directors. Our independent directors have appointed Mr. Sullivan to serve as our lead independent director. Key responsibilities of our lead independent director include, among others, presiding at executive sessions of independent directors, facilitating communications between the independent directors and the Chair of the Board and Chief Executive Officer and calling meetings of the independent directors, as necessary.
Committees of the Board of Directors
Our board of directors may delegate many of its powers to one or more committees from time to time as deemed appropriate by our board of directors. Our charter requires that each committee consist of at least a majority of independent directors.
Audit Committee
Our board of directors has established an audit committee, which is comprised of Tamara D. Fischer, Mark A. Denien, William E. Sullivan and Robin M. Zeigler, each of whom is independent. Ms. Fischer serves as the chair of the audit committee, and our board of directors has determined that each of Mses. Fischer and Zeigler and Messrs. Sullivan and Denien qualify as an “audit committee financial expert” as that term is defined by applicable SEC rules.
The audit committee assists our board of directors in overseeing:
•our accounting and financial reporting processes;
•the integrity and audits of our financial statements;
•our compliance with legal and regulatory financial disclosure requirements;
•the independent auditor’s qualifications and independence;

•the effectiveness of our framework of internal controls and risk management processes (“internal audit function”) and the performance of any persons providing services to us related to our internal audit function; and
•the independent auditors.
The audit committee selects the independent public accountants to audit our annual financial statements and reviews with the independent public accountants the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the independent public accountants and the fees we pay for these services.
Nominating, Governance and Compensation Committee
Our board of directors has established a nominating, governance and compensation committee, which is comprised of Douglas A. Lindgren, Mark A. Denien, and Robin M. Zeigler. Each of Messrs. Lindgren and Denien and Ms. Zeigler are independent directors. Mr. Lindgren serves as the chair of the nominating, governance and compensation committee.
The nominating, governance and compensation committee assists our board of directors with:
•assessing the overall make-up and skills of the members of our board of directors;
•identifying qualified candidates for election as directors,
•recommending to the board of directors those director nominees for each annual meeting of stockholders;
•identifying and recommending to the board qualified candidates to fill vacancies on the board of directors;
•recommending to our board of directors director nominees for each committee of our board of directors;
•reviewing compensation paid to independent directors; and
•evaluating, developing and recommending to our board of directors corporate governance guidelines and policies applicable to our company and periodically reviewing and evaluating such guidelines and recommend any changes to our board of directors.

Directors and Executive Officers
Our directors and executive officers are set forth below.

Name	Age(1)	Position
Lynn C. Thurber	79	Director, Chair of the Board
C. Allan Swaringen	66	Chief Executive Officer, President and Director
Gregory A. Falk	56	Chief Financial Officer and Treasurer
Gordon G. Repp	66	General Counsel and Secretary
Mark A. Denien	59	Independent Director, Nominating, Governance and Compensation Committee Member and Audit Committee Member
Tamara D. Fischer	70	Independent Director and Audit Committee Chair
Bradley J. Gries	50	Director
Lisa L. Kaufman	59	Director
Douglas A. Lindgren	64	Independent Director and Nominating, Governance and Compensation Committee Chair
William E. Sullivan	71	Lead Independent Director and Audit Committee Member
Robin M. Zeigler	53	Independent Director, Nominating, Governance and Compensation Committee Member and Audit Committee Member
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(1)As of April 1, 2026.
Lynn C. Thurber has served as our Chair of the Board since November 2011. Ms. Thurber has been a part-time employee of LaSalle since 2017, for the purpose of serving on our board of directors. Ms. Thurber served as the non-Executive Chair of LaSalle from December 2006 until December 2017. Ms. Thurber served as the Chief Executive Officer of LaSalle from 2000 to December 2006 and Co-President from 1994 to 2000. Between 1995 and 2007, Ms. Thurber was a member of the board of directors or advisory board of a number of privately held real estate investment funds sponsored by LaSalle. She also served as Chief Executive Officer of Alex Brown Kleinwort Benson Realty Advisors (“ABKB”), from 1992 until the company merged with LaSalle Partners in 1994. Prior to joining ABKB, Ms. Thurber was a Principal at Morgan Stanley & Co. Ms. Thurber was also a member of the board of directors of Duke Realty Corporation, a publicly listed REIT (NYSE: DRE), where she was a member of the Audit and Finance Committees from 2008 to 2012, and again from 2021 until October 2022, a member of the Compensation Committee from 2012 to 2018, a member of the Nominating and Governance Committee from 2018 to 2021 and a member of the Finance Committee, for which she served as chair, from 2021 until October 2022. Ms. Thurber is also a member of the board of trustees of Acadia Realty Trust, a publicly listed REIT (NYSE: AKR) where she is a member of the Audit Committee, for which she served as chair through May 2024, the Executive Compensation Committee through May 2024, and the Investment/Capital Committee, and its chair, from May 2024 to the present. She formerly served as a member of the board of directors of Investa Property Group, an Australian based real estate owner, developer and fund manager, from 2009 until February 2016, and as a member of the Real Estate Information Standards Board in the United States from 2008 through 2013. She is also a trustee of the Urban Land Institute and was its chair from July 2013 until July 2015. Ms. Thurber previously served as a member of and formerly chaired the Advisory Board of the ULI Randall Lewis Center for Sustainability in Real Estate, and formerly chaired the Pension Real Estate Association. Ms. Thurber also previously served as a member of the board of directors of JLL and is a former member of the board of directors and Executive Committee of the Association of Foreign Investors in Real Estate and the board of directors of the Toigo Foundation. Ms. Thurber holds an M.B.A. from Harvard Business School and an A.B. in mathematics from Wellesley College.
C. Allan Swaringen has served as one of our directors since August 2022 and our Chief Executive Officer and President since November 2011. As our Chief Executive Officer, Mr. Swaringen leads the investment team and is responsible for all of our investing, asset management and finance functions, along with overseeing our strategic direction. Mr. Swaringen served as our Fund Manager since our inception in 2004 until 2012. As a Managing Director for LaSalle, Mr. Swaringen also served from its inception in 2000 until October 2012 as President and Portfolio Manager for LaSalle Investment Company I and II, the firm’s global co-investment programs that invested in excess of $1.2 billion, in the aggregate, across more than 30 separate funds and programs in 17 different countries around the world. Mr. Swaringen was a founding member of LaSalle’s global risk management committee and served on it for six years. Since joining LaSalle in 1998, his responsibilities have included portfolio management, business development and client services along with overseeing the formation and structuring of numerous real estate investment funds across LaSalle’s global platform. Mr. Swaringen is a member of Nareit and the Institute for Portfolio Alternatives (“IPA”) where he previously served on the board of directors. Mr. Swaringen also previously served as a co-president of the Defined Contribution Real Estate Counsel. Prior to joining LaSalle, Mr. Swaringen was a partner with Crown Golf Properties, L.P., an investment subsidiary of Henry Crown and Company, and began his career in real estate more than 40 years ago with Trammell Crow Company. Mr. Swaringen holds an M.B.A. from the University of Chicago Graduate School of Business and a B.S. in accountancy from the University of Illinois.
Gregory A. Falk has served as our Chief Financial Officer and Treasurer since November 2011. Mr. Falk is a Managing Director of LaSalle and has held other officer positions since joining LaSalle in 2004. Mr. Falk is a member of NAREIT. Prior to joining LaSalle, Mr. Falk was an Audit Manager with Deloitte & Touche LLP for six years and a Senior Staff Accountant with First of America Bank for five years. Mr. Falk has worked on numerous real estate engagements, both public and private, since 1999. Mr. Falk holds an M.S. in Accountancy Science from Northern Illinois University and a B.S. in Finance and a B.S. in Economics from Northern Illinois University. He is also a Certified Public Accountant.
Gordon G. Repp has served as our General Counsel and Secretary since November 2011. Mr. Repp has served as Global Deputy General Counsel for JLL since 2003 and Assistant Secretary for JLL since 2001. He also served as Assistant Global General Counsel of JLL from 2001 to 2003. Mr. Repp has also served as General Counsel and Secretary for LaSalle since 2003. Mr. Repp is a member of NAREIT and the IPA, and their public non-listed REIT and legal and regulatory committees, respectively. Prior to joining JLL, Mr. Repp held various positions with Outboard Marine Corporation, a publicly traded NYSE listed global manufacturer and distributor of marine and marine related products, including Assistant General Counsel and Assistant Secretary. Mr. Repp has also served on the boards of various not-for-profit organizations. Mr. Repp holds a J.D. from Northern Illinois University College of Law and a B.S. in Political Science from Western Illinois University.
Mark A. Denien has served as one of our directors since June 2025. Mr. Denien has been a Trustee of Acadia Realty Trust since October 2022 and is the Chair of the Audit Committee and a member of the Compensation Committee. Mr. Denien has been a member of the board of directors of Sun Communities, Inc. since May 2025 and is a member of the Audit Committee. Mr. Denien is currently a member of the board of directors of Goodwill Industries of Central and Southern Indiana. He is also an Advisory Board Member of the Indiana University Center for Real Estate Studies and a member of the investment committee for the University’s real estate private equity fund. Previously, Mr. Denien served multiple executive roles from 2005 to October 2022 at Duke Realty Corporation (“Duke Realty”), a publicly traded REIT in the S&P 500, prior to its recent merger with Prologis, Inc. (“Prologis”) in 2022. Mr. Denien most recently served as Executive Vice President, Chief Financial Officer of Duke Realty, a role he held since 2013. As Chief Financial Officer, Mr. Denien oversaw all financial functions for the company, including capital markets, accounting, taxation, investor relations, treasury, and information technology. Mr. Denien is also a Certified Public Accountant, and prior to joining Duke Realty, he was an audit and advisory partner for KPMG, LLP (“KPMG”), focused on the real estate and construction industries. He began his career with KPMG in 1989. In addition, Mr. Denien is a real estate and finance guest lecturer at Indiana University and holds a B.S. from the Indiana University Kelley School of Business.
Tamara D. Fischer has served as one of our directors since March 2023. Ms. Fischer also currently serves as Executive Chair of National Storage Affiliates Trust, a publicly listed REIT (NYSE: NSA), since April 2, 2023, and prior to that was Chief Executive officer since January 2020 and as its President since July 1, 2018. From its inception in 2013 to January 1, 2020, Ms. Fischer served as chief financial officer of National Storage Affiliates Trust. Prior to this role, from 2004 to 2008, Ms. Fischer served as the executive vice president and chief financial officer of Vintage Wine Trust, Inc., a triple net lease REIT focused on real estate assets related to the U.S. domestic wine industry. From 1993 to 2003, Ms. Fischer served as the executive vice president and chief financial officer of Chateau Communities, Inc., one of the largest REITs in the manufactured home community sector. Ms. Fischer serves on the board of directors of Mid-America Apartment Communities, a publicly traded REIT, the advisory board of NAREIT, and previously served on the board of the Self Storage Association. In addition, Ms. Fischer served on the board of directors and audit committee of Duke Realty Corporation from 2020 to 2022. Ms. Fischer graduated with honors from Case Western Reserve University.
Bradley J. Gries has served as one of our directors since August 2024. Mr. Gries was named Chief Executive Officer of LaSalle Investment Management in January 2026 and is the chair of the Global Management Committee for LaSalle. Previously, Mr. Gries served as Co-Chief Investment Officer for the region (from December 2020), Chair of the Americas Investment Committee (from December 2020) and Chair of the Americas Management Board (from April 2021). Prior to this appointment, Mr. Gries served as Head of the Americas for LaSalle from (from April 2024), Co-Head of the Americas (from March 2021) and Head Transactions (from August 2017). Mr. Gries is the chair of the Global Management Committee for LaSalle Investment Management and a voting member of all LaSalle Investment Committees. Prior to joining LaSalle in 2017, Mr. Gries held various leadership roles over a 16-year career with the real estate investment management arm of DWS, culminating in the role of Managing Director, Real Estate Transactions, where he led the new investment sourcing and execution teams for the Central and Southeast US. Mr. Gries is a member of ULI, NAREIM, PREA and sits on the advisory board of Mortenson Properties, Inc. Mr. Gries began his career at Arthur Anderson after achieving a B.A. in Economics from the University of Illinois - Urbana Champaign.
Lisa L. Kaufman has served as one of our directors since November 2024. Ms. Kaufman has been the Head of LaSalle Global Solutions since March 2023. As Head of Global Solutions, Ms. Kaufman is responsible for the LaSalle’s indirect real estate business including Securities, Multi-Manager and Structured Investments. Prior to her current role, Ms. Kaufman was Head of LaSalle Securities from September 2018 and a Portfolio Manager from September 2016, responsible for US accounts and special sectors globally. Ms. Kaufman has served as a member of the Global Management Committee of LaSalle Investment Management since September, 2018. From 1998 through March 2023, Ms. Kaufman was part of LaSalle Securities. Throughout her career in real estate securities as both an analyst and portfolio manager, Ms. Kaufman covered and analyzed all property types in the global listed universe. Ms. Kaufman joined LaSalle in 1994 in the private equity acquisitions group where she focused on entity level investments in real estate, recapitalizing existing portfolios, private real estate companies and public REITs. Ms. Kaufman is a member of the Advisory Board of Governors and the Real Estate Investment Advisory Council (REIAC) Steering Committee at Nareit. She holds a Master of Business Administration in Finance from Columbia University’s Business School and a B.A. in Urban Studies and Political Science from Brown University.
Douglas A. Lindgren has served as one of our directors since August 2022. Since January 2018, Mr. Lindgren has served as an independent trustee of American Beacon Funds, a mutual fund complex that consists of approximately $20 billion in assets across a diverse set of mutual funds and ETFs. Since January 2025, Mr. Lindgren has served as Chairman of the board of trustees of American Beacon Funds. Previously he served as Chair of the Investment Committee and as a member of the Nominating and Governance Committee. From September 2016 to November 2017, Mr. Lindgren served as the CEO North America for Carne Global Financial Services, where he led the North American business for this leading provider of fund governance services to the asset management industry. Prior to that, Mr. Lindgren served as Managing Director, IPS Investment Management for UBS Wealth Management, where he developed and managed UBS Wealth Management’s broad offering of traditional and alternative investment funds, compromising more than $300 billion of assets under management. While at UBS, he also had portfolio management responsibility for more than $100 billion in discretionary assets, from 2010 to 2016. From 2008 to 2010, Mr. Lindgren was Global Head and Managing Director for UBS Wealth Management’s P&S Hedge Funds and from 2005 to 2008 was Managing Director and Head of Alternative Investments for UBS Financial Services. From 1995 to 2005, Mr. Lindgren held various positions of increasing responsibility for United States Trust Company, including Managing Director, Head of Alternative Investments and Managing Director, Private Equity. Mr. Lindgren served in various roles of increasing responsibility from 1988 to 1995 with Inco Venture Capital Management, including President and Managing Principal. From 1993 to 2008, Mr. Lindgren was an Adjunct Professor of Finance at Columbia Business School. Mr. Lindgren holds a B.A. in Economics from Columbia College and an M.B.A. in Finance from Columbia Business School.
William E. Sullivan has served as one of our directors since September 2012. Mr. Sullivan served as the Chief Financial Officer and Treasurer of Purdue University from June 2014 to December 2019. From April 2007 to May

2012, Mr. Sullivan served as Chief Financial Officer of Prologis, Inc. (“Prologis”), a publicly listed REIT (NYSE: PLD). Prior to joining Prologis, Mr. Sullivan was the founder and President of Greenwood Advisors, Inc., a private financial consulting and advisory firm, from 2005 to 2007. He served as Chief Executive Officer of SiteStuff, Inc. (“SiteStuff”), from 2001 to 2005 and Chair of SiteStuff from 2001 until the company was sold in June 2007. Mr. Sullivan served as Chief Financial Officer of JLL from 1997 to 2001 and in various other capacities with JLL from 1984 to 2001. Prior to joining JLL, he was a member of the Communications Lending Group of the First National Bank of Chicago and also served as a member of the tax division of Ernst & Ernst LLP, a predecessor to Ernst & Young LLP. Since November 2023, Mr. Sullivan has served on the board of directors of CenterPoint Properties, a Calpers wholly owned entity, where he also serves as a member of its audit committee and chair of its investment and valuation committee. From January 2013 until March 2022, Mr. Sullivan served on the board of directors of CyrusOne Inc., a publicly listed REIT (NYSE: CONE), and was also the chair of its governance and nominating committee and a member of its audit committee. From August 2013 until September 2017, Mr. Sullivan served on the board of directors of Club Corp., a publicly listed owner-operator of private golf and country clubs, business sports and alumni clubs (NYSE: MYCC), as an independent director and member of its audit and compensation committees. Mr. Sullivan holds an M.B.A. in Finance from Northwestern University’s Kellogg School of Management and a B.S.B.A. in Accounting and Marketing from Georgetown University.
Robin M. Zeigler has served as one of our directors since July 2021. Since May 2022, Ms. Zeigler has served as the founder & Chief Executive Officer of MURAL Real Estate Partners, a full-service real estate company that focused on mixed-use developments in urban, emerging and underserved markets. From March 2016 to May 2022, Ms. Zeigler served as Senior Executive Vice President and Chief Operating Officer for Cedar Realty Trust, a publicly listed REIT (NYSE: CDR) listed on the NYSE, and was responsible for the operations of the fully integrated REIT’s nine million square feet of grocery-anchored shopping centers as well as the redevelopment of its mixed-use assets. Prior to joining Cedar Realty Trust, Ms. Zeigler served as Executive Vice President and Head of Operations at Penzance, a Washington DC-based real estate investment company since January 2015. From 2004 to 2015, Ms. Zeigler worked at Federal Realty Investment Trust, a publicly listed REIT (NYSE:FRT), as Chief Operating Officer for the Mid-Atlantic Region. In that capacity she was responsible for the operations of a portfolio of over 40 shopping centers and five mixed-use projects representing approximately 7.3 million square feet. Additionally, Ms. Zeigler provided oversight and strategic direction on mixed-use development and redevelopment projects in the region. Ms. Zeigler is on the board of directors for NETSTREIT, a publicly listed retail net lease company (NYSE: NTST) and RLJ Lodging Trust, a publicly listed company (NYSE: RLJ). She is also a trustee of the International Council of Shopping Centers (“ICSC”), on the board of the ICSC Foundation as well as an ICSC Foundation Mentor. Ms. Zeigler is a Member of the ULI Commercial and Real Estate Development Gold Council and a former board member of Commercial Real Estate Development Association (NAIOP) Maryland/DC Chapter. Ms. Zeigler holds a B.S. in Accounting from Florida A&M University and an M.B.A. from Georgia State University.
Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of directors from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us.
Each director was nominated to our board of directors based on the specific skills he or she brings to our board of directors, as well as how those skills collectively enhance our board of directors. On an individual basis:
•Lynn C. Thurber has significant experience in global institutional real estate investment management, including executive management of a global investment advisor, sourcing and negotiating property acquisitions, forming joint ventures with real estate operating companies, negotiating debt financings, undertaking property redevelopments and executing property dispositions. Ms. Thurber also has substantial board experience, including as a director of two publicly listed REITs and other real estate companies.
•C. Allan Swaringen has extensive institution and commercial real estate experience including investing, managing, financing and portfolio construction, as well as significant financial experience.

•Mark A. Denien has over 30 years of financial experience in the real estate industry, including extensive real estate investment, capital markets, REIT and accounting experience.
•Tamara D. Fischer has extensive knowledge of the REIT industry and institutional real estate in general, as well as significant financial expertise.
•Bradley J. Gries has significant real estate experience in equity and debt investing, including transactions and asset management. Mr. Gries also serves on LaSalle’s equity and debt investment committees.
•Lisa L. Kaufman has significant experience in both public and private global real estate investing and investment management, with an emphasis on listed REITs, including how they correlate to private real estate investments.
•Douglas A. Lindgren has significant experience in the financial services industry, including alternative investment funds in many asset classes, including real estate, wealth management, and wealth management distribution and has extensive executive management and board of director experience.
•William E. Sullivan has significant public company real estate experience, including executive management, finance and accounting, real estate investment management and global real estate services, as well as board and audit committee experience, including with public companies.
•Robin M. Zeigler has significant real estate experience and public company real estate experience, including operations, executive management, finance and accounting, real estate financing, and investment management, as well as other public company board experience.
Compensation of Independent Directors
Under our independent directors compensation plan, which operates as a sub-plan of our incentive plan described below, we compensate each of our independent directors with an annual retainer of $185,000, 40% of which will be paid in Class I shares on March 31 of each year, subject to our board of directors nominating such Independent Director for reelection at that year’s annual stockholder meeting, plus additional retainers of $15,000 to the chair of the Audit Committee, $5,000 to each other member of the Audit Committee, $10,000 to the chair of the nominating, governance and compensation committee, $2,500 to each other member of the nominating, governance and compensation committee, and $15,000 to the lead Independent Director.
In addition, each new Independent Director, that subsequently joins our board of directors, will receive an initial grant of $74,000 worth of Class I shares , which we refer to as the “initial stock grant,” on the date he or she joins our board of directors. The stock grants vest immediately on the grant date and are subject to the one-year holding period applicable to all Class I shares pursuant to our SRP; provided that the Independent Directors may elect to defer receipt to some specific point in the future. The stock grants are made pursuant to our incentive plan.
Stock Ownership Guidelines
To better align our independent director’s financial interest with those of our stockholders, each of our independent directors is expected to own shares of our common stock in an amount equal to three times the cash portion of his or her base annual retainer (i) with respect to directors in office as of November 8, 2022, on or before November 8, 2027, and (ii) with respect to any director elected to our board of directors subsequent to November 8, 2022, within five years of his or her election to our board of directors.
Executive Compensation
We currently have no employees to whom we pay salaries. We do not intend to pay any salaries to our officers for their services as officers; provided if we do so in the future, we will disclose any such payments in our next quarterly or annual report filed pursuant to SEC requirements. If LaSalle subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual report filed pursuant to SEC requirements and as appropriate in supplements to this prospectus. Each of our officers is also an officer of LaSalle and receives compensation pursuant to employment arrangements of LaSalle or one of its affiliates.
Incentive Plan
Our board of directors has approved an incentive plan, which we will use to attract and retain directors, officers, employees and consultants. Our incentive plan offers qualified individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The incentive plan authorizes the granting of restricted stock, stock options, stock appreciation rights, restricted or deferred stock units, other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by our board of directors for participation in the plan. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant and may not have a term in excess of ten years from the grant date.
Our board of directors or a committee appointed by our board of directors will administer the incentive plan, with sole authority to determine all of the terms and conditions of the awards. No awards will be granted under the plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the plan will be transferable except through the laws of descent and distribution.
Our board of directors has authorized and reserved a maximum of 2,000,000 Class I shares for issuance under the incentive plan. However, no awards shall be granted under the incentive plan on any date on which the aggregate number of shares subject to awards previously issued under the incentive plan, together with the proposed awards to be granted on such date, exceed 2% of the total outstanding shares of common stock on such date. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the plan will be adjusted proportionately and our board of directors will make adjustments to the incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from the transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.
Our board of directors may, in its sole discretion at any time, determine that all or a portion of a participant’s awards will become fully vested. Our board of directors may discriminate among participants or among awards in exercising its discretion. The incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors, unless extended or earlier terminated by our board of directors. Our board of directors may terminate the plan at any time. The expiration or other termination of the plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the plan expires or is terminated. Our board of directors may amend the plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the plan.
Our Advisor
All of our day-to-day operations are managed by LaSalle, our advisor. LaSalle is also responsible, subject to oversight by our board of directors, for sourcing our investment opportunities and for making decisions related to the acquisition, management and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations. LaSalle has contractual and fiduciary responsibilities to us and our stockholders pursuant to the Advisory Agreement and our charter.

The executive officers of LaSalle who have management responsibility and authority with respect to the performance of services for us pursuant to the Advisory Agreement are as follows:

Name	Age(1)	Position
Bradley J. Gries	50	Chief Executive Officer, Global
Richard W. Kleinman	50	Chief Investment Officer, Americas
C. Allan Swaringen	66	Managing Director
Gregory A. Falk	56	Managing Director
Gordon G. Repp	66	General Counsel, Executive Vice President and Secretary
__________________
(1)As of April 1, 2026.
For more information concerning the background and experience of Messrs. Gries, Swaringen, Falk and Repp, see “—Directors and Executive Officers” above.
Richard W. Kleinman is the Chief Investment Officer for the Americas at LaSalle. In this capacity, he is focused on delivering superior investment performance to LaSalle’s clients across the Americas platform. This includes leading the House View process and oversight of teams focused on investment implementation including Portfolio Management, Transactions, Asset Management, and Research and Strategy. He spent his first 20 years at LaSalle in the Research and Strategy team and continues to help represent LaSalle’s Americas market views and research process to clients and consultants. Rich serves as Chair of the Americas Investment Committee and is a member of the Debt Investment Committee. Prior to joining LaSalle, he worked at the Initiative for a Competitive Inner City and as a Strategy Consultant at the Monitor Group. Mr. Kleinman received a Master’s degree in Urban Studies from the London School of Economics and a B.A. in Economics and American Studies from Williams College.
The Advisory Agreement
Our board of directors at all times has oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to us and our Operating Partnership. Pursuant to the Advisory Agreement among us, our Operating Partnership and LaSalle, our board of directors has delegated to LaSalle the authority to source, evaluate and monitor our investment opportunities and make decisions related to the acquisition, management, financing and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors. We believe that LaSalle currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the Advisory Agreement.
Services
Pursuant to the terms of the Advisory Agreement among us, our Operating Partnership and LaSalle, LaSalle has responsibility to, among other things:
•consult with our board of directors in formulating our financial, investment, valuation and other policies, consistent with achieving our investment objectives;
•serve as our and our Operating Partnership’s investment and financial advisor and provide research and economic and statistical data in connection with our assets and investment policies;
•recommend to our board of directors the proper allocation of our investments between properties, real estate-related assets and cash, cash equivalents and other short-term investments;
•calculate our NAV and the NAV of our Operating Partnership at the close of business on each business day in accordance with our valuation guidelines;

•supervise our independent valuation advisor and, if and when necessary, recommend to our board of directors its replacement;
•assist our Dealer Manager administratively with the distribution of our shares;
•select joint venture and strategic partners and structure corresponding agreements;
•within the authority granted to the advisor by our board of directors, identify, analyze and complete acquisition and dispositions of investments, and outside of the authority granted by our board of directors, identify, analyze and recommend acquisitions and dispositions of investments to our board of directors and complete such transactions on our and our Operating Partnership’s behalf in accordance with the direction of our board of directors;
•structure the terms of our and our Operating Partnership’s investments and arrange for financing or refinancing in connection with investments;
•assist us and our Operating Partnership in complying with all federal, state and local regulatory requirements applicable to us with respect to this public offering, our private offerings and our business activities (including the Sarbanes-Oxley Act of 2002, as amended), including without limitation preparing or causing to be prepared all supplements to this prospectus, post-effective amendments to the registration statement of which this prospectus is a part and financial statements required under applicable regulations and contractual undertakings and all other reports and documents, if any, required under applicable securities laws; and
•monitor and manage our and our Operating Partnership’s investments and provide periodic reports to our board of directors on their performance.
The above summary is provided to illustrate the material functions which LaSalle will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by LaSalle or third parties. The Advisory Agreement provides that LaSalle may engage one or more sub-advisors to assist LaSalle in providing these services; provided, however, that any sub-advisor that performs substantially all of the management function will be deemed to have a fiduciary relationship with us and our stockholders.
Term and Termination Rights
The term of the Advisory Agreement is for one year, subject to renewals by our board of directors for an unlimited number of successive one-year periods. The independent directors will evaluate the performance of the advisor before renewing the Advisory Agreement. The Advisory Agreement may be terminated immediately by us (1) for “cause,” (2) upon the bankruptcy of the advisor, or (3) upon a material breach of the Advisory Agreement by the advisor; upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or upon 60 days’ written notice by LaSalle.
“Cause” is defined in the Advisory Agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by LaSalle in connection with performing its duties under the Advisory Agreement.
In the event the Advisory Agreement is terminated, LaSalle will be entitled to receive its prorated advisory fee through the date of termination. In addition, upon the termination or expiration of the Advisory Agreement, LaSalle will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function. Before selecting a successor advisor, our board of directors must determine that the successor advisor possess sufficient qualifications to perform the advisory function and to justify the compensation it would receive from us.

Advisory Fee
As compensation for its services provided pursuant to the Advisory Agreement, our Operating Partnership will pay LaSalle an advisory fee comprised of two separate components:
(1)a fixed component in an amount equal to 1/365th of 1.25% of our Operating Partnership’s NAV for each class of outstanding OP Units for each day, accrued daily and payable monthly in arrears; and
(2)a performance component calculated for each class of OP Units on the basis of the total return attributable to that class in any calendar year, such that for any year in which the total return per OP Unit for such class exceeds 7% per annum, LaSalle will receive 10% of the excess total return allocable to that class, accrued daily and payable annually in arrears.
To the extent we hold assets outside of our Operating Partnership (“excluded assets”), we will also pay LaSalle an advisory fee comprised of two separate components: (1) a fixed component in an amount equal to 1/365th of 1.25% of the NAV attributable to the excluded assets for each class of outstanding shares for each day, accrued daily and payable monthly in arrears; and (2) performance component calculated for each class of shares on the basis of our total return (excluding certain distributions attributable to our ownership of OP Units or other interest in our Operating Partnership) on the excluded assets attributable to that class in any calendar year, such that for any year in which the total return per share from the excluded assets for such class exceeds 7% per annum, LaSalle will receive 10% of the excess total return from the excluded assets allocable to that class, accrued daily and payable annually in arrears.
Notwithstanding the foregoing, effective during the Waiver Period, LaSalle has agreed to waive 20% of the fixed component of the advisory fees described above otherwise payable to LaSalle by our Operating Partnership and us, respectively, with respect to (i) the NAV of our Operating Partnership attributable to Class S shares, Class D shares, Class Z shares and Class I OP Units (corresponding to Class S shares, Class D shares, Class Z shares and Class I shares), and (ii) the NAV of any excluded assets attributable to Class S shares, Class D shares, Class Z shares and Class I shares, effectively reducing the amount of such fixed component advisory fees from 1.25% to 1.0% of the applicable NAV over the Waiver Period. LaSalle will not seek payment of any waived fees at any time in the future. The Waiver Period will end as of December 31, 2026, will not be extended and following such date the fixed component of the advisory fee will be 1.25% of the applicable NAV of the Operating Partnership and us.
“Total return” is defined for each class of common stock or OP Units, as applicable, as the change in NAV per share or OP Unit for such class plus distributions per share or OP Unit for such class; provided that certain distributions attributable to our ownership of OP Units or other interest in our Operating Partnership will be excluded when calculating our total return. The NAV per share and NAV per OP Unit for a class calculated on the last trading day of a calendar year shall be the amount against which changes in NAV per share and NAV per OP Unit, respectively, are measured during the subsequent calendar year. However, in the event NAV per share or NAV per OP Unit for any class decreases below $10.00, the performance component will not be earned on any increase in NAV up to $10.00 per share or OP Unit, as applicable, with respect to that class. The foregoing per share and per OP Unit NAV thresholds for each class are subject to downward adjustment by our board of directors to account for any distributions made after the commencement of this offering that our board of directors deems to be a return of capital to the applicable class of holders. Therefore, for each class of our common stock, payment of the performance component of the advisory fee (1) is contingent upon our actual annual total return exceeding the 7% return, (2) will vary in amount based on our actual performance, (3) cannot cause our total return as a percentage of stockholders’ invested capital for the year to be reduced below 7%, and (4) is payable to LaSalle if our total return exceeds the 7% return in a particular calendar year, even if the total return to stockholders (or any particular stockholder) on a cumulative basis over any longer or shorter period has been less than 7% per annum. The performance component does not take into account any selling commissions paid by Class A stockholders. The advisor will not be obligated to return any portion of advisory fees paid based on our subsequent performance.

In connection with certain sales of Class N shares in the Class N Private Offering, LaSalle may reallow to the applicable participating broker-dealer a portion of the fixed component of the advisory fee payable to LaSalle attributable to such Class N shares.
The performance component of the advisory fee is calculated from the total return to stockholders for each class of our common stock or holders of OP Units for each class of OP Units, as applicable, over a calendar year. As a result, LaSalle may be entitled to receive the performance component with respect to one class of shares or OP Units but not another and may be entitled to receive compensation under the performance component of the advisory fee for a given year even if some of our stockholders or holders of OP Units who purchased shares or OP Units during such year experienced a decline in NAV. Similarly, stockholders who request that we repurchase their shares during a given year may have their shares repurchased at a lower NAV per share as a result of an accrual for the estimated performance component of the advisory fee, even if no performance component is ultimately payable to the advisor at the end of such calendar year. In addition, if the NAV of our classes of common stock or OP Units remains above the threshold levels described in the paragraph above, LaSalle’s ability to earn the performance fee in any year will not be affected by poor performance in prior years.
Expense Reimbursements
Subject to certain limitations, we or our Operating Partnership will reimburse LaSalle for costs and expenses it incurs in connection with the services it provides to us and our Operating Partnership, including, but not limited to:
•organization and common stock offering expenses, which include legal, accounting and printing fees and expenses attributable to our organization, preparation of the registration statement, registration and qualification of our common stock for sale with the SEC, or in a private placement, and in the various states and filing fees incurred by LaSalle;
•DST Program organization and offering expenses, except to the extent LaSalle or its affiliates have agreed to receive a fee in lieu of reimbursement of such expenses;
•the annual cost of goods and services used by us and obtained from third parties, including brokerage fees paid in connection with the purchase and sale of securities;
•expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person;
•acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired; and
•out-of-pocket expenses in connection with providing services to us, including reasonable salaries and wages, benefits and overhead of all personnel that provide services to us; provided, that LaSalle does not currently intend to seek reimbursement for any portion of the compensation payable to our executive officers. No reimbursement shall be made for costs of such employees of LaSalle or its affiliates to the extent that such employees perform services for which LaSalle receives a separate fee. If LaSalle subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual report filed pursuant to SEC requirements.
LaSalle must reimburse us at least quarterly for expense reimbursements paid to LaSalle in any four consecutive fiscal quarters to the extent that our total operating expenses exceed the greater of: (1) 2% of our average invested assets; and (2) 25% of our net income for such 12-month period. For purposes of these limits, (1) “total operating expenses” are our aggregate expenses of every character paid or incurred as determined under GAAP that are in any way related to our operation or business, including items such as legal, accounting and auditing expenses, the advisory fee, fees of our Independent Valuation Advisor, transfer agent costs, directors’ and officers’ insurance, board of directors fees and related expenses, and expenses relating to compliance with the Sarbanes-Oxley Act of

2002, as amended. Such operating expenses will not include: (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and taxes incurred in connection with the issuance, distribution, transfer and registration of our shares; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) incentive fees paid in compliance with the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, and as amended on September 7, 2025 (the “NASAA REIT Guidelines”); and (f) acquisition fees, acquisition expenses, brokerage fees on resale of properties and other expenses connected with the acquisition, disposition, management and ownership of real estate-related assets or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property); (2) “average invested assets” is, for a specified period, the average of the aggregate book value of our assets (other than intangibles) invested, directly or indirectly, in real estate and other real estate-related assets, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during the period; and (3) “net income” is our total revenues less our total expenses excluding reserves for depreciation, bad debts and other similar non-cash reserves and excluding any gain from the sale of our assets. For the avoidance of doubt, our board of directors has adopted a resolution that we will not read the defined term “total operating expenses” in our charter (including exclusions therefrom) in a manner that is inconsistent with the NASAA REIT Guidelines and that “total operating expenses” shall include any company-level management fees.
Notwithstanding the foregoing, to the extent that operating expenses payable or reimbursable by us exceed these limits and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, LaSalle may be reimbursed in future periods for the full amount of the excess expenses, or any portion thereof. Within 60 days after the end of any fiscal quarters for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits, we will send our stockholders a written disclosure of such fact, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. Our independent directors will review the total fees and reimbursements for operating expenses paid to LaSalle to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs.
Review of Compensation
Our independent directors will evaluate at least annually whether the compensation that we contract to pay to LaSalle is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of LaSalle and the compensation we pay to it to determine that the provisions of the Advisory Agreement are being carried out. This evaluation will be based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:
•the amount of fees paid to LaSalle in relation to the size, composition and performance of our investments;
•the success of LaSalle in generating investments that meet our investment objectives;
•rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;
•additional revenues realized by LaSalle and its affiliates through their relationship with us;
•the quality and extent of the services and advice furnished by LaSalle;
•the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
•the quality of the assets relative to the investments generated by LaSalle for its own account.

Indemnification
In addition to the advisory fee and expense reimbursements, we have agreed to indemnify and hold harmless LaSalle and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement, subject to certain limitations. See “—Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents” below.
Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents
Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•the director or officer actually received an improper personal benefit in money, property or services; or
•in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.
In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the standard of conduct was not met.
Our charter generally limits the liability of our directors and officers for monetary damages and requires us to indemnify and advance expenses to (1) our present and former directors or our officers, (2) any individual who, while a director or officer and at our request, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise or (3) LaSalle and its affiliates for losses that they incur by reason of their service in those capacities. We also may, with the approval of our board of directors, provide such indemnification and advance for expenses to a person who served a predecessor of us in any of the capacities described in (1) or (2) above and to any employee or agent of ours or our predecessor. However, we may not indemnify a director, LaSalle or any of LaSalle’s affiliates for any liability or loss suffered by them or hold a director, LaSalle or any of LaSalle’s affiliates harmless for any loss or liability suffered by us unless all of the following conditions are met:
•the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;
•the party seeking indemnification was acting on our behalf or performing services for us;

•in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct;
•in the case of a non-independent director, LaSalle or one of its affiliates, the liability or loss was not the result of negligence or misconduct; and
•the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.
We have agreed to indemnify and hold harmless LaSalle and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement to the maximum extent permitted by law. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the Advisory Agreement. Notwithstanding the foregoing, any provision of the Maryland General Corporation Law or our organizational documents, we may not indemnify or hold harmless LaSalle, its affiliates or any of their respective officers, directors, partners or employees in any manner that would be inconsistent with the NASAA REIT Guidelines. In addition, pursuant to our charter, if our board of directors determines that Maryland law conflicts with any of the provisions of the NASAA REIT Guidelines that are referenced in our charter, the NASAA REIT Guidelines will control to the extent that any provisions of Maryland law are not mandatory.
The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, LaSalle or its affiliates for any loss, liability or expense arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:
•there has been a successful adjudication on the merits of each count involving alleged material securities law violations;
•such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or
•a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.
Indemnification will be allowed for settlements and related expenses of lawsuits alleging securities laws violations and for expenses incurred in successfully defending any lawsuits, provided that a court either:
•approves the settlement and finds that indemnification of the settlement and related costs should be made; or
•dismisses with prejudice, or there is a successful adjudication on the merits of, each count involving alleged securities law violations as to the particular indemnitee and a court approves the indemnification.
Our charter further provides that we may advance funds to our directors, officers LaSalle and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought only if all of the following conditions are satisfied:
•the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;
•the person seeking advancement provides us with written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification;

•the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and
•the person seeking the advancement undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, if it is ultimately determined that he or she is not entitled to indemnification.
The aforementioned charter provisions do not reduce the exposure of directors and officers to liability under federal or state securities laws, nor do they limit a stockholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us or our stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
Our Operating Partnership must also indemnify us and our directors and officers and other persons we may designate against damages and liabilities in our capacity as the sole member of its general partner.
Determinations by Our Board of Directors
Our charter contains a provision that codifies the authority of our board of directors to manage our business and affairs. The provision enumerates certain matters and states that the determinations as to any such enumerated matters made by or pursuant to the direction of our board of directors (consistent with our charter) is final and conclusive and binding upon us and our stockholders. This provision does not alter the duties our board of directors owes to us or our stockholders pursuant to our charter and under Maryland laws. Further it would not restrict the ability of a stockholder to challenge an action by our board of directors that was taken in a manner that is inconsistent with our charter or the board of directors’ duties under Maryland law or that did not comply with the requirements of the provision.
Legal Proceedings
Neither we nor LaSalle is currently involved in any material litigation.

COMPENSATION
We will pay LaSalle, our Dealer Manager and their affiliates the fees and expense reimbursements described below in connection with performing services for us related to this offering and for the investment and management of our assets and operations. We do not intend to pay acquisition, disposition or financing fees to LaSalle in connection with the purchase or sale of our investments, although our charter authorizes us to do so.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount
Selling Commission(1)(2)—Our Dealer Manager and Your Investment Advisor	We pay our Dealer Manager selling commissions of (i) up to 3.0% of the NAV per Class A share on the date of purchase and (ii) up to 1.5% of the NAV per Class A-I share on the date of purchase. All or a portion of the selling commissions may be waived at the discretion of our Dealer Manager, reallowed to participating broker-dealers and reduced for volume purchases.
We do not pay selling commissions with respect to purchases of Class M shares or Class M-I shares or shares of any class sold pursuant to the DRIP.
The actual amount will depend on the number of Class A shares and Class A-I shares sold, the NAV per Class A share and Class A-I share and the type of accounts that purchase Class A shares and Class A-I shares. Aggregate selling commissions will equal approximately $14,093,000, assuming that we sell the maximum offering, 40% of the shares sold are Class A shares, 10% of the shares sold are Class M shares, 0% of the shares sold are Class A-I and 50% of the shares sold are Class M-I shares, the maximum selling commission is paid for each primary offering share and there is no reallocation of shares between our primary offering and the DRIP.

Stockholder Servicing Fee(2)—Our Dealer Manager and Your Investment Advisor	We pay our Dealer Manager a stockholder servicing fee that accrues daily on a continuous basis from year to year in an amount up to 1/365th of (1) 0.85% of our NAV for each of our outstanding Class A shares for such day, (2) 0.30% of our NAV for each of our outstanding Class A-I shares for such day, and (3) 0.30% of our NAV for each of our outstanding Class M shares for such day. We do not pay any stockholder servicing fee in connection with our Class M-I shares. The stockholder servicing fee is payable in arrears on a quarterly basis. Our Dealer Manager may reallow a portion of the stockholder servicing fee to participating broker-dealers that meet certain thresholds of our shares under management and certain other metrics and for services that such broker-dealers perform in connection with the distribution of our shares. Because the stockholder servicing fee is calculated based on our NAV for Class A shares, Class A-I shares and Class M shares, it reduces the NAV with respect to the shares of each such class including shares issued under the DRIP.
Actual amounts depend upon our daily NAV, when shares of each class are purchased and the actual amount of the stockholder servicing fee incurred. The stockholder servicing fee will equal approximately $4,320,000 per annum, assuming that we sell the maximum offering on the date this offering commences, we do not repurchase any shares, 40% of the shares sold are Class A shares, 10% of the shares sold are Class M shares, 0% of the shares sold are Class A-I shares and 50% of the shares sold are Class M-I shares and the maximum amount of the stockholder servicing fee is incurred. Based on these same assumptions, the aggregate stockholder servicing fee that will be paid over the initial two-year offering period will equal approximately $8,640,000.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount
We will cease paying the stockholder servicing fee with respect to shares sold in this offering on the date following the completion of the primary portion of this offering in which we, with the assistance of our Dealer Manager, determine that total underwriting compensation paid with respect to this offering equals 10% of the gross proceeds from the primary portion of this offering. On such date, Class A shares, Class A-I shares and Class M shares sold in this offering will automatically convert into the number of Class M-I shares based on the then-current applicable NAV of each class.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount
Organization and Offering Expense Reimbursement(3)—Our Dealer Manager and LaSalle
LaSalle and our Dealer Manager agreed to fund our organization and offering expenses related to this offering through June 6, 2025, the date this offering commenced. We are reimbursing LaSalle and our Dealer Manager for such organization and offering expenses in equal monthly installments over a period of 36 months through June 5, 2028. We pay directly, or reimburse LaSalle and our Dealer Manager if they pay on our behalf, any organization and offering expenses incurred during the offering period (other than selling commissions and the stockholder servicing fee) as and when incurred. After the termination of the primary offering and again after termination of the offering under the DRIP, LaSalle has agreed to reimburse us to the extent that the organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

Actual amounts depend upon the amount raised in this offering. We estimate our organization and offering expenses for this offering through the three-year offering period to be approximately $14,600,500 if we sell the maximum offering.

Acquisition Expense Reimbursement(4)—LaSalle	We do not pay LaSalle any acquisition, financing or other similar fees in connection with making investments, though our charter authorizes us to do so. We reimburse LaSalle for out-of-pocket expenses in connection with the selection and acquisition of properties, real estate-related assets and other investments, whether or not such investments are acquired.	The actual amount will depend upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount
Operating Expense Reimbursement(5)—LaSalle
We reimburse LaSalle for out-of-pocket expenses in connection with providing services to us, including our allocable share of LaSalle’s overhead, such as rent, utilities and personnel costs for individuals that provide services to us; provided, that LaSalle does not currently intend to seek reimbursement for any portion of the compensation payable to our executive officers. If LaSalle subsequently determines to seek reimbursement for personnel costs of individuals who serve as our executive officers, we will disclose any such reimbursements in our next quarterly or annual report filed pursuant to SEC requirements.
Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation—Recipient	Determination of Amount	Estimated Amount
Advisory Fee—LaSalle	Our Operating Partnership pays LaSalle an advisory fee equal to (1) a fixed component that accrues daily in an amount equal to 1/365th of 1.25% of our Operating Partnership’s NAV for each class of outstanding OP Units for such day, payable monthly in arrears, and (2) a performance component calculated for each class of OP Units on the basis of the total return attributable to that class in any calendar year, such that for any year in which the total return per OP Unit for such class exceeds 7% per annum, LaSalle will receive 10% of the excess total return allocable to that class. To the extent we hold assets outside of our Operating Partnership (“excluded assets”), we also pay LaSalle an advisory fee equal to (1) a fixed component that accrues daily in an amount equal to 1/365th of 1.25% of the NAV of the excluded assets attributable to each class of outstanding shares for such day, payable monthly in arrears, and (2) a performance component calculated for each class of shares on the basis of our total return from the excluded assets (excluding certain distributions attributable to our ownership of OP Units or other interest in our Operating Partnership) attributable to that class in any calendar year, such that for any year in which the total return per share for such class exceeds 7% per annum, LaSalle will receive 10% of the excess total return allocable to that class.	Actual amounts depend upon our daily NAV per share and NAV per OP Unit and future distributions and, therefore, cannot be determined at this time.

Notwithstanding the foregoing, effective during the Waiver Period, LaSalle has agreed to waive 20% of the fixed component of the advisory fees described above otherwise payable to LaSalle by our Operating Partnership and us, respectively, with respect to (i) the NAV of our Operating Partnership attributable to Class S, Class D, Class Z and Class I OP Units (corresponding to Class S shares, Class D shares, Class Z shares and Class I shares), and (ii) the NAV of any excluded assets attributable to Class S shares, Class D shares, Class Z shares and Class I shares, effectively reducing the amount of such fixed component advisory fees from 1.25% to 1.0% of the applicable NAV over the Waiver Period. LaSalle will not seek payment of any waived fees at any time in the future. The Waiver Period will end as of December 31, 2026, will not be extended and following such date the fixed component of the advisory fee will be 1.25% of the applicable NAV of the Operating Partnership and us.
In the event the NAV per OP Unit or share for any class decreases below $10.00, the performance component will not be earned on any increase in NAV per OP Unit or share up to $10.00 with respect to that class. See “Management—The Advisory Agreement—Advisory Fee.”

Fees from Other Services—Affiliates of our Advisor
We retain certain of LaSalle’s affiliates, from time to time, for services relating to our investments or our operations, including but not limited to, property management services, leasing services, capital market brokerage services and debt brokerage services. Any fees paid to LaSalle’s affiliates for any such services will not reduce the advisory fee. Any such arrangements will be at market rates.
Actual amounts depend on to what extent affiliates of LaSalle are actually engaged to perform such services.
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(1)Selling commissions for sales of Class A shares and Class A-I shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Selling Commissions and Discounts—Class A Shares and Class A-I Shares.”
(2)The stockholder servicing fee may be reduced at the discretion of the dealer manager. We will cease paying selling commissions and stockholder servicing fees with respect to shares sold in this offering on the date following the completion of the primary portion of this offering in which we, with the assistance of our Dealer Manager, determine that total underwriting compensation paid with respect to such shares equals 10% of the gross proceeds from the primary portion of this offering. This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation, which will include selling commissions and the stockholder servicing fee and also may include certain other items of underwriting compensation paid in connection with this offering, does not exceed 10% of the gross proceeds of our primary offering (or, with respect to shares sold by a particular participating broker-dealer, a lower limit as set forth in the applicable agreement between our Dealer Manager and such participating broker-dealer on the date upon which such shares were sold).
(3)These amounts represent estimated expenses incurred in connection with the offering, including legal, accounting, printing, mailing and filing fees and expenses, amounts paid to reimburse our Dealer Manager for amounts it may pay to reimburse the bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses, reimbursements to LaSalle for costs in connection with preparing sales materials, the cost of educational conferences held by us and attendance fees and costs reimbursement for employees of our affiliates to attend educational conferences sponsored by us and seminars conducted by participating broker-dealers, if any. As required by FINRA rules and the NASAA REIT Guidelines, under no circumstances may our total organization and offering expenses (including selling commissions and stockholder servicing fees and bona fide due diligence expenses) exceed 15% of the gross proceeds from the primary offering.

(4)We will pay all expenses incurred in connection with the acquisition of our investments, including legal and accounting fees and expenses, brokerage commissions payable to unaffiliated third parties, travel expenses, costs of appraisals (including independent appraisals), nonrefundable option payments on property not acquired, engineering, due diligence, title insurance and other expenses related to the selection and acquisition of investments, whether or not acquired. While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses, such as travel or due diligence expenses, may be reimbursed to LaSalle or its affiliates. Pursuant to our charter, acquisition expenses, together with any acquisition fees paid to third parties for a particular real estate-related asset, will in no event exceed 6% of the contract purchase price (as defined in our charter) and provided, further, that a majority of the directors (including a majority of our independent directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to us.
(5)LaSalle must reimburse us at least quarterly for reimbursements paid to LaSalle in any four consecutive fiscal quarters to the extent that such reimbursements to LaSalle cause our total operating expenses, in such four consecutive fiscal quarters, to exceed the greater of (i) 2% of our “average invested assets,” which is defined as the average book value of our assets invested in real estate or real estate-related assets before deducting depreciation, bad debts and other non-cash reserves, or (ii) 25% of our “net income,” which is defined as our total revenues less our total expenses for any given period excluding additions to reserves for depreciation, bad debt and other similar non-cash reserves and excluding any gain from the sale of our assets, for such 12-month period, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors, such determination, when made, shall be reflected in the minutes of the meeting and disclosed to stockholders. See “Management—The Advisory Agreement—Expense Reimbursements.”

CONFLICTS OF INTEREST
We are subject to various conflicts of interest arising out of our relationship with LaSalle and its affiliates, some of whom serve as our executive officers and directors. These conflicts include (1) conflicts related to the compensation arrangements between LaSalle, certain affiliates and us, (2) conflicts with respect to the allocation of the time of LaSalle and its key personnel and (3) conflicts with respect to the allocation of investment opportunities. The independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise and will have a fiduciary obligation to act on behalf of the stockholders. The material conflicts and the corporate governance measures we have adopted to mitigate some of the risks associated with these conflicts are discussed below.
Interests in Other Real Estate Programs
LaSalle and certain members of its management team, some of whom serve as our executive officers and directors, are presently, and in the future intend to be, involved with a number of other real estate programs and activities. In particular, LaSalle currently manages one private commingled investment fund that is focused on major real estate property types and markets in the United States. This fund may directly compete with us for investment opportunities because it also seeks to provide investors with exposure to stabilized, income-oriented real estate and will be receiving investment allocations on an ongoing basis. In addition, LaSalle manages separate accounts, several of which are currently active, on behalf of institutional investors that seek similar investment opportunities and may compete with us in receiving allocated investment opportunities. See “Management—Directors and Executive Officers” for additional information about our officers’ and directors’ involvement with other real estate programs.
LaSalle and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of real estate-related assets. None of the LaSalle affiliated entities are prohibited from raising money for another entity that makes the same types of investments that we target and we may co-invest with any such entity. Any such potential co-investment will be subject to approval by our independent directors.
Allocation of Time of LaSalle’s Key Personnel
We rely on LaSalle and its affiliates to manage our day-to-day activities and to implement our investment strategy. LaSalle and certain of its affiliates, including its principals, are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. As a result of these activities, LaSalle, its employees and certain of its affiliates will have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. LaSalle and its employees will devote such time as is reasonably necessary to conduct our business and affairs in an appropriate manner consistent with the terms of the Advisory Agreement, which may be substantially less than their full time. Therefore, LaSalle and its employees may experience conflicts of interest in allocating management time, services, and functions among us and other LaSalle affiliated entities and any other business ventures in which they or any of their key personnel, as applicable, are or may become involved.
This could result in actions that are more favorable to other LaSalle affiliated entities than to us. However, LaSalle believes that it and its affiliates have sufficient personnel to discharge fully their responsibilities to all of the activities in which they are involved.
Competition
We may compete with other entities that LaSalle affiliated entities may advise or own interests in, for opportunities to acquire, lease, finance or sell investments. As a result of this competition, certain investment opportunities may not be available to us. We and LaSalle have developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and affiliated and other related entities. LaSalle will be required to provide information to our board of directors to enable our board of directors, including the independent directors, to determine whether such procedures are being fairly applied. See “Conflicts of Interest—Conflict Resolution Measures” for a further description of how potential investment opportunities will be allocated between us and affiliated and other related entities.
Affiliates of our executive officers and certain of our directors and entities owned or managed by such affiliates also may acquire or develop real estate and real estate-related assets for their own accounts, and have done so in the past. Furthermore, affiliates of our executive officers and certain of our directors and entities owned or managed by such affiliates intend to form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as the offering of our shares of common stock. LaSalle, its managers, directors, officers and other employees and certain of its affiliates and related parties will experience conflicts of interest as they simultaneously perform investment services for us and other real estate programs that they sponsor or have involvement with.
Certain of LaSalle’s affiliates or other related entities currently own and/or manage properties in geographic areas in which we own or expect to acquire real properties. Conflicts of interest will exist to the extent that we own and/or manage real properties in the same geographic areas where real properties owned or managed by other LaSalle affiliated entities or other related entities are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another LaSalle affiliated entity or another related entity were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another LaSalle affiliated entity were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates or other related entities managing real property on our behalf seek to employ developers, contractors or building managers.
Affiliated Dealer Manager
Our Dealer Manager, LaSalle Investment Management Distributors, LLC, is an affiliate of LaSalle and this relationship may create conflicts of interest in connection with the performance of due diligence by our Dealer Manager. Our Dealer Manager will not make an independent due diligence review and investigation of our company or this offering of the type normally performed by an unaffiliated underwriter in connection with the offering of securities. Accordingly, if your broker-dealer does not conduct such a review, investors in this offering do not have the benefit of an independent due diligence review and investigation.
Our Dealer Manager is not prohibited from acting in any capacity in connection with the offer and sale of securities of other real estate investment programs that may have investment objectives similar to ours.
Fees and Other Compensation to LaSalle and Our Dealer Manager
The agreements between us and LaSalle and our Dealer Manager are not the result of arm’s-length negotiations. As a result, the fees we agree to pay pursuant to these agreements may exceed what we would pay to an independent third party. These agreements, including the Advisory Agreement and the Dealer Manager Agreement, require approval by a majority of our directors, including a majority of the independent directors, not otherwise interested in such agreements, as being fair and reasonable to us and on terms and conditions no less favorable than those which could be obtained from unaffiliated entities.
The timing and nature of the fees LaSalle and dealer manager will receive from us could create a conflict of interest between LaSalle and our stockholders. Specifically, LaSalle is responsible for the calculation of our NAV, and the advisory fee we pay LaSalle and the fees we pay our Dealer Manager are based on our NAV. Among other matters, the compensation arrangements could affect the judgment of LaSalle’s personnel with respect to:
•the continuation, renewal or enforcement of our agreements with LaSalle and its affiliates, including the Advisory Agreement and the Dealer Manager Agreement;

•the decision to adjust the value of our real estate portfolio or the value of certain portions of our portfolio of other real estate-related assets, or the calculation of our NAV;
•public or private offerings of equity by us, which may result in increased advisory fees to LaSalle and increased stockholder servicing fees to our Dealer Manager; and
•competition for tenants from affiliated programs that own properties in the same geographic area as us.
We will pay advisory fees to LaSalle regardless of the quality of the services it provides during the term of the Advisory Agreement. LaSalle, however, has a fiduciary duty to us. If LaSalle fails to act in our best interests, then it will have violated this duty. The Advisory Agreement may be terminated by us or LaSalle on 60 days’ notice.
Each transaction we enter into with LaSalle or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate, or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of our directors, including a majority of the independent directors who are disinterested in the transaction, must approve each transaction between us and LaSalle or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.
Valuation Conflicts
LaSalle is paid advisory fees for its services based on our NAV, which is calculated by ALPS under the supervision of LaSalle in accordance with our valuation guidelines. Appraisals of our properties and valuations of our investments in other real estate-related assets, which are two components used to calculate our NAV, are only estimates of fair value and may not correspond to realizable value upon a sale of those assets. Because LaSalle is ultimately responsible for calculating our NAV, LaSalle could be motivated to establish our NAV at amounts exceeding realizable value due to the impact of higher valuations on the compensation to be received by LaSalle. We may also engage other affiliates to provide information that will impact the calculation of our NAV, and those affiliates could face conflicts of interest.
Joint Ventures with Affiliates of LaSalle
Subject to approval by a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction, we may enter into joint ventures or other arrangements with affiliates of LaSalle to acquire, develop and/or manage real properties. In conjunction with such prospective agreements, LaSalle and its affiliates may have conflicts of interest in determining which of such entities should enter into any particular joint venture agreement. Our affiliated joint venture partners may have economic or business interests or goals which are, or may become, inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, LaSalle may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated joint venture partner and in managing the joint venture. Since LaSalle will make investment decisions on our behalf, agreements and transactions between LaSalle’s affiliates and us as joint venture partners with respect to any such joint venture will not have the benefit of arm’s-length negotiations of the type normally conducted between unrelated parties. We may enter into joint ventures with affiliates of LaSalle for the acquisition of properties, but only if (1) a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve the transaction as being fair and reasonable to us and (2) the investment by us and such affiliate of LaSalle are on substantially the same terms and conditions as those received by the other joint venturers. In addition, other clients of LaSalle, including three in which an affiliate is invested, own a portion of the joint venture that owns the NYC Retail Portfolio.
DST Program
LaSalle and our Dealer Manager receive fees and expense reimbursements in connection with their respective roles in the DST Program (which costs are expected to be substantially paid by the investors in the DST Program prior to the exercise of the FMV Option). For more information, see “Investment Objectives and Strategy—DST Program.” These relationships may create conflicts of interest because LaSalle has discretion to choose which of our properties to syndicate in the DST Program.
Certain Conflict Resolution Measures
We have adopted the following restrictions and procedures to address the potential conflicts of interest arising out of our relationship with LaSalle and its affiliates.
Advisor Compensation
The independent directors evaluate at least annually whether the compensation that we contract to pay to LaSalle and its affiliates is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors supervise the performance of LaSalle and its affiliates and the compensation we pay to them to determine whether the provisions of the Advisory Agreement are being carried out.
This evaluation is based on the factors set forth below as well as any other factors deemed relevant by the independent directors:
•the amount of fees paid to LaSalle in relation to the size, composition and performance of our investments;
•the success of LaSalle in generating investments that meet our investment objectives;
•rates charged to other externally advised REITs and other similar investors by advisors performing similar services;
•additional revenues realized by LaSalle and its affiliates through their relationship with us, whether we pay them or they are paid by others with whom we do business;
•the quality and extent of the services and advice furnished by LaSalle;
•the performance of our investments, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and
•the quality of our assets relative to the investments generated by LaSalle for its own account.
Advisory Agreement
Each contract for the services of LaSalle may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate the Advisory Agreement with LaSalle without cause or penalty on 60 days’ written notice. LaSalle may terminate the Advisory Agreement on 60 days’ written notice.
Prohibition Against Certain Transactions with Affiliates
Our charter prohibits us from entering into certain types of transactions with our directors, LaSalle, our Sponsor or any of their affiliates. We may not acquire or lease any properties from our directors, LaSalle, our Sponsor or any of their affiliates without a determination by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction that the terms of the transaction are fair and reasonable and at a price to us no greater than the cost of the property to such director, our Sponsor, LaSalle or affiliate thereof unless there is substantial justification for such excess amount and such excess is reasonable. In all cases in which real property is acquired from LaSalle, our Sponsor, any of our directors or any of their affiliates, the fair market value of the property shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.
In addition, we may not make any loans to our directors, LaSalle, our Sponsor or any of their affiliates except for certain mortgages described in “Investment Objectives and Strategy—Charter Imposed Investment Limitations” above or loans to our wholly owned subsidiaries and we may not sell or lease assets to our directors, LaSalle, our Sponsor or any of their affiliates unless a majority of our directors (including a majority of our independent directors) not otherwise interested in the transaction approve such sale or lease as fair and reasonable to us. Our charter also prohibits us from investing in or making mortgage loans in which the transaction is with LaSalle, our Sponsor, our directors or any of their affiliates unless an appraisal is obtained from an independent appraiser or that are subordinate to any mortgage or equity interest of LaSalle, our Sponsor, our directors or any of their affiliates.
Our charter prohibits us from borrowing funds from LaSalle, our Sponsor, any of our directors or any of their affiliates unless approved by a majority of our board of directors (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and on terms not less favorable to us than comparable loans between unaffiliated parties under the same circumstances. This prohibition on loans will only apply to advances of cash that are commonly viewed as loans, as determined by our board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers, our Sponsor, LaSalle or any of their affiliates.
A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, must conclude that all other transactions between us and LaSalle, our Sponsor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
Voting of Shares of Common Stock Owned by Affiliates
LaSalle, our Sponsor, our directors and their affiliates may not vote their shares regarding (1) the removal of any of them or (2) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our Sponsor, LaSalle, our directors and their affiliates may not vote any shares owned by them will not be included.
Allocation of Investment Opportunities
Investment opportunities that are suitable for us may also be suitable for other real estate funds and separate accounts managed or advised by LaSalle. For each opportunity identified by LaSalle, a determination will be made as to which client the opportunity is most suitable pursuant to the methodology described below. In determining the client for which an investment opportunity would be most suitable, LaSalle’s allocation committee will consider several factors, including, but not limited to, the investment objectives and strategy of each client and the effect of the acquisition on the diversification of the investments of each client. In the event that an investment opportunity becomes available that is equally suitable for us and one or more other clients, the allocation committee will allocate investment opportunities in accordance with an equitable and reasonable allocation procedure consistent with LaSalle’s fiduciary duty to us and with due regard to our investment objectives and the characteristics of the specific investment. Investments identified by LaSalle that are appropriate for more than one client are allocated on a rotating basis such that the client that has had the greatest amount of time pass since its last allocated investment receives priority in the rotation over other eligible clients. Our board of directors will determine, at least annually, whether the method for allocating investment opportunities is applied fairly to us.

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES
Valuation Guidelines
Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used in connection with the calculation of our NAV. The overarching principle of these guidelines is to produce a valuation that represents a fair and accurate estimate of the value of our investments or the price that would be received for our investments in an arm’s-length transaction between market participants, less our liabilities. These valuation guidelines are largely based upon standard industry practices used by private, open-end real estate funds and are administered by LaSalle and, with respect to the valuation of our properties, our Independent Valuation Advisor (defined below).
Our board monitors on an ongoing basis LaSalle’s compliance with our valuation guidelines. The calculation of our NAV is intended to be a calculation of fair value of our assets less our outstanding liabilities and may differ from our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and repurchase price for our shares, we have adopted a model, as explained below, which adjusts the value of our assets from historical cost to fair value in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. However, our valuation procedures and our NAV are not subject to GAAP and are not subject to independent audit. Our NAV may differ from equity reflected on our audited financial statements, even if we are required to adopt a fair value basis of accounting for GAAP financial statement purposes in the future. LaSalle calculates the fair value of our assets based on appraisals performed by our Independent Valuation Advisor and in accordance with our valuation guidelines. Our NAV and our NAV per share are calculated by ALPS in accordance with the valuation guidelines established by our board of directors. LaSalle is responsible for reviewing and confirming our NAV, and overseeing the process around the calculation of our NAV, in each case, as performed by ALPS. Because these fair value calculations involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase and repurchase price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.
One fundamental element of the valuation process, the valuation of our properties and DST Properties is managed by our independent valuation advisor, SitusAMC Real Estate Valuation Services, LLC, a valuation firm selected by LaSalle and approved by our board of directors, including a majority of our independent directors (our “Independent Valuation Advisor”). SitusAMC Real Estate Valuation Services, LLC, founded in 1931, is one of the longest-serving real estate research, valuation and consulting firms in the nation with offices throughout the United States. Our Independent Valuation Advisor is engaged in the business of rendering opinions regarding the value of real estate properties and is not affiliated with us or LaSalle. The compensation we pay to our Independent Valuation Advisor is based on the number of properties appraised and is not based on the estimated values of such properties. LaSalle, with the approval of our board of directors, including a majority of our independent directors, may engage additional independent valuation advisors in the future as our portfolio grows and diversifies globally. While our Independent Valuation Advisor is responsible for providing our property valuations, our Independent Valuation Advisor is not responsible for, and does not calculate, our daily NAV.
Our Independent Valuation Advisor has provided, and is expected to continue to provide, real estate appraisal, appraisal management and real estate valuation advisory services to other clients of LaSalle and its affiliates and has received, and is expected to continue to receive, fees in connection with such services. Our Independent Valuation Advisor and its affiliates may from time to time in the future perform other real estate and financial advisory services for other clients of LaSalle and its affiliates, so long as such other services do not adversely affect the independence of our Independent Valuation Advisor as certified in the applicable appraisal report.

Each year, our board of directors, including a majority of our independent directors, reviews the appropriateness of our valuation guidelines. With respect to the valuation of our properties, our Independent Valuation Advisor provides our board of directors with periodic valuation reports in connection with regularly scheduled board meetings, or at such other times as may be requested by our board of directors. From time to time, our board of directors, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.
While the methodologies contained in the valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature), LaSalle’s ability to calculate NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which LaSalle may rely upon in determining the daily value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in LaSalle’s reasonable judgment, the administration of the valuation guidelines would otherwise result in a valuation that does not represent a fair and accurate estimate of the value of our investment, LaSalle and, to the extent of the Independent Valuation Advisor’s responsibilities with respect to the valuation of our real properties, the Independent Valuation Advisor, may apply alternative methodologies; provided, that LaSalle and, if applicable, the Independent Valuation Advisor, must notify our board of directors of any alternative methodologies utilized and their impact on the overall valuation of our investment at the next scheduled board meeting. Notwithstanding the foregoing, our board of directors may suspend this offering if it determines that the calculation of NAV is materially incorrect or there is a condition that restricts the valuation of a material portion of our assets.
NAV and NAV Per Share Calculation
We are offering to the public in this offering four classes of shares of our common stock: Class A shares, Class M shares, Class A-I shares and Class M-I shares. Each class of our common stock will have an undivided interest in our assets and liabilities, other than class-specific liabilities. In accordance with the valuation guidelines, LaSalle calculates our NAV for each class after the end of each business day that the New York Stock Exchange is open for unrestricted trading. We will use the same methodology as set forth below to calculate our NAV for each of our share classes.
At the end of each day the New York Stock Exchange is open for unrestricted trading, before taking into consideration additional issuances of shares of common stock, repurchases or class-specific expense accruals for that day, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV. Changes in our daily NAV reflect factors including, but not limited to, our portfolio income, interest expense and unrealized/realized gains (losses) on assets, and accruals for the advisory fees. The portfolio income is calculated and accrued on the basis of data extracted from (1) the annual budget for each property, real estate loan investment and the company level, including organization and offering expenses incurred after commencement of a public offering and certain operating expenses, (2) material, unbudgeted non-recurring income and expense events such as capital expenditures, prepayment penalties, assumption fees, tenant buyouts, lease termination fees and tenant turnover with respect to our properties when LaSalle becomes aware of such events and the relevant information is available and (3) material property acquisitions and dispositions and real estate loans made and repaid occurring during the month. For the first month following a property acquisition, we calculate and accrue portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. On an ongoing basis, LaSalle adjusts the accruals to reflect actual operating results and to appropriately reflect the outstanding receivable, payable and other account balances resulting from the accumulation of daily accruals for which financial information is available. The daily accrual of portfolio income also includes reimbursements to LaSalle and dealer manager for organization and offering expenses incurred prior to the date a public offering commences and paid on our behalf, which we reimburse over the 36 months following the date such public offering commences. For the purpose of calculating our NAV, all organization and offering costs incurred after the date the given public offering commences are recognized as expenses when incurred, and acquisition expenses with respect to each acquired property will be amortized on a daily basis over a five year period following the acquisition date.
Following the allocation of income and expenses as described above, NAV for each class is adjusted for additional issuances of common stock, repurchases and class specific expense accruals, such as the stockholder servicing fee (which will be included in the calculation on a daily basis and not when accrued on our financial statements), to determine the current day’s NAV. Our share classes may have different expense accruals associated with the advisory fee we pay to LaSalle because (i) the performance component of the advisory fee is calculated separately with respect to each class and (ii) LaSalle has waived a portion of the fixed component of the advisory fees payable by us and the Operating Partnership during the Waiver Period with respect to certain classes. At the close of business on the date that is one business day after each record date for any declared distribution, our NAV for each class will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record of each class as of the record date. NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day.
The combination of the NAV of each class of our shares equals the value of our assets, which consists almost entirely of the value of our interest in our Operating Partnership, less our liabilities, which include certain class-specific liabilities. The value of our interest in our Operating Partnership is equal to the excess of the aggregate NAV of our Operating Partnership over the portion thereof that would be distributed to any limited partners other than us if our Operating Partnership were liquidated. The aggregate NAV of our Operating Partnership is the excess of the value of our Operating Partnership’s assets (including the fair value of its properties, real estate-related securities, cash and other investments) over its liabilities (including debt, any declared and accrued unpaid distributions and the expenses attributable to its operations). ALPS calculates the fair value of our assets and liabilities, including those of our Operating Partnership, under the supervision of LaSalle and in accordance with our valuation guidelines based upon values received from various sources, including our Independent Valuation Advisor, as described in more detail below. LaSalle is responsible for information received from third parties, other than our Independent Valuation Advisor, that is used in calculating our NAV.
Valuation of Properties
Wholly Owned Properties
At the beginning of each calendar year, LaSalle develops a valuation plan with the objective of having each of our wholly owned properties valued each quarter by an appraisal, except for newly acquired properties as described below. Our Independent Valuation Advisor relies in part on property-level information provided by LaSalle, including (1) historical and projected operating revenues and expenses of the property, (2) lease agreements with respect to the property and (3) information regarding recent or planned capital expenditures. Appraisals are performed in accordance with the Code of Ethics and the Uniform Standards of Professional Appraisal Practices, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (Member of the Appraisal Institute). Our Independent Valuation Advisor generally performs the appraisals, but in its discretion, may engage other independent valuation firms to provide appraisals of certain of our properties. Any appraisal provided by a firm other than our Independent Valuation Advisor will be performed in accordance with our valuation guidelines and will not be incorporated into the calculation of our NAV until our Independent Valuation Advisor has confirmed the reasonableness of such appraisal.
Newly acquired wholly owned properties (not including a DST Property acquired following our Operating Partnership’s exercise of its FMV Option) will initially be valued at cost and thereafter will join the quarterly appraisal cycle during the quarter following the calendar quarter in which we own the property. Development assets, if any, will be valued at cost plus capital expenditures and will join the quarterly appraisal cycle during the development stage as determined by the Independent Valuation Advisor, but no later than completion. Acquisition costs and expenses incurred in connection with the acquisition of multiple wholly owned properties that are not directly related to any single wholly owned property generally will be allocated among the applicable wholly owned properties pro rata based on relative values. Properties purchased as a portfolio or held in a joint venture that acquires properties over time may be valued as a single asset and additions to an existing portfolio will initially be valued at cost and thereafter will join the quarterly appraisal cycle for that portfolio during the next scheduled quarterly appraisal.
Each individual appraisal report for our assets (discussed further below) will be addressed solely to our company to assist our Independent Valuation Advisor in providing our daily property portfolio valuation. Our Independent Valuation Advisor’s valuation reports will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell shares of our common stock. In preparing its valuation reports, our Independent Valuation Advisor will not solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.
Real estate appraisals are reported on a free and clear basis (for example no mortgage), irrespective of any property level financing that may be in place. The primary methodology used to value properties is the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Because the appraisals performed by our Independent Valuation Advisor involve subjective judgments, the fair value of our assets, which is included in our NAV, may not reflect the liquidation value or net realizable value of our properties.
Properties Held Through Joint Ventures
Properties held through joint ventures are valued in a manner that is consistent with the guidelines described above for wholly owned properties. Once the value of a property held by the joint venture is determined by an independent appraisal, the value of our interest in the joint venture is then determined by applying the distribution provisions of the applicable joint venture agreements to the value of the underlying property held by the joint venture.
DST Properties
The DST Properties will be valued in a manner that is consistent with the guidelines described above for wholly owned properties, but that excludes the master lease and FMV Option. Notwithstanding the foregoing, DST Properties included in a specific DST offering will be valued at cost or appraised value should LaSalle believe a property has changed in value since acquisition and no subsequent valuation of such DST Properties will be performed until the earlier of (i) 90 days from the date of the last closing on the DST offering and (ii) one year from the commencement of the DST offering. In addition, the cash received or a loan made in exchange for the sale of interests in a DST Property will be valued as our assets. LaSalle may modify the timing of the valuation of a DST Property to accommodate the timing of our Operating Partnership’s FMV Option under the DST Program, regardless of the valuation schedule otherwise applicable pursuant to our valuation guidelines. A DST Property acquired by us pursuant to our Operating Partnership’s FMV Option will continue being valued on the same quarterly cycle following our Operating Partnership’s exercise of the FMV Option.
Interim Valuations
Wholly owned properties, properties held through joint ventures and DST Properties may be valued more frequently than quarterly if LaSalle believes that the value of such property has changed materially since the most recent quarterly valuation. For example, an unexpected termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or capital market events may cause the value of a property to change materially. Upon the occurrence of such a material event and provided that LaSalle is reasonably aware that such event has occurred, LaSalle will promptly notify our Independent Valuation Advisor and request that the Independent Valuation Advisor promptly provide an estimate of the change in value of the property. Once the Independent Valuation Advisor has communicated the estimate of property value to LaSalle, LaSalle will include the revised value in our daily NAV calculation. Any such daily adjustments will be estimates of the market impact of material events to the appraised value of the property, based on assumptions and judgments that may or may not prove to be correct and may also be based on limited information readily available at that time. In addition to the interim estimated valuation adjustment, the Independent Valuation Advisor, at its discretion, may perform an interim appraisal to confirm the estimated property value that was previously communicated to the advisor. In general, we expect that any estimates of value or interim appraisals will be performed as soon as possible after a determination by LaSalle that a material change has occurred and the financial effects of such change are quantifiable by the Independent Valuation Advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are repurchased or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.
Valuation of Real Estate-Related Assets
Real estate-related assets that we own or may acquire include debt and equity interests backed principally by real estate, such as the common and preferred stock of publicly traded real estate companies, commercial mortgage-backed securities, mortgage loans and participation in mortgage loans (i.e., A-Notes and B-Notes) and mezzanine loans. In general, real estate-related assets are valued according to the procedures specified below upon acquisition or issuance and then quarterly, or in the case of liquid securities, daily, as applicable, thereafter. Interim valuations of real estate-related assets that generally are valued quarterly may be performed if LaSalle believes the value of the applicable asset has changed materially since the most recent valuation. In addition, our board of directors may retain additional independent valuation firms to assist with the valuation of our real estate-related assets.
Publicly Traded Real Estate-Related Assets
Publicly traded debt and equity real estate-related securities (such as bonds and shares issued by public REITs) that are not restricted as to salability or transferability are valued by LaSalle on the basis of publicly available information provided by third parties. Generally, the third parties will, upon LaSalle’s request, look up the price of the last trade of such securities that was executed at or prior to closing on an unrestricted trading day or, in the absence of such trade, the last “bid” price, and LaSalle will include that price in the following day’s NAV calculation. LaSalle may adjust the value of publicly traded debt and equity real estate-related securities that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.
Private Real Estate-Related Assets
Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, are valued by LaSalle at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and thereafter are revalued each quarter at fair value. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon. Our board of directors may retain additional independent valuation firms to assist with the valuation of our private real estate-related assets.

Mortgage Loans
Investments in first mortgages and other debt interests will initially be valued by LaSalle at our acquisition cost and will remain at that value until a review by LaSalle of a monthly collateral operations report indicates that a loan may become real estate owned or the value of the collateral may be less than the debt, indicating impairment, at which time a third party appraisal will be performed and any adjustments to the value of the investment will be made. Our board of directors may retain additional independent valuation firms to assist with the valuation of private mortgage loans. Notwithstanding the foregoing, this policy only applies to investments in private debt interests and does not apply to any debt facilities placed on direct property investments or company-level credit or debt facilities, which will be carried at cost.
Valuation of Liquid Non-Real Estate-Related Assets
Liquid non-real estate-related assets include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate-related assets are valued daily by LaSalle.
Liabilities
Our liabilities include the fees payable to LaSalle and dealer manager, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. All liabilities are valued at cost. Costs and expenses that relate to a particular loan are amortized over the life of the loan. We allocate the financing costs and expenses incurred in connection with obtaining multiple loans that are not directly related to any single loan among the applicable loans, generally pro rata based on the amount of proceeds from each loan. Liabilities allocable to a specific class of shares are only included in the NAV calculation for that class. For non-recourse, property-level mortgages that exceed the value of the underlying property, the “at cost” reporting of the mortgage will be capped at the property value (i.e., zero equity value) when determining our NAV.
Review of and Changes to Our Valuation Guidelines
LaSalle reviews our valuation guidelines and methodologies with our board of directors at least annually. Any changes to our valuation guidelines require the approval of our board of directors, including a majority of our independent directors.

DILUTION
Purchasers of our common stock in this offering will experience immediate dilution of the net tangible book value of our common stock to the extent of the difference between the public offering price per share of common stock and the net tangible book value per share of our common stock at the time of purchasing shares in this offering. Our historical net tangible book value as of December 31, 2025 was approximately $1.2 billion, which represents $5.50 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of common stock outstanding.
Assuming that (1) we raise the maximum offering amount of $1.5 billion, (2) all shares sold after December 31, 2025 are Class A shares and (3) all such Class A shares are sold for $11.26 per share (excluding selling commissions), which represents the NAV per Class A share as of December 31, 2025, after deducting offering expenses, our pro forma net tangible book value as of December 31, 2025 would have been approximately $2.5 billion, or $7.61 per Class A share. Assuming that (1) we raise the maximum offering amount of $1.5 billion, (2) all shares sold after December 31, 2025 are Class M shares and (3) all such Class M shares are sold for $11.27 per share, which represents the NAV per Class M share as of December 31, 2025, after deducting offering expenses, our pro forma net tangible book value as of December 31, 2025 would have been approximately $2.5 billion, or $7.61 per Class M share. Assuming that (1) we raise the maximum offering amount of $1.5 billion, (2) all shares sold after December 31, 2025 are Class A-I shares and (3) all such Class A-I shares are sold for $11.29 per share, which represents the NAV per Class A-I share as of December 31, 2025, after deducting offering expenses, our pro forma net tangible book value as of December 31, 2025 would have been approximately $2.5 billion, or $7.62 per Class A-I share. Assuming that (1) we raise the maximum offering amount of $1.5 billion, (2) all shares sold after December 31, 2025 are Class M-I shares and (3) all such Class M-I shares are sold for $11.27 per share, which represents the NAV per Class M-I share as of December 31, 2025, after deducting offering expenses, our pro forma net tangible book value as of December 31, 2025 would have been approximately $2.5 billion, or $7.61 per Class M-I share.
As a result, assuming all shares sold after December 31, 2025 are Class A shares, there would be an immediate increase in net tangible book value to our existing stockholders of $2.11 per share, and an immediate dilution in pro forma net tangible book value to new purchasers of Class A shares of $3.65 per share. Assuming all shares sold after December 31, 2025 are Class M shares, there would be an immediate increase in net tangible book value to our existing stockholders of $2.11 per share, and an immediate dilution in pro forma net tangible book value to new purchasers of Class M shares of $3.66 per share. Assuming all shares sold after December 31, 2025 are Class A-I shares, there would be an immediate increase in net tangible book value to our existing stockholders of $2.12 per share, and an immediate dilution in pro forma net tangible book value to new purchasers of Class A-I shares of $3.67 per share. Assuming all shares sold after December 31, 2025 are Class M-I shares, there would be an immediate increase in net tangible book value to our existing stockholders of $2.11 per share, and an immediate dilution in pro forma net tangible book value to new purchasers of Class M-I shares of $3.66 per share. The following table illustrates this per share dilution related to the primary offering:

	Class A	Class M	Class A-I	Class M-I
Historical net tangible book value per share as of December 31, 2025(1)	$5.50	$5.50	$5.50	$5.50
Increase in net tangible book value per share attributable to this offering	2.11	2.11	2.12	2.11
Pro forma net tangible book value per share after giving effect to this offering	$7.61	$7.61	$7.62	$7.61
Assumed public offering price per share	11.26	11.27	11.29	11.27
Dilution in net tangible book value per share to investors in this offering	$3.65	$3.66	$3.67	$3.66
Percentage dilution	32.4%	32.5%	32.5%	32.5%

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(1)Net tangible book value per share is calculated by taking our historical cost balance sheet and removing all intangible assets and liabilities (examples include deferred expenses, acquired intangible assets, deferred rent and acquired intangible liabilities) divided by the number of outstanding shares of common stock.
We have authorized and reserved an aggregate maximum number of 2,000,000 Class I shares for issuance under our incentive plan. To the extent that any stock based-awards are granted or we issue additional shares of any class of common stock in the future, there will be further dilution to investors participating in this offering.

SHARE REPURCHASE PLAN
General
While you should view your investment in our common stock as long term with limited liquidity, we have adopted an SRP, whereby on a daily basis, stockholders may request that we repurchase all or any portion of their shares of our common stock, however we are not obligated to repurchase any shares of our common stock and may choose to only repurchase some, or even none, of the shares requested to be repurchased. LaSalle has agreed that the Class M-I shares that it purchased prior to the commencement of our initial public offering will not be eligible for repurchase pursuant to the SRP and instead will be subject to separate repurchase terms pursuant to the purchase agreement with respect to such shares. See “Stock Ownership of Certain Beneficial Owners—Ownership by Our Sponsor and its Affiliates.” Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund repurchase requests. In addition, we have established limitations on the amount of funds we may use for repurchases during any calendar quarter. See “—Repurchase Limitations” below. Further, our board of directors has the right to modify or suspend the SRP if it deems such action to be in the best interest of our stockholders.
You may request that we repurchase shares of our common stock through your investment advisor or directly with our transfer agent. To the extent we choose to repurchase shares, we will generally adhere to the following procedures relating to the repurchase of shares of our common stock:
•Under the SRP, on each day the New York Stock Exchange is open for trading (a business day), stockholders may request that we repurchase all or any portion of their shares. Repurchase requests received and processed by our transfer agent on a business day and before the close of business (4:00 p.m. Eastern time) on that day will be effected at a repurchase price equal to our NAV per share for the class of shares being repurchased calculated after the close of business on that day.
•Repurchase requests received and processed by our transfer agent on a business day, but after the close of business on that day, will be effected at our NAV per share for the class of shares being repurchased calculated after the close of business on the next business day. The repurchase price per share on any business day will be our NAV per share for the class of shares being repurchased, after giving effect to any share purchases or repurchases to be effected on such day. Although a stockholder will not know at the time he or she requests the repurchase of shares the exact price at which such repurchase request will be processed, the stockholder may cancel the repurchase request before it has been processed by notifying a customer service representative available on our toll-free, automated telephone line, (855) 652-0277. The line is open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Repurchase requests submitted before 4:00 p.m. on a business day must be cancelled before 4:00 p.m. on the same day. Repurchase requests received after 4:00 p.m. on a business day, or at any time on a day that is not a business day, must be cancelled before 4:00 p.m. on the next business day. If the repurchase request is not cancelled before the applicable time described above, the stockholder will be contractually bound to repurchase of the shares and will not be permitted to cancel the request prior to the payment of repurchase proceeds.
•Repurchase requests may be made by mail or by contacting your financial intermediary, all subject to certain conditions described in this prospectus. If making a repurchase request by contacting your financial intermediary, you may be required to provide certain documentation or information to such financial intermediary.

If by Mail: A stockholder making a repurchase request by mail to our transfer agent must complete and sign a repurchase authorization form, which is available upon request. Written requests should be sent to the transfer agent at the following address:
JLL Income Property Trust, Inc.
c/o SS&C GIDS, Inc.
P.O. Box 219165
Kansas City, MO 64121-9165
(855) 652-0277
Corporate investors and other non-individual entities must have an appropriate certification on file authorizing repurchases. A signature guarantee may be required.
•For processed repurchases, stockholders may request that repurchase proceeds are paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.
•Processed repurchases of more than $100,000 are intended to be paid only via direct deposit. For this reason, stockholders who own more than $100,000 of our common stock must provide banking instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of our common stock may also receive repurchase proceeds via direct deposit, provided the payment amount is at least $5,000. For all repurchases paid via direct deposit, the funds will be electronically delivered to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating your bank or brokerage account on file. Funds will be electronically delivered only to U.S. financial institutions (ACH network members).
•A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association, or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (NYSE MSP). Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any repurchase or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the repurchase request is over $100,000; (2) you wish to have repurchase proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.
Our board of directors will approve any distributions on each class of shares of our common stock for stockholders of record as of a record date. Because we anticipate that each class of shares will have a different amount of net income allocated thereto as a result of the differences in the fees paid on each class of shares, the distributions paid with respect to each class of shares is not expected to be of equal dollar amounts. At the close of business on the distribution adjustment date, our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of the record date. As a result, investors requesting that we repurchase shares of our common stock will be affected in the following manner:
•If your request for repurchase is received and processed up to and including the business day immediately preceding the distribution adjustment date, your repurchase price will not reflect a reduction in NAV resulting from the distribution because you will no longer be a stockholder of record on the applicable record date and therefore will not be entitled to receive the distribution.
•If your request for repurchase is received and processed on or after the distribution adjustment date, your repurchase price will reflect this reduction in NAV because you will still be a stockholder of record for distribution purposes and therefore will be entitled to receive the distribution.
Minimum Account Repurchases
In the event that any stockholder fails to maintain the minimum balance of $5,000 of shares of our common stock, we may repurchase all of the shares held by that stockholder at the repurchase price in effect on the date we determine that the stockholder has failed to meet the minimum balance. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV.
Sources of Funds for Repurchases
We may, in LaSalle’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy repurchase requests, subject to the limitation on the amount of funds we may use described below under “—Repurchase Limitations.” Potential sources of funding for repurchases include, but are not limited to, available cash, proceeds from sales of shares of our common stock, excess cash flow from operations, sales of our liquid investments, incurrence of indebtedness and, if necessary, proceeds from the disposition of properties or real estate-related assets.
Payment of Repurchase Proceeds
Under normal market conditions, we will pay repurchase proceeds, less any applicable tax or other withholding required by law, by the third business day following receipt by our transfer agent of a repurchase request in good order. However, when you request that we repurchase shares for which the purchase money for the shares being repurchased has not yet been collected, the request will be executed at the next determined NAV, but the transfer agent will not release the proceeds until your purchase payment clears. This may take up to 15 days or more. Because our NAV per share for each class of common stock will be calculated at the close of each business day, the repurchase price may fluctuate between the date we receive the repurchase request and the date on which repurchase proceeds are paid. As a result, the repurchase price that a stockholder will receive may be different from the repurchase price on the day the repurchase proceeds are paid. If a stockholder’s shares are repurchased after a distribution record date but prior to the date on which the declared distribution is paid, the stockholder will be entitled to receive such distribution with respect to the repurchased shares of our common stock held on the record date. Such stockholder’s repurchase price will reflect the reduction in NAV allocable to the class of shares being repurchased on the distribution adjustment date to reflect the accrual of our liability to pay a distribution to our holders of record of that class of shares as of the applicable record date. This will have no effect on the true price of the repurchased shares even though, everything being equal, NAV will decrease on the distribution adjustment date by the amount of the declared distribution.
Repurchase Limitations
Under the SRP, the repurchase of shares is limited during any calendar quarter to shares whose aggregate value (based on the repurchase price per share on the day the repurchase is effected) is 5% of the combined NAV of all classes of shares as of the last day of the previous calendar quarter, which means that in any 12-month period, we limit repurchases to approximately 20% of our total NAV, to the extent we choose to repurchase shares. We are not obligated to repurchase any shares of our common stock and may choose to only repurchase some, or even none, of the shares requested to be repurchased. Shares are not eligible for repurchase for the first year after purchase, except upon death or disability of a stockholder; provided, however, that shares issued pursuant to the DRIP are not subject to the one-year holding period and we may waive the one-year holding period for certain feeder vehicles formed to hold shares or as otherwise may be approved by our board of directors. The one-year holding period will also not apply under certain circumstances following the departure of persons performing key management functions for our company as designated from time-to-time by our board of directors, including a majority of our independent directors, unless such persons are replaced as described below. We refer to such designated persons as “key persons.” Our current key persons are C. Allan Swaringen, Gregory Falk, Sean Meehan and Lucas Kimmel, and in the future our key persons will include any other individual appointed by a majority of our board of directors, including a majority of our independent directors, to replace any such key person named above. If during any 12 consecutive month period (a) two or more key persons cease to devote substantially all of their business time to our company for any reason, including death, permanent disability, resignation, withdrawal or removal, each of which we refer to as a “triggering event,” and (b) within 90 days of any triggering event a majority of our board of directors, including a majority of our independent directors, has not approved the replacement for each key person, then the one-year holding period will be waived with respect to the repurchase of any shares purchased prior to the fifth business day after the public disclosure of the occurrence of the conclusion of such 90-day period, which we refer to as a “waiver event.” We will disclose any waiver event and the associated waiver of the one-year holding period promptly upon its occurrence. Any such disclosure may be made to stockholders in a supplement to this prospectus, in a special or periodic report filed by us with the SEC, in a press release or on our website, www.JLLIPT.com. All other limitations to the SRP, including the aggregate value limitations, will remain in effect during any waiver event period.
On the first business day during any quarter in which we have reached that quarter’s repurchase volume limitation, we will publicly disclose such fact through a filing with the SEC and posting to our website, www.JLLIPT.com, in order to notify stockholders that we will not accept additional repurchase requests during such quarter. In such event, unless our board of directors determines to suspend the SRP for any of the reasons described below, the SRP will automatically and without stockholder notification resume on the first day of the calendar quarter following the quarter in which repurchases were suspended due to reaching such quarter’s volume limitation, to the extent we choose to repurchase shares. Even when repurchase requests do not exceed the SRP’s quarterly volume limitation, we may not have a sufficient amount of liquid assets to satisfy repurchase requests because our assets will consist primarily of properties and types of real estate-related assets that cannot be readily liquidated. Under normal circumstances, we intend to maintain an allocation to cash, cash equivalents, securities and other liquid assets, which we may supplement by borrowing additional funds under our line of credit.
Should repurchase requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on stockholders whose shares are not repurchased or should we otherwise determine that investing our liquid assets in real properties or other illiquid investments rather than repurchasing our shares is in the best interests of our company as a whole, then we may choose to repurchase fewer shares than have been requested to be repurchased or none at all. Our board of directors may modify or suspend the SRP if it deems such action to be in the best interest of our stockholders. In addition, our board of directors may determine to suspend the SRP due to regulatory changes, changes in law or if our board of directors becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are repurchased. Accordingly, stockholders cannot be assured that all of the shares in their repurchase requests will be repurchased. Any suspension of, or material modification to, the SRP will be disclosed to stockholders as promptly as practicable in a supplement to this prospectus and in the reports we file with the SEC and via our website, www.JLLIPT.com. Once the SRP is suspended by our board of directors other than as a result of reaching the quarterly volume limitation, our board of directors must affirmatively authorize the recommencement of the SRP before stockholder requests will be considered again. Upon a suspension of the SRP, our board of directors will consider at least quarterly whether the continued suspension of the SRP remains in our best interest and the best interest of our stockholders. However, our board of directors is not required to authorize the recommencement of the SRP within any specified period of time. Because our board of directors is not required to authorize the recommencement of the SRP within any specified period of time, our board may effectively terminate the SRP by suspending it indefinitely. We will provide notice to stockholders of any recommencement of the SRP following such a suspension due to action of our board of directors. Our board of directors may also determine to terminate the SRP if required by applicable law or in connection with a transaction in which our stockholders receive liquidity for their shares of our common stock, such as a sale or merger of our company or listing of our shares on a national securities exchange.

If the full amount of all shares of our common stock requested to be repurchased as of any given date are not repurchased, due to our volume limitations or lack of readily available funds, available funds will be allocated pro rata based on the total number of shares of common stock subject to pending repurchase requests without regard to class and subject to the volume limitation.
All unsatisfied repurchase requests due to any of the limitations described above must be resubmitted after the start of the next quarter or upon the recommencement of the SRP, as applicable.
REIT Restrictions
To avoid certain issues related to our ability to comply with the REIT distribution requirement and utilize the deficiency dividend procedure (see “Federal Income Tax Considerations—Taxation of the Company—Annual Distribution Requirement”), we will implement procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent repurchases and will decline to effect a repurchase to the extent that we believe that it would constitute a dividend equivalent repurchase. See “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Repurchases of Our Common Stock.”
Other
When you request that we repurchase shares, you should note the following:
•if you are requesting that some but not all of your shares be repurchased, keep your balance above $5,000 to avoid minimum account repurchase, if applicable;
•you will not receive interest on amounts represented by uncashed repurchase checks; and
•under applicable anti-money laundering regulations and other federal regulations, repurchase requests may be suspended, restricted or canceled and the proceeds may be withheld.
IRS regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or repurchased. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the subscription agreement or calling our customer service number at (855) 652-0277, we will utilize the first-in-first-out method. For purposes of calculating your cost basis using the first-in-first-out method, tax lots of both held shares and available shares are used.
Shares repurchased under the SRP will have the status of authorized but unissued shares. Shares we acquire through the SRP will not be reissued unless they are first registered with the SEC under the Securities Act and under appropriate state securities laws or otherwise issued in compliance with such laws.
Mail and Telephone Instructions
We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. Our transfer agent has established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record. Failure by the stockholder or its agent to notify our transfer agent in a timely manner, but in no event more than 60 days from receipt of such confirmation, that the instructions were not properly acted upon or any other discrepancy will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

DESCRIPTION OF CAPITAL STOCK
The following summary of the material terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws. Our charter authorizes us to issue up to 2,000,000,000 shares of common stock, par value $0.01 per share, 200,000,000 of which are classified as Class A shares, 200,000,000 of which are classified as Class M shares, 200,000,000 of which are classified as Class A-I shares, 200,000,000 of which are classified as Class M-I shares, 250,000,000 of which are classified as Class S shares, 250,000,000 of which are classified as Class D shares, 250,000,000 of which are classified as Class Z shares, 250,000,000 of which are classified as Class I shares, 200,000,000 of which are classified as Class N shares, and 50,000,000 shares of preferred stock, par value $0.01 per share. Our charter authorizes our board of directors to amend our charter from time to time to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without stockholder approval.
Common Stock
Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the charter, the holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Each holder of a share of common stock will vote together with the holders of all other shares of common stock entitled to vote on all matters (as to which a common stockholder is entitled to vote pursuant to applicable law) at all meetings of stockholders. Our charter does not provide for cumulative voting in the election of directors. Therefore, under the provisions of the Maryland General Corporation Law, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors to hold office until the next annual meeting of stockholders and until their successors are duly elected and qualify. Subject to any preferential rights of any outstanding series of preferred stock and the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in our offerings will be fully paid and nonassessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that they will not have an option to purchase any new shares of common stock that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of shares of our common stock will not have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Under Maryland law, a stockholder generally is not liable for a corporation’s debts or obligations solely as a result of the stockholder’s status as a stockholder.
We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. SS&C Technologies acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected by contacting the transfer agent at:
JLL Income Property Trust, Inc.
c/o SS&C GIDS, Inc.
P.O. Box 219165
Kansas City, MO 64121-9165
(855) 652-0277
Class A Shares
Each Class A share issued in the primary portion of this offering is subject to a selling commission of up to 3.0% of the NAV per Class A share on the date of purchase. In addition, we pay our Dealer Manager a stockholder servicing fee that accrues daily in an amount equal to up to 1/365th of 0.85% of the amount of our NAV for the

Class A shares for such day on a continuous basis from year to year, subject to certain limitations. Class A shares are generally available for purchase in this offering through brokerage and transactional-based accounts and by other categories of investors that we may determine in our sole discretion. Each Class A share sold in our public offering will automatically convert into the number of Class M-I shares based on the then-current applicable NAV of each class on the date following the completion of the primary portion of our public offering in which we, with the assistance of our Dealer Manager, determine that total underwriting compensation paid with respect to the public offering equals 10% of the gross proceeds from the primary portion of such public offering.
Class M Shares
No selling commissions are paid for sales of any Class M shares in our public offering. We pay our Dealer Manager a stockholder servicing fee that accrues daily in an amount equal to up to 1/365th of 0.30% of the amount of our NAV for the Class M shares for such day on a continuous basis from year to year, subject to certain limitations. Class M shares are generally available for purchase in this offering (1) through fee-based programs, also known as wrap accounts, of investment dealers, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments who charge fiduciary fees on the shares or any other organization or person authorized to act in a fiduciary capacity for its clients or customers for a fee, (5) by endowments, foundations, pension funds and other institutional investors or (6) by our executive officers and directors and their immediate family members, as well as officers and employees of LaSalle, our Sponsor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers. Each Class M share sold in our public offering will automatically convert into the number of Class M-I shares based on the then-current applicable NAV of each class on the date following the completion of the primary portion of our public offering in which we, with the assistance of our Dealer Manager, determine that total underwriting compensation paid with respect to the public offering equals 10% of the gross proceeds from the primary portion of such public offering.
Class A-I Shares
Each Class A-I share issued in the primary portion of our public offering is subject to a selling commission of up to 1.5% of the NAV per Class A-I share on the date of purchase. In addition, we pay our Dealer Manager a stockholder servicing fee that accrues daily in an amount equal to up to 1/365th of 0.30% of the amount of our NAV for the Class A-I shares for such day on a continuous basis from year to year, subject to certain limitations. Class A-I shares are generally available for purchase in this offering through brokerage and transactional-based accounts and by other categories of investors that we may determine in our sole discretion. Investors in Class A-I shares must purchase the minimum investment amount of at least $1,000,000 in shares, provided that the minimum initial investment amount may be reduced in the discretion of our Dealer Manager and by LaSalle with respect to investments by our executive officers and directors and their immediate family members and officers and employees of LaSalle, our Sponsor or other affiliates. Each Class A-I share sold in our public offering will automatically convert into the number of Class M-I shares based on the then-current applicable NAV of each class on the date following the completion of the primary portion of our public offering in which we, with the assistance of our Dealer Manager, determine that total underwriting compensation paid with respect to the public offering equals 10% of the gross proceeds from the primary portion of such public offering.
Class M-I Shares
No selling commissions or stockholder servicing fees are paid in connection with the sale of any Class M-I shares. Class M-I shares are generally available for purchase in this offering (1) through fee-based programs, also known as wrap accounts, of investment dealers, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments who charge fiduciary fees on the shares or any other organization or person authorized to act in a fiduciary capacity for its clients or customers for a fee, (5) by endowments, foundations, pension funds and other institutional investors or (6) by our executive officers and directors and their immediate family members, as well as officers and employees of LaSalle, our Sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or LaSalle, joint venture partners, consultants and other service providers. Investors in Class M-I shares must purchase the minimum investment amount of at least $1,000,000 in shares, provided that the minimum initial investment amount may be reduced in the discretion of our Dealer Manager and by LaSalle with respect to investments by our executive officers and directors and their immediate family members and officers and employees of LaSalle, our Sponsor or other affiliates.
Class N Shares
No Class N shares will be issued in this offering. Each Class N share sold in the primary portion of our private offering is subject to a selling commission of up to 1.0% of the NAV per Class N share on the date of purchase. No stockholder servicing fee is payable with respect to the Class N shares.
Class S Shares
No Class S shares will be issued in this offering. Each Class S share issued in the primary portion of our private offering is subject to a selling commission of up to 3.0% of the NAV per Class S share on the date of purchase. In addition, we pay our Dealer Manager a stockholder servicing fee that accrues daily in an amount equal to up to 1/365th of 0.85% of the amount of our NAV for the Class S shares for such day on a continuous basis from year to year.
Class D Shares
No Class D shares will be issued in this offering. Each Class D share issued in the primary portion of our private offering is subject to a selling commission of up to 1.5% of the NAV per Class D share on the date of purchase. In addition, we pay our Dealer Manager a stockholder servicing fee that accrues daily in an amount equal to up to 1/365th of 0.30% of the amount of our NAV for the Class D shares for such day on a continuous basis from year to year.
Class Z Shares
No Class Z shares will be issued in this offering. No selling commissions are paid for sales of any Class Z shares. We pay our Dealer Manager a stockholder servicing fee that accrues daily in an amount equal to up to 1/365th of 0.30% of the amount of our NAV for the Class Z shares for such day on a continuous basis from year to year.
Class I Shares
No Class I shares will be issued in this offering. No selling commissions or stockholder servicing fees are paid in connection with the sale of any Class I shares.
Rights Upon Liquidation
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, or any distribution of our assets, (i) the holder of each Class S share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to our NAV for Class S shares divided by the number of Class S shares outstanding, or the NAV per Class S share, (ii) the holder of each Class D share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to the NAV for Class D shares divided by the number of Class D shares outstanding, or the NAV per Class D share, (iii) the holder of each Class Z share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to our NAV for Class Z shares divided by the number of Class Z shares outstanding, or the NAV per Class Z share, (iv) the holder of each Class I share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to the NAV for Class I shares divided by the number of Class I shares outstanding, or the NAV per Class I share, (v) the holder of each Class A share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to our NAV for Class A shares divided by the number of Class A shares outstanding, or the NAV per Class A share, (vi) the holder of each Class M share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to the NAV for Class M shares divided by the number of Class M shares outstanding, or the NAV per Class M share, (vii) the holder of each Class A-I share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to our NAV for Class A-I shares divided by the number of Class A-I shares outstanding, or the NAV per Class A-I share, (viii) the holder of each Class M-I share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to our NAV for Class M-I shares divided by the number of Class M-I shares outstanding, or the NAV per Class M-I share, and (ix) the holder of each Class N share shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to our NAV for Class N shares divided by the number of Class N shares outstanding, or the NAV per Class N share. If upon the voluntary or involuntary liquidation, dissolution or winding up of our company, our available assets, or proceeds thereof, distributable among our stockholders are insufficient to pay these liquidation preferences, then such assets, or the proceeds thereof, will be distributed among the holders of each of share class ratably in the same proportion as the respective amounts that would be payable on such share class if all amounts payable thereon were paid in full.
Elective Conversion of Stock
If a holder of Class A shares, Class A-I shares, or Class M shares has a change in circumstances (including for example a change in broker-dealer, financial advisor, or type of account in which the shares are held, or availability of a lower fee share class) and, in each case, satisfies the eligibility requirements to hold either Class A-I shares, Class M shares, or Class M-I shares, such holder may convert Class A shares, Class A-I shares, or Class M shares into an equivalent NAV amount of Class A-I shares, Class M shares, or Class M-I shares.
Preferred Stock
Our charter authorizes our board of directors, without stockholder approval, to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, our board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. However, the voting rights per share of any series or class of preferred stock sold in a private offering may not exceed voting rights which bear the same relationship to the voting rights of a publicly held share as the consideration paid to us for each privately offered preferred share bears to the book value of each outstanding publicly held share. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. Our board of directors has adopted a resolution that no preferred stock will be issued that has voting rights greater than any class of common stock, except that it may allow for the election of no more than three directors by the holders of preferred stock, provided, however, that a majority of directors shall be elected by the common stockholders.
Meetings, Special Voting Requirements and Access to Records
An annual meeting of the stockholders will be held each year at our principal executive office or such other location convenient to stockholders determined by our board of directors on a specific date which will be at least 30 days after delivery of our annual report to stockholders. Special meetings of stockholders may be called upon the request of a majority of the directors, a majority of the independent directors, the chair of the board, the chief executive officer or the president and must be called by the secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. The presence either in person or by proxy of stockholders entitled to cast at least 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.
Under the Maryland General Corporation Law, a Maryland corporation generally cannot amend its charter, consolidate, convert, merge, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Under the Maryland General Corporation Law, stockholder approval is not required for certain mergers and transfers of all or substantially all of a corporation’s assets. Such transactions generally include (1) mergers with a 90% or more owned subsidiary in which the charter is not amended and stockholder contract rights do not change, (2) mergers in which the corporation is the successor entity and the terms of its stock do not change, its charter is not otherwise amended and the number of shares of stock of any class or series outstanding immediately after the merger becomes effective does not increase by more than 20% of the number of shares of the class or series outstanding immediately before the merger becomes effective, (3) mergers with or into a single direct or indirect wholly owned subsidiary constituting a holding company and (4) transfers of all or substantially all of the corporation’s assets to a wholly owned subsidiary or by mortgage or pledge.
The Advisory Agreement is approved annually by our board of directors including a majority of the independent directors. While the stockholders do not have the ability to vote to replace LaSalle or to select its replacements, stockholders do have the ability, with or without cause and by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors.
Under the Maryland General Corporation Law and our charter, any stockholder and any designated representative will be permitted access to the following records: our charter, our bylaws, the minutes of the proceedings of our stockholders, our annual statements of affairs and voting trust agreements deposited with us. We will make any of these requested documents available at our principal office within seven days after receipt of a request; provided, however, that we will have up to 20 days to prepare and have available on file for inspection and copying certain requested statements of stock and securities issued. A requesting stockholder may inspect and copy any of these documents for a reasonable charge, upon reasonable notice and during normal business hours. In addition, we may require the stockholder to execute a confidentiality agreement prior to reviewing certain other corporate records relating to our proposed and existing investments. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our stock held by each of them, will be maintained as part of our books and records and will be available for inspection by any stockholder or the stockholder’s designated agent at our office. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the receipt of the request. A stockholder may request a copy of the stockholder list for reasons including, but not limited to, matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests unrelated to the stockholder’s interest in us. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs, including attorneys’ fees, incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list.

Restriction on Ownership and Transfer of Shares of Capital Stock
For us to qualify to be taxed as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. These ownership tests did not apply in our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of specified types of income, such as rents from real property and certain income from other real property investments. The rents received by us or our Operating Partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, our charter contains limitations on the ownership and transfer of shares of our stock which prohibit: (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock (collectively, the “9.8% ownership limit”); and (2) any transfer of or other event or transaction with respect to shares of our capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that would (1) result in us being “closely held” within the meaning of Section 856(h) of the Code, (2) cause us to own, actually or constructively, 9.8% or more of the ownership interests in a tenant of our real property or the real property of our Operating Partnership or any of our respective direct or indirect subsidiaries, (3) otherwise cause us to fail to qualify as a REIT, (4) cause us to fail to qualify as a domestically controlled qualified investment entity or (5) result in us being considered a pension-held REIT.
Our charter provides that the shares of our capital stock that, if transferred, would: (1) result in a violation of the 9.8% ownership limit; (2) result in us being “closely held” within the meaning of Section 856(h) of the Code; (3) cause us to own 9.8% or more of the ownership interests in a tenant of our real property or the real property of our Operating Partnership or any of our respective direct or indirect subsidiaries; (4) otherwise cause us to fail to qualify as a REIT, (5) cause us to fail to qualify as a domestically controlled qualified investment entity or (6) result in us being considered a pension-held REIT, will be transferred automatically to a trust for the benefit of a charitable beneficiary effective as of the close of business on the business day before the purported transfer of such shares of our capital stock and the purported transferee will acquire no rights in such shares. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all dividends or other distributions on the shares of our capital stock in the share trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust and, subject to Maryland law, will have the authority (1) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the share trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is exempted by our board of directors from the ownership limit (prospectively or retroactively) based upon receipt of information (including certain representations and undertakings from the intended transferee) establishing that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.
The trustee will sell the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The sale will be within 20 days after the trustee receives notice from us that shares of our capital stock have been transferred to the share trust or the date we determine that a purported transfer of shares of stock has occurred. Upon any such sale, the purported transferee or holder will receive the lesser of (1) the price paid by the purported transferee or holder for the shares of our capital stock or, if the purported transferee or holder did not give value for the shares of our capital stock in connection with the event causing the shares to be transferred to the share trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares of our capital stock on the day of the event causing the shares of our capital stock to be transferred to the share trust and (2) the price received by the trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares of our capital stock. The trustee may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which have been paid to the purported transferee or holder and are owed by the purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. If, prior to our discovery that shares of our capital stock have been transferred to the share trust, the shares are sold by the purported transferee or holder, then (1) the shares will be deemed to have been sold on behalf of the share trust and (2) to the extent that the purported transferee or holder received an amount for the shares that exceeds the amount such purported transferee or holder was entitled to receive, the excess must be paid to the trustee upon demand.
In addition, shares of our capital stock held in the share trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the share trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares of our capital stock. Upon a sale to us, the interest of the charitable beneficiaries in the shares of our capital stock sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee. We may reduce the amount payable to the purported transferee by the amount of dividends and other distributions which have been paid to the purported transferee and are owed by the purported transferee to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiaries.
Any person who acquires or attempts or intends to acquire shares of our capital stock that will or may violate the foregoing restrictions or who would have owned shares of our capital stock that were transferred to any such share trust is required to give written notice to us of such event promptly or in the case of a proposed or attempted transaction, to give us at least 15 days prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT or that compliance is no longer required for REIT qualification.
The 9.8% ownership limit does not apply to a person or persons that our board of directors exempts (prospectively or retroactively) from the ownership limit upon the receipt of certain representations and undertakings and other appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% (or such lower percentage applicable under the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth, among other things, the number of shares of our capital stock beneficially owned.
Distributions
We intend to declare and pay distributions on a monthly basis, subject to applicable law. In connection with a distribution to our stockholders, our board of directors will approve a monthly distribution for each share of each class of our common stock. For purposes of calculating our NAV to account for any declared distributions, LaSalle will accrue as our liability on the day after the record date (the distribution adjustment date) the amount of the declared distributions. Distributions will be payable only to stockholders of record at the close of business on the business day immediately preceding the distribution adjustment date.
Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on each class of shares will likely differ because of different allocations of class-specific expenses. We expect to use the record share method of determining the per share amount of distributions on each share class, although our board of directors may choose any other method. The record share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants (AICPA). Under this method, the amount to be distributed on our common stock will be increased by the sum of all class-specific expenses accrued for such period. Such amount will be divided by the number of shares of our common stock outstanding at the close of business on the record date. Such per share amount will be reduced for each class of common stock by the per share amount of any class-specific expenses allocable to such class.
We are required to pay distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income we distribute to our stockholders will not be taxable to us under the Code if we qualify to be taxed as a REIT. Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to pay relatively uniform distributions. We are authorized to borrow money, issue new securities or sell assets to pay distributions. There are no restrictions on the ability of our Operating Partnership to transfer funds to us.
We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.
Generally, our policy will be to pay distributions from cash flow from operations. However, we may pay distributions from any other source, including, without limitation, the sale of assets, borrowings, net offering proceeds and the deferral of fees and expense reimbursements by LaSalle in its sole discretion. If we fund distributions from financings or the net proceeds from our offerings, we will have less funds available for investment in properties, real estate-related assets and other investments. We have not established a limit on the amount of offering proceeds we may use to fund distributions. In addition, in most previous years in which we paid distributions, our total distributions for the year exceeded our GAAP earnings due to the fact that GAAP earnings are reduced by non-cash charges for depreciation and amortization expenses and impairment of real estate. For the same reasons, we anticipate that we will pay distributions in excess of our earnings in the future. We will make certain payments to LaSalle for services provided to us in connection with the selection, acquisition and management of our assets and certain administrative services, some of which are based on performance. Such payments, including advisory fees and expense reimbursements, will reduce the amount of cash available for distributions. Payments to fulfill repurchase requests under the SRP will also reduce funds available for distribution to remaining stockholders. However, as described in greater detail under “Share Repurchase Plan,” our board of directors may modify or suspend the SRP if it deems such modification or suspension to be in the best interest of our stockholders.
Distribution Reinvestment Plan
We have adopted a DRIP whereby stockholders will have their cash distributions automatically reinvested in additional shares of the same class of our common stock unless they elect to receive their distributions in cash. Investors who reside in certain states or are clients of certain participating broker-dealers that do not permit automatic enrollment in the DRIP will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock. All such distributions are reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder.
The per share purchase price for shares purchased pursuant to the DRIP is equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Stockholders do not pay selling commissions when purchasing shares pursuant to the DRIP. Because the stockholder servicing fee is calculated based on our NAV for Class A shares, Class A-I shares, Class M shares and Class D shares, it will reduce the NAV with respect to the shares of each such class, including shares issued under the DRIP. Shares acquired under the

DRIP entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in our offerings.
We reserve the right to amend any aspect of the DRIP without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten days prior to the effective date of that amendment. In addition, we may suspend or terminate the DRIP for any reason at any time upon ten days’ prior written notice to participants. A stockholder’s participation in the DRIP will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the DRIP with ten days’ prior written notice to us.
Account Statements
We provide on a quarterly basis to each participant in the DRIP a statement of account describing, as to such participant: (1) the distributions reinvested during the quarter; (2) the number of shares purchased during the quarter; (3) the per share purchase price for such shares; and (4) the total number of shares purchased on behalf of the participant under the DRIP. On an annual basis, tax information with respect to income earned on shares under the DRIP for the calendar year is provided to each applicable DRIP participant.
Tax Consequences of Participation
If a stockholder elects to participate in the DRIP, the stockholder will be treated as receiving, in lieu of the reinvested cash distribution, a distribution of additional shares of the same class of common stock on which the distribution is made. If the stockholder is subject to federal income taxation, the stockholder will be treated for federal income tax purposes as if he or she has received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the shares of the class of common stock purchased with the reinvested distributions, and will be taxed on the amount of such distribution as ordinary income (after taking into account up to a 20% deduction for ordinary REIT dividends received by non-corporate U.S. stockholders) to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend or qualified dividend income, in which event the appropriate portion of the distribution will be treated as long-term capital gain to the extent the distribution does not exceed our current and accumulated earnings and profits.
Business Combinations
Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the Maryland General Corporation Law, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.
These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.
None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has adopted a resolution exempting any business combination involving us and any person, provided that such business combination is first approved by a majority of our board of directors, including a majority of our independent directors. Consequently, the five-year prohibition and the super majority vote requirements will not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and other provisions of the statute.
Should our board of directors opt into the business combination statute or otherwise fail to first approve a business combination, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Control Share Acquisitions
The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquiror, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:
•one-tenth or more but less than one-third;
•one-third or more but less than a majority; or
•a majority or more of all voting power.
Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from the corporation. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved or, if no such meeting is held, the date of the last control share acquisition by the acquiror.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.
The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the control share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision at any time in the future.
Unsolicited Takeover Statutes
Subtitle 8 of Title 3 of the Maryland General Corporation Law (“Subtitle 8”) permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, without a stockholder vote, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:
•a classified board;
•requiring a two-thirds stockholder vote for removing a director;
•requiring that the number of directors be fixed only by vote of the board of directors;
•requiring that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and
•a majority requirement for the calling of a stockholder-requested special meeting of stockholders.
Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the affirmative vote of a majority of the remaining directors even if the remaining directors do not constitute a quorum and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board the exclusive power to fix the number of directors, provided that the number is not less than three. We have not elected to be subject to any of the other provisions of Subtitle 8.
Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders, including the power of our board to issue additional shares of our common stock, the restrictions on ownership and transfer of our stock, advance notice requirements for director nominations and stockholder proposals and the application of the Maryland business combination provisions. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects.
Restrictions on Roll-Up Transactions
In accordance with our charter, in connection with any proposed transaction considered a “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for a public offering. The assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction.
A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance to the holders of our common stock of securities of another entity, or a roll-up entity, that would be created or would survive after the successful completion of such transaction.
The term roll-up transaction does not include:
•a transaction involving securities of our company that have been for at least 12 months listed on a national securities exchange; or
•a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to our Sponsor or LaSalle; or our investment objectives.
In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote against the proposal the choice of:
(1)accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or
(2)one of the following:
(a)remaining as holders of shares of our common stock and preserving their interests therein on the same terms and conditions as existed previously; or
(b)receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
We are prohibited from participating in any proposed roll-up transaction:
•that would result in the common stockholders having voting rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;
•that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;
•in which an investor’s rights to access of records of the roll-up entity will be less than those provided in the section above entitled “Meetings, Special Voting Requirements and Access to Records;” or
•in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by the common stockholders.

Tender Offers
Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. Any non-compliant offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (1) by or at the direction of our board of directors or (2) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record on the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the special meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Ownership by Significant Holders and Management
The following table sets forth, as of April 16, 2026, the beneficial ownership of each class of our common stock for each director and executive officer, all directors and executive officers as a group and any person or group that holds more than 5% of any class of our common stock. No options were issued as of the date of this prospectus. Information with respect to beneficial ownership has been furnished by each of our directors and officers.
Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. The address for each of the persons listed in the table below is c/o JLL Income Property Trust, Inc., 333 West Wacker Drive, Chicago, Illinois 60606.

Name of Beneficial Owner	Number of Shares	Percent of All Shares
Directors and Executive Officers:
Lynn C. Thurber(1)	57,730	*
C. Allan Swaringen(2)	9,963	*
Gregory A. Falk(2)	12,490	*
Gordon G. Repp(2)	2,142	*
Mark A. Denien(1)(3)	12,723	*
Tamara D. Fisher(1)(3)	31,403	*
Bradley J. Gries	—	*
Lisa L. Kaufman	—	*
Douglas A. Lindgren(1)(3)	30,810	*
William E. Sullivan(1)	49,762	*
Robin M. Ziegler(2)	33,196	*
All directors and executive officers as a group	240,219	*
5% Stockholders:
Jones Lang LaSalle Incorporated(4)	11,247,804	5.42%
__________________
*Less than one percent.
(1)Owns Class M-I shares and Class I shares.
(2)Owns Class M-I shares.
(3)The number of shares presented for Messrs. Denien and Lindgren and Ms. Fisher includes, for each director, 6,572 shares underlying deferred stock units that may be delivered to the holder in connection with his or her separation from service.
(4)Owns Class M-I shares and Class N shares.
Ownership by Our Sponsor and its Affiliates
As of April 16, 2026, JLL and its affiliates owned an aggregate of 2,521,801 Class M-I shares and 8,726,003 Class N shares, which were issued for cash at a price per share equal to the most recently reported NAV per share as of the purchase dates.
For so long as we are externally managed and advised by LaSalle or an affiliate of our Sponsor, neither our Sponsor nor any of its affiliates may, without the prior written consent of our board of directors, including a majority of our independent directors, submit any request for the repurchase of any Class M-I shares or sell, transfer, pledge, assign or otherwise dispose of such shares to any person or entity, other than to a subsidiary, parent company or company under common control with our Sponsor, to the extent that any such repurchase, sale, transfer, assignment or disposition would cause our Sponsor to be the beneficial owner (as such term is defined in Rule 13d-3 of the Exchange Act) of less than 1,025,078 Class M-I shares.

The Class N shares held by Jones Lang LaSalle Co-Investments, Inc. are subject to a three-year lock up through January 2, 2028, and thereafter are eligible for repurchase on a quarterly basis in an amount up to $12.5 million per quarter. Such Class N shares are not subject to, nor eligible for repurchase under, the terms of the SRP. However, our independent directors must approve the repurchase of any Class N shares held by Jones Lang LaSalle Co-Investments, Inc. during any quarter in which the share repurchase requests submitted pursuant to the SRP would cause us to exceed the quarterly repurchase limit under the SRP. If repurchase requests through our SRP exceed our 5% quarterly repurchase limit, then any repurchase of class N shares from Jones Lang LaSalle Co-Investments, Inc. during such quarter requires prior approval from our independent directors, with any such approval based upon their finding that an approval in such circumstances is consistent with their duties under Maryland law. See “Share Repurchase Plan.”
Any shares held by affiliates of our Sponsor are subject to certain voting restrictions and will not be included in determining the requisite percentage in interest of shares necessary to approve a matter regarding the removal of any of them or any transaction between them and us. See “Conflicts of Interest—Certain Conflict Resolution Measures—Voting of Shares of Common Stock Owned by Affiliates.”
In the event that LaSalle or its affiliate is terminated other than for cause as defined in the Advisory Agreement, our Sponsor, LaSalle and any of its affiliates owning shares of our common stock may require us to repurchase all or any portion of their shares at a price equal to NAV per share of the class to be repurchased as of the repurchase date. To the extent that our board of directors determines that we do not have sufficient cash on hand and other assets available that can be readily liquidated to pay the full price for any such repurchase in cash at the time of repurchase, we may issue an interest-bearing promissory note for the balance of the repurchase price.

SUMMARY OF OUR OPERATING PARTNERSHIP AGREEMENT
Set forth below is a summary of the material terms and provisions of the limited partnership agreement of our Operating Partnership, which we refer to as the “Partnership Agreement.”
Management of Our Operating Partnership
On April 1, 2018, we converted to an “UPREIT” structure by contributing substantially all of our assets to our Operating Partnership, a Delaware limited partnership, of which we are a limited partner and the General Partner, our wholly owned subsidiary, is the sole general partner. We are the sole member and manager of the General Partner.
We intend to hold substantially all of our assets in our Operating Partnership or in subsidiary entities in which our Operating Partnership owns an interest. For purposes of satisfying the asset and gross income tests for qualification as a REIT for U.S. federal income tax purposes, our proportionate share of the assets and income of our Operating Partnership will be deemed to be our assets and income.
The General Partner is and we expect will continue to be the sole general partner of our Operating Partnership. On December 15, 2020, our Operating Partnership received a contribution of property from a third-party investor, and such investor became a limited partner. From that point forward, our Operating Partnership has been treated as a partnership for federal income tax purposes as it is treated as having more than one partner.
As the manager of the General Partner, we have the exclusive power to manage and conduct the business of our Operating Partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently has a duty of loyalty and good faith in handling partnership affairs. No limited partner of our Operating Partnership may transact business for our Operating Partnership, or participate in management activities or decisions, except as provided in the Partnership Agreement and as required by applicable law. The General Partner may not be removed as general partner by the limited partners. Our board of directors will at all times have oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our Operating Partnership. However, pursuant to the Advisory Agreement, we have delegated to LaSalle authority to make decisions related to the management of our and our Operating Partnership’s assets, including sourcing, evaluating and monitoring our investment opportunities and making decisions related to the acquisition, management, financing and disposition of our and our Operating Partnership’s assets, in accordance with our investment objectives, guidelines, policies and limitations, subject to oversight by our board of directors.
Neither we, as the manager of the General Partner, nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of our Operating Partnership or our stockholders in deciding whether to cause our Operating Partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on the one hand and our Operating Partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our Operating Partnership’s limited partners, provided, however, that for so long as we own a controlling interest in our Operating Partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our Operating Partnership’s limited partners will be resolved in favor of our stockholders. The General Partner is not liable under the Partnership Agreement to our Operating Partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that the General Partner has acted in good faith.
The Partnership Agreement requires that our Operating Partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that our Operating Partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Federal Income Tax Considerations.”

Capital Contributions
We intend to contribute all or substantially all of the net proceeds from this offering, the Continuous Private Offering and the Class N Private Offering, after payment of fees and expenses attributable to our offerings and operations, to our Operating Partnership as capital contributions. However, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors, and our Operating Partnership will be deemed to have simultaneously paid the fees, commissions and other costs associated with our offerings and our operations.
If our Operating Partnership requires additional funds at any time in excess of capital contributions made by us, our Operating Partnership may borrow funds from a financial institution or other lenders or we or any of our affiliates may provide such additional funds through loans, purchase of additional partnership interests or otherwise (which we or such affiliates will have the option, but not the obligation, of providing). In addition, our Operating Partnership may admit additional limited partners whose investments may be subject to a different management fee and repurchase limitations if our board of directors concludes in good faith that such admittance is in our best interest.
Operating Partnership Units Generally
OP Units represent an interest as a limited partner in our Operating Partnership. Our Operating Partnership has designated five classes of OP Units that correspond to our nine classes of common stock: Class S OP Units, Class D OP Units, Class Z OP Units, Class I OP Units and Class N OP Units. The five classes of OP Units correspond to our classes of common stock as follows: (i) Class S OP Units correspond to both Class A shares and Class S shares; (ii) Class D OP Units correspond to both Class A-I shares and Class D shares; (iii) Class Z OP Units correspond to both Class M shares and Class Z shares; (iv) Class I OP Units correspond to both Class M-I shares and Class I shares; and (v) Class N OP Units correspond to Class N shares. When we receive proceeds from the sale of shares of our common stock, we will contribute such proceeds to the Operating Partnership and in exchange receive OP Units that correspond to the classes of our shares sold.
Our Operating Partnership may issue additional OP Units and classes of OP Units with rights different from, and superior to, those of OP Units of any class, without the consent of the limited partners. Holders of OP Units do not have any preemptive rights with respect to the issuance of additional units.
Limited partners of any class do not have the right to participate in the management of our Operating Partnership. Limited partners of any class who do not participate in the management of our Operating Partnership, by virtue of their status as limited partners, generally are not liable for the debts and liabilities of our Operating Partnership beyond the amount of their capital contributions. The voting rights of the limited partners of any class are generally limited to approval of specific types of amendments to the Partnership Agreement.
Issuance of Additional Operating Partnership Interests
In our role as manager of the General Partner, we will have the ability to cause our Operating Partnership to issue additional Operating Partnership interests (including OP Units), preferred partnership interests or convertible securities.
Our Operating Partnership allows us to be organized as an UPREIT. A transfer of property directly with a REIT for REIT stock is generally a taxable transaction to the transferring property owner. In an UPREIT structure, an owner of appreciated property who desires to defer taxable gain on the transfer of such property may, subject to meeting applicable tax requirements, transfer the property to our Operating Partnership in exchange for OP Units interests on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in our Operating Partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.

In connection with the DST Program, our Operating Partnership may also determine, by exercising the FMV Option, to issue OP Units to investors in the DST Program in exchange for beneficial interests in the DST. This transaction would, subject to satisfaction of certain conditions, also be consummated on a tax-deferred basis.
In addition, investing in our Operating Partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure.
Holders of OP Units may elect to participate in our DRIP, pursuant to which participating holders of OP Units will have their cash distributions automatically reinvested in additional OP Units of the same class.
Transferability of Interests
We may not transfer all or any portion of our interest in our Operating Partnership or, in our role as manager of the General Partner, cause the General Partner to withdraw as general partner of our Operating Partnership except as provided, or in connection with a transaction contemplated, by the Partnership Agreement. Except as otherwise provided in the Partnership Agreement, we may not engage in any merger, consolidation or other combination with or into another person or sale of all or substantially all of our assets (other than in connection with a change in our state of incorporation or organizational form), in each case which results in a change of control of us, unless the consent of limited partners of our Operating Partnership holding more than 50% of the “percentage interests” (as defined below) of the limited partners is obtained. “Percentage interest” is the percentage determined by dividing (i) the OP Units owned by a partner by (ii) the total number of OP Units then outstanding.
Except as provided otherwise in the Partnership Agreement, the General Partner may not transfer its interest in our Operating Partnership or engage in a merger, consolidation or other combination with or into another person or sale of all or substantially all of its assets, which results in a change of control of the General Partner, without the consent of limited partners of our Operating Partnership holding more than 50% of the “percentage interests.” Notwithstanding the foregoing, the General Partner may transfer all or any portion of its interest in our Operating Partnership to (i) a wholly owned subsidiary of the General Partner, (ii) us as initial limited partner or (iii) any person that is the owner of all of the ownership interests of the General Partner, and following a transfer of all of its interest in our Operating Partnership, the General Partner may withdraw as general partner of our Operating Partnership.
The limited partners may not transfer their interests in our Operating Partnership, in whole or in part, without the written consent of the General Partner except in certain limited situations (e.g., transfer to certain relatives) provided in the Partnership Agreement.
Redemption Right
After a one-year holding period, each limited partner (other than us and the General Partner) generally has a right to cause our Operating Partnership to redeem all or a portion of its OP Units for, or at our sole discretion, shares of our common stock, cash or a combination of both. Any redemption of OP Units will occur at a price based on the NAV of the OP Units on the date of redemption. In the event we elect to pay the holder of such OP Units in shares of our common stock, we will pay such holder a number of shares of our common stock with an aggregate NAV on the date of redemption equal to the aggregate NAV of the OP Units being redeemed. Redemptions of OP Units are not subject to or eligible for repurchase under the SRP.
Conversion Election
The broker of record, or the holder if there is no broker of record, of any class of OP Units may elect, at any time, to convert such OP Units to any other class of partnership units by delivering written notice of such election to the General Partner. Notwithstanding the foregoing, any request to convert any OP Units to Class N OP Units will require the prior written approval of the General Partner.

Exculpation
The General Partner will not be liable to our Operating Partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the Partnership Agreement for exculpation of the General Partner. Therefore, purchasers of interests in our Operating Partnership have a more limited right of action than they would have absent the limitation in the Partnership Agreement.
Indemnification
The Partnership Agreement provides for the indemnification of the General Partner by our Operating Partnership for liabilities it incurs in dealings with third parties on behalf of our Operating Partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.
Tax Matters
The General Partner, our wholly owned subsidiary, is the Operating Partnership’s partnership representative for purposes of Internal Revenue Service examinations of the Operating Partnership and has the authority to make tax elections under the Code on our Operating Partnership’s behalf.

FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding and disposition of our common stock. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “the company,” “we,” “our,” “us” and “JLL Income Property Trust” mean only JLL Income Property Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged both to review the following discussion and to consult your tax advisor to determine the effect of ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences.
This summary is based upon the Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.
This summary of certain federal income tax consequences applies to you if you acquire and hold our common stock as a “capital asset” (generally, property held for investment). This summary does not consider all of the rules which may affect the U.S. federal income tax treatment of your investment in our common stock in light of your particular circumstances. For example, special rules not discussed here may apply to you if you are:
•a broker-dealer or a dealer in securities or currencies;
•an S corporation;
•a partnership or other pass-through entity;
•a bank, thrift or other financial institution;
•a regulated investment company or a REIT;
•an insurance company;
•a tax-exempt organization, except to the extent discussed under the heading “—Taxation of Stockholders—Taxation of Tax-Exempt U.S. Stockholders”;
•subject to the alternative minimum tax provisions of the Code;
•holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;
•holding our common stock through a partnership or other pass-through entity;
•a non-U.S. corporation, non-U.S. trust, non-U.S. estate or an individual who is not a resident or citizen of the U.S. or is a U.S. expatriate, except to the extent discussed under the heading “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders”; or
•a U.S. person whose “functional currency” is not the U.S. dollar.
If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.
This summary does not discuss any alternative minimum tax considerations or any state, local or non-U.S. tax considerations.
The One Big Beautiful Bill Act was signed into law on July 4, 2025 and made significant changes to the U.S. federal income tax laws in various areas. Among the notable changes, the One Big Beautiful Bill Act permanently extended certain provisions that were enacted in the Tax Cuts and Jobs Act of 2017, many of which were set to expire after December 31, 2025. The federal income taxation of REITs may be further modified, possibly with retroactive effect, by legislative, administrative, or judicial action at any time.
Prospective stockholders are urged to consult with their tax advisors with respect to the impact of the legislation and any other regulatory or administrative developments and proposals and their potential effect on investment in our common stock.
This summary of certain material federal income tax considerations is for general information purposes only and is not tax advice. You are advised to consult your tax adviser regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock.
Taxation of the Company
We are organized and operate in a manner intended to allow us to qualify for taxation as a REIT under the Code. We elected REIT status for our taxable year that ended on December 31, 2004.
The law firm of Alston & Bird LLP acted as our counsel in connection with this offering. We have received an opinion dated May 22, 2025 from Alston & Bird LLP to the effect that, commencing with our taxable year that ended on December 31, 2004, we were organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operations will enable us to meet the requirements for qualification and taxation as a REIT under the Code. The opinion of Alston & Bird LLP is based on, and is expressly conditioned upon the accuracy of, various assumptions and on our representations to them concerning our organization, our proposed ownership and operations, and other matters relating to our ability to qualify as a REIT, which Alston & Bird LLP will not verify. The opinion of Alston & Bird LLP is based upon current law as of the date of such opinion, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion, and Alston & Bird LLP has no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions or that a court would not sustain such a challenge.
Our qualification and taxation as a REIT will depend upon our ability to meet, on an ongoing basis, the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Alston & Bird LLP. See “—Requirements for Qualification—General” below. Accordingly, no assurance can be given that we will in fact satisfy such requirements. While we believe that we have been organized and have operated so that we qualify as a REIT and our intended plan of operations going forward will allow us to continue such qualification, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, the possibility of future changes in our circumstances and circumstances not entirely within our control, no assurance can be given by Alston & Bird LLP or us that we will so qualify for any particular year.
Provided that we qualify as a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT and distributed to its stockholders generally is taxed only at the stockholder level.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Stockholders” below.
Even if we qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:
•We will be taxed at regular corporate income tax rates on any REIT taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified period after, the calendar year in which we recognized such income.
•We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock.
•If we have net income from prohibited transactions, such income will be subject to a 100% tax. “Prohibited transactions” are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, rather than for investment, other than foreclosure property. See “—Prohibited Transactions” and “—Foreclosure Property” below.
•If we have net income from the sale or disposition of “foreclosure property,” as described below, that is held primarily for sale in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to corporate income tax on such income at the highest corporate income tax rate.
•If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.
•If we fail to satisfy any of the asset tests, as described below, other than certain de minimis failures, but our failure is due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions in the Code, we will be required to pay a tax equal to the greater of $50,000 or the product of the highest corporate income tax rate times the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.
•If we fail to satisfy any other REIT qualification requirement (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 or more in certain cases for each such failure.
•If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts on which federal income tax is paid at the corporate level.
•We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”

•We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income” resulting from non-arm’s length transactions involving our taxable REIT subsidiaries.
•If we acquire appreciated assets from a C corporation (i.e., a corporation generally subject to corporate income tax) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of such assets during the five-year period following their acquisition from the C corporation. The results described in this paragraph assume that the non-REIT corporation will not elect to be subject to an immediate tax when the asset is acquired by us.
•We may have subsidiaries or own interests in other lower-tier entities that are C corporations, such as “taxable REIT subsidiaries,” the earnings of which would be subject to federal corporate income tax.
In addition, we and our subsidiaries may be subject to a variety of taxes other than federal income tax, including payroll taxes and state, local, and non-U.S. income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification—General
The Code defines a REIT as a corporation, trust or association:
(1)that is managed by one or more trustees or directors;
(2)the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;
(3)that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;
(4)that is neither a financial institution nor an insurance company subject to specific provisions of the Code;
(5)the beneficial ownership of which is held by 100 or more persons;
(6)in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by or for five or fewer “individuals” (as defined in the Code to include specified entities);
(7)that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions;
(8)that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked; and
(9)that uses the calendar year as its fiscal year.
The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to be taxed as a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares which are intended, among other things, to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.
Our taxable year is the calendar year, satisfying condition (9).
Effect of Subsidiary Entities
Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any entity, other than a taxable REIT subsidiary (as described below), that is classified as a corporation for federal income tax purposes and is wholly owned by a REIT, directly or through one or more other disregarded subsidiaries. Single member limited liability companies are also generally disregarded for federal income tax purposes, including for purposes of the gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary ceases to be wholly owned by us (e.g., if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries), the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs. See “—Asset Tests” and “—Gross Income Tests” below.
Taxable Subsidiaries. A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary. If one of our taxable REIT subsidiaries owns, directly or indirectly, more than 35%, by voting power or value, of the outstanding securities, other than certain straight-debt securities, of another corporation, such other corporation will also be treated as our taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to federal, state and local corporate income tax and franchise tax on its earnings, which may reduce the cash flow available to us and our ability to pay distributions to our stockholders.
A REIT is not treated as holding the assets of a taxable REIT subsidiary or other taxable subsidiary corporation or as receiving any income that the subsidiary earns for purposes of the gross income and asset tests described below. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. Because we would not include the assets and income of a taxable REIT subsidiary in determining our compliance with the gross income and asset tests, we may use taxable REIT subsidiaries to undertake indirectly activities that the REIT rules might otherwise preclude us from engaging in directly or through pass-through subsidiaries (e.g., activities that give rise to certain categories of income such as management fees).
We will be required to pay a 100% tax on any redetermined rents, redetermined deductions, excess interest and redetermined taxable REIT subsidiary service income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by our taxable REIT subsidiaries. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined taxable REIT subsidiary service income generally means the additional gross income a taxable REIT subsidiary would recognize if it were paid an arm’s-length fee for services provided to, or on behalf of, us.
Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership for U.S. federal income tax purposes (for purposes of this discussion, references to “partnership” include a limited liability company or other entity treated as a partnership for U.S. federal income tax purposes, and references to a partner include a member in such limited liability company or other entity), the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership.
Gross Income Tests
In order to qualify as a REIT, we must satisfy two gross income tests each year. First, at least 75% of our gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as “qualified temporary investment income,” described below. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from sources of income that qualify under the 75% gross income test and other dividends, interest (including interest income from debt instruments issued by publicly offered REITs), gain from the sale or disposition of stock or securities (including gain from the sale or other disposition of debt instruments issued by publicly offered REITs), and certain other categories of income.
Rents will qualify as “rents from real property” in satisfying the gross income tests only if several conditions are met, including the following:
•The rent must not be based in whole or in part on the income or profits of any person. An amount will not be disqualified, however, solely by being based on a fixed percentage or percentages of receipts or sales or, if it is based on the net income or profits of a lessee which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property, if earned directly by us.
•If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property if it exceeds 15% of the total rent received under the lease.
•For rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to the lessees of such property, other than through an “independent contractor,” as defined in the Code, who is adequately compensated and from which we derive or receive no income or through a taxable REIT subsidiary. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide other services to lessees of our properties without disqualifying all of the rents from the property if the gross income from such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for such services are not treated as rents from real property, and the provision of the services does not disqualify all of the rents from treatment as rents from real property. For purposes of this test, the gross income received from such services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are permitted to provide services to lessees through a taxable REIT subsidiary without disqualifying the rental income received from lessees as rents from real property.
•Rental income will not qualify as rents from real property if we directly or indirectly (through application of certain constructive ownership rules) own (1) in the case of any lessee which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock, of such lessee or (2) in the case of any lessee which is not a corporation, an interest of 10% or more in the assets or net profits of such lessee. Rental payments from a taxable REIT subsidiary, however, will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the taxable REIT subsidiary if (1) at least 90% of the property is leased to unrelated lessees and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated lessees for comparable space or (2) the property is a “qualified lodging facility” or a “qualified health care facility” and certain additional requirements are satisfied.
Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our status as a REIT, we do not intend to:
•charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;
•rent any property to a related party lessee, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for a special exception from the related party lessee rule applicable to certain leases with a taxable REIT subsidiary;
•derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or
•directly perform services considered to be noncustomary or rendered to the occupant of the property unless the amount we receive or accrue (directly or indirectly) for performing such services for any taxable year will not exceed 1% of all amounts we receive or accrue during such year with respect to the property.
Distributions from our taxable REIT subsidiary or other corporations that are not REITs or qualified REIT subsidiaries will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will constitute qualifying income for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Any dividends received by us from a REIT, however, will be qualifying income for purposes of both the 75% and 95% gross income tests.
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is fully secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and personal property, the highest principal amount of the loan outstanding during a taxable year exceeds the fair value of the real property on the date that we committed to acquire or originate the mortgage loan, and the fair market value of the personal property securing the loan exceeds 15% of all property securing the loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.
To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the 75% and 95% gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.
We may hold mezzanine loans that are secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We intend that any investments in mezzanine loans will be structured in a manner that will enable us to continue to satisfy the gross income and asset tests.
We may hold certain participation interests, or “B-Notes,” in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations, which will be a first loss position in the event of a default by the borrower. We may invest in participations in real estate loans where we believe the interest thereon will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests.
We may acquire commercial mortgage-backed securities, or CMBS, and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in real estate mortgage investment conduits, or REMICs, for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from our CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.
We believe that substantially all of our income from our mortgage-related securities will be qualifying income for purposes of the gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, if the loan also secured by personal property and the fair market value of personal property securing the loan exceeds 15% of the value of all property securing the loan, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.
Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, or to hedge existing hedging positions after a portion of the hedged indebtedness of property is disposed of, will be disregarded for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the proper identification of the instrument as a hedge, together with the risk that it hedges, within prescribed time periods. Income with respect to other hedges will be non-qualifying income for purposes of the 75% and 95% gross income tests.
Qualified temporary investment income is income that is attributable to temporary investments in stock and debt securities of new capital proceeds from stock issuances (other than pursuant to the DRIP) and public debt offerings and that is received in the one-year period beginning on the date we receive new capital. We will attempt to track investments of new capital so as to be able to confirm the amount of our qualified temporary investment income.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify to be taxed as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify to be taxed as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.
Asset Tests
At the close of each calendar quarter, we must also satisfy multiple tests relating to the nature of our assets:
•At least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, and leasehold interests in real property, personal property that generates rents from real property, stock of other REITs, certain kinds of mortgage-backed securities, and mortgage loans, debt instruments issued by publicly offered REITs and, under some circumstances, stock or debt instruments purchased with new capital. Securities that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.
•Not more than 25% of the value of our assets may be represented by securities that do not satisfy the 75% test.
•The value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets.
•We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.
•The aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed 20% of the value of our gross assets for taxable years ending on or before December 31, 2025. For taxable years beginning after December 31, 2025, no more than 25% of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries.
•Not more than 25% of the value of our assets may consist of “nonqualified publicly offered REIT debt instruments.”
The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries or qualified REIT subsidiaries, partnership interests or securities that are qualifying assets for purposes of the 75% gross asset test described above.
Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.
Any interests we hold in a REMIC are generally treated as qualifying real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC qualifies for purposes of the asset tests. We may acquire “regular” REMIC interests but do not intend to acquire “residual” interests.
We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above. In addition, such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance that we will be successful in this regard.
We may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans as described above. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for the safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the asset tests. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets for purposes of the asset tests, we could be subject to a penalty tax or could fail to qualify as a REIT.
After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of the non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or the product of the highest corporate income tax rate multiplied by the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test.
We believe that our holdings of securities, if any, and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis. The values of some of our assets, however, may not be precisely valued, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the asset tests.
Annual Distribution Requirement
For each taxable year, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of (1) 90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and excluding our net capital gains) and (2) 90% of the net income, if any (after tax), from foreclosure property (as described below); minus, the sum of specified items of non-cash income that exceeds a percentage of our income.
In addition to distributions made in the taxable year to which they relate, certain distributions made in the following year are taken into account for these purposes. If dividends are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid in January of the following year, such dividends are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a dividend for a taxable year may be declared before we timely file our tax return for the year provided we pay such dividend with or before our first regular dividend payment after such declaration and such payment is made during the 12-month period following the close of such taxable year. These dividends are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
In certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.
To the extent that we distribute dividends equal to at least 90%, but less than 100%, of our REIT taxable income, we will be subject to tax at regular corporate tax rates on the undistributed portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gain and pay tax on such gain. In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gain in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our shares by the difference between the amount included in their long-term capital gains and the tax deemed paid with respect to their shares.
If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amount over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior periods) and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the REIT distribution requirement because cash is needed to fund redemptions or due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from our pass-through subsidiaries, and (2) the inclusion of items in income by us for U.S. federal income tax purposes. Additional potential sources of non-cash taxable income include loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current interest payments in cash. In addition, we may not have sufficient funds to pay deficiency dividends in the event we were required to pay them to preserve our REIT status with respect to any taxable year. In the event that we do not have sufficient cash to satisfy our distribution requirement, it might be necessary to sell assets, arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including, potentially, our shares, in order to satisfy such requirements.
Under current law, we may have to accrue certain items of income before they would otherwise be taken into income under the Code if they are taken into account in our applicable financial statements. Additionally, current law limits business interest deductions for businesses, whether in corporate or pass-through form, to the sum of the entity’s business interest income for the tax year and 30% of the entity’s “adjusted taxable income” for the tax year. Treasury Regulations define interest expansively to cover various amounts not otherwise treated as interest. This limitation could apply to any entity that is not disregarded for U.S. federal income tax purposes. This limitation does not apply to an “electing real property trade or business.” One consequence of electing to be an “electing real property trade or business” is that the accelerated expensing rules in the Code will not apply to certain property used in an electing real property trade or business. In addition, in the case of an electing real property trade or business, real property and “qualified improvement property” are depreciated under the alternative depreciation system. Finally, Section 172 of the Code, our deduction for any net operating loss carryforwards arising from losses we incur is limited to 80% of our annual REIT taxable income (determined without regard to the deduction for dividends paid), and any unused portion of such losses may not be carried back, but may be carried forward indefinitely.
Failure to Qualify
In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available) or the failure to meet the minimum distribution requirement.
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular corporate income tax rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.
Prohibited Transactions
Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business and does not qualify for a statutory safe harbor. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business,” however, depends on the specific facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property sold by a taxable REIT subsidiary, although the taxable REIT subsidiary will be subject to tax on such gains at regular corporate income tax rates.
Foreclosure Property
Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property; (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated; and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate income tax rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.
Hedging Transactions
We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or own real estate assets, or to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.
Sale-Leaseback Transactions
We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions we treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.
Non-U.S. Investments
To the extent that we hold or acquire any investments and, accordingly, pay taxes in other countries, taxes paid by us in non-U.S. jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. In addition, certain income earned by a non-U.S. taxable REIT subsidiary must be taken into account by us currently (whether or not distributed by the taxable REIT subsidiary) and will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

Tax Aspects of Our Operating Partnership and any Subsidiary Partnerships
General. Substantially all of our assets will be held through our Operating Partnership. In addition, our Operating Partnership may hold certain investments indirectly through subsidiary partnerships and limited liability companies that are treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities that are not required to pay U.S. federal income tax except as discussed below under “—Entity Classification.” Rather, partners or members of such entities are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership or limited liability company and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership or limited liability company.
Entity Classification. Our interests in the Operating Partnership and the subsidiary partnerships, limited liability companies and other non-corporate entities involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships (or disregarded entities), as opposed to associations taxable as corporations for U.S. federal income tax purposes. For example, an entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership or limited liability company would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. If our Operating Partnership or a subsidiary partnership, limited liability company or other non-corporate entity were treated as an association rather than as a partnership, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from qualifying as a REIT. See “—Failure to Qualify” for a discussion of the effects of our failure to meet the REIT asset and gross income tests. In addition, a change in the tax status of our Operating Partnership, a subsidiary partnership or limited liability company might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. We do not anticipate that our Operating Partnership or any subsidiary partnership or limited liability company will be treated as a publicly traded partnership which is taxable as a corporation.
Under the rules for U.S. federal income tax audits of partnerships, audits will be conducted at the entity level, but unless such entity qualifies for and affirmatively elects an alternative procedure, any adjustments to the amount of tax due (including interest and penalties) will be payable by the entity itself. Under the alternative procedure, if elected, a partnership would issue information returns to persons who were partners in the audited year, who would then be required to take the adjustments into account in calculating their own tax liability, and the partnership would not be liable for the adjustments. If any of the operating partnership or our subsidiary partnerships or limited liability companies is able to and in fact elects the alternative procedure for a given adjustment, the amount of taxes for which such persons will be liable will be increased by any applicable penalties and a special interest charge. There can be no assurance that any such entities will be eligible to make such an election or that it will, in fact, make such an election for any given adjustment.
Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) will generally determine the allocation of partnership income and loss among partners. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation may be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations with Respect to the Properties. Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership (including a limited liability company treated as a partnership for U.S. federal income tax purposes) in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain, or benefits from the unrealized loss, associated with the property at the time of the contribution, as adjusted from time to time. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Appreciated property may be contributed to our Operating Partnership in exchange for OP Units in connection with future acquisitions. Allocations with respect to such properties will be made in a manner consistent with Section 704(c) of the Code. Treasury Regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. Any book-tax differences will be accounted for using any method approved under Section 704(c) of the Code and the applicable Treasury Regulations as chosen by the General Partner under the partnership agreement. Any property acquired by our Operating Partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.
Taxation of Stockholders
Taxation of Taxable U.S. Stockholders
This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations, assuming that we qualify to be taxed as a REIT. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for federal income tax purposes is:
•a citizen or resident of the U.S.;
•a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);
•an estate, the income of which is subject to federal income taxation regardless of its source; or
•any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.
If an entity or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its tax advisor regarding the federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.
Medicare Tax. High-income U.S. individuals, estates, and trusts are subject to an additional 3.8% tax on net investment income (the “Net Investment Income Tax”). For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual. The 20% deduction for “qualified REIT dividends” described below is not taken into account in computing net investment income.
Distributions. Provided that we continue to qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends or

“qualified dividend income,” will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends-received deduction for corporations. U.S. stockholders who are individuals are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income. However, non-corporate U.S. stockholders will be entitled to deduct up to 20% of “qualified REIT dividends” (i.e., dividends other than capital gain dividends and dividends attributable to “qualified dividend income” received by us) they receive. The amount of the deduction may be less than 20% of the amount of qualified REIT dividends received by the U.S. stockholder if the U.S. stockholder has losses from publicly traded partnerships or the U.S. stockholder’s taxable income, not taking into account net capital gain, is less than the amount of the U.S. stockholder’s qualified REIT dividends. In addition, Treasury Regulations under section 199A of the Code impose a minimum holding period for the 20% deduction that was not set forth in the Code. Under the Treasury Regulations, in order for a REIT dividend with respect to a share of REIT stock to be treated as a qualified REIT dividend, the U.S. stockholder (i) must have held the share for more than 45 days during the 91-day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend and (ii) cannot have been under an obligation to make related payments with respect to positions in substantially similar or related property, e.g., pursuant to a short sale.
Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held its shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on the retained capital gains that we designate as such. In this case, U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at a maximum federal rate of 20% in the case of non-corporate U.S. stockholders (exclusive of the 3.8% Net Investment Income Tax), and at regular corporate income tax rates for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions for non-corporate U.S. stockholders.
We may be able to elect to designate a portion of our distributions as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as net capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:
(1)the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiary);
(2)the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and
(3)the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in gain asset that was acquired in a carry-over basis transaction from a C corporation over the federal income tax paid by us with respect to such built-in gain.
Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. Any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid in January of the following calendar year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirement. See “—Taxation of the Company—Annual Distribution Requirement” above. Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.
Dispositions of Our Common Stock. In general, a U.S. stockholder will realize gain or loss upon the sale or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. A U.S. stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of our common stock will be subject to a maximum federal income tax rate of 20% if shares of our common stock are held for more than 12 months and will be taxed at ordinary income rates if shares of our common stock are held for 12 months or less (in each case, exclusive of the 3.8% Net Investment Income Tax). Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at the corporate income tax rate, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a higher capital gain tax rate of 25% to a portion of capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Capital losses recognized by a U.S. stockholder upon the disposition of shares of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of capital gain dividends received from us.
If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including LaSalle) might be subject to disclosure or other requirements pursuant to these regulations.
Repurchases of Our Common Stock. A repurchase of our common stock will be treated as a distribution in exchange for the repurchased shares and taxed in the same manner as other taxable share sales discussed above, provided that the repurchase satisfies one of the tests enabling the repurchase to be treated as a sale or exchange. A repurchase will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to the stockholder, (2) results in a “complete termination” of the stockholder’s interest in our shares or (3) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of applicable provisions of the Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules, as well as shares actually owned, must generally be taken into account.

A repurchase that does not qualify as an exchange under such tests will constitute a dividend that is taxed in the same manner as regular distributions (i.e., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that a stockholder who does not participate in any repurchase treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the repurchase, even though the stockholder did not actually receive cash or other property as a result of the repurchase.
To avoid certain issues related to our ability to comply with the REIT distribution requirement and utilize the deficiency dividend procedure (see “—Taxation of the Company—Annual Distribution Requirement” above), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent repurchases and will decline to effect a repurchase to the extent that we believe that it would constitute a dividend equivalent repurchase. We cannot assure you, however, that we will be successful in preventing all dividend equivalent repurchases.
Passive Activity Losses, Excess Business Losses and Investment Interest Limitations. Dividends that we distribute and gain arising from the sale, redemption or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to shares of our common stock. Similarly, for taxable years beginning after December 31, 2020, non-corporate U.S. stockholders cannot apply “excess business losses” against dividends that we distribute and gains arising from the disposition of our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.
Taxation of Tax-Exempt U.S. Stockholders
U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. They are subject to taxation, however, on their unrelated business taxable income, or UBTI. Provided that (1) a tax-exempt U.S. stockholder has not held shares of our common stock as “debt-financed property” within the meaning of the Code (i.e., where the acquisition or ownership of shares is financed through a borrowing by the tax-exempt stockholder) and (2) our common stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale or redemption of shares of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.
Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts exempt from federal income taxation under sections 501(c)(7), (c)(9), and (c)(17) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.
In certain circumstances, a pension trust that (1) is described in Section 401(a) of the Code, (2) is tax-exempt under section 501(a) of the Code and (3) owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (a) one pension trust owns more than 25% of the value of our shares or (b) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of such shares and (2) we would not have qualified as a REIT but for the fact that REIT shares owned by such trusts are not treated as individuals for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares and prevent us from becoming a pension-held REIT unless we were to waive such restrictions for one or more Section 401(a) pension trusts.

Taxation of Non-U.S. Stockholders
The following is a summary of certain federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder or an entity that is classified as a partnership for federal tax purposes. This discussion is based on current law and is for general information only. It addresses only selective and not all aspects of federal income taxation.
Ordinary Dividends. The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of “United States real property interests” (“USRPIs”) and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder generally will be treated as ordinary income and will be subject to withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.
In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation. The balance of this discussion assumes that dividends that we distribute to non-U.S. stockholders and gains non-U.S. stockholders recognize with respect to our shares are not effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business unless deemed to be effectively connected under the Foreign Investment in Real Property Tax Act of 1980, or “FIRPTA,” rules described below under “—Dispositions and Repurchases of Our Common Stock.”
Non-Dividend Distributions. Distributions by us to non-U.S. stockholders that are not attributable to gains from sales or exchanges of USRPIs and which exceed our earnings and profits will be a non-taxable return of the non-U.S. stockholder’s basis in its shares and, to the extent in excess of the non-U.S. stockholder’s basis, gain from the disposition of such shares, the tax treatment of which is described below. We are required to withhold tax at a 15% rate from distributions to non-U.S. stockholders that are not out of our earnings and profits. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, we will withhold at the rate applicable to dividends. A non-U.S. stockholder, however, may seek a refund from the IRS of any amounts withheld that exceed the non-U.S. stockholder’s substantive federal income tax liability.
Capital Gain Dividends. Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, must be reported in U.S. federal income tax returns filed by, and are treated as effectively connected with a U.S. trade or business of, the non-U.S. stockholder. Such gains are subject to federal income tax at the rates applicable to U.S. stockholders and, in the case of a non-U.S. corporate stockholder a 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty). We are required to withhold tax at the maximum corporate income tax rate from distributions that are attributable to gains from the sale or exchange of USRPIs. The Treasury Regulations recognize that REITs generally make their capital gain dividend designations after the distributions have been made and, accordingly, apply the withholding obligation on a “catch-up” basis.
If any class of our shares were to become regularly traded on an established securities market located in the U.S., capital gain dividends distributed to a non-U.S. stockholder who did not own more than 10% of such class of shares at any time during the one-year period ending on the date of the distribution would be recharacterized as ordinary dividends subject to the rules discussed above under “—Ordinary Dividends.” Non-U.S. stockholders should be aware that we do not expect our common stock to be regularly traded on an established securities market at any time.
Capital gain dividends that are not attributable to sales or exchanges of USRPIs (e.g., that are attributable to sales of mortgages, other than shared appreciation mortgage loans), generally are not subject to federal income or withholding tax. Such capital gain dividends would be subject to a 30% tax in the case of a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S.
Dispositions and Repurchases of Our Common Stock. Unless shares of our common stock constitute a USRPI or the distribution is attributable to gain from our sale of a USRPI (as discussed below), a sale of the shares or a redemption of the shares that is treated as a sale or exchange by a non-U.S. stockholder generally will not be subject to federal income taxation under FIRPTA. A redemption that is not treated as an exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of U.S. Stockholders—Taxation of Taxable U.S. Stockholders—Redemption of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.
Our common stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during the 5-year period ending on the date of disposition of shares of our common stock, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. Because our shares may be purchased or redeemed daily, however, no assurance can be given that we are, or will remain, a domestically controlled REIT.
The Final Regulations effective April 25, 2024 modify prior tax guidance relating to the manner in which we determine whether we are a domestically controlled REIT. These regulations provide a look-through rule for our stockholders that are non-publicly traded partnerships, non-public REITs, non-public regulated investment companies, or non-public domestic C corporations owned more than 50% directly or indirectly by foreign persons (“foreign-controlled domestic corporations”) and treat “qualified foreign pension funds” as foreign persons. The look-through rule in the Final Regulations applicable to foreign-controlled domestic corporations will not apply to a REIT for a period of up to ten years if the REIT is able to satisfy certain requirements during that time, including not undergoing a significant change in its ownership and not acquiring a significant amount of new U.S. real property interests, in each case since April 24, 2024, the date the Final Regulations were issued. If a REIT fails to satisfy such requirements during the ten-year period, the look-through rule in the Final Regulations applicable to foreign-controlled domestic corporations will apply to such REIT beginning on the day immediately following the date of such failure. While we cannot predict when we will commence being subject to such look-through rule in the Final Regulations, we may not be able to satisfy the applicable requirements for the duration of the ten-year period. Prospective investors are urged to consult with their tax advisors regarding the application and impact of these rules.
In the event that we do not constitute a domestically controlled REIT, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and (2) the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding common stock at all times during a specified testing period. As previously noted, however, we do not expect any of our shares to be regularly traded on an established securities market.
In addition, even if we are a domestically controlled REIT, upon disposition of our shares, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (1) disposes of an interest in our shares during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a USRPI and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our shares within 30 days after such ex-dividend date. The foregoing rules do not apply to a transaction if the 10% regularly traded test described above is satisfied with respect to the non-U.S. stockholder. As previously noted, however, we do not expect shares of our common stock to be regularly traded on an established securities market at any time and, therefore, we do not expect the exception for non-U.S. stockholders that satisfy the 10% regularly traded test to apply.
A repurchase of shares generally will be taxable under FIRPTA to the extent that our common stock is a USRPI and the non-U.S. stockholder recognizes gain or the distribution in the repurchase of the shares is attributable to gains from our dispositions of USRPIs. To the extent the distribution is not attributable to gains from our dispositions of USRPIs, the excess of the amount of money received in the repurchase over the non-U.S. stockholder’s basis in the repurchased shares will be taxable if we are not a domestically controlled REIT. The IRS has confirmed that repurchase payments may be attributable to gains from dispositions of USRPIs (except when the 10% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a repurchase payment is a distribution that is attributable to gains from our dispositions of USRPIs. Due to the uncertainty, we may withhold at the maximum corporate income tax rate from all or a portion of repurchase payments to non-U.S. stockholders. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. stockholder’s U.S. federal income tax liability, the non-U.S. stockholder may file a U.S. federal income tax return and claim a refund.
If gain on the sale of shares of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of shares of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.
Qualified Shareholders. Generally, a “qualified shareholder” (as defined in the Code) who holds our common stock directly or indirectly (through one or more partnerships) will not be subject to FIRPTA on distributions by us or dispositions of our common stock. While a qualified shareholder will not be subject to FIRPTA on distributions by us or dispositions of our common stock, a distribution to a qualified shareholder that otherwise would have been taxable under FIRPTA will be treated as an ordinary dividend, and certain investors of a qualified shareholder (i.e., non-U.S. persons who hold interests in the qualified shareholder (other than interests solely as a creditor)), and hold more than 10% of our common stock (whether or not by reason of the investor’s ownership in the qualified shareholder) may be subject to FIRPTA and FIRPTA withholding.
Qualified Foreign Pension Funds. A “qualified foreign pension fund” (as defined in the Code) (or an entity all of the interests of which are held by a qualified foreign pension fund) that holds our common stock directly or indirectly (through one or more partnerships) will not be subject to tax under FIRPTA or to FIRPTA withholding on distributions by us or dispositions of our common stock.
Foreign Account Tax Compliance Act
Under the provisions in the Code commonly referred to as FATCA, withholding at a rate of 30% is required on dividends in respect of shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, withholding at a rate of 30% is required on dividends in respect of our shares held by an investor that is a passive non-financial non-U.S. entity, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. While withholding under FATCA also would have applied to payments of gross proceeds from the sale or other disposition of stock after December 31, 2018, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Estate Tax
If our shares are owned or treated as owned by an individual who is not a U.S. citizen or resident (as specially defined for federal estate tax purposes) at the time of the individual’s death, the shares will be includible in the individual’s gross estate for federal estate tax purposes and may be subject to federal estate tax, unless an applicable estate tax treaty provides otherwise.
Backup Withholding and Information Reporting
We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the stockholder is (1) a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide a correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify its non-foreign status.
We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to back-up withholding unless applicable certification requirements are met.
Payment of the proceeds of a sale of shares of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of shares of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s federal income tax liability provided the required information is furnished to the IRS.
Reporting requirements generally will apply with respect to dispositions of REIT shares acquired after 2010 (2011 in the case of shares acquired in connection with a “distribution reinvestment plan”). Brokers that are required to report the gross proceeds from a sale of shares on Form 1099-B will also be required to report the customer’s adjusted basis in the shares and whether any gain or loss with respect to the shares is long-term or short-term. In some cases, there may be alternative methods of determining the basis in shares that are disposed of, in which case your broker will apply a default method of its choosing if you do not indicate which method you choose to have applied. You should consult with your own tax advisor regarding the reporting requirements and your election options.
State, Local and Foreign Taxes
We and our subsidiaries and stockholders may be subject to state, local and non-U.S. taxation in various jurisdictions, including those in which they or we transact business, own property or reside. We expect to own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions. The state, local or non-U.S. tax treatment of the company and our stockholders may not conform to the federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders as a credit against their federal income tax liability. Prospective stockholders should consult their tax advisor regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in shares of our common stock.
Other Tax Considerations
Legislative or Other Actions Affecting REITs
The rules dealing with federal income taxation are constantly under review. No assurance can be given as to whether, when, or in what form, the federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase and holding of any class of our shares of common stock by employee benefit plans that are subject to Title I of ERISA, plans, IRAs and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”) and any entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan” or “Benefit Plan Investor”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in any class of our shares of common stock of a portion of the assets of any Plan, a fiduciary should consider whether an investment in the shares is appropriate for the Plan, taking into account the provisions of the Plan documents, the overall investment policy of the Plan and the composition of the Plan’s investment portfolio, as there are imposed on Plan fiduciaries certain fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. Further, a fiduciary should consider that in the future there may be no market in which such Plan would be able to sell or otherwise dispose of the shares.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The fiduciary of an ERISA Plan that proposes to purchase or hold any shares should consider, among other things, whether such purchase and holding may involve the sale or exchange of any property between an ERISA Plan and a party in interest or disqualified person, or the transfer to, or use by or for the benefit of, a party in interest or disqualified person, of any ERISA plan assets. Certain exemptions are available from the prohibited transaction rules. However, there can be no assurance that an exemption will apply in any particular situation.
Plan Assets Issues
An additional issue concerns the extent to which we or all or a portion of our assets could themselves be treated as “plan assets.” ERISA and the United States Department of Labor regulations, as modified by Section 3(42) of ERISA, or the Plan Assets Regulation, concerns the definition of what constitutes the assets of an ERISA Plan for purposes of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code.
Under the Plan Assets Regulation, generally when a Plan acquires an “equity interest” in an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the ERISA Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” as defined in Section 3(42) of ERISA, or the 25% Test, or that the entity is an “operating company” as defined in the Plan Assets Regulation. The term “benefit plan investors” is generally defined to include employee benefit plans subject to Title I of ERISA or Section 4975 of the

Code (including “Keogh” plans and IRAs), as well as any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under ERISA).
We will not be an investment company under the Investment Company Act and there can be no assurance that benefit plan investors will hold less than 25% of the total value of each class of our common stock at the completion of this offering or thereafter, and no monitoring or other measures will be undertaken with respect to the level of such ownership with respect to any class of our shares of common stock.
Publicly Offered Securities
For purposes of the Plan Assets Regulation, a “publicly offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held,” and (c) (i) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and is part of a class of securities that is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.
Operating Company
Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company (“REOC”). An entity is a REOC if (i) on its “initial valuation date” and on at least one day within each “annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during specified periods. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date.
It is anticipated that (i) our shares of common stock qualify, and will continue to qualify, for the exception for a “publicly offered security” or (ii) the terms and conditions of our investments, and the rights obtained and exercised with respect to such investments, enable us to qualify as a REOC within the meaning of the Plan Assets Regulation. However, no assurance can be given that this will be the case.
If our assets are deemed to constitute ERISA “plan assets” (i.e., if we fail to qualify as a REOC during any valuation period, and one or more of our classes of common stock fail to qualify as a “publicly offered security”), certain transactions that we might enter into, or may have entered into, in the ordinary course of our business may constitute non-exempt “prohibited transactions” under Section 406 of ERISA or Section 4975 of the Code, may have to be rescinded and may give rise to prohibited transaction excise taxes and fiduciary liability, as described above. In addition, if our assets are deemed to be “plan assets” of an ERISA Plan, our management, as well as various providers of fiduciary or other services to us, and any other parties with authority or control with respect to us or our assets, may be considered fiduciaries under ERISA and Section 4975 of the Code, or otherwise parties in interest or disqualified persons by virtue of their provision of such services (and there could be an improper delegation of authority to such providers).
In addition, ERISA generally provides that discretionary authority with respect to the management and disposition of the assets of an ERISA Plan may be delegated to certain “investment managers” who acknowledge that they are fiduciaries of the ERISA Plan. In such case, an ERISA Plan fiduciary who has appointed an investment manager will generally not be liable for the acts of such investment manager. We do not expect to be an “investment manager” within the meaning of ERISA. Consequently, if our assets are deemed to constitute “plan assets” of any stockholder which is an ERISA Plan, the fiduciary of any such ERISA Plan would not be protected from liability resulting from our decisions. Moreover, if our underlying assets were deemed to be assets constituting “plan assets,” there are several other provisions of ERISA that could be implicated for an ERISA Plan if it were to acquire or hold shares either directly or by investing in an entity whose underlying assets are deemed to be assets of the ERISA Plan.
Representation
By acceptance of any class of shares of our common stock, each purchaser and subsequent transferee of a share will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the shares constitutes assets of any Plan or (ii) the purchaser or transferee made its own discretionary decision to invest in our common stock and the holding of the shares by such purchaser or transferee will not constitute a fiduciary breach or non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.
In addition to the foregoing by acceptance of any class of our shares of our common stock, each ERISA Plan investor will be deemed to have acknowledged and represented (which acknowledgment and representation shall be deemed repeated and reaffirmed on each day the ERISA Plan holds any shares of our common stock) as follows:
(1)Neither we, LaSalle, our Dealer Manager, our Sponsor or any of our or their respective affiliates (collectively, the “JLL Entities”) has been relied upon for any advice with respect to the ERISA Plan’s decision to purchase or hold any shares of our common stock and none of the JLL Entities shall at any time be relied upon as the ERISA Plan’s fiduciary with respect to any decision to purchase, continue to hold, transfer, vote or provide any consent with respect to any such shares;
(2)The ERISA Plan is aware of and acknowledges that (a) none of the JLL Entities is undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the ERISA Plan’s investment in the shares of common stock, (b) the JLL Entities have a financial interest in the ERISA Plan’s investment in the shares of common stock on account of the fees and other compensation they expect to receive from us and their other relationships with us, as disclosed in this prospectus and (c) any such fees received by the JLL Entities do not constitute fees rendered, directly or indirectly, for the provision of investment advice to the ERISA Plan; and
(3)The ERISA Plan’s decision to invest in our shares of common stock has been made at the recommendation or direction of a fiduciary (an “Independent Fiduciary”) who:
(a)is independent of the JLL Entities;
(b)is capable of evaluating investment risks independently, both in general and with respect to particular transactions and investment strategies contemplated in this prospectus;
(c)is a fiduciary (under ERISA and/or Section 4975 of the Code) with respect to the ERISA Plan’s investment in us and any related transactions and is responsible for exercising independent judgment in evaluating the ERISA Plan’s investment in us and any related transactions; and
(d)is either: (A) a bank as defined in Section 202 of the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”) or similar institution that is regulated and supervised and subject to periodic examination by a state or federal agency of the United States; (B) an insurance carrier which is qualified under the laws of more than one state of the United States to perform the services of managing, acquiring or disposing of assets of an ERISA Plan; (C) an investment adviser registered under the Advisers Act or, if not registered as an investment adviser under the Advisers Act by reason of paragraph (1) of Section 203A of the Advisers Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business; (D) a broker-dealer registered under the Exchange Act; and/or (E) a fiduciary that holds or has under management or control total assets of at least $50 million.
Notwithstanding the foregoing, any ERISA Plan investor which is an individual retirement account that is not represented by an Independent Fiduciary shall not be deemed to have made the representation in paragraph (3) above.
The sale of shares of our common stock to an ERISA Plan is in no respect a representation by us or any other person associated with the offering of our common stock that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.
The preceding discussion is only a summary of certain ERISA implications of an investment in our common stock and does not purport to be complete. Prospective investors should consult with their own legal, tax, financial and other advisors prior to investing to review these implications in light of such investor’s particular circumstances.
Each purchaser or transferee that is or is acting on behalf of a Plan should consult with its legal advisor concerning the potential consequences to the Plan under ERISA, Section 4975 of the Code or applicable Similar Law of an investment in any class of our shares.
Each Plan investor is advised to contact its own financial advisor or other fiduciary unrelated to the JLL Entities about whether an investment in our shares of common stock, or any decision to continue to hold, transfer, vote or provide any consent with respect to any such shares, may be appropriate for the Plan’s circumstances.

PLAN OF DISTRIBUTION
General
We are offering up to $1,500,000,000 in shares of our common stock pursuant to this prospectus through LaSalle Investment Management Distributors, LLC, our Dealer Manager, a registered broker-dealer. Our Dealer Manager is a wholly owned subsidiary of LaSalle. Because this is a “best efforts” offering, our Dealer Manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to sell or purchase any shares.
We are offering to the public four classes of shares of our common stock, Class A shares, Class M shares, Class A-I shares and Class M-I shares. We are offering to sell any combination of Class A shares, Class M shares, Class A-I shares and Class M-I shares with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes offered hereby have different selling commissions, minimum investment amounts, and ongoing stockholder servicing fees. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase one or multiple classes of shares, the amount of your investment, the length of time you intend to hold the shares, the selling commissions attributable to the Class A shares and Class A-I shares and whether you qualify for any selling commission discounts described below and the different stockholder servicing fees attributable to each class of shares.
Class A shares and Class A-I shares are generally available for purchase in this offering through brokerage and transactional-based accounts and by other categories of investors that we may determine in our sole discretion. Class M and Class M-I shares are generally available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, of investment dealers, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments who charge fiduciary fees on the shares or any other organization or person authorized to act in a fiduciary capacity for its clients or customers for a fee, (5) by endowments, foundations, pension funds and other institutional investors or (6) by our executive officers and directors and their immediate family members, as well as officers and employees of LaSalle, our Sponsor or other affiliates and their immediate family members, and, if approved by our board of directors or LaSalle, joint venture partners, consultants and other service providers.
The minimum initial investment in shares of our Class A and Class M common stock is $10,000. Investors in Class A-I and Class M-I shares must purchase a minimum investment amount of at least $1,000,000 in shares, provided that the minimum initial investment amount for Class A-I and Class M-I shares may be reduced in the discretion of our Dealer Manager and by LaSalle with respect to investments by our executive officers and directors and their immediate family members and officers and employees of LaSalle, our Sponsor or other affiliates. The minimum subsequent investment in shares of any class is $1,000 per transaction, provided that the minimum subsequent investment amount for all share classes does not apply to purchases made under the DRIP.
We are offering to the public a maximum of $1,200,000,000 in shares of our common stock in our primary offering. We are also offering up to $300,000,000 in shares of our common stock pursuant to the DRIP. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the DRIP remain unsold after meeting anticipated obligations under the DRIP, we may decide to sell some or all of such shares in the primary offering. Similarly, prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the DRIP have been purchased and we anticipate additional demand for shares under the DRIP, we may choose to reallocate some or all of the shares allocated to be offered in the primary offering to the DRIP.
The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may be able to extend this offering one additional year pursuant to a filing under Rule 415 of the Securities Act if all of the shares we have registered are not yet sold within two years. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one year periods (or longer, if permitted by the laws of each particular state).
We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.
Buying Shares
The per share purchase price for each class of shares varies from day-to-day and, on each business day, equals our NAV per share for each class of shares as determined after the close of business on such day, plus, for Class A shares and Class A-I shares only, applicable selling commissions. Each class of shares has a different NAV per share because certain fees are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines—NAV and NAV Per Share Calculation” for more information about the calculation of NAV per share.
If you participate in the DRIP, the cash distributions attributable to the class of shares that you hold will be automatically invested in additional shares of the same class. Shares are offered pursuant to the DRIP at NAV per share applicable to that class, calculated as of the date of the distribution.
In order to purchase shares, you must (1) complete a subscription agreement to be mailed to us by your investment advisor, or delivered electronically if we have approved that method for your investment advisor, and direct your investment advisor to purchase shares in this offering and (2) pay for the shares at the time your subscription is settled. Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. We will generally adhere to the following procedures relating to purchases of shares of our common stock in this continuous offering:
•As soon as practicable after the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time), which we refer to as the “close of business,” on each business day, LaSalle will determine our NAV per share for that day for each share class sold in this offering. As soon as reasonably practicable after the end of each business day, we will (i) post our NAV per share for each class of our shares for such day on our website, www.JLLIPT.com, (ii) make our NAV per share for each class of our shares for such day available on our toll-free, automated telephone line, (855) 652-0277, and (iii) make the NAV per share for each class of our shares for such day available upon request to us from any financial advisor representative of any participating broker-dealer.
•On each business day, our transfer agent will collect and process subscriptions. We are not permitted to accept your subscription for shares of our common stock until at least five business days after you receive a final prospectus. Notwithstanding, we can reject subscriptions for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Each subscription will be executed at a price equal to our NAV per share for the applicable class of shares as determined after the close of business on the day the subscription is processed and accepted, plus, for Class A shares and Class A-I shares only, applicable selling commissions. For example, if a subscription is processed and accepted after the close of business (4:00 p.m. Eastern time) on a business day, the subscription will be executed at a purchase price equal to our NAV per share for the applicable class of shares being purchased as determined after the close of business on the next business day, plus, for Class A shares and Class A-I shares only, applicable selling commissions. As a result of this process, the price per share at which your subscription is executed could be different than the NAV per share on the date you submitted your subscription.
•You will receive a confirmation statement of each new transaction in your account promptly after your subscription is processed. The confirmation statement will disclose the price at which the order was executed and will include information on how to obtain information we have filed with the SEC and made publicly available on our website, www.JLLIPT.com.
You will not know at the time you place an order to purchase shares of our common stock precisely the price at which your order will be executed. However, you will have available, through our latest prospectus, information regarding the methodology pursuant to which our NAV is determined, and accordingly, the method upon which the price of shares of our common stock is determined on the business day that your subscription is processed. You will also have available through our website and toll-free information line information about our NAV per share for each share class upon which the price for our common stock was based on the business day immediately preceding the day that you submit your subscription. Through our prior filings, including the prospectus supplements we will file on a monthly basis disclosing the daily determination of our NAV per share for each business day in the preceding month, you will have access to information concerning the trend in our historical NAV since the initial offering date. Although we do not anticipate that our NAV per share will generally vary significantly from one day to the next under normal circumstances, there can be no assurance that this will be the case. We will also disclose, on a quarterly basis in a prospectus supplement filed with the SEC, the primary valuation components of our NAV. Additionally, if we become aware of facts or circumstances that are likely to materially affect our NAV on any particular day, we will disclose the information as promptly as reasonably practicable in a special or periodic report filed by us with the SEC, in a press release or on our website, and we may also decline to accept purchase orders from investors until such information is disclosed or reconfirm orders that were placed after we became aware of such facts and circumstances until such information is disclosed..
In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once daily using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares that day will not change depending on the level of demand by investors or the volume of requests for repurchase. We will generally sell as many shares as orders are received from investors, subject to acceptance as discussed below, each day at the same price (NAV per share of the applicable class of shares, without premium or discount, plus, for Class A shares and Class A-I shares only, applicable selling commissions) regardless of when orders are received during the day. If, however, we become aware of facts or circumstances that are likely to materially affect our NAV on any particular day, we may decline to accept orders from investors until we have disclosed publicly such information.
If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.
While the prospectus provides for subscriptions on a daily basis, certain participating broker-dealers may determine to only submit subscriptions on a weekly or monthly basis, and as a result, the price per share at which a subscription is executed may be either higher or lower than the price per share on the day that a completed subscription agreement was delivered to such participating broker-dealer. Clients of any such participating broker-dealers who submit subscription agreements for our shares will not become stockholders prior to the date that the subscription agreement is received and processed by us on such monthly basis, will be able to rescind their subscription prior to the date it is processed and are advised to monitor our daily pricing information.
We may reject for any reason, or cancel as permitted or required by law, any subscriptions. For example, we may reject any subscriptions from market timers or investors that, in our opinion, may be disruptive to our operations. We may stop offering shares completely or may offer shares only on a limited basis for a period of time or permanently.
Our board of directors will approve any distributions on each class of shares of our common stock for stockholders of record as of a specified date, which we refer to as the “record date” or “date of record.” Because we anticipate that each class of shares will have different amounts of net income allocated thereto as a result of the differences in the fees paid on each class of shares, the distributions paid with respect to each class of shares is not expected to be of equal dollar amounts. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the “distribution adjustment date,” our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of the record date. You are considered a stockholder of record for distribution purposes if your subscription is processed and accepted, and payment for the shares is made, up to and including the record date. As a result, investors purchasing shares of our common stock will be affected in the following manner:
•If your subscription for our shares is processed and accepted up to and including the business day immediately preceding the distribution adjustment date, your purchase price will not reflect this reduction in NAV because you will be a stockholder for the purposes of receiving the distribution on the applicable record date and therefore will be entitled to receive the distribution.
•If your subscription for our shares is processed and accepted on or after the distribution adjustment date, your purchase price will reflect this reduction in NAV because you will not be a stockholder for the purposes of receiving the distribution on the applicable record date and therefore will not be entitled to receive the distribution.
Frequent Trading Policies
We may reject for any reason, or cancel as permitted or required by law, any subscriptions for shares of our common stock. For example, we may reject any subscriptions from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders. Accordingly, our board of directors has adopted policies and procedures designed to discourage excessive or short-term trading of our shares. We may alter these policies at any time without prior notice to stockholders.
We prohibit frequent trading, which is defined as follows:
•any stockholder who requests that we purchase their shares of our common stock within 30 calendar days of the purchase of such shares;
•transactions deemed harmful or excessive by us (including but not limited to patterns of purchases and repurchases), in our sole discretion; and
•transactions initiated by investment advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.
The following are excluded when determining whether transactions are excessive:
•purchases and requests for repurchase of our shares in the amount of $5,000 or less;
•purchases or repurchases initiated by us; and
•transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.
If a violation of our frequent trading policy is identified, the following action will be taken:
•Upon the first violation of the policy in a calendar year, repurchase privileges shall be suspended for 90 days. Upon a second violation in a calendar year, purchase privileges shall be suspended for 180 days.
•On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder shall be removed.

Underwriting Compensation
We have entered into the Dealer Manager Agreement with our Dealer Manager, pursuant to which our Dealer Manager has agreed to (1) advise us regarding this offering and all subsequent public offerings of our common stock, (2) manage our relationships with participating broker-dealers and investment advisors and (3) provide assistance in connection with compliance matters relating to this offering, including compliance regarding any sales literature that we may prepare. Our Dealer Manager intends to engage third party broker-dealers to participate in the distribution of shares of our common stock, which we refer to as participating broker-dealers. Our Dealer Manager manages our relationships with participating broker-dealers by identifying and soliciting registered broker-dealers that are members of FINRA to act as participating broker-dealers. Our Dealer Manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations, and subscriptions procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.
Summary
The following table shows the selling commissions payable at the time you subscribe for Class A shares and Class A-I shares, which selling commissions are subject to the provisions regarding discounts as described below. No selling commissions are payable with respect to sales of Class M shares or Class M-I shares.

Maximum up-front sales charge as a % of NAV per share on date of purchase
Class A shares	3.0%
Class A-I shares	1.5%
The following table shows the stockholder servicing fee we will pay our Dealer Manager with respect to each class of our shares of common stock on an annualized basis as a percentage of our NAV for such class.

	Class A	Class M	Class A-I	Class M-I
Stockholder Servicing Fee(1)	0.85%	0.30%	0.30%	None
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(1)Subject to certain limitations under applicable FINRA rules, the stockholder servicing fee accrues daily on a continuous basis from year to year in an amount equal to up to 1/365th of (i) 0.85% of our NAV for each of our Class A shares for such day, (ii) 0.30% of our NAV for each of our Class A-I shares for such day, and (iii) 0.30% of our NAV for each of our Class M shares for such day. Our Dealer Manager may agree to reduce the amount of the stockholder servicing fee to less than the percentages of our NAV set forth above.
Selling Commissions and Discounts—Class A Shares and Class A-I Shares
Subject to the volume and other discounts described below, we pay our Dealer Manager selling commissions of up to 3.0% of the NAV per Class A share sold in the primary offering on the date of purchase and selling commissions of up to 1.5% of the NAV per Class A-I share sold in the primary offering on the date of purchase. All or a portion of the selling commission will be reallowed to participating broker-dealers. Further, selling commissions may be lower for certain participating broker-dealers and may be reduced or waived by our Dealer Manager in connection with volume or other discounts, other fee arrangements or for sales to certain purchasers.
We are offering volume discounts to qualifying purchasers (as defined below) who purchase $150,000 or more in Class A shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases. Our Dealer Manager and any participating broker-dealers and their registered representatives will be responsible for implementing the volume discounts. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the qualifying purchasers in the form of the issuance of additional shares. The net offering proceeds we receive will not be affected by any reduction of selling commissions.

The following table illustrates the various discount levels that may be offered to qualifying purchasers for Class A shares purchased in the primary offering:

Commission as a % of NAV Per Class A Share
Up to $149,999.99	3.0%
$150,000 to $499,999.99	2.5
$500,000 to $999,999.99	2.0
$1,000,000 and up	1.5
For an example of how the volume discount is calculated, assuming Class A NAV per share of $10.00 and no volume discount per share, if an investor purchases $800,000 of Class A shares, the investor would pay $10.30 per share and purchase 77,670 shares. With the volume discount, the investor would pay $10.20 per share and purchase 78,431 Class A shares.
If you qualify for a volume discount as the result of multiple purchases of our Class A shares in our primary offering, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class A shares issued and sold in this offering you will receive the benefit of such Class A share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.
As set forth below, subscriptions of Class A shares of several persons may be combined as one “qualifying purchaser” for the purpose of qualifying for a volume discount, and for determining commissions payable to our Dealer Manager and participating broker-dealers. For the purposes of such volume discounts, the term “qualifying purchaser” includes:
•related retail and IRAs for a client, his/her spouse and dependent children;
•any account under the discretion of a professional advisor may be considered a qualifying purchaser with the professional advisor (professional advisors include certified public accountants, lawyers and money managers);
•corporations and their subsidiaries may be qualifying purchasers with chief executive officers, executive management and other key contacts within the firm (any of these individual’s personal accounts may be included in this relationship); and
•non-professional individuals with power of attorney over multiple accounts (this excludes lawyers, certified public accounts etc.) may be considered qualifying purchasers.
Any request to combine purchases of our Class A shares will be subject to our verification that such purchases were made by a “qualifying purchaser.”
Requests to combine subscriptions of Class A shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.
Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the investment advisor or broker-dealer through which you purchase your shares, as certain investment advisors or broker-dealers may agree with our Dealer Manager to reduced selling commissions. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your investment advisor about the ability to receive such discounts or fee waivers before purchasing shares.
Selling Commissions—Class M Shares and Class M-I Shares
We do not pay selling commissions on Class M shares or Class M-I shares sold in this offering. We will not pay selling commissions on any Class M-I shares issued or sold under our incentive plan or to our directors, LaSalle or its employees or affiliates.
Distribution Reinvestment Plan Shares
We do not pay selling commissions on shares of any class sold pursuant to the DRIP.
Stockholder Servicing Fee—Class A Shares, Class M Shares and Class A-I Shares
We pay our Dealer Manager a stockholder servicing fee for coordinating our marketing and distribution efforts, and, with respect to our Class A Shares, as additional compensation for selling shares in the offering and for ongoing stockholder services. The stockholder servicing fee accrues daily on a continuous basis from year to year in an amount up to 1/365th of (i) 0.85% of our NAV per share for each of our Class A shares for such day, (ii) 0.30% of our NAV for each of our Class A-I shares for such day, and (iii) 0.30% of our NAV for each of our Class M shares for such day. We will not pay any stockholder servicing fee in connection with our Class M-I shares. The stockholder servicing fee is payable in arrears on a quarterly basis. Our Dealer Manager may reallow a portion of the stockholder servicing fee to participating broker-dealers that meet certain thresholds of our shares under management and certain other metrics based on such factors as the level of services that each such broker-dealer performs in connection with the distribution of shares, including ministerial, record-keeping, sub-accounting, stockholder services and other administrative services. Because the stockholder servicing fee is calculated based on our NAV for Class A shares, Class A-I shares and Class M shares, it will reduce the NAV with respect to the shares of each such class, including shares issued under the DRIP.
Other Compensation
We may also pay directly, or reimburse our Dealer Manager if our Dealer Manager pays on our behalf, any organizational and offering expenses (other than selling commissions and stockholder servicing fees).
In addition, LaSalle may pay, without reimbursement by us or the dealer manager, broker-dealers or affiliates of broker-dealers a fee based on the value of our shares under management placed in this offering on a placement or brokerage basis to make this offering available through its distribution channels and provide various services to such clients.
Limitations on Underwriting Compensation
We monitor the aggregate amount of underwriting compensation that we pay in connection with this offering in order to ensure we comply with applicable FINRA rules. FINRA rules limit total underwriting compensation payable from whatever source, including offering proceeds and amounts paid by our Sponsor and its affiliates for underwriting services that are not reimbursed by us, to 10% of the gross proceeds from our primary offering. We will cease paying selling commissions and stockholder servicing fees with respect to shares sold in this offering and any other type of underwriting compensation on the date following the completion of the primary portion of this offering in which we, with the assistance of our Dealer Manager, determine that total underwriting compensation paid with respect to this offering equals 10% of the gross proceeds of the primary offering (or, with respect to shares sold by a particular participating broker-dealer, a lower limit as set forth in the applicable agreement between the dealer manager and such participating broker-dealer on the date upon which such shares were sold). On such date,

Class A shares, Class A-I shares and Class M shares sold in this offering will automatically convert into the number of Class M-I shares based on the then-current applicable NAV of each class.
FINRA rules also limit our total organization and offering expenses (including selling commissions, bona fide due diligence expenses and underwriting compensation) to 15% of our gross offering proceeds. After the termination of the primary offering and again after termination of the offering under the DRIP, LaSalle has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.
In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that we sell all of the shares offered by this prospectus, that all shares sold are Class A shares, that no shares are reallocated between the primary offering and the DRIP and that all Class A shares are sold with the highest possible selling commissions.
Maximum Estimated Underwriting Fees and Expenses
At Maximum Primary Offering of $1,200,000,000

Selling commissions(1)	$34,951,456	2.91%
Stockholder servicing fee(2)	55,880,544	4.66
Wholesaling compensation allocations(3)	14,468,000	1.20
Reimbursements for retailing activities and other(4)	14,500,000	1.21
Legal fees allocable to dealer manager	200,000	0.02
Total	$120,000,000	10.00%
__________________
(1)Assumes (a) no volume discounts and (b) the full selling commission of 3.0% of the NAV per share is paid for each Class A share.
(2)The stockholder servicing fee accrues daily in an amount equal to up to 1/365th of 0.85% of our NAV for each of our Class A shares for such day. The numbers presented reflect that stockholder servicing fees are paid over a number of years, and as a result, can cumulatively increase above 0.85% of total underwriting fees and expenses over time. The dealer manager may agree to reduce the amount of the stockholder servicing fee paid on our Class A shares to less than 0.85% of our NAV.
(3)Represents the estimated amount of transaction-based and non-transaction based compensation of our Dealer Manager’s employees engaged in the distribution of this offering that will be allocated to this offering under applicable FINRA rules. In the event we raise the maximum offering, our Dealer Manager will be reimbursed these amounts through stockholder servicing fees it receives from us.
(4)Consists primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers and (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings and retail seminars sponsored by participating broker-dealers, and (c) other fees to broker-dealers described above. LaSalle will pay certain expenses included in (c) without reimbursement by us.
Term of the Dealer Manager Agreement
The dealer manager agreement with LaSalle Investment Management Distributors, LLC (the “Dealer Manager Agreement”) shall continue for the term of this offering and any subsequent public offering of our shares, until such time as the dealer manager notifies us of its desire to withdraw as our Dealer Manager. Notwithstanding any termination of the Dealer Manager Agreement, our obligations under the Dealer Manager Agreement to pay the stockholder servicing fees with respect to the shares distributed in this offering as described therein shall survive for so long as such shares remain outstanding and until the date following the completion of the primary portion of this offering in which we, with the assistance of our Dealer Manager, determine that total underwriting compensation paid in connection with this offering equals 10% of the gross proceeds of the primary portion of this offering. We or the dealer manager may terminate the Dealer Manager Agreement on 60 days’ written notice or immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision.
Indemnification
To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, if any, and our Dealer Manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from breaches of our representations and warranties contained in the Dealer Manager Agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

SUPPLEMENTAL SALES MATERIAL
In addition to this prospectus, we will use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of affiliates of LaSalle, property brochures and articles and publications concerning real estate. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
We are offering shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the shares of our common stock.

REPORTS TO STOCKHOLDERS
We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, and to each holder of our other publicly held securities, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year (“Annual Report”). Each Annual Report will contain the following:
•financial statements prepared in accordance with GAAP and audited by our independent registered public accounting firm;
•the ratio of the costs of raising capital during the year to the capital raised;
•the aggregate amount of the advisory fee and the aggregate amount of any other fees paid to LaSalle and any affiliate of LaSalle by us or third parties doing business with us during the year;
•our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;
•a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and
•a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and LaSalle, our Sponsor, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.
Alternatively, such information may be provided in a proxy statement delivered with the Annual Report. We will make available to you on our website www.JLLIPT.com, or, at our discretion, via email, our quarterly and annual reports, proxy statements and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may always receive a paper copy upon request.
Our tax accountants will prepare our federal tax return (and any applicable state income tax returns). Generally, we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.

LEGAL MATTERS
The validity of the shares of our common stock being offered hereby has been passed upon for us by Womble Bond Dickinson (US) LLP. Alston & Bird LLP has reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon the accuracy of those statements as well as our qualification as a REIT for federal income tax purposes.
EXPERTS
The consolidated financial statements of JLL Income Property Trust, Inc. and subsidiaries as of December 31, 2025 and 2024, and for each of years in the three-year period ended December 31, 2025 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
SitusAMC Real Estate Valuation Services, LLC, an independent valuation services firm, periodically provides individual appraisal reports with respect to each of our properties in accordance with valuation guidelines approved by our board of directors. In addition, SitusAMC Real Estate Valuation Services, LLC provided the values of our real estate investments as disclosed in “Selected Information Regarding Our Operations—Historical NAV Per Share.” As further described under “Net Asset Value Calculation and Valuation Guidelines,” LaSalle uses the estimated market values provided as well as inputs from other sources in its calculation of our daily net asset value per share. SitusAMC Real Estate Valuation Services, LLC does not prepare and is not responsible for our daily NAV per share.
PRIVACY POLICY NOTICE
To help you understand how we protect your personal information, we have included our Privacy Policy as Appendix D to this prospectus. This appendix describes our current privacy policy and practices. Should you decide to establish or continue a stockholder relationship with us, we will advise you of our policy and practices at least once annually, as required by law.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. You can access this information on our website at www.JLLIPT.com/investors/sec-filings. We incorporate by reference the documents listed below (except to the extent that any such filing or the information contained therein is deemed “furnished” and not “filed” in accordance with SEC rules):
•Our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 26, 2026;
•Our Current Reports on Form 8-K filed with the SEC on January 8, 2026, January 29, 2026, February 2, 2026, February 5, 2026, March 4, 2026, March 17, 2026, March 18, 2026, April 1, 2026, April 2, 2026; and
•Our Definitive Proxy Statement filed with the SEC on April 1, 2026.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement under the Securities Act on Form S-11 regarding this offering. This prospectus, which is a part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits thereto filed with the SEC, reference to which is hereby made.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.
You may also request a copy of these filings, at no cost, by writing or telephoning us:
JLL Income Property Trust, Inc.
c/o SS&C GIDS, Inc.
P.O. Box 219165
Kansas City, MO 64121-9165
Attention: Stockholder Services
Telephone: (855) 652-0277
Email: JLLIPT@lasalle.com

SUBSCRIPTION AGREEMENT
APPENDIX A
Important information about opening an account:
When you open an account, you must provide your name, address, social security number, date of birth and other information that will allow us to identify you. JLL Income Property Trust, Inc. (the “Company”) encourages all prospective investors to consult with their investment advisor/RIA and read the Company’s prospectus, including all supplements and amendments thereto (the “Prospectus”), prior to submitting this form. The Prospectus contains important information regarding the terms, conditions and potential risks associated with an investment in the Company.

1.	INVESTMENT

A. Investment Amount
We do not accept cash, cashier’s checks/official bank checks, starter checks, foreign checks, money orders, third-party checks or traveler’s checks.
$		☐	This is my initial investment (Minimum initial investment is $10,000 for Class A and Class M shares and $1,000,000 for Class A-I and Class M-I shares)

		☐	This is an additional investment ($1,000 minimum for all share classes)

B. Payment will be made via: (Check one)
☐	Enclosed Check (Payable to JLL Income Property Trust, Inc.)	☐	Wired Funds

2.	ACCOUNT TYPE
The Company offers for sale Class A, Class M, Class A-I and Class M-I shares. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each class. Please check the box below to indicate your purchase of Class A, M, A-I or M-I shares.*

☐ Class A Shares	☐ Class M Shares	☐ Class A-I Shares	☐ Class M-I Shares
*Minimum initial investment is $10,000 for Class A and Class M shares and $1,000,000 for Class A-I and Class M-I shares.

☐	Check here if you are a registered representative or an immediate family member of a registered representative and are purchasing shares at NAV.
☐	Check here if you are applying Rights of Accumulation.
Existing Account(s) to be linked

3.	TYPE OF OWNERSHIP Please select one ownership type and attach any applicable documentation.

Non-Qualified Ownership		Qualified Ownership
☐	Individual Ownership - One signature required.	☐	Traditional IRA - Custodian signature required in Section 4E.
☐	Transfer on Death - Form will be sent to account owner to effect designation.	☐	Roth IRA - Custodian Signature required in Section 4E.
☐	Joint Tenants with Rights of Survivorship - All parties must sign.	☐	DCD IRA - Custodian Signature required in Section 4E.
☐	Community Property - All parties must sign.		Name of Executor
☐	Tenants in Common - All parties must sign.	☐	Rollover IRA - Custodian signature required in Section 4E.
☐	Corporate Ownership - Authorized signature required. Include copy of corporate resolution. C-Corp ☐, S-Corp ☐, LLC ☐	☐	Simplified Employee Pension/Trust (SEP)
☐	Partnership Ownership - Authorized signature required. Include copy of partnership agreement.	☐	Pension or Profit-Sharing Plan - Custodian signature required in Section 4E.
☐	Qualified Pension Plan and Profit-Sharing Plan (Non-Custodial)	☐	Partnership Ownership - Authorized signature required. Include copy of partnership agreement.
☐	Estate - Personal representative signature required.	☐	Uniform Gift to Minors Act Custodian signature required in Section 4E.
	Name of Executor	State of	Custodian for

(Include a copy of the court appointment date within 90 days)		☐ Other (Specify)

Trust Accounts Required: Include a copy of the first and last page of the plan, as well as Trustee information.
☐	Taxable Trust - Include a copy of the first and last page of the trust.	☐	Tax-Exempt Trust - Include a copy of the first and last page of the trust.
☐	Other (Specify name of Trustee)

4.	INVESTOR INFORMATION

A. Investor

First Name	MI	Last Name		Gender: ☐ Male ☐ Female

Social Security Number / Tax ID Number			Date of Birth		(MM/DD/YYYY)

U.S. Address (No P.O. Boxes Accepted)

City			State	Zip Code

Email Address		☐ U.S. citizen
☐ Resident alien
☐ Nonresident alien

B. Joint Owner/Co-Investor (If applicable)

First Name	MI	Last Name		Gender: ☐ Male ☐ Female

Social Security Number / Tax ID Number			Date of Birth		(MM/DD/YYYY)

U.S. Address (No P.O. Boxes Accepted)

City			State	Zip Code

Email Address		☐ U.S. citizen
☐ Resident alien
☐ Nonresident alien

C. Beneficiary Information (optional)
(Whole % only. Additional Beneficiaries may be added on a separate sheet of paper.)
PRIMARY
First Name	MI	Last Name

SSN	Date of Birth		(MM/DD/YYYY)		%
+

First Name	MI	Last Name			%

SSN	Date of Birth		(MM/DD/YYYY)	=100%

SECONDARY
First Name	MI	Last Name

SSN	Date of Birth		(MM/DD/YYYY)		%
+

First Name	MI	Last Name			%

SSN	Date of Birth		(MM/DD/YYYY)	=100%

D. Trust / Corporation / Partnership / Pension Fund / Other (If applicable)
(Sections 4A and 4B must also be completed with Trustee information if the investment is made on behalf of a Trust.)

Name of Entity

Tax ID Number	Date of Trust	(MM/DD/YYYY)

E. Custodian Information (If applicable - clearing / custodial firm)
(Sections 4A and 4B must also be completed.)
Name of Custodian or Trustee

Address

City	State	Zip Code

Custodian Tax ID#	Custodian/Brokerage Account #

Email Address	Daytime Phone Number

5.	DISTRIBUTION DESIGNATION
Please initial this section to enroll in the Distribution Reinvestment Plan (the “DRIP”) or to designate the form of distributions that you would like to receive.
If no method is initialed, for investors who do not reside in Alabama, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Tennessee, Vermont and Washington, the Company will, pursuant to the DRIP, automatically reinvest their distributions in additional shares of common stock unless they elect to receive their distributions in cash. Residents of Alabama, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Tennessee, Vermont and Washington; and clients of certain participating broker-dealers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional shares of our common stock.
Investors who reside in Alabama, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Tennessee, Vermont and Washington; and clients of certain participating broker-dealers who do not permit automatic enrollment, must elect to participate in the DRIP by initialing that option below.

Please initial one

A. Check mailed to address set forth in Section 4A of this form			Initial below

B. Check mailed to Third-Party/Alternate Address/Custodian

Name/Entity Name/Financial Institution			Initial below

Mailing Address

City	State	Zip Code

Account Number

C. Direct Deposit			Initial below
The investor authorizes the Company or its agent to deposit distributions to the designated bank/brokerage account. This authority will remain in force until the Company is notified in writing to cancel it. In the event that the Company or its agent deposits funds erroneously into the account, they are authorized to debit the account for an amount not to exceed the amount of the erroneous deposit.

D. Reinvest distributions pursuant to the DRIP			Initial below
The investor elects to invest distributions in additional shares of the Company pursuant to the terms of the Prospectus and the DRIP described therein. See Section 8 for important additional information.

6.	BANKING INSTRUCTIONS FOR DIRECT DEPOSITS
All investors utilizing Direct Deposit for distributions must provide banking instructions to the investor’s brokerage account or pre-designated U.S. bank account. All repurchases processed will be electronically delivered to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the investor has made the necessary funds transfer arrangements. Funds electronically delivered by the Company or its agents must be to a U.S. financial institution (ACH network member).

Financial Institution (required) - Name of custodian or brokerage firm

To be completed by Home Office or Clearing Firm

Street

	City	State	Zip Code

☐	Checking (Please include a voided check)		Account Number

☐	Savings (Please include a deposit check)		ABA Routing Number

☐	Brokerage or Other
Electronic funds transfers require the signatures of the bank account owners exactly as they appear on the bank records. Registration of the bank account must be the same as names and signatures on this form.

7.	COST BASIS ELECTION
Internal Revenue Service regulations require security issuers to determine the adjusted cost basis for securities sold or repurchased, the nature of the gain or loss and to report the information on Form 1099-B. Several tax lot relief methods are available to determine the adjusted cost basis; select one of the following options as the tax lot relief method to be used. This election may be changed at any time prior to or at the time of each repurchase.
If no method is selected, the Company will utilize the FIFO method as the default option.
Select one:

☐	FIFO: First in first out method depletes tax lots in the chronological order in which they were acquired.
☐	LIFO: Last in first out method will repurchase newest available shares purchased.
☐	HIFO: Highest cost available shares will be repurchased first.
☐	LOFO: Lowest cost available shares will be repurchased first.
☐	HILT: Long term highest cost available shares will be repurchased first.
☐	HIST: Short term highest cost available shares will be repurchased first.
☐	LILT: Long term lowest cost available shares will be repurchased first.
☐	LIST: Short term lowest cost available shares will be repurchased first.
☐	Specific Identification: Stockholders choose which tax lots they are selling and must specify particular lots to be sold prior to or at the time of each repurchase.

8.	IMPORTANT INVESTOR INFORMATION
All items on this form must be completed in order to process the application. Please note that the Company, its agents and participating broker-dealers are required by law to obtain, verify and record certain personal information obtained to establish this account. We may also ask for other identifying documents or financial information relevant to a suitability assessment. If that information is not provided, we may not be able to open the account.
In order to invest in the Company, we only accept checks drawn from a U.S. bank account or wired funds from a U.S. financial institution (ACH network member). We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.
IMPORTANT INFORMATION FOR INVESTORS IN THE DISTRIBUTION REINVESTMENT PLAN:
If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly notify the Company in writing if at any time you experience a material change in your financial condition, including the failure to meet the income, net worth and investment concentration standards imposed by your state of residence and as set forth in the Prospectus and this form relating to such investment or can no longer make the representations or warranties set forth in Section 11 of this form. This request in no way shifts the responsibility of the Company’s sponsor, or any other person selling shares on behalf of the Company to you, to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment based on information provided by you.
IMPORTANT INFORMATION FOR INVESTORS PURCHASING SHARES UNDER THE TERMS FOR UNIFORM GIFTS OR TRANSFERS TO MINORS (UGMA / UTMA):
To the extent that shares of the Company are purchased for the benefit of a minor under UGMA /UTMA, the minor will be required to complete a Subscription Eligibility Form and Account Application at the time that he or she becomes of legal age as defined by the law of the minor’s state of residency.

9.	CUSTODIAN SIGNATURE (For Custodian identified in Section 4E, as applicable - clearing/custodial firm)
The undersigned, being the custodian of the IRA being invested in the Company by the investor, hereby accepts and agrees to this subscription.

Name of Authorized Signatory

Signature of Authorized Signatory (clearing/custodian firm must sign)	Date

If the custodian of the IRA being invested in the Company by the investor accepts and agrees to the investor’s election (if applicable) to invest distributions in additional shares of the Company pursuant to the terms of the Prospectus and the DRIP described therein, please initial here.

10.	PARTICIPATING BROKER-DEALER / INVESTMENT ADVISOR OR REGISTERED INVESTMENT ADVISOR (“RIA”) INFORMATION
The undersigned confirms by its signature, on behalf of the broker-dealer or RIA, as applicable, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has verified that the form of ownership selected is accurate and, if other than individual ownership, has verified that the individual executing on behalf of the investor is properly authorized and identified; (iii) has discussed such investor’s prospective purchase of shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the shares; (v) has delivered or made available a current Prospectus and related supplements, if any, to such investor; (vi) has reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that, based on the totality of information received from the client, including the financial position, investment objectives and liquidity needs of the client, such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) understand that the sale of shares in accordance with the prospectus is subject to any applicable enhanced standard of conduct, including, but not limited to, the “best interest” standard applicable under Rule 15l-1 under the Securities Exchange Act of 1934. The broker-dealer or RIA, as applicable, agrees to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.
The undersigned further represents and certifies on behalf of the broker-dealer or RIA, as applicable, that it has established and implemented an anti-money laundering compliance program (“AML Program”) reasonably designed to identify the client and that in connection with this subscription for shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing AML Program and Customer Identification Program. To the extent permitted by applicable law, the broker-dealer or RIA, as applicable, will share information with the Dealer Manager and the Company for purposes of ascertaining whether a suspicious activity report is warranted with respect to any suspicious transaction involving the purchase or intended purchase of shares of the Offering. Upon request by the Dealer Manager at any time, broker-dealer or RIA, as applicable hereby agrees to (i) furnish a written copy of its AML Program to the Dealer Manager for review, (ii) provide certification to the Dealer Manager that the broker-dealer or RIA, as applicable, has complied with the provisions of its AML Program, and (iii) furnish information regarding the findings and, if applicable, any remedial actions taken in connection with, as applicable, the broker-dealer’s or RIA’s most recent testing of its AML Program.
The undersigned further represents and certifies that the investor has granted said broker-dealer or RIA, as applicable, a power of attorney with the authority to execute this subscription agreement on the investor’s behalf, including all required representations.

Continued Section 10...
If applicable, the participating broker-dealer or registered investment advisor/RIA must complete all fields in the appropriate section below. By signing this form, the participating broker-dealer or RIA warrants that he or she is duly registered and may sell shares of the Company in the state designated as the investor’s legal residence, as well as the state in which the sale was made.

Registered Representatives complete this section:
Broker-Dealer		Client Account Number

Registered Representative Name

Registered Representative Mailing Address

City	State		Zip Code

Branch Number		REP/CRD Number

Email Address		Daytime Phone Number

Registered Representative Signature
Date

Broker-Dealer Signature			Date

Branch Manager Signature (If Required by Participating Broker-Dealer)
Date

RIAs complete this section:
☐	Check here if this is a discretionary account.	Client Account Number

RIA Firm Name

RIA Representative Name

RIA Representative Mailing Address

City	State	Zip Code

RIA Branch Number	RIA REP IARD Number

Email Address	Daytime Phone Number

RIA Representative Signature
Date

Manager Signature (If required by RIA firm)
Date

Clearing/Custodian Firm Signature (if required)
Date

11.	ELECTRONIC DELIVERY

Please initial box if you wish to elect this option	Email Address
The investor hereby requests all available printed materials associated with this account or securities held in this account, including but not limited to, annual and semiannual reports, prospectuses, supplements to the prospectus, proxies, investor statements and correspondence be made available and delivered electronically. The internet address (URL) where the materials are available will be contained within an announcement sent to investor’s address when such materials are available. Materials referenced within the e-mail announcement may be viewed electronically or printed. Costs associated with accessing the internet may be incurred and certain software may need to be downloaded in order to view the materials delivered electronically and that timely access to the materials may not be available in the event of a system failure or network outage. By initialing above, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify the Company that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that the Company send a paper copy of a particular stockholder communication to me. The Company has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

12.	SIGNATURES
Please read and separately initial each of the representations below in order to complete the application for purchasing and owning shares of the Company. If you have more questions about this offering or if you would like additional copies of the Prospectus, please visit the Company’s website at www.JLLIPT.com. RIAs can also contact their wholesale representative of the Dealer Manager. In the case of trust accounts, you may not grant any person a power of attorney to make the representations on your behalf.
To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means for you is that when you open an account, we will ask for your name, address, social security number, date of birth and other information that will allow us to identify you. This will assist us in ensuring that your information is secure.
PLEASE NOTE: Items (a) - (c) and (e) - (f) must be initialed. Only initial items (d) and (g) - (x) if they apply to you.
I, the investor (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf), hereby represent and warrant to the Company as follows:

		Investor/ Owner	Co-Investor/ Joint-Owner
(a)	I (we) have received a copy of the final Prospectus (the Prospectus and all supplements and amendments thereto that were filed with the Securities and Exchange Commission) for JLL Income Property Trust, Inc. at least five business days before my (our) purchase can be accepted.

(b)	I (we) acknowledge that the Company files a supplement to its Prospectus following the end of each month disclosing daily pricing information for the preceding month, which I (we) can access through the Company’s website at www.JLLIPT.com, the SEC’s website at www.sec.gov or from my (our) investment advisor(s). I (we) also acknowledge that following each business day, I (we) can access the Company’s daily pricing information for that day from any of these sources as well as through the Company’s toll-free automated telephone line at 855-652-0277. I (we) have received the Company’s NAV per share from one or more of these sources before completing this purchase.

(c)
I (we) have (i) a minimum net worth of at least $350,000, or (ii) a minimum net worth of at least $100,000 and a minimum annual gross income of at least $100,000, and, if applicable, I (we) meet the higher suitability requirements imposed by my (our) state(s) of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) acknowledge that these suitability requirements can be met by myself (us) or the fiduciary acting on my (our) behalf. For these purposes, except as otherwise provided in specific state suitability standards herein, “net worth” is calculated excluding the value of my (our) home(s), home furnishings and automobiles.

(d)	Accredited Investors: I (we) confirm that I am (we are) an accredited investor, as defined in Regulation D of the Securities Act of 1933, as amended.

(e)	I (we) acknowledge that shares of the Company are not liquid, that there is no public market for the shares and that the Company may be unable to repurchase my (our) shares at any particular time.

(f)	I am (we are) purchasing the shares for my (our) own account(s) or on behalf of a trust or other eligible entity. If I am (we are) purchasing shares on behalf of a trust or other eligible entity, I (we) have due authority to sign this agreement and to legally bind the trust or other eligible entity to the terms and conditions for purchasing shares of the Company.

		Investor/ Owner	Co-Investor/ Joint-Owner
(g)
Alabama residents only: In addition to the general suitability standards, if I (we) reside in Alabama, my (our) aggregate investment in the Company and other non-traded direct participation programs shall not exceed 10% of my (our) liquid net worth at the time of my (our) investment in the Company; provided that, this concentration limit shall not apply to (i) investments made as a result of participation in the DRIP and (ii) any investor that is an accredited investor as defined in Rule 501(a) of Regulation D. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. “Direct participation programs” include REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940.

(h)
Arkansas residents only: In addition to the general suitability standards, if I (we) reside in Arkansas, my (our) aggregate investment in the Company and other non-traded direct participation programs shall not exceed 10% of my (our) liquid net worth at the time of my (our) investment in the Company; provided that, this concentration limit shall not apply to (i) investments made as a result of participation in the DRIP and (ii) any investor that is an accredited investor as defined in Rule 501(a) of Regulation D. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. “Direct participation programs” include REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940.

(i)
Iowa residents only: In addition to the general suitability standards, if I (we) reside in Iowa, my (our) aggregate investment in the Company and other non-traded direct participation programs shall not exceed 10% of my (our) liquid net worth at the time of my (our) investment in the Company; provided that, this concentration limit shall not apply to (i) investments made as a result of participation in the DRIP and (ii) any investor that is an accredited investor as defined in Rule 501(a) of Regulation D. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. “Direct participation programs” include REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940.

(j)
Kansas residents only: If I am (we are) a Kansas resident, I (we) understand that the Securities Commissioner of Kansas recommends that Kansas investors limit their aggregate investment in the Company’s securities and other similar investments to not more than 10 percent of their liquid net worth.

(k)
Kentucky residents only: In addition to the general suitability standards, if I (we) reside in Kentucky, my (our) aggregate investment in the Company and other non-traded direct participation programs shall not exceed 10% of my (our) liquid net worth at the time of my (our) investment in the Company; provided that, this concentration limit shall not apply to (i) investments made as a result of participation in the DRIP and (ii) any investor that is an accredited investor as defined in Rule 501(a) of Regulation D. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. “Direct participation programs” include REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940.

(l)
Maine residents only: In addition to the general suitability standards, if I (we) reside in Maine, I (we) acknowledge that the Maine Office of Securities recommends that my (our) aggregate investment in this offering and similar direct participation investments not exceed 10% of my (our) liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

(m)
Massachusetts residents only: If I (we) reside in Massachusetts, I (we) must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my (our) investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my (our) liquid net worth.

(n)	Missouri residents only: If I (we) reside in Missouri, no more than ten percent (10%) of my (our) liquid net worth shall be invested in the securities being registered in this offering.

	Investor/ Owner	Co-Investor/ Joint-Owner
(o)
Nebraska residents only: In addition to the general suitability standards, if I (we) reside in Nebraska, I (we) may not invest more than 10% of my (our) liquid net worth in the Company and other similar programs, including direct participation programs, with “liquid net worth” being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

(p)
New Jersey residents only: If I (we) reside in New Jersey, I (we) must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my (our) investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my (our) liquid net worth.

(q)
New Mexico residents only: In addition to the general suitability standards, if I (we) reside in New Mexico, I (we) may not invest, and the Company may not accept, more than ten percent (10%) of my (our) liquid net worth in shares of the Company, its affiliates, and in other public, non-listed real estate investment trusts. “Liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities. Investors who are accredited investors, as defined by Rule 501(a) of Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit.

(r)
North Dakota residents only: In addition to the general suitability standards, if I (we) reside in North Dakota, I (we) must represent that I (we) have a net worth of at least 10 times my (our) investment in the Company.

(s)
Ohio residents only: In addition to the general suitability standards, if I (we) reside in Ohio, it shall be unsuitable for my (our) aggregate investment in the Company’s shares and other non-traded real estate investment programs to exceed ten percent (10%) of my (our) liquid net worth. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. This condition also does not apply to purchasers who meet the definition of an accredited investor as defined in rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.

(t)
Oregon residents only: In addition to the general suitability standards, if I (we) reside in Oregon and I am (we are) a non-accredited investor, I may not invest more than 10% of my (our) liquid net worth in the Company. For purposes of Oregon’s suitability standard, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings and automobiles) minus total liabilities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph.

(u)
Pennsylvania residents only: In addition to the general suitability standards, if I (we) reside in Pennsylvania, I (we) may not invest more than 10% of my (our) investor’s net worth in the Company. “Net worth” for this purpose is exclusive of home, furnishings and automobiles.

(v)
Puerto Rico residents only: In addition to the general suitability standards, if I (we) reside in Puerto Rico, I (we) may not invest more than 10% of my (our) liquid net worth in the Company, its affiliates and other public, non-listed REITs. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.

(w)
Tennessee residents only: In addition to the general suitability standards, if I (we) reside in Tennessee, I (we) may not invest more than 10% of my (our) net worth in the Company. “Net worth” for this purpose is exclusive of an investor’s home, home furnishings and automobiles. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

(x)
Vermont residents only: In addition to the general suitability standards, if I (we) reside in Vermont and I am (we are) a non-accredited Vermont Investors, I (we) may not purchase an amount in this offering that exceeds 10% of my (our) liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering.

By signing this subscription agreement, I (we) agree to the terms and conditions for owning shares of the Company as outlined in this form, the Prospectus and any applicable supplements. I (we) certify that I (we) have received a copy of this prospectus and that I (we) meet the net worth and gross annual income requirements described above. The Company will assert these representations and warranties in any proceeding in which a stockholder or a regulatory authority attempts to hold the Company liable because stockholders did not receive copies of this prospectus or because the Company failed to adhere to each state’s suitability requirements. I (we) certify under penalties of perjury that I am (we are) not involved in any money laundering schemes and the source of any investment in the Company is not derived from any criminal activities.
I (we) further acknowledge that after an account is opened with the Company, I (we) will receive account statements, a confirmation of my purchase and other correspondence which I (we) must carefully review to ensure that instructions have been properly acted upon. If any discrepancies are noted, I (we) agree to notify the Company or the transfer agent in a timely manner. My (our) failure to notify one of the above entities on a timely basis will relieve such entities of any liability with respect to any discrepancy.
I (we) further acknowledge that this Subscription agreement may be executed manually or by electronic signature by me, my broker-dealer, or investment advisor except in states in which the use of such electronic signature has not been approved and provided that my (our) broker-dealer or investment advisor has adopted a process that complies with all applicable laws, rules and regulations. My (our) electronic signature on this Subscription Agreement, whether digital or encrypted, is intended to authenticate this Subscription Agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic symbol or process associated with a record and adopted by me (us) with my (our) intent to sign such record.
I (we) certify that I am (we are) of legal age to sign this form. For joint accounts, all parties must sign.
I (we) further acknowledge that the Company, the Dealer Manager or an affiliate thereof contracts with certain third-party electronic services platforms (“Platforms”) that service broker-dealers and registered investment advisers by facilitating the transmission of, and retaining and displaying investor-related information for, alternative products, including, but not limited to, subscription agreements, purchase agreements, account statements and tax statements (“Investor Information”). I acknowledge that my (our) broker-dealer and investment adviser (and not the Company, the Dealer Manager or its affiliates) determines whether to engage with such Platforms with respect to my (our) ownership of shares in the Company and I hereby consent to the of use of such Platforms with respect to my (our) Investor Information with respect to the Company.

Except in the case of a fiduciary account, I (we) understand that I (we) may not grant any person a power of attorney to make the above representations on my (our) behalf. Anyone signing on behalf of the investor pursuant to a power of attorney represents by their signature that they are acting as a fiduciary for the investor.
SUBSTITUTE W-9
Under penalties of perjury, I certify that 1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and 2.I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or © the IRS has notified me that I am no longer subject to backup withholding; and 3. I am a U.S. citizen or other U.S. person (defined below); and 4. The FATCA codes(s) entered on this form (if any) indicating that I am exempt fro FATCA reporting is correct.
NOTE: The Internal Revenue Service does not require your consent to any provision of this document other than the certification regarding backup withholding. Form W-9 instructions are available upon request.
NOTE: By signing this form, you are not waiving any rights that you may have under federal and state securities laws.

Name of Account Owner or Authorized Signatory

Signature of Account Owner/ Authorized Signatory
Date

Name of Co-Investor/ Joint Owner

Signature of Co-Investor/ Joint Owner
Date

SUBSCRIPTION AGREEMENT

A.    Please review this application to ensure that all sections are complete, all additional required information is attached and that initials and signatures are provided wherever requested. For IRA accounts, mail investor-signed documents to the IRA Custodian for signatures.
B.    Payment by check:
Checks should be made payable to:
JLL Income Property Trust, Inc.

Payment by wire:
Wire to:	United Missouri Bank, Kansas City, MO
ABA Routing Number:	101000695
Beneficiary Name:	LaSalle Universal
Beneficiary Account Number:	98-7197-617-3
For Further Credit to:	Investor Name
Fund Name:	JLL Income Property Trust, Inc.
C.    This application, together with a check or wire for the full purchase price, should be delivered to the applicable address below:

Standard Mail	Overnight Delivery:
JLL Income Property Trust, Inc.	JLL Income Property Trust, Inc.
c/o SS&C GIDS, Inc.	c/o SS&C GIDS, Inc.
P.O. Box 219165	801 Pennsylvania Ave, Suite 219165
Kansas City, Missouri 64121-9165	Kansas City, Missouri 64105-1307

Questions:	Electronic Delivery
(855) 652-0277	lasalle@dstsystems.com

SUBSEQUENT SUBSCRIPTION AGREEMENT

APPENDIX B

Existing Account Registration (Name of Account)		Existing DST or Broker-Dealer Account Number

Additional Subscription Amount	$	Class A Shares	Class M Shares

		Class A-I Shares	Class M-I Shares
Please read and separately initial each of the representations below in order to complete the application for purchasing and owning shares of JLL Income Property Trust, Inc. (the “Company”). If you have more questions about this offering or if you would like additional copies of the Company’s prospectus, including all supplements and amendments thereto (the “Prospectus”), please visit the Company’s website at www.JLLIPT.com. Investment advisors/RIAs can also contact their wholesale representatives. In the case of trust accounts, you may not grant any person a power of attorney to make the representations on your behalf.
To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. What this means for you is that when you open an account, we will ask for your name, address, social security number, date of birth and other information that will allow us to identify you. This will assist us in ensuring that your information is secure.
PLEASE NOTE: Items (a) - (c) and (e) - (f) must be initialed. Only initial items (d) and (g) - (x) if they apply to you.
I, the investor (or in the case of fiduciary accounts, the person authorized to sign on such subscriber’s behalf), hereby represent and warrant to the Company as follows:

		Investor/ Owner	Co-Investor/ Joint-Owner
(a)	I (we) have received a copy of the final Prospectus (the Prospectus and all supplements and amendments thereto that were filed with the Securities and Exchange Commission) for JLL Income Property Trust, Inc. at least five business days before my (our) purchase can be accepted.

(b)	I (we) acknowledge that the Company files a supplement to its Prospectus following the end of each month disclosing daily pricing information for the preceding month, which I (we) can access through the Company’s website at www.JLLIPT.com, the SEC’s website at www.sec.gov or from my (our) investment advisor(s). I (we) also acknowledge that following each business day, I (we) can access the Company’s daily pricing information for that day from any of these sources as well as through the Company’s toll-free automated telephone line at 855-652-0277. I (we) have received the Company’s NAV per share from one or more of these sources before completing this purchase.

(c)
I (we) have (i) a minimum net worth of at least $350,000, or (ii) a minimum net worth of at least $100,000 and a minimum annual gross income of at least $100,000, and, if applicable, I (we) meet the higher suitability requirements imposed by my (our) state(s) of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) acknowledge that these suitability requirements can be met by myself (us) or the fiduciary acting on my (our) behalf. For these purposes, except as otherwise provided in specific state suitability standards herein, “net worth” is calculated excluding the value of my (our) home(s), home furnishings and automobiles.

(d)	Accredited Investors Only: I (we) confirm that I am (we are) an accredited investor, as defined in Regulation D of the Securities Act of 1933, as amended.

(e)	I (we) acknowledge that shares of the Company are not liquid, that there is no public market for the shares and that the Company may be unable to repurchase my (our) shares at any particular time.

(f)	I am (we are) purchasing the shares for my (our) own account(s) or on behalf of a trust or other eligible entity. If I am (we are) purchasing shares on behalf of a trust or other eligible entity, I (we) have due authority to sign this agreement and to legally bind the trust or other eligible entity to the terms and conditions for purchasing shares of the Company.

(g)
Alabama Residents Only: In addition to the general suitability standards, if I (we) reside in Alabama, my (our) aggregate investment in the Company and other non-traded direct participation programs shall not exceed 10% of my (our) liquid net worth at the time of my (our) investment in the Company; provided that, this concentration limit shall not apply to (i) investments made as a result of participation in the DRIP and (ii) any investor that is an accredited investor as defined in Rule 501(a) of Regulation D. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. “Direct participation programs” include REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940.

(h)
Arkansas Residents Only: In addition to the general suitability standards, if I (we) reside in Alabama, my (our) aggregate investment in the Company and other non-traded direct participation programs shall not exceed 10% of my (our) liquid net worth at the time of my (our) investment in the Company; provided that, this concentration limit shall not apply to (i) investments made as a result of participation in the DRIP and (ii) any investor that is an accredited investor as defined in Rule 501(a) of Regulation D. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. “Direct participation programs” include REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940.

SUBSEQUENT SUBSCRIPTION AGREEMENT

		Investor/ Owner	Co-Investor/ Joint-Owner
(i)
Iowa Residents Only: In addition to the general suitability standards, if I (we) reside in Iowa, my (our) aggregate investment in the Company and other non-traded direct participation programs shall not exceed 10% of my (our) liquid net worth at the time of my (our) investment in the Company; provided that, this concentration limit shall not apply to (i) investments made as a result of participation in the DRIP and (ii) any investor that is an accredited investor as defined in Rule 501(a) of Regulation D. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. “Direct participation programs” include REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940.

(j)
Kansas Residents Only: If I am (we are) a Kansas resident, I (we) understand that the Securities Commissioner of Kansas recommends that Kansas investors limit their aggregate investment in the Company’s securities and other similar investments to not more than 10 percent of their liquid net worth.

(k)
Kentucky Residents Only: In addition to the general suitability standards, if I (we) reside in Kentucky, my (our) aggregate investment in the Company and other non-traded direct participation programs shall not exceed 10% of my (our) liquid net worth at the time of my (our) investment in the Company; provided that, this concentration limit shall not apply to (i) investments made as a result of participation in the DRIP and (ii) any investor that is an accredited investor as defined in Rule 501(a) of Regulation D. “Liquid net worth” is defined as that portion of net worth consisting of cash, cash equivalents, and readily marketable securities. “Direct participation programs” include REITs, business development companies, oil and gas programs, equipment leasing programs, and commodity pools, but excluding federal and state exempt private offerings and any investment company registered pursuant to the Investment Company Act of 1940.

(l)
Maine Residents Only: In addition to the general suitability standards, if I (we) reside in Maine, I (we) acknowledge that the Maine Office of Securities recommends that my (our) aggregate investment in this offering and similar direct participation investments not exceed 10% of my (our) liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

(m)
Massachusetts residents only: If I (we) reside in Massachusetts, I (we must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my (our) investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my (our) liquid net worth.

(n)	Missouri Residents Only: If I (we) reside in Missouri, no more than ten percent (10%) of my (our) liquid net worth shall be invested in the securities being registered in this offering.

(o)
Nebraska Residents Only: In addition to the general suitability standards, if I (we) reside in Nebraska, I (we) may not invest more than 10% of my (our) liquid net worth in the Company and other similar programs, including direct participation programs, with “liquid net worth” being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

(p)
New Jersey Residents Only: If I (we) reside in New Jersey, I (we) must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of at least $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my (our) investment in the Company, its affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of my (our) liquid net worth.

(q)
New Mexico Residents Only: In addition to the general suitability standards, if I (we) reside in New Mexico, I (we) may not invest, and the Company may not accept, more than ten percent (10%) of my (our) liquid net worth in shares of the Company, its affiliates, and in other public, non-listed real estate investment trusts. “Liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities. Investors who are accredited investors, as defined by Rule 501(a) of Regulation D under the Securities Act, are not subject to the foregoing investment concentration limit.

(r)
North Dakota Residents Only: In addition to the general suitability standards, if I (we) reside in North Dakota, I (we) must represent that I (we) have a net worth of at least 10 times my (our) investment in the Company.

(s)
Ohio Residents Only: In addition to the general suitability standards, if I (we) reside in Ohio, it shall be unsuitable for my (our) aggregate investment in the Company’s shares and other non-traded real estate investment programs to exceed ten percent (10%) of my (our) liquid net worth. For purposes of Ohio’s suitability standard, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. This condition does not apply, directly or indirectly, to federally covered securities. This condition also does not apply to purchasers who meet the definition of an accredited investor as defined in rule 501(a) of Regulation D under the Securities Act of 1933, 15 U.S.C.A. 77a, as amended.

(t)
Oregon Residents Only: In addition to the general suitability standards, if I (we) reside in Oregon and I am (we are) a non-accredited investor, I may not invest more than 10% of my (our) liquid net worth in the Company. For purposes of Oregon’s suitability standard, “liquid net worth” is defined as an investor’s total assets (excluding home, home furnishings and automobiles) minus total liabilities. Oregon investors who meet the definition of “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the limitation described in this paragraph.

SUBSEQUENT SUBSCRIPTION AGREEMENT

	Investor/ Owner	Co-Investor/ Joint-Owner
(u)
Pennsylvania Residents Only: In addition to the general suitability standards, if I (we) reside in Pennsylvania, I (we) may not invest more than 10% of my (our) investor’s net worth in the Company. “Net worth” for this purpose is exclusive of home, furnishings and automobiles.

(v)
Puerto Rico Residents Only: In addition to the general suitability standards, if I (we) reside in Puerto Rico, I (we) may not invest more than 10% of my (our) liquid net worth in the Company, its affiliates and other public, non-listed REITs. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings, and automobiles minus total liabilities) consisting of cash, cash equivalents, and readily marketable securities.

(w)
Tennessee Residents Only: In addition to the general suitability standards, if I (we) reside in Tennessee, I (we) may not invest more than 10% of my (our) net worth in the Company. “Net worth” for this purpose is exclusive of an investor’s home, home furnishings and automobiles. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended, are not subject to the foregoing investment concentration limit.

(x)
Vermont Residents Only: In addition to the general suitability standards, if I (we) reside in Vermont and I am (we are) a non-accredited Vermont Investors, I (we) may not purchase an amount in this offering that exceeds 10% of my (our) liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities. Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, may invest freely in this offering.

SUBSEQUENT SUBSCRIPTION AGREEMENT
If applicable, the participating broker-dealer or registered investment advisor/RIA must complete all fields in the appropriate section below. By signing this form, the participating broker-dealer or RIA warrants that he or she is duly registered and may sell shares of the Company in the state designated as the investor’s legal residence, as well as the state in which the sale was made.

Registered Representatives complete this section:

Broker-Dealer		Client Account Number

Registered Representative Name

Registered Representative Mailing Address

	City	State		Zip Code

Branch Number			Rep/CRD Number

Email Address			Daytime Phone Number

Registered Representative Signature				Date

Broker-Dealer Signature				Date

Branch Manager Signature (If Required by Participating Broker-Dealer)
Date

RIAs complete this section:

Check here if this is a discretionary account

RIA Firm Name

RIA Representative Name

RIA Representative Mailing Address

	City	State	Zip Code

RIA Branch Number		RIA Rep IARD Number

Email Address		Daytime Phone Number

RIA Representative Signature			Date

Manager Signature (If required by RIA Firm)			Date

Clearing/Custodian Firm Signature (If required)			Date

SUBSEQUENT SUBSCRIPTION AGREEMENT
By signing this subscription agreement, I (we) agree to the terms and conditions for owning shares of the Company as outlined in this form, the Prospectus and any applicable supplements. I (we) certify that I (we) have received a copy of this prospectus and that I (we) meet the net worth and gross annual income requirements described above. The Company will assert these representations and warranties in any proceeding in which a stockholder or a regulatory authority attempts to hold the Company liable because stockholders did not receive copies of this prospectus or because the Company failed to adhere to each state’s suitability requirements. I (we) certify under penalties of perjury that I am (we are) not involved in any money laundering schemes and the source of any investment in the Company is not derived from any criminal activities.
I (we) further acknowledge that after an account is opened with the Company, I (we) will receive account statements, a confirmation of my purchase and other correspondence which I (we) must carefully review to ensure that instructions have been properly acted upon. If any discrepancies are noted, I (we) agree to notify the Company or the transfer agent in a timely manner. My (our) failure to notify one of the above entities on a timely basis will relieve such entities of any liability with respect to any discrepancy.
I (we) further acknowledge that this Subscription agreement may be executed manually or by electronic signature by me, my broker-dealer, or investment advisor except in states in which the use of such electronic signature has not been approved and provided that my (our) broker-dealer or investment advisor has adopted a process that complies with all applicable laws, rules and regulations. My (our) electronic signature on this Subscription Agreement, whether digital or encrypted, is intended to authenticate this Subscription Agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic symbol or process associated with a record and adopted by me (us) with my (our) intent to sign such record.
I (we) certify that I am (we are) of legal age to sign this form. For joint accounts, all parties must sign.
I (we) further acknowledge that the Company, the Dealer Manager or an affiliate thereof contracts with certain third-party electronic services platforms (“Platforms”) that service broker-dealers and registered investment advisers by facilitating the transmission of, and retaining and displaying investor-related information for, alternative products, including, but not limited to, subscription agreements, purchase agreements, account statements and tax statements (“Investor Information”). I acknowledge that my (our) broker-dealer and investment adviser (and not the Company, the Dealer Manager or its affiliates) determines whether to engage with such Platforms with respect to my (our) ownership of shares in the Company and I hereby consent to the of use of such Platforms with respect to my (our) Investor Information with respect to the Company.
Except in the case of a fiduciary account, the investor may not grant any person a power of attorney to make the above representations on his, hers or its benefit.
SUBSTITUTE W-9
The undersigned certifies, under penalties of perjury, (i) that the taxpayer identification number shown in this Subscription Agreement is true, correct and complete, (ii) that I am (we are) not subject to backup withholding either because I (we) have not been notified that I am (we are) subject to backup withholding as a result of a failure to report all interest or distributions or the Internal Revenue Service has notified me (us) that I am (we are) no longer subject to backup withholding and (iii) I am (we are) a U.S. citizen or other U.S. person.
NOTE: The Internal Revenue Service does not require your consent to any provision of this document other than the certification regarding backup withholding. Form W-9 instructions are available upon request.
NOTE: By signing this form, you are not waiving any rights that you may have under federal and state securities laws.

Name of Account Owner or Authorized Signatory

Signature of Account Owner or Authorized Signatory	Date

Name of Co-Investor/Joint Owner

Signature of Co-Investor/Joint Owner	Date

Name of Custodian (If Applicable)

Signature of Custodian (if applicable)	Date

SUBSEQUENT SUBSCRIPTION AGREEMENT
A. Please review this application to ensure that all sections are complete, all additional required information is attached and that initials and signatures are provided wherever requested. For IRA accounts, mail investor-signed documents to the IRA Custodian for signatures.
B. Payment by check:
Checks should be made payable to:
JLL Income Property Trust, Inc.

Payment by wire:
Wire to:	United Missouri Bank, Kansas City, MO
ABA Routing Number:	101000695
Beneficiary Name:	LaSalle Universal
Beneficiary Account Number:	98-7197-617-3
For Further Credit to:	Investor Name
Fund Name:	JLL Income Property Trust, Inc.
C. This original application, together with a check or wire for the full purchase price, should be delivered to the applicable address below:

Standard Mail:	Overnight Delivery:
JLL Income Property Trust, Inc.	JLL Income Property Trust, Inc.
c/o SS&C GIDS, Inc.	c/o SS&C GIDS, Inc.
P.O. Box 219165	801 Pennsylvania Ave, Suite 219165
Kansas City, Missouri 64121-9165	Kansas City, Missouri 64105-1307

Questions:	Electronic Delivery:
(855) 652-0277	lasalle@dstsystems.com

APPENDIX C: DISTRIBUTION REINVESTMENT PLAN
FOURTH AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN
This Fourth Amended and Restated Distribution Reinvestment Plan (the “Plan”) is adopted by JLL Income Property Trust, Inc. (the “Company”), effective as of October 7, 2025. This Plan supersedes and replaces the Third Amended and Restated Distribution Reinvestment Plan previously adopted by the Company, which was effective as of March 14, 2025. Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Company’s charter, as amended or restated from time to time (the “Charter”).
1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who purchase Common Shares (collectively, the “Shares”) pursuant to a public or private offering of the Company and who do not opt out of participating in the Plan (or, in the case of Stockholders who reside in states or are clients of participating broker-dealers that do not permit automatic enrollment in the Plan and who affirmatively elect to participate in the Plan), the Company will apply all cash dividends and other distributions declared and paid in respect of the Shares held by each participating Stockholder and attributable to the class of Shares held by such Stockholder (the “Dividends”), including Dividends paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such Stockholder.
Additionally, as agent for the holders (the “Holders”) of partnership units (the “OP Units”) of JLLIPT Holdings LP (the “Partnership”) who acquire such OP Units as a result of any transaction of the Partnership, and who elect to participate in the Plan (together with the participating Stockholders, the “Participants”), the Partnership will apply all cash distributions declared and paid in respect of the OP Units held by each Holder (the “Distributions”), including Distributions paid with respect to any full or fractional OP Units, to the purchase of Shares having a class designation that corresponds to the applicable class of such OP Units to which such Distributions are attributable, all in accordance with the terms of the limited partnership agreement of the Partnership as then in effect.
2. Procedure for Participation. Any Stockholder or Holder who is not already a Participant may elect to become a Participant by completing and executing a subscription agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Company’s transfer agent, the dealer manager for the Company’s public or private offerings or any soliciting dealer participating in the distribution of the Company’s public or private offerings. Participation in the Plan will begin with the next Dividend or Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Dividends or Distributions are paid by the Company or the Partnership, as the case may be. The Company may elect to deny participation in the Plan with respect to a Stockholder or Holder that resides in a jurisdiction or foreign country where, in the Company’s judgment, the burden or expense of compliance with applicable securities laws makes participation impracticable or inadvisable.
3. Suitability. Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in such Participant’s financial condition, including the failure to meet (i) the income, net worth and investment concentration standards imposed by such Participant’s state of residence and as set forth in the Company’s most recent prospectus, as contained in any registration statement filed by the Company with the Securities and Exchange Commission (the “SEC”), (ii) the investor suitability standards, including qualification as an accredited investor (as defined by Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”)), as set forth in any private placement memorandum with respect to any current or future unregistered private offering of Shares or OP Units, or (iii) any other standards or requirements set forth in any subscription enrollment form or other authorization form. For the avoidance of doubt, this request in no way shifts the responsibility of the Company’s sponsor, or any other person selling Shares on behalf of the Company, to the Participant, to make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment based on information provided by such Participant.

4. Purchase of Shares.
(a) Participants will acquire Shares pursuant to the Plan at a price equal to the NAV per Share applicable to the class of Shares purchased by the Participant, calculated as of the distribution date in accordance with the Company’s valuation guidelines. No selling commissions will be payable with respect to Shares purchased pursuant to the Plan.
Participants in the Plan may purchase fractional Shares so that 100% of the Dividends or Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.
(b) Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) Shares that are or will be registered with the SEC for issuance pursuant to the Plan, (ii) Shares purchased by the Company for issuance pursuant to the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”), or (iii) Shares that have not been registered under the Securities Act, or the securities laws of any state, and which will be issued in reliance upon exemptions from the registration requirements of the Securities Act and such state securities laws.
(c) Shares purchased in any Secondary Market will be purchased at the then-prevailing market price for Shares of the class purchased, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market may be at prices lower or higher than the Share price that will be paid for Shares of that class pursuant to a public or private offering of the Company.
(d) If the Company acquires Shares in any Secondary Market for issuance pursuant to the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available for Shares of the class acquired. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or register for Shares in the Plan, the Company is in no way obligated to do either, but may do so in its sole discretion.
5. Taxes. THE REINVESTMENT OF DIVIDENDS AND DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY THAT MAY BE PAYABLE ON THE DIVIDENDS AND DISTRIBUTIONS. ADDITIONAL INFORMATION REGARDING POTENTIAL INCOME TAX LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC.
6. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.
7. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Participant an individualized report describing, as to such Participant: (a) the Dividends and Distributions reinvested during the year; (b) the number and class of Shares purchased during the year; (c) the per share purchase price for such Shares; and (d) the total number of Shares purchased on behalf of the Participant under the Plan.
8. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering written notice to the Company or by contacting the Participant’s investment advisor. The notice must be received by the Company prior to the last day of a quarter in order for a Participant’s termination to be effective for such quarter (i.e., a termination notice will be effective as of the last day of a quarter in which it is received and will not affect participation in the Plan for any prior quarter.) Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If the Company repurchases a portion of a Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares which were not repurchased will not be terminated unless the Participant requests such termination in accordance with the requirements of this Section 8. If a Participant terminates Plan participation, the Company may, at its option, ensure that the terminating Participant’s account will reflect the whole number of

Shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Dividends and/or Distributions will be distributed to the Stockholder or Holder in cash.
9. Amendment, Suspension or Termination by the Company. The Board of Directors may by majority vote amend the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least 10 days prior to the effective date of that amendment. The Board of Directors may by majority vote (including a majority of the Independent Directors) suspend or terminate the Plan for any reason upon 10 days’ written notice to the Participants. The Company may provide notice under this Section 9 by including such information (a) in a Current Report on Form 8-K or in its annual or quarterly reports, all publicly filed with the SEC or (b) in a separate mailing to the Participants.
10. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account.

APPENDIX D: PRIVACY POLICY NOTICE
JLL INCOME PROPERTY TRUST, INC.
PRIVACY POLICY
We take our responsibility to protect the personal information provided to us seriously. This statement explains how we do that. It sets out what we do with the personal information we hold, how we protect it, and it explains your privacy rights.
IF WE CHANGE THIS PRIVACY STATEMENT
LaSalle Investment Management (“LaSalle”) might update this Privacy Statement from time to time. When we do this, the revised statement will be posted at www.lasalle.com/legal/privacy-statement, and where appropriate, by notification on our LaSalle homepage. You should check the LaSalle webpage from time to time to review any changes we have made.
Equally, it is important that the personal information we hold about you is accurate and current. Please keep us informed if your personal information changes during your relationship with us.
HOW WE COLLECT PERSONAL INFORMATION
We use different methods to collect data from and about you, including through:
•Direct interactions: You may give us data by filling in forms or by corresponding with us by post, phone, email or otherwise. This includes personal data you provide when you: (i) apply for our products or services; (ii) create an account on our website; (iii) subscribe to our service or publications; (iv) request marketing to be sent to you; (v) you apply for an employment position with us; or (vi) give us feedback or contact us.
•Automated technologies or interactions: As you interact with our website, we will automatically collect technical data about your equipment, browsing actions and patterns. We collect this personal data by using cookies and other similar technologies. We may also receive technical data about you if you visit other websites employing our cookies. Please see our cookie policy at www.lasalle.com/legal/cookies for further details.
•Third parties or publicly available sources: We will receive personal data about you from various third parties and public sources.
OUR LEGAL BASIS FOR PROCESSING YOUR INFORMATION
We rely upon a number of different legal bases for processing personal information and special category personal information – these include processing personal information where it is in our legitimate interests to do so, where this is necessary for the fulfillment of a contract or where the processing is necessary to carry out our obligations under employment law. Where we rely on our legitimate interests, this means that we use personal information to run our business and to provide the services we have been asked to provide. We only collect information that has been supplied voluntarily; you do not have to provide us with personal information. However, if you do not provide us with information we need by law or require to do work, we may not be able to offer certain products and services.

CATEGORIES OF PERSONAL DATA WE COLLECT
Personal data, or personal information, means any information about an individual from which that person can be identified. The categories of personal information we might collect from you include the following:

Commercial information	Commercial information, including records of personal property, products or services purchased, obtained or considered, real estate interests & preferences.
Contact details	Name, address, email, telephone number (including in the capacity as a representative or contact employed by an entity which invests in one of our products or has appointed us to manage or advise in respect of real estate or real estate related securities).
Financial information	Including bank account number, credit or debit card number, payment amounts, financial means, credit scores or other financial information.
Identification data	Date of birth, proof of residency, government issued ID, driver’s license number, passport number, or other similar identifiers.
Location data	Your phone’s GPS location.
Network activity data	Internet or other electronic network activity information, such as IP address, browsing history, search history, cookie data, referring/exiting URL, clickstream data, time spent on webpage or advertisement, and other information regarding an individual’s interaction with an internet website, application, email or advertisement.
Marketing and communications data	This includes your preferences for receiving marketing from us and your communication preferences.
Professional information	An individual’s professional information, for example director positions or past employment.
Tenant data	Consumption data of tenants residing in our clients’ properties.
Visual and voice recordings	Audio, electronic, visual, such as customer service call recordings, voice commands, photographs, recordings from CCTV cameras.
Written signature	An individual’s written signature, such as a signature on a contract or lease document.
We do not collect any special categories of personal data about you (this includes details about your race or ethnicity, religious or philosophical beliefs, sex life, sexual orientation, political opinions, trade union membership, information about your health, and genetic and biometric data). Other than is required by law (for example, in connection with meeting “know your client” and anti-money laundering rules) or directly in connection with your employment by us, we do not collect any information about criminal convictions and offenses.
OUR LEGAL BASIS FOR PROCESSING YOUR INFORMATION
We will only use your personal information when the law allows us. We rely upon a number of different legal bases for processing personal information and although these may differ between countries, they include the following:
•where it is in our legitimate interests to do so and such basis for processing personal information is not prohibited by law (such as when your interests and fundamental rights override those interests);
•where it is necessary for the fulfillment of a contract;
•where the processing is necessary to carry out our obligations under financial services related licensing and regulatory laws, employment law; or
•where you have given us your consent.
Where we rely on our legitimate interests, this means that we use personal information to run our business and to provide the services we have been asked to provide (and might include for the purpose of enabling the management of contractual arrangements, keep our records up to date, provision of administration and IT services, network security, to better understand how clients use our products/services, to develop our products, to manage our brand awareness, to grow our business or to implement our marketing strategy).
THE PURPOSES FOR WHICH WE USE YOUR INFORMATION
Without limiting the matters outlined above with respect to reliance on our legitimate interests, we use your personal information in compliance with all the relevant laws and may use it in one or more of the following ways:
•We may use the personal information of tenants or other natural persons you have supplied us with to carry out work such as lease management on your behalf.
•We may use your personal information for the establishment, execution or termination of a contract with you.
•We may use the contact information you supply to respond to your requests.
•We may use identification verification documents to meet with regulatory and legal requirements to verify who you are as a condition of providing our services and products.
•We may use personal financial information to assess your eligibility for our products and services.
•Personal information may be used to inform you of services that may be of interest to you from LaSalle. We may assess your interest in our services by logging if you open the links in our marketing emails.
•Personal information is used to make your online experience as smooth as possible – for example by setting cookies and tailoring what you see on the website and to improve the quality, relevance and experience of our Website for our visitors. Visit www.lasalle.com/legal/cookies for more information.
•Personal information may be used to safeguard the security of our premises and those we maintain for third parties – for example through the use of CCTV.
•We may process your personal information for the purposes of internal administration, accounting and controlling.
•We may use your location data and voice recordings to enable you to use our mobile apps.
WHOM WE SHARE PERSONAL INFORMATION WITH
We may share your personal information with:
•LaSalle employees who require it to perform their jobs.
•Other entities of the LaSalle group and our affiliates help us deliver our services.
•Organizations that support the products or services we provide to you.
•Designated service providers that assist LaSalle with advertisement display functions and related analytics.
•Anyone you give us permission to share it with.
•Official bodies to detect and prevent criminal activity e.g. money laundering, theft, fraud, terrorism, cybercrime.
•We will never sell your personal information, and we take steps to keep your details safe and secure.

WHERE WE KEEP AND PROCESS YOUR INFORMATION
We might transfer and store the information we collect from you outside the country of origin. It may be processed by staff or our suppliers outside the country of origin. When we do this, we aim to make sure the information is secure and properly protected. We do this by means of adequacy decisions or appropriate safeguards (i.e. Privacy Shield/Standard Contractual Clauses).
KEEPING YOUR INFORMATION SAFE
We commit to maintaining the deployment of appropriate security to protect personal information wherever it is located, and whether it is in electronic or manual form. To do this we may use a variety of mechanisms depending on where the information is stored and the relationship between LaSalle and any recipient organizations.
HOW LONG WE KEEP YOUR INFORMATION
We endeavor to keep your information only for as long as we need it for legitimate business or legal reasons. We will then delete it safely and securely.
YOUR RIGHTS
Where applicable you may have the following rights over your personal information:
Request a copy of the information we hold (Right of access)
You can ask for the personal information we hold about you. To do so please contact us via our online form. In most cases there is no charge for us providing this information to you. You can also ask for information that you have provided to us in an electronic format.
Right to data portability
In some circumstances, you may request that LaSalle transmits your personal information directly to another organization if the processing is based on your consent or a contract. To do so, please contact us via our online form.
Right of erasure (Right to be forgotten)
If for any reason you do not want us to hold your personal information please contact us via our online form. We may need to keep some of your personal information for legal and business reasons, for example to comply with a regulatory requirement. However, for marketing purposes, if requested we will add your name to a suppression list so that you are not contacted in the future for marketing purposes.
Have your information corrected (Right to rectification)
If you think the personal information we hold about you is wrong, please contact your LaSalle contact or our Marketing department at digital@lasalle.com and we will check and correct it if necessary. We are committed to holding personal information that is accurate, relevant and current.
Restrict the processing of your personal data
In certain circumstances, for instance, if you contest accuracy of your personal information you may request that we restrict processing of your personal information for the time taken to enable us to verify the accuracy of your personal information.

Object to processing of your personal data
In certain circumstances you can object to the continued use and processing of your personal information. If for any reason you do not want us to use and process your personal information please contact us via our online form. You can also set your browser to refuse all or some browser cookies, or to alert you when websites set or access cookies. If you disable or refuse cookies, please note that some parts of this website may become inaccessible or not function properly. For more information about the cookies we use, please see www.lasalle.com/legal/cookies.
Stopping us contacting you
If you have provided us with consent to supply you with marketing and information, you can withdraw your consent at any time by instructing us to do so at digital@lasalle.com.
Please note that these rights may be limited in some situations such as where LaSalle can demonstrate that LaSalle has a legal requirement or legitimate interest to process your personal data.
Links
When you visit our websites or open our electronic communication (such as emails), we may collect certain information by automated means (such as cookies). The information we collect in this manner may include your IP address, network location, browser characteristics, device characteristics, operating system, referring URLs, information on actions taken on our websites, and dates and times of website visits. We also may use cookies and similar technology in emails we send you to collect certain information, such as whether you opened or clicked on links in our emails.
Our websites may use cookies as well as other types of local storage (such as browser-based or plugin-based local storage). Some of these cookies may be placed by third parties such as our service providers. Your browser may tell you how to be notified when you receive certain types of cookies and how to restrict or disable certain cookies.
For more information about the cookies we use, how you manage and change your cookie preferences, please visit www.lasalle.com/legal/cookies.
In addition, our website or material we send you via email may include links to third-party websites, plug-ins and applications. Clicking on those links or enabling those connections may allow third parties to collect or share data about you. We do not control these third-party websites and are not responsible for their privacy statements. When you leave our website, we encourage you to read the privacy policy of every website you visit.
CALIFORNIA RESIDENTS ONLY
If you are a California resident as defined in the California Consumer Privacy Act (CCPA) please view our Supplemental Privacy Statement which describes your rights and disclosures about your personal information.
HOW TO COMPLAIN
If you need to make a complaint about our handling of your personal information, please contact us via our online form.
If you are unhappy with how we deal with your complaint, you can contact your Data Protection Authority or the equivalent in your state or country if applicable. We would, however, appreciate the chance to deal with your concerns before you approach such authority so please contact us in the first instance. Please ensure that you identify your country of residence in your correspondence so that we may efficiently route your complaint to the correct LaSalle team.

HOW ELSE TO CONTACT US
If you have any other questions about your personal information please contact us via our online form.
For all inquiries not relating to your personal information please click on the following link, https://www.lasalle.com/about/locations/, which contains the phone numbers of our regional offices.

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.
JLL Income Property Trust, Inc.
Common Stock
Maximum Offering of $1,500,000,000

PROSPECTUS

April 17, 2026

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-283571
JLL INCOME PROPERTY TRUST, INC.
SUPPLEMENT NO. 1 DATED APRIL 17, 2026
TO THE PROSPECTUS DATED APRIL 17, 2026
This supplement No. 1 is part of the prospectus of JLL Income Property Trust, Inc. and should be read in conjunction with the prospectus. Terms used in this supplement No. 1 and not otherwise defined herein have the same meanings as set forth in our prospectus and any supplements thereto. The purpose of this supplement is to disclose:
•the components of NAV as of March 31, 2026;
•the status of our offering;
•the status of our share repurchase plan; and
•the recent share pricing information.
Components of NAV
The following table provides a breakdown of the major components of our NAV as of March 31, 2026 (dollar in thousands, except per share amounts):

	March 31, 2026
Component of NAV	Class A Shares	Class M Shares	Class A-I Shares	Class M-I Shares	Private Shares(1)	Total
Real estate investments(2)	$1,309,893	$330,149	$47,910	$1,667,143	$221,112	$3,576,207
Debt	(476,184)	(120,019)	(17,417)	(606,055)	(80,381)	(1,300,056)
Other assets and liabilities, net	22,821	5,752	835	29,045	3,851	62,304
Estimated enterprise value premium	None assumed	None assumed	None assumed	None assumed	None assumed	None assumed
NAV	$856,530	$215,882	$31,328	$1,090,133	$144,582	$2,338,455
Number of outstanding shares	76,246,427	19,191,057	2,780,909	96,962,217	12,873,000
NAV per share(3)	$11.23	$11.25	$11.27	$11.24	$11.24
__________________
(1)Private Shares represent the collective total for Class D shares, Class I shares, Class N shares, Class S shares and Class Z shares being offered in a continuous private offering.
(2)The value of our real estate investments was less than the historical cost by approximately 1.6% as of December 31, 2025.
(3)NAV per share for Private Shares represents the average share price for Class D shares, Class I shares, Class N shares, Class S shares and Class Z shares collectively.
The following are key assumptions (shown on a weighted-average basis) that are used in the discounted cash flow models to estimate the value of our real estate investments as of March 31, 2026:

	Healthcare	Industrial	Office	Residential	Retail	Other (1)	Total Company
Exit capitalization rate	5.9%	5.7%	6.9%	5.4%	6.0%	6.5%	5.7%
Discount rate/internal rate of return (IRR)	7.3	7.4	8.5	7.1	7.6	8.3	7.3
Annual market rent growth rate	3.0	3.1	2.7	3.1	3.0	3.0	3.0
Holding period (years)	10.0	10.3	10.0	10.0	10.0	17.9	10.2
__________________
(1)Other includes Chicago and South Beach parking garages. South Beach Parking Garage is subject to a ground lease and the appraisal incorporates discounted cash flows over its remaining lease term and therefore does not utilize an exit capitalization rate

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-283571
While we believe our assumptions are reasonable, a change in these assumptions would impact the calculation of the value of our real estate investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following impacts on our real estate investment value as of March 31, 2026:

Input
Discount Rate - weighted average	0.25% increase	(1.9)%
Exit Capitalization Rate - weighted average	0.25% increase	(2.8)%
Annual market rent growth rate - weighted average	0.25% decrease	(1.5)%
The fair value of our mortgage notes and other debt payable was estimated to be approximately $82,719,000 lower than the carrying values at March 31, 2026. The NAV per share would have increased by $0.30 at March 31, 2026 if the Company were to have included the fair value of its mortgage notes and other debt payable in its methodology to determine NAV.
Status of the Offering
On June 6, 2025, our Third Extended Public Offering was terminated and we commenced our Fourth Extended Public Offering of up to $1,500,000,000, in shares of which $1,200,000,000 in shares can be issued pursuant to our primary offering and $300,000,000 in shares can be issued pursuant to the DRIP.
As of March 31, 2026, we have received aggregate gross proceeds of approximately $83,700,000 including $23,667,000 from the sale of 2,069,583 Class A shares, $6,380,000 from the sale of 563,656 Class M shares, $1,026,000 from the sale of 91,176 Class A-I shares, and $52,627,000 from the sale of 4,629,931 Class M-I shares pursuant to our primary offering. There were $1,116,300,000 in shares of our common stock in our primary offering available for sale. As of March 31, 2026, we have received approximately $73,202,000 pursuant to the DRIP, including $28,327,000 from the sale of 2,513,674 Class A shares, $7,942,000 from the sale of 703,877 Class M shares, $1,031,000 from the sale of 91,210 Class A-I shares, and $35,902,000 from the sale of 3,183,966 Class M-I shares. There were $226,798,000 in shares of our common stock available for sale pursuant to the DRIP.
We are structured as an institutionally managed, daily valued perpetual-life REIT. This means that, subject to regulatory approval of our filing for additional offerings, we plan to sell shares of our common stock on a continuous basis and for an indefinite period of time. We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock. There can be no assurance, however, that we will not need to suspend our continuous offering. The offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.
Since the beginning of 2012, we raised a total of approximately $7,113,489,000 through our ongoing public and various private offerings, as well as the DRIP. We raised a total of approximately $39,409,000 during the quarter ending March 31, 2026.  As of March 31, 2026, our total Company NAV across all share classes was approximately $2,338,455,000.
Share Repurchase Plan Status
During the quarter ended March 31, 2026, we redeemed 8,025,322 shares for a total of approximately $90,202,000 pursuant to our share repurchase plan. We honored 100% of all redemption requests received. Shares are not eligible for repurchase for the first year after purchase except upon death or disability of the stockholder. Shares issued pursuant to the DRIP are not subject to the one-year holding period. Eligible share repurchases during the period from April 1, 2026 through June 30, 2026 are limited to approximately $116,923,000 which is 5% of the NAV of all classes of shares as of the last business day of the previous calendar quarter.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-283571
Recent Share Pricing Information
Below is the daily NAV per share, as determined in accordance with our valuation guidelines, for each business day from March 1 to March 31, 2026, for each of our classes of common stock:

Date	NAV per Share
	Class A	Class M	Class A-I	Class M-I
March 2, 2026	$11.22	$11.23	$11.25	$11.23
March 3, 2026	$11.22	$11.23	$11.25	$11.22
March 4, 2026	$11.21	$11.23	$11.25	$11.22
March 5, 2026	$11.21	$11.23	$11.24	$11.22
March 6, 2026	$11.21	$11.23	$11.25	$11.22
March 9, 2026	$11.21	$11.23	$11.24	$11.22
March 10, 2026	$11.21	$11.23	$11.24	$11.22
March 11, 2026	$11.21	$11.23	$11.24	$11.22
March 12, 2026	$11.21	$11.22	$11.24	$11.22
March 13, 2026	$11.21	$11.22	$11.24	$11.22
March 16, 2026	$11.21	$11.22	$11.24	$11.22
March 17, 2026	$11.21	$11.23	$11.24	$11.22
March 18, 2026	$11.21	$11.23	$11.24	$11.22
March 19, 2026	$11.21	$11.23	$11.24	$11.22
March 20, 2026	$11.21	$11.23	$11.24	$11.22
March 23, 2026	$11.21	$11.22	$11.24	$11.22
March 24, 2026	$11.20	$11.22	$11.23	$11.21
March 25, 2026	$11.21	$11.22	$11.24	$11.22
March 26, 2026	$11.24	$11.25	$11.27	$11.25
March 27, 2026	$11.24	$11.25	$11.27	$11.25
March 30, 2026	$11.24	$11.25	$11.27	$11.24
March 31, 2026	$11.23	$11.25	$11.27	$11.24
Purchases and repurchases of shares of our common stock will be made based on the appropriate day’s applicable per share NAV. On each business day, our NAV per share for each publicly offered share class is posted on our public share website, www.JLLIPT.com. The NAV per share for all share classes is available on our toll-free, automated telephone line, (855) 652-0277.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 31.    Other Expenses of Issuance and Distribution.
The following table itemizes the expenses incurred by us (other than selling commissions, stockholder servicing fees, and other underwriting compensation) in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee.

SEC registration fee	$—
FINRA filing fee	500
Legal fees and expenses	1,500,000
Printing and mailing expenses	200,000
Accounting and tax fees	300,000
Transfer agent fees	1,600,000
Training and education	50,000
Advertising and sales literature	500,000
Due diligence	500,000
Blue sky fees and expenses	300,000
Other expenses related to registration and offering of the securities	9,650,000
Total	$14,600,500
Item 32.    Sales to Special Parties.
None.
Item 33.    Recent Sales of Unregistered Securities.
On January 2, 2025, we received $100 million from the sale of approximately 8,726,003 shares of our Class N shares at the per share purchase price of $11.46 pursuant to a private offering exempt from registration under Section 4(a)(2) of the Securities Act.
We have sold unregistered shares of our Class I shares and Class Z shares to certain accredited investors through certain participating broker-dealers. The offer and sale of such shares were made as part of the Continuous Private Offering to accredited investors. The Continuous Private Offering is exempt from registration under the Securities Act pursuant to Rule 506(b) of Regulation D. Shares within the Continuous Private Offering are sold on a daily basis. The below shows the total issuances of such Class I shares and Class Z shares aggregated by month.

Period of Unregistered Sales	Amount of Class I Shares Issued	Consideration	Amount of Class Z Shares Issued	Consideration
November 2025	264,317	$3,000,000	129,515	$1,470,000
December 2025	8,152	92,321	187,507	2,133,386
January 2026	221,828	2,500,000	141,066	1,588,400
February 2026	143,584	1,616,000	215,863	2,429,500
March 2026	141,949	1,595,288	285,851	3,210,260
April 1, 2026 - April 16, 2026	73,723	830,118	192,010	2,160,122
II-1

Item 34.    Indemnification of Directors and Officers.
Maryland law permits a corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.
Maryland law requires a corporation (unless its charter provides otherwise, which the registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity.
Maryland law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:
•an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;
•the director or officer actually received an improper personal benefit in money, property or services; or
•with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.
However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.
In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
The registrant’s charter generally limits the liability of its directors and officers for monetary damages and requires it to indemnify and advance expenses to its directors, officers, advisor and affiliates for losses that they may incur by reason of their service in those capacities. However, the registrant may not indemnify its directors, its advisor or affiliates of its advisor for any liability or loss suffered by them or hold its directors, its advisor or affiliates of its advisor harmless for any loss or liability suffered by the registrant unless all of the following conditions are met:
•the directors, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the registrant’s best interests;
•the directors, advisor or affiliates were acting on the registrant’s behalf or performing services for the registrant;
•in the case of affiliated directors, the registrant’s advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;
•in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and
•the indemnification or agreement to hold harmless is recoverable only out of the registrant’s net assets and not from the stockholders.

Indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to the registrant or its stockholders, although the equitable remedies may not be an effective remedy in some circumstances.
In addition, the registrant will not indemnify its directors, its advisor and affiliates of its advisor or any person acting as a broker-dealer for losses and liabilities arising from or out of alleged violations of federal or state securities laws unless one or more of the following conditions are met:
•there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;
•such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or
•a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the registrant’s securities were offered or sold as to indemnification for violation of securities laws.
The registrant’s charter further provides that it may pay or reimburse reasonable legal expenses and other costs incurred by its directors, its advisor and affiliates of its advisor in advance of final disposition of a proceeding only if all of the following are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on the registrant’s behalf; the person seeking advancement provides the registrant with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement provides the registrant with a written agreement to repay the amount paid or reimbursed by the registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that he is not entitled to indemnification.
The registrant has agreed to indemnify and hold harmless its advisor and its affiliates performing services for it from specific claims and liabilities arising out of the performance of their obligations under the Advisory Agreement. As a result, the registrant and its stockholders may be entitled to a more limited right of action than it would otherwise have if these indemnification rights were not included in the Advisory Agreement.
The general effect to investors of any arrangement under which any of the registrant’s controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from the registrant’s payment of premiums associated with insurance or, to the extent any such loss is not covered by insurance, the registrant’s payment of indemnified loss. In addition, indemnification could reduce the legal remedies available to the registrant and its stockholders against the officers and directors.
Item 35.    Treatment of Proceeds from Stock Being Registered.
None.

Item 36.    Financial Statements and Exhibits
(a)Financial Statements.
The following financial statements of the Company are filed as part of the registration statement and incorporated into the prospectus by reference:
•The consolidated financial statements and financial statement schedules of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 26, 2026.

(b)Exhibits.
The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1
Amended and Restated Dealer Manager Agreement between Jones Lang LaSalle Income Property Trust, Inc. JLLIPT Holdings LP and LaSalle Investment Management Distributors, LLC, dated as of March 9, 2021 (incorporated by reference to Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 6, 2021)

3.1	Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 28, 2012)
3.2	First Articles of Amendment to the Second Articles of Amendment and Restatement (incorporated by reference to Appendix A to the Company’s prospectus supplement filed with the SEC on May 9, 2013)
3.3
First Articles of Amendment to the Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2014)

3.4	Articles Supplementary (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 9, 2014)
3.5	Articles of Amendment (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 9, 2014)
3.6
Second Articles of Amendment to the Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 18, 2015)

3.7	Certificate of Correction to the Company’s Articles Supplementary (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2016)
3.8
Third Articles of Amendment to the Second Articles of Amendment and Restatement (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-11 filed with the SEC on October 16, 2019)

3.9
Fourth Articles of Amendment to the Second Articles of Amendment and Restatements of Jones Lang LaSalle Income Property Trust, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 3, 2022)

3.10	Articles of Amendment, dated October 2, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2025)
3.11	Articles Supplementary, dated October 2, 2025 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2025)
3.12	Third Amended and Restated Bylaws (incorporated by reference to Exhibit 3.10 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2022)
4.1*	Form of Subscription Agreement (included in the prospectus as Appendix A)
4.2*	Form of Subsequent Subscription Agreement (included in the prospectus as Appendix B)
4.3*	Fourth Amended and Restated Distribution Reinvestment Plan (included in the prospectus as Appendix C)
4.4	Share Repurchase Plan (incorporated by reference to Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2026)
5.1
Opinion of Womble Bond Dickinson (US) LLP as to Legality of Securities (incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-11 filed with the SEC on May 22, 2025)

8.1
Opinion of Alston & Bird LLP as to Tax Matters (incorporated by reference to Exhibit 8.1 to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-11 filed with the SEC on May 22, 2025)

8.2	Private Letter Ruling (incorporated by reference to Exhibit 8.2 to Pre-Effective Amendment No. 6 to the Company’s Registration Statement on Form S-11 filed with the SEC on September 20, 2012)
10.1
Fifth Amended and Restated Advisory Agreement, dated October 7, 2025, among JLL Income Property Trust, Inc., JLLIPT Holdings LP and LaSalle Investment Management, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2025)

10.2
Second Amended and Restated JLL Income Property Trust, Inc. Incentive Plan, dated October 7, 2025 (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2025)

10.3
License Agreement by and between Jones Lang LaSalle Income Property Trust, Inc. and Jones Lang LaSalle IP, Inc. dated as of November 14, 2011 (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-11, filed with the SEC on November 14, 2011)

10.4
Dealer Manager Agreement between Jones Lang LaSalle Income Property Trust, Inc. and LaSalle Investment Management Distributors, LLC, dated as of March 3, 2015 (incorporated by reference to Exhibit 10.9 to the Company's Annual Report on Form 10-K filed with the SEC on March 5, 2015)

10.5
Third Amended and Restated Dealer Manager Agreement, dated October 7, 2025, among JLL Exchange TRS, LLC, LaSalle Investment Management Distributors, LLC, and, solely with respect to Section 6.1(c) thereof, JLLIPT Holdings LP and JLL Income Property Trust, Inc. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2025)

10.6	Form of First Amended and Restated Trust Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2019)
10.7	Form of Master Lease (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2019)
10.8
Fifth Amended and Restated Limited Partnership Agreement of JLLIPT Holdings LP, dated October 7, 2025, among JLLIPT Holdings GP, LLC, JLL Income Property Trust, Inc. and the other limited partners party thereto from time to time (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2025)

10.9
Purchase and Sale Agreement for Single-Family Rental Portfolio I, dated August 5, 2021, between LIPT SFR Portfolio, LLC and GVI RH JV HoldCo, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 10, 2021)

10.10
Third Amended and Restated Credit Agreement between Jones Lang LaSalle Income Property Trust, Inc. and JPMorgan Chase Bank, N.A. for a $1 billion revolving line of credit and unsecured term loan (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 4, 2022)

10.11
Dealer Manager Agreement, dated October 7, 2025, between JLL Income Property Trust, Inc. and LaSalle Investment Management Distributors, LLC (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on October 7, 2025)

10.12
Tenth Amended and Restated JLL Income Property Trust, Inc. Independent Directors Compensation Plan, dated March 20, 2026 (incorporated by reference to Exhibit 10.13 to the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2026)

10.13	Form of Deferred Stock Award Certificate (incorporated by reference to Exhibit 10.14 to the Company’s Annual Report on Form 10-K filed with the SEC on March 26, 2026)
10.14
Fourth Amended and Restated Credit Agreement between JLL Income Property Trust, Inc. and JPMorgan Chase Bank, N.A. for a $1 billion revolving line of credit and unsecured term loan (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K filed with the SEC on March 18, 2026)

21.1*	Subsidiaries of the Registrant
23.1*	Consent of KPMG LLP
23.2	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.1)
23.3	Consent of Alston & Bird LLP (included in Exhibit 8.1)
23.4	Consent of SitusAMC Real Estate (incorporated by reference to Exhibit 23.4 to the Company’s Registration Statement on Form S-11 filed with the SEC on April 2, 2026)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-11 filed with the SEC on December 3, 2024)
24.2	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Post-Effective Amendment No. 1 filed with the SEC on July 3, 2025)
107	Filing Fee Tables (incorporated by reference to Exhibit 107 to the Company’s Registration Statement on Form S-11 filed with the SEC on December 3, 2024)
__________________
*Filed herewith.

Item 37.    Undertakings
1.The undersigned registrant hereby undertakes:
(a)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act.
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(b)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(d)That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(e)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2.Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 17, 2026.

JLL Income Property Trust, Inc.

By:	/s/ C. ALLAN SWARINGEN
C. Allan Swaringen
Chief Executive Officer, President and Director
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/s/ C. Allan Swaringen	President, Chief Executive Officer and Director (Principal Executive Officer)	April 17, 2026
C. Allan Swaringen

/s/ Gregory A. Falk	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	April 17, 2026
Gregory A. Falk

*	Chair of the Board of Directors, Director	April 17, 2026
Lynn C. Thurber

*	Director	April 17, 2026
Mark A. Denien

*	Director	April 17, 2026
Tamara D. Fischer

*	Director	April 17, 2026
Bradley J. Gries

*	Director	April 17, 2026
Lisa L. Kaufman

*	Director	April 17, 2026
Douglas A. Lindgren

*	Director	April 17, 2026
William E. Sullivan

*	Director	April 17, 2026
Robin M. Zeigler

*By: /s/ C. Allan Swaringen	Attorney-in-Fact	April 17, 2026
C. Allan Swaringen